Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential	Exhibit 4.8

VIDÉOTRON LTÉE, as Borrower

-and-

RBC DOMINION SECURITIES INC., as Co-Lead Arranger and Joint Bookrunner

NATIONAL BANK OF CANADA, as Co-Lead Arranger and Joint Bookrunner

TD SECURITIES, as Co-Lead Arranger and Joint Bookrunner

-and-

BANK OF AMERICA, N.A., CANADA BRANCH

BMO CAPITAL MARKETS

CANADIAN IMPERIAL BANK OF COMMERCE

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC

THE BANK OF NOVA SCOTIA

as Co-Arrangers

-and-

NATIONAL BANK OF CANADA

TD SECURITIES

as Syndication Agents

-and-

THE BANK OF NOVA SCOTIA

as Documentation Agent

-and-

THE FINANCIAL INSTITUTIONS NAMED

ON THE SIGNATURE PAGES HERETO

as Lenders

-and-

ROYAL BANK OF CANADA

as Administrative Agent

FOURTH AMENDING AGREEMENT to the Amended and Restated Credit Agreement dated as of June 16, 2015, as amended by a First Amending Agreement dated as of June 24,  2016, a Second Amending Agreement dated as of January 3, 2018 and a Third Amending Agreement dated as of November 26, 2018

FOURTH AMENDING AGREEMENT – PAGE 2

FOURTH AMENDING AGREEMENT to the Amended and Restated Credit Agreement dated as of June 16, 2015, as amended by a First Amending Agreement dated as of June 24, 2016, a Second Amending Agreement dated as of January 3, 2018 and a Third Amending Agreement dated as of November 26, 2018, entered into in the City of Montreal, Province of Quebec, as of May 20, 2022,

AMONG:

VIDÉOTRON LTÉE, a company constituted in accordance with the laws of Quebec, having its registered office at 612 St. Jacques Street, 18th floor, in the City of Montreal, Province of Quebec (hereinafter called the “Borrower”)

AND:	THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the “Lenders”)
AND:

ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 200 Bay Street, 12th floor, South Tower, Royal Bank Plaza, in the City of Toronto, Province of Ontario (hereinafter called the “Agent”)

WHEREAS the parties hereto are parties to a credit agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, as amended by a First Amending Agreement dated as of June 14, 2013, a Second Amending Agreement dated as of January 28, 2015, a Third Amending Agreement creating an Amended and Restated Credit Agreement dated as of June 16, 2015, a First Amending Agreement dated as of June 24, 2016, a Second Amending Agreement dated as of January 3, 2018 and a Third Amending Agreement dated as of November 26, 2018 (the “Original Credit Agreement”, and as amended pursuant to this Agreement, the “Credit Agreement”);

WHEREAS the Borrower has requested certain amendments to the Original Credit Agreement in order to, inter alia, (i) extend the Term in respect of the Revolving Facility until July 20, 2026, (ii) implement Term SOFR as the replacement benchmark for LIBOR, (iii) increase the amount of the accordion from $500,000,000 to $1,000,000,000, (iv) remove all references to the Unsecured Facility (as defined in the Original Credit Agreement) given that facility has been repaid in full and cancelled, and (v) amend certain other terms and conditions of the Original Credit Agreement as contemplated herein; and

WHEREAS the Lenders have unanimously agreed with the Borrower to the amendments contemplated herein, and as such, the Lenders have complied with the provisions of Section 18.14 and 18.15 of the Original Credit Agreement, as evidenced by the signature of each party hereto on this Agreement;

FOURTH AMENDING AGREEMENT – PAGE 3

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.	INTERPRETATION

All of the words and expressions which are capitalized herein, including in the preamble hereto, shall have the meanings ascribed to them in the Original Credit Agreement (as amended hereby) unless otherwise indicated herein.

II.	AMENDMENTS
1.General Rule.  Subject to the terms and conditions herein contained, the Original Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this Agreement and to incorporate the provisions of this agreement into the Existing Credit Agreement.
2.Amendment of the Original Credit Agreement.  Effective as of the Amendment Effective Date (as defined below), the Original Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold underlined text (indicated textually in the same manner in the following example: underlined text) as set forth in the marked version of the amended Credit Agreement attached hereto as Exhibit A.
3.Extent of Amendments.  The amendments set forth herein are limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any of the other terms or conditions of the Original Credit Agreement or the other Loan Documents, or (ii) prejudice any rights that the Agent and the Lenders may now or in the future have under or in connection with the Credit Agreement (as same may be further amended, supplemented, restated or otherwise modified from time to time).
III.	REPRESENTATIONS AND WARRANTIES

1.The Borrower and Guarantors hereby represent and warrant to the Lenders and the Agent as follows:

1.1

the execution, delivery and performance by the Borrower and the Guarantors of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

1.2

this Agreement constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against each such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity;

1.3	the representations and warranties of the Borrower and each Guarantor set forth in the Credit Agreement are true and correct in all respects on and as of the

FOURTH AMENDING AGREEMENT – PAGE 4

Amendment Effective Date (as defined below), except that where such representations and warranties are qualified by reference to a date, they shall be true and correct as at such date; and

1.4	no Default or Event of Default has occurred and is continuing or would arise immediately upon this Agreement becoming effective.
IV.	CONDITIONS PRECEDENT

1.The amendments to the Original Credit Agreement contemplated in Article II of this Agreement shall not come into force until each of the following conditions (collectively, the “Conditions Precedent”) shall have been met to the satisfaction of the Lenders or, as the case may be, waived by the Lenders (the date on which conditions shall have been met to the satisfaction of the Lenders or, as the case may be, waived by the Lenders shall be referred to herein as the "Amendment Effective Date"):

1.1	certified copies of all of the constating documents, borrowing by-laws and resolutions of the Borrower and of each Guarantor shall have been provided to the Agent;
1.2	this Agreement shall have been executed and delivered by all of the parties hereto;
1.3	the following Security (and the documents ancillary thereto) shall have been executed, delivered to the Agent and published wheresoever required under Applicable Laws:
(a)

the Borrower and each Guarantor shall have granted new hypothecs in favour of the Agent and the Lenders on the universality of their respective assets for a principal amount of $3,500,000,000 (plus an additional amount equal to 20% thereof) as security for the Secured Obligations, which hypothecs shall be in form and substance acceptable to the Agent, acting reasonably, and shall have been registered wheresoever required under Applicable Law;

(b)

the Borrower shall have granted new hypothecs with delivery on securities in favour of the Agent and the Lenders for a principal amount of $3,500,000,000 (plus an additional amount equal to 20% thereof) as security for the Secured Obligations, which hypothecs shall be in form and substance acceptable to the Agent, acting reasonably, and shall have been registered wheresoever required under Applicable Law;

(c)

the Borrower and Vidéotron Infrastructures Inc. shall each have granted an amended and restated general security agreement in form and substance acceptable to the Agent, acting reasonably, and the security interests granted therein shall have been registered wheresoever required under Applicable Law; and

FOURTH AMENDING AGREEMENT – PAGE 5

(d)

the Borrower shall have delivered to the Agent the favourable legal opinion(s) of the counsel to the Borrower and each Guarantor, addressed to the Lenders, the Agent and its counsel, in form and substance acceptable to the Agent and its counsel with regard to the enforceability, opposability and perfection of the hypothecs and amended and restated security agreements referred to in paragraphs (a), (b) and (c) of this Section 1.3;

save and except that, given the amendments made to Section 2.4 of the Original Credit Agreement pursuant to this Agreement, the Conditions Precedent set forth in this Section 1.3 (as they relate solely to the hypothecs referred to in paragraphs (a) and (b) and the legal opinion relating to same) shall automatically be waived by the Lenders if all of the other Conditions Precedent set forth in this Article IV (including, for certainty, the conditions relating to the amended and restated general security agreements referred to in paragraph (c) of Section 1.3 and the legal opinion relating to same) have been met to the satisfaction of the Lenders (or waived by the Lenders, as applicable) and the Borrower has requested to proceed with the closing of the amendments contemplated in this Agreement notwithstanding the fact that such Conditions Precedent set forth in this Section 1.3 have not yet been satisfied;

1.4

the Borrower shall have delivered to the Agent the favourable legal opinion(s) of the counsel to the Borrower and each Guarantor, addressed to the Lenders, the Agent and its counsel, in form and substance acceptable to the Agent and its counsel, acting reasonably, including with regard to the enforceability of the Original Credit Agreement, as amended by this Agreement, and the continuing validity of all relevant Existing Security (as defined hereinafter);

1.5

the Borrower shall have delivered to the Agent customary movable/personal lien, corporate and insolvency searches in respect of the Borrower and each Guarantor, and the results of such searches shall reveal no Charges other than Permitted Charges;

1.6	the Borrower shall have paid to each of the Revolving Facility Lenders an upfront fee in the amount and in the manner as set forth in the letter sent to the Agent by the Borrower dated May 4, 2022;
1.7

the Borrower shall pay all fees and costs, including all legal fees associated with this Agreement incurred by the Agent as contemplated and restricted by the provisions of Section 12.14 of the Credit Agreement;

1.8

the Borrower shall have delivered to the Agent a certificate of an officer of the Borrower attesting as to certain factual matters, including, without limitation, the matters set forth in paragraphs 1.10 and 1.11 below;

FOURTH AMENDING AGREEMENT – PAGE 6

1.9

the Borrower shall have delivered to the Lenders all documentation and other information required by regulatory authorities under applicable "know your customer", anti-money laundering rules and regulations and anti-corruption laws that has been reasonably requested by the Lenders;

1.10	the representations and warranties in Article III of this Agreement shall be true and correct in all material respects as of the date hereof; and
1.11	no Default or Event of Default shall have occurred and be continuing.
V.	EXISTING LOAN OBLIGATIONS

1.Subject to paragraph 3 below, on the Amendment Effective Date, the Loan Obligations owing to HSBC Bank Canada (the “Exiting Lender”) under the Original Credit Agreement will be paid in full, and the Agent will make such adjustments among the Revolving Facility Lenders as may be necessary to ensure that such payment is made and that Loan Obligations then outstanding be owing to the Lenders pro rata to their Commitments under the Revolving Facility. The provisions of Section 4.5 of the Credit Agreement (adapted accordingly) will apply to the funding then required from any Lender (including any Lender who was not party to the Existing Credit Agreement) whose Commitment percentage under the Revolving Facility has increased.

2.After payment in full of all Loan Obligations owing to it under the Original Credit Agreement, the Exiting Lender will cease to be a lender and be released from its obligations under the Original Credit Agreement.

3.Letters of Credit issued prior to the Amendment Effective Date under the Revolving Facility and still outstanding on the Amendment Effective Date (collectively, the “Existing LCs”) will be allocated to the Revolving Facility Lenders under the Revolving Facility in the proportion of their Commitments under the Revolving Facility and the non-accrued portion of any LC Fee under such Existing LCs will be distributed among the Revolving Facility Lenders pro rata to their Commitments under the Revolving Facility. Any such allocation shall not result in the outstanding Loan Obligations of any Revolving Facility Lender exceeding such Revolving Facility Lender’s Commitment under the Revolving Facility. Any Revolving Facility Lender whose Commitment under the Revolving Facility is reduced (including a reduction to zero for the Exiting Lender) on the Amendment Effective Date is released to the extent of such reduction from any liability in respect of such Existing LCs.

4.The Agent is authorized to confirm to the Exiting Lender the above releases in their favour.

5.The parties hereto acknowledge and agree that the Exiting Lender is a party to and is signing this agreement solely in its capacity as Exiting Lender (and for certainty, not as a Lender) and that as of the Amendment Effective Date, the Exiting Lender is released and forever discharged in full from all of its liabilities and obligations as a Lender. The parties hereto further acknowledge that (i) the Exiting Lender is no longer a Lender under this Agreement, but in accordance with Section 16.2 of the Credit Agreement, the Exiting Lender shall continue to be entitled to the benefits of Article 7 and Section 17.13 of the Credit Agreement with respect to facts and circumstances occurring prior to the Amendment Effective Date, and (ii) in accordance

FOURTH AMENDING AGREEMENT – PAGE 7

with Section 18.9.2 of the Credit Agreement, the outstanding Derivative Obligations contracted by the Exiting Lender while it was a Lender under the Original Credit Agreement shall continue to be supported by the Security after the Amendment Effective Date.

VI.	MISCELLANEOUS

1.On the Effective Date, the Original Credit Agreement shall be modified by the foregoing amendment.  The parties hereto agree that the changes to the Original Credit Agreement set out herein and the execution hereof shall not constitute novation and all the Security granted prior to the Amendment Effective Date (the “Existing Security”) shall continue to apply to the Original Credit Agreement, as amended hereby, and all other obligations secured thereby.

2.Each of the Borrower and Guarantors acknowledges, agrees and confirms that:

2.1	it has taken cognizance of the provisions of this Agreement and is satisfied therewith;
2.2

the Existing Security to which it is a party shall, except as expressly amended hereby, be unaffected by, and shall continue in full force and effect binding upon it in accordance with its terms, notwithstanding the modifications to the Original Credit Agreement contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Borrower and Guarantors hereby further ratifies and confirms its obligations under the Existing Security to which it is a party;

2.3

the Existing Security to which it is a party shall continue to guarantee or secure, as applicable, the Secured Obligations (as amended by this Agreement), notwithstanding the amendment of the Original Credit Agreement contemplated by this Agreement; and

2.4

the amendment of the Original Credit Agreement pursuant to this Agreement shall not in any manner whatsoever reduce, impair or otherwise prejudice or change, modify, alter, amend, supplement, extend, renew, compromise, novate, replace, terminate, release, discharge, cancel, suspend or waive the rights of the Agent and the Lenders (or any one of them) arising under, by reason of or otherwise in respect of the Charges and other obligations constituted by the Existing Security to which it is a party.

3.Without limiting the generality of the foregoing and to the extent necessary, (i) the Lenders and the Agent reserve all of their rights under each of the Security Documents, and (ii) each of the Borrower and the Guarantors obligates itself again in respect of all present and future obligations under, inter alia, the Credit Agreement.

4.The Borrower shall cause its counsel to provide to the Agent, no later than 30 days following the execution and delivery of the Security contemplated in paragraph (a) of Section 1.3 of Article IV, Quebec land registry sub-search reports covering the immovable hypothecs granted pursuant to such Security, which report shall be in form and substance acceptable to the Agent, acting reasonably, it being understood that no request for New Commitments or a New

FOURTH AMENDING AGREEMENT – PAGE 8

Facility may be made by the Borrower under Section 2.4 of the Credit Agreement unless such report has been received by the Agent.

5.All of the provisions of the Original Credit Agreement that are not amended hereby shall remain in full force and effect.

6.This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute an original, but all of the separate counterparts shall constitute one single document.

7.The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided by Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

8.This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec.

9.The parties acknowledge that they have required that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

[Signature pages follow]

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

VIDÉOTRON LTÉE
as Borrower

Per:	/s/ Hugues Simard

Per:	/s/ Jean-François Parent

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

ROYAL BANK OF CANADA
as Agent

Per:	/s/ Helena Sadowski
Helena Sadowski
Manager, Agency

Per:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

ROYAL BANK OF CANADA
as Revolving Facility Lender

Per:	/s/ Pierre Bouffard
Pierre Bouffard
Authorized Signatory

Per:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

NATIONAL BANK OF CANADA
as Revolving Facility Lender

Per:	/s/ Luc Bernier
Luc Bernier, Managing Director

Per:	/s/ Bruno Lévesque
Bruno Lévesque, Managing Director

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

BANK OF AMERICA, N.A., Canada Branch
as Revolving Facility Lender

Per:	/s/ James K.G. Campbell
James K.G. Campbell
Director

Per:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

THE BANK OF NOVA SCOTIA
as Revolving Facility Lender

Per:	/s/ Lihor Abraham
Lihor Abraham
Director, Corporate Banking Quebec

Per:	/s/ Gurpreet Sandhu
Gurpreet Sandhu
Associate, Corporate Banking Quebec

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

THE TORONTO-DOMINION BANK
as Revolving Facility Lender

Per:	/s/ Mel Saklatvala
Mel Saklatvala, Managing Director

Per:	/s/ Serge Cloutier
Serge Cloutier, Director

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

BANK OF MONTREAL
as Revolving Facility Lender

Per:	/s/ Jennifer Alarie
Jennifer Alarie
Director

Per:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC
as Revolving Facility Lender

Per:	/s/ Catherine McCarthy
Catherine McCarthy
Director - Corporate Banking

Per:	/s/ Jean-Francois Benoit
Jean-Francois Benoit
Director - Corporate Banking

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

CANADIAN IMPERIAL BANK OF COMMERCE
as Revolving Facility Lender

Per:	/s/ Annisa Rabia Zeribi
Annisa Rabia Zeribi
Managing Director

Per:	/s/ Charles St-Germain
Charles St-Germain
Managing Director

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.
as Revolving Facility Lender

Per:	/s/ Jeffrey Coleman
Jeffrey Coleman
Executive Director

Per:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

LAURENTIAN BANK OF CANADA

as Revolving Facility Lender

Per:	/s/ Geoffrey Ottinger
Geoffrey Ottinger,
Senior Portfolio Manager Syndication

Per:	/s/ Johanna Londono
Johanna Londono,
Managing Director and Head, Syndication

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

MUFG BANK, LTD., CANADA BRANCH
as Revolving Facility Lender

Per:	/s/ Philippe Boivin
Name: Philippe Boivin
Title: Managing Director

Per:
Name:
Title:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

CITIBANK, N.A., Canadian Branch
as Revolving Facility Lender

Per:	/s/ Azita Taravati
Name: Azita Taravati
Title: Authorized Signatory

Per:

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

HSBC BANK CANADA
as Exiting Lender

Per:	/s/ Jossia Belisle
Name: Jossia Belisle
Title: Director

Per:	/s/ Gerardo Ganem
Name: Gerardo Ganem
Title: Vice President

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

TÉLÉDISTRIBUTION AMOS INC.		9293-6707 QUÉBEC INC.
as Guarantor		as Guarantor

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard

Per:	/s/ Jean-François Parent	Per:	/s/ Jean-François Parent

VIDÉOTRON INFRASTRUCTURES INC.		MOBILE & INTERNET FIZZ INC.
as Guarantor		as Guarantor

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard

Per:	/s/ Jean-François Parent	Per:	/s/ Jean-François Parent

FOURTH AMENDING AGREEMENT – SIGNATURE PAGE

Each of the undersigned (i) acknowledges having taken cognizance of the provisions of the foregoing Fourth Amending Agreement (ii) confirms that the Guarantee granted by it in favour of the Agent and the Lenders as guarantee for the Secured Obligations shall continue in full force and effect binding upon it in accordance with its terms, notwithstanding the modifications to the Original Credit Agreement contemplated by this Agreement, (iii) ratifies and confirms its obligations under such Guarantee and (iv) confirms that such Guarantee shall continue to guarantee the Secured Obligations (as amended by this Agreement), notwithstanding the amendment of the Original Credit Agreement contemplated by this Agreement.

9176-6857 QUÉBEC INC.		CABLOVISION WARWICK INC.

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard

Per:	/s/ Jean-François Parent	Per:	/s/ Jean-François Parent

FOURTH AMENDING AGREEMENT

EXHIBIT “A”

EXHIBIT "A"

AMENDED CREDIT AGREEMENT

(see attached)

~~Unofficial consolidation incorporating~~

~~the First Amending Agreement dated as of June 24, 2016, Second Amending Agreement dated as of January 3, 2018 Third Amending Agreement dated as of November 26, 2018~~

VIDÉOTRON LTÉE, as Borrower

-and-

RBC DOMINION SECURITIES INC., as Co-Lead Arranger and Joint Bookrunner

NATIONAL BANK OF CANADA, as Co-Lead Arranger and Joint Bookrunner

TD SECURITIES, as Co-Lead Arranger and Joint Bookrunner

-and-

BANK OF AMERICA, N.A., CANADA BRANCH

~~THE~~ TORONTO~~-DOMINION BANK~~

BMO CAPITAL MARKETS

CANADIAN IMPERIAL BANK OF COMMERCE

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC

THE BANK OF NOVA SCOTIA

~~CAISSE CENTRALE DESJARDINS~~

~~BMO CAPITAL MARKETS~~

as Co-Arrangers

-and-

NATIONAL BANK OF CANADA

TD SECURITIES

as Syndication Agent

-and-

THE BANK OF NOVA SCOTIA

as Documentation Agent

-and-

THE FINANCIAL INSTITUTIONS NAMED

ON THE SIGNATURE PAGES HERETO

as Lenders

ROYAL BANK OF CANADA, as Administrative Agent

-and-

HSBC BANK PLC, as Finnvera Facility Agent

CREDIT AGREEMENT originally dated as of November 28, 2000, as Amended and Restated as of July 20, 2011, as amended by a First Amending Agreement dated as of June 14, 2013, a Second Amending Agreement dated as of January 28, 2015, and as Amended and Restated by a

Third Amending Agreement dated as of June 16, 2015, as thereafter amended by a first amending agreement dated as of June 24, 2016, a second amending agreement dated as of January 3, 2018, a third amending agreement dated as of November 26, 2018 and a fourth amending agreement dated as of May 20, 2022

~~1000 De La Gauchetière Blvd. West~~		~~Scotia Plaza~~
~~Suite 900~~		~~40 King Street West, Suite 4400~~
~~Montreal (Quebec) H3B 5H4~~		~~Toronto, Ontario, Canada M5H 3Y4~~
~~Telephone: 514- 954-2522~~	~~Fax: 514-954-1905~~	~~Telephone: 416-367-6332~~

TABLE OF CONTENTS

1.	INTERPRETATION		~~2~~1
	1.1	Definitions	~~2~~1
	1.2	Interpretation	3~~5~~4
	1.3	Currency	3~~5~~4
	1.4	Generally Accepted Accounting Principles	35
	1.5	Division and Titles	3~~6~~5
	1.6	~~Termination of LIBOR~~Rates	3~~6~~5
2.	THE CREDIT		36
	2.1	Credit Facilities	36
	2.2	The Revolving Facility ~~and the Unsecured Facility~~	3~~7~~6
	~~2.3~~	~~The Unsecured Facility Generally, and Transfers of Credit and Commitments in Certain Circumstances~~	~~37~~
	2.3	Intentionally deleted.	36
	2.4	Incremental Commitments and Facilities	3~~8~~6
	2.5	Extension of Term - Revolving ~~and Unsecured Facilities~~	~~40~~Facility 38
	2.6	Finnvera Term Facility	~~41~~39
3.	PURPOSE		~~41~~39
	3.1	Purpose of the Advances	~~41~~39
4.	ADVANCES, CONVERSIONS AND OPERATION OF ACCOUNTS		~~41~~39
	4.1	Notice of Borrowing - Direct Advances	4~~1~~0
	4.2	Letters of Credit	4~~1~~0
	4.3	Swing Line Advances	4~~5~~4
	4.4	Operation of Accounts	4~~7~~6
	4.5	Apportionment of Advances	4~~8~~6
	4.6	Limitations on Advances	4~~8~~6
	4.7	Notices Irrevocable	4~~8~~6
	4.8	Limits on BA Advances and Letters of Credit	4~~8~~6
	4.9	Excess Resulting From Exchange Rate Change	4~~8~~7
	~~4.10~~	~~Advances and Repayments – Revolving Facility and Unsecured Facility~~	~~49~~
	4.10	Intentionally deleted.	48
	4.11	~~Libor~~Term SOFR Advances and Conversions	4~~9~~8
5.	INTEREST AND FEES		~~50~~48
	5.1	Interest on the Prime Rate Basis and the US Base Rate Basis	~~50~~48
	5.2	Payment of Interest on the Prime Rate Basis and the US Base Rate Basis	~~50~~48

2.

	5.3	Interest on the ~~Libor~~Term SOFR Basis	~~50~~49
	5.4	Payment of Interest on the ~~Libor~~Term SOFR Basis	~~50~~49
	5.5	Fixing of ~~LIBOR~~	~~51~~Term SOFR 49
	5.6	Derivative Obligations	~~51~~49
	5.7	Interest on the Loan Obligations	~~51~~49
	5.8	Arrears of Interest	5~~1~~0
	5.9	Maximum Interest Rate	5~~1~~0
	5.10	Fees	5~~2~~0
	5.11	Interest Act	51
	5.12	Term SOFR Conforming Changes	51
	5.13	Inability to Determine Rates (Term SOFR)	51
6.	BANKERS' ACCEPTANCES		5~~2~~4
	6.1	Advances by Bankers' Acceptances and Conversions into Bankers' Acceptances	5~~3~~4
	6.2	Acceptance Procedure	5~~4~~5
	6.3	Purchase of Bankers' Acceptances and Discount Notes	5~~5~~6
	6.4	Maturity Date of Bankers' Acceptances	5~~5~~7
	6.5	Deemed Conversions on the Maturity Date	5~~6~~7
	6.6	Conversion and Extension Mechanism	5~~6~~7
	6.7	Prepayment of Bankers' Acceptances	5~~6~~8
	6.8	Apportionment Amongst the Lenders	5~~7~~8
	6.9	Cash Deposits	5~~7~~8
	6.10	Days of Grace	5~~7~~8
	6.11	Obligations Absolute	5~~7~~9
	6.12	Depository Bills and Notes Act	5~~8~~9
	~~6.13~~	~~Advances and Repayments – Revolving Facility and Unsecured Facility~~	~~58~~
	6.13	Intentionally deleted.	59
	6.14	Inability to Determine Rates (CDOR)	59
7.	ILLEGALITY, INCREASED COSTS, INDEMNIFICATION AND MARKET DISRUPTIONS		~~58~~61
	7.1	Illegality	~~58~~61
	7.2	Increased Costs	~~59~~62
	7.3	Taxes	6~~0~~3
	7.4	Breakage Costs, Failure to Borrow or Repay After Notice	6~~2~~5
	7.5	Mitigation Obligations: Replacement of Lenders.	6~~3~~6
	7.6	Market Disruption	6~~4~~7

3.

8.	PAYMENT, REPAYMENT AND PREPAYMENT		6~~5~~8
	8.1	Repayment of the Loan Obligations	6~~5~~8
	8.2	Voluntary Repayment and Prepayment of the Loan Obligations or Cancellation of the Credit	6~~6~~9
	8.3	Cash Collateralization of BA Advances and Payment of Losses Resulting From a Prepayment	6~~6~~9
	8.4	Currency of Payments	6~~6~~9
	8.5	Payments by the Borrower to the Agent	~~6~~70
	8.6	Payment on a Business Day	~~6~~70
	8.7	Payments by the Lenders to the Agent	~~6~~70
	8.8	Payments by the Agent to the Borrower	~~6~~70
	8.9	Netting	~~6~~70
	8.10	Application of Payments	~~6~~70
	8.11	No Set-Off or Counterclaim by Borrower	~~68~~71
	8.12	Debit Authorization	~~68~~71
9.	SECURITY		~~68~~71
	9.1	Security for Advances	~~68~~71
	9.2	ECA Guarantee	7~~0~~3
	9.3	Guarantors – Exception	7~~0~~3
	9.4	Release of Security in Certain Circumstances	7~~1~~3
	~~9.5~~	~~Limitation on Aggregate Principal Amount of Loan Obligations Secured by the Security Documents~~	~~71~~
	9.5	Intentionally deleted.	74
10.	CONDITIONS PRECEDENT		7~~1~~4
	10.1	Initial Advance Under the Revolving Facility After the Closing Date	7~~1~~4
	10.2	Conditions Precedent to any Advance	7~~2~~5
	10.3	Waiver of Conditions Precedent	7~~3~~5
11.	REPRESENTATIONS AND WARRANTIES		7~~3~~5
	11.1	Incorporation	7~~3~~6
	11.2	Authorization	7~~3~~6
	11.3	Compliance with Applicable Law and Contracts	7~~4~~6
	11.4	Core Business	7~~4~~6
	11.5	Financial Statements	7~~4~~7
	11.6	Contingent Liabilities and Indebtedness	7~~4~~7

4.

	11.7	Title to Assets	7~~4~~7
	11.8	Litigation	7~~5~~7
	11.9	Taxes	7~~5~~8
	11.10	Insurance	7~~5~~8
	11.11	No Adverse Change	7~~5~~8
	11.12	Regulatory Approvals	7~~5~~8
	11.13	Compliance with Applicable Law and Licences	7~~6~~8
	11.14	Pension and Employment Liabilities	7~~6~~8
	11.15	Priority	7~~6~~8
	11.16	Complete and Accurate Information	7~~6~~9
	11.17	Share Capital	7~~6~~9
	11.18	Absence of Default	7~~6~~9
	11.19	Agreements with Third Parties	7~~6~~9
	11.20	Anti-Terrorism ~~and~~, Money Laundering Laws and Sanctions	7~~7~~9
	11.21	Environment	~~77~~80
	11.22	Survival of Representations and Warranties	~~7~~81
12.	COVENANTS		~~7~~81
	12.1	Preservation of Juridical Personality	~~7~~81
	12.2	Preservation of Licences	~~7~~81
	12.3	Compliance with Applicable Laws	~~7~~82
	12.4	Maintenance of Assets	~~79~~82
	12.5	Business	~~79~~82
	12.6	Insurance	~~79~~82
	12.7	Payment of Taxes and Duties	~~79~~82
	12.8	Access and Inspection	~~79~~82
	12.9	Maintenance of Account	8~~0~~3
	12.10	Performance of Obligations	8~~0~~3
	12.11	Maintenance of Ratios	8~~0~~3
	12.12	Ownership by the Borrower and Guarantors	8~~0~~3
	12.13	Maintenance of Security	8~~0~~4
	12.14	Payment of Legal Fees and Other Expenses	8~~1~~4
	12.15	Financial Reporting	8~~1~~4
	12.16	Notice of Certain Events	8~~4~~7
	12.17	Accuracy of Reports	8~~4~~7

5.

13.	NEGATIVE COVENANTS		8~~4~~7
	13.1	Liquidation and Amalgamation	8~~4~~8
	13.2	Charges	8~~5~~8
	13.3	Asset Dispositions	8~~5~~8
	13.4	Preservation of Capital	8~~6~~9
	13.5	Restrictions on Subsidiaries	8~~6~~9
	13.6	Acquisitions	~~86~~90
	13.7	Debt and Guarantees	~~87~~90
	13.8	Financial Assistance by the VL Group	~~88~~91
	13.9	Subordinated Debt	~~88~~91
	13.10	Members of the VL Group, Related Party Transactions	~~8~~92
	13.11	Derivative Instruments	~~8~~92
	13.12	Anti-Terrorism Laws	~~8~~92
14.	EVENTS OF DEFAULT AND REALIZATION		~~8~~93
	14.1	Event of Default	~~8~~93
	14.2	Remedies	9~~2~~5
	14.3	Bankruptcy and Insolvency	9~~2~~5
	14.4	Notice	9~~3~~6
	14.5	Costs	9~~3~~6
	14.6	Relations with the Borrower	9~~3~~6
	14.7	Application of Proceeds	9~~3~~6
15.	JUDGMENT CURRENCY		9~~3~~7
	15.1	Rules of Conversion	9~~3~~7
	15.2	Determination of an Equivalent Currency	9~~4~~7
	16.	ASSIGNMENT	9~~4~~8
	16.1	Assignment by the Borrower	9~~5~~8
	16.2	Assignments and Transfers by the Lenders	9~~5~~8
	16.3	Register	~~97~~100
	16.4	Electronic Execution of Assignments	~~97~~100
	16.5	Participations	~~97~~100
	16.6	Limitations Upon Participant Rights	~~98~~101
	16.7	Certain Pledges and Special Provisions	~~98~~101
17.	MISCELLANEOUS		~~98~~101
	17.1	Notices	~~98~~101
	17.2	Amendment and Waiver	~~99~~102

6.

	17.3	Determinations Final	~~99~~102
	17.4	Entire Agreement	~~99~~102
	17.5	Indemnification and Compensation	~~99~~102
	17.6	Benefit of Agreement	10~~0~~3
	17.7	Counterparts	10~~0~~3
	17.8	Applicable Law	10~~0~~3
	17.9	Severability	10~~0~~3
	17.10	Further Assurances	10~~0~~3
	17.11	Good Faith and Fair Consideration	10~~1~~4
	17.12	Responsibility of the Lenders	10~~1~~4
	17.13	Indemnity	10~~1~~4
	17.14	Language	10~~1~~5
	17.15	Anti-Terrorism Legislation	10~~2~~5
	17.16	Electronic Signatures.	105
	17.17	Acknowledgement Regarding Any Supported QFCs.	105
18.	THE AGENT AND THE LENDERS		10~~2~~7
	18.1	Authorization of Agent	10~~2~~7
	18.2	Agent's Responsibility	10~~3~~8
	18.3	Rights of Agent as Lender	10~~4~~9
	18.4	Indemnity	10~~4~~9
	18.5	Notice by Agent to Lenders	10~~5~~9
	18.6	Protection of Agent	10~~5~~9
	18.7	Notice by Lenders to Agent	110~~6~~
	18.8	Sharing Among the Lenders	1~~06~~11
	18.9	Derivative Obligations	1~~08~~11
	18.10	Procedure with respect to Advances	1~~09~~13
	18.11	Accounts kept by each Lender	1~~09~~13
	18.12	Binding Determinations	11~~0~~3
	18.13	Amendment of Article 18	11~~0~~4
	18.14	Decisions, Amendments and Waivers of the Lenders	11~~0~~4
	18.15	Authorized Waivers, Variations and Omissions	11~~0~~4
	18.16	Provisions for the Benefit of Lenders Only ~~- Power of Attorney~~– Hypothecary Representative for Quebec Purposes	11~~1~~6
	18.17	Defaulting Lenders	11~~2~~6
	18.18	Provisions for the Benefit of Lenders Only	11~~3~~7
	18.19	Resignation of Agent	11~~3~~8

7.

	18.20	No Novation	11~~4~~8
	18.21	Erroneous Payments	118
19.	CERTAIN PROVISIONS RELATING TO THE FINNVERA TERM FACILITY		1~~14~~22
	19.1	Application of Article 18	1~~14~~22
	19.2	Notice by Agent to the Finnvera Facility Agent	1~~14~~22
	19.3	Confirmation of Sharing	1~~14~~22
20.	FORMAL DATE		1~~14~~22
	20.1	Formal Date	1~~1~~22

Schedule “A” - LIST OF LENDERS AND COMMITMENTS			2
Schedule “B”- NOTICE OF BORROWING AND CERTIFICATE			4

~~SCHEDULE “A” - LIST OF LENDERS AND COMMITMENTSSCHEDULE “B” - NOTICE OF BORROWING AND CERTIFICATESCHEDULE “B-1” - NOTICE OF REPAYMENTSCHEDULE “B-2” - NOTICE OF CONVERSION OF COMMITMENTSSCHEDULE “C” – ASSIGNMENT AND ASSUMPTIONSCHEDULE “C-1” - LOAN MARKET DATA TEMPLATESCHEDULE “D” – FORM OF GUARANTEESCHEDULE “E” – FORM OF SHARE PLEDGESCHEDULE “F” - OFFICER'S CERTIFICATESCHEDULE “G” - INTENTIONALLY DELETEDSCHEDULE “H” – EXISTING DEBT FROM ADDITIONAL OFFERINGS, AT THE CLOSING DATESCHEDULE “I” – PROPERTY OF THE VL GROUPSCHEDULE “J” - OFFICER’S COMPLIANCE CERTIFICATESCHEDULE “K” - INTENTIONALLY DELETEDSCHEDULE “L” - GUARANTORS AND MEMBERS OF THE VL GROUP AS AT THE THIRD AMENDMENT CLOSING DATESCHEDULE “M” – INTENTIONALLY DELETEDSCHEDULE “N” – FORM OF SUBORDINATION AGREEMENT FOR BACK-TO-BACK SECURITIESSCHEDULE “O” – JOINDER AGREEMENTSCHEDULE “P” – FINNVERA TERM FACILITY~~

Schedule “B-1”- NOTICE OF REPAYMENT			5
Schedule “C”– ASSIGNMENT AND ASSUMPTION			7
Schedule “C-1”- - LOAN MARKET DATA TEMPLATE			12

8.

Schedule “D” – FORM OF GUARANTEE	13
Schedule “E” – FORM OF SHARE PLEDGE	22
Schedule “F” - OFFICER'S CERTIFICATE	30
Schedule “G” - INTENTIONALLY DELETED	31
Schedule “H” – EXISTING DEBT FROM ADDITIONAL OFFERINGS, AT THE CLOSING DATE	32
Schedule “I” – PROPERTY OF THE VL GROUP	33
Schedule “J” - OFFICER’S COMPLIANCE CERTIFICATE	50
Schedule “K” - INTENTIONALLY DELETED	54
Schedule “L” - GUARANTORS AND MEMBERS OF THE VL GROUP AS AT THE Fourth AMENDMENT CLOSING DATE	55
Schedule “M” – INTENTIONALLY DELETED	56
Schedule “N” – FORM OF SUBORDINATION AGREEMENT FOR BACK-TO-BACK SECURITIES	1
Schedule “O” – JOINDER AGREEMENT	1
Schedule “P” – FINNVERA TERM FACILITY	1

AMENDED AND RESTATED CREDIT AGREEMENT originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, entered into in the City of Montreal, Province of Quebec, as amended by a First Amending Agreement dated as of June 14, 2013, a Second Amending Agreement dated as of January 28, 2015, and as amended and restated by a Third Amending Agreement dated as of June 16, 2015, as thereafter amended by a first amending agreement dated as of June 24, 2016, a second amending agreement dated as of January 3, 2018, a third amending agreement dated as of November 26, 2018 and a fourth amending agreement dated as of May 20, 2022

AMONG:

VIDÉOTRON LTÉE, a company constituted in accordance with the laws of Quebec, having its registered office at 612 St-Jacques Street, 18th floor, in the City of Montreal, Province of Quebec (hereinafter called the “Borrower”)

AND:	THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGE HEREOF OR FROM TIME TO TIME PARTIES HERETO (hereinafter called the “Lenders”)

AND:

ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 20 King Street West, 4th Floor, Toronto, Province of Ontario, M5H 1C4 (hereinafter called the “Agent”)

AND:

HSBC BANK PLC, AS FINNVERA FACILITY AGENT, a bank governed by the laws of England and Wales, having a place of business at 8 Canada Square, Canary Wharf, London, UK, E14 5HQ (hereinafter called the “Finnvera Facility Agent”)

WHEREAS the Borrower wishes to borrow certain amounts from the Lenders and the Lenders have agreed to lend such amounts to the Borrower, subject to and in accordance with the provisions hereof;

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION
1.1	Definitions

The following words and expressions, when used in this Agreement or in any agreement supplementary hereto, unless the contrary is stipulated, have the following meaning:

1.1.1“Acquisition” means, with respect to any Person, any transaction or series of related transactions whereby such Person acquires, directly or indirectly,

2.

(a) a business, division, or all or a substantial portion of the assets of any other Person; (b) any Investment; or (c) by way of reorganization, consolidation, amalgamation, winding-up, merger, transfer, sale, lease or other combination, the assets or shares of any other Person; and “Acquire” and “Acquired” have meanings correlative thereto.

1.1.2“Additional Offering” means an Offering of unsecured Debt incurred or issued by the Borrower having, at the time of incurrence of any such Debt, a maturity date (meaning the ultimate maturity date on which repayment can be required by the lender, not the date of any initial maturity leading to an automatic conversion or replacement into different Debt, or Equity Interests) expiring after the expiry of the Term of the Revolving Facility, the terms and conditions of which Offering (including any automatic conversion or replacement as aforesaid and excluding, for greater certainty, (a) pricing, and (b) the right to require a replacement via an unsecured term loan or an offering of unsecured high yield Debt in an amount equal to the Additional Offering being replaced (“AO Replacement Debt”)) are no more favourable to the Persons providing such Debt, in all material respects, than the provisions hereof applicable to the Revolving Facility; for greater certainty, for the purposes of paragraph (f) of Section 13.7, any such AO Replacement Debt will not be considered a new incurrence of Debt.

1.1.3“Adjusted Consolidated” means produced by commencing with the consolidated financial statements or accounts of the Borrower and subtracting the assets, Debt, EBITDA and other results of any Subsidiary of the Borrower that is not a member of the VL Group, all as otherwise determined in accordance with GAAP.

1.1.4“Administrative Questionnaire” means an administrative questionnaire in the form provided by the Agent from time to time.

1.1.5“Advance” means any advance by a Lender under this Agreement, including, with respect to (a) the Revolving Facility, direct Advances by way of Prime Rate Advances, Swing Line Advances, US Base Rate Advances and ~~Libor Advances, and indirect Advances by way of BA Advances and the issuance of Letters of Credit, (b) the Unsecured Facility, direct Advances by way of Prime Rate Advances, US Base Rate Advances and Libor~~Term SOFR Advances, and indirect Advances by way of BA Advances and the issuance of Letters of Credit, and (~~c~~b) the Finnvera Term Facility, the “Tranche A CDOR Advances” as defined in Schedule “P”.

1.1.6“Affected Lender” has the meaning ascribed to it in Section 18.15.

1.1.7“Affiliate” has the meaning ascribed thereto in the Canada Business Corporations Act.

1.1.8“Agency Branch” means the branch of the Agent located at Royal Bank Plaza, South Tower, 12th Floor, in the City of Toronto, Province of Ontario, M5J

3.

2W7, or such other address in Canada of which the Agent may notify the Borrower from time to time.

1.1.9“Agent” means Royal Bank of Canada in its capacity as agent for all of the Lenders under the Revolving Facility ~~and the Unsecured Facility~~, and as collateral agent for all of the Lenders ~~(provided that the Agent will act as collateral agent on behalf of the Unsecured Facility Lenders solely in connection with all Guarantees, since the Unsecured Facility Lenders do not benefit from the Security other than the Guarantees)~~, and “Agents” means the Agent together with the Finnvera Facility Agent.

1.1.10“Agreement”, “Credit Agreement”, “these presents”, “herein”, “hereby”, “hereunder” and other similar expressions refer collectively to this Amended and Restated Credit Agreement and the Schedules and appendices hereto as same may be amended or amended and restated from time to time, and include any deed or document which is supplementary or accessory or which is made in order to complete this Agreement, as all of same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time.

1.1.11“Annual Business Plan” means, for any financial year, (a) detailed projected balance sheets, income statements, statements of cash flows and Capital Expenditures budgets of the Borrower, prepared on a consolidated basis, in respect of such financial year and each financial quarter therein and in respect of, and as at the last day of, each of the next two following financial years, in each case supported by appropriate explanations, notes and information and commentary, and (b) a detailed narrative of the businesses of the Borrower for the financial year then ended and for the following financial year which shall include a management discussion and analysis, in sufficient detail, all as approved by the board of directors of the Borrower.

1.1.12“Applicable Law” or “Applicable Laws” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgment, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person.

~~1.1.13“Applicable Percentage” means, with respect to any Lender, the Secured Applicable Percentage or the Unsecured Applicable Percentage, as the case may be.~~

1.1.13

~~1.1.14~~ “Approved Fund” means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its

4.

business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

1.1.14	~~1.1.15~~ “Asset Disposition” means the sale, lease, transfer, assignment or other disposition or alienation of any of the property (including Equity Interests) of any member of the Relevant Group.
1.1.15

~~1.1.16~~ “Assignment” means an assignment of all or a portion of a Revolving Facility Lender'~~s or an Unsecured Facility Lender’~~s rights and obligations under this Agreement in accordance with Section 16.2, and "Assignee" means an Eligible Assignee who has entered into an Assignment and Assumption Agreement.

1.1.16	~~1.1.17~~ “Assignment and Assumption Agreement” means an agreement substantially in the form annexed hereto as Schedule “C”.
1.1.17	~~1.1.18~~ “Associate” has the meaning ascribed thereto in the Canada Business Corporations Act.
1.1.18

~~1.1.19~~ “BA Advance” means at any time the part of the Advances under the Revolving ~~Facility or the Unsecured~~ Facility which the Borrower has chosen to borrow by Bankers' Acceptances, calculated based on the face amount of such Bankers' Acceptances.

1.1.19

~~1.1.20~~ “BA Proceeds” means, (a) for any Bankers’ Acceptance issued hereunder, an amount calculated on the applicable Acceptance Date (as defined in subsection 6.1.1) by multiplying: i) the face amount of the Bankers’ Acceptance by ii) the following fraction:

1
(1+ (Bankers’ Acceptance Discount Rate × Designated Period (in days)÷365)),

with such fraction being rounded up or down to the fifth decimal place and .00005 being rounded up; and (b) with respect to Assignees that are not banks or that do not accept Bankers’ Acceptances, the face amount of Discount Notes issued to them, less a discount established in the same manner as provided in (a) above (with references to “Bankers’ Acceptances” being replaced by references to “Discount Notes”).

1.1.20

~~1.1.21~~ “BA Schedule I Reference Lender” means Royal Bank of Canada or such other Lender which is a Schedule I bank under the Bank Act (Canada) appointed by the Agent with the consent of the Borrower in replacement of the said Lender.

1.1.21

~~1.1.22~~ “BA Schedule II Reference Lenders” means Bank of America, N.A. Canada Branch and Caisse centrale Desjardins, or such other Lenders which are Schedule II or Schedule III banks under the Bank Act (Canada) appointed by the Agent with the consent of the Borrower in replacement of such Lenders.

5.

1.1.22

~~1.1.23~~ “Back-to-Back Debt” means any loans made or debt instruments issued as part of a Back-to-Back Transaction and in which each party to such Back-to-Back Transaction, other than the Borrower or a Guarantor, executes a subordination agreement in favour of the Agent in substantially the form attached hereto as Schedule “N”

1.1.23	~~1.1.24~~ “Back-to-Back Preferred Shares” means preferred shares issued:

(a)to a member of the Relevant Group by an Affiliate of the Borrower in circumstances where, immediately prior to the issuance of such preferred shares, an Affiliate of such member of the Relevant Group has loaned on an unsecured basis to such member of the Relevant Group, or an Affiliate of such member of the Relevant Group has subscribed for preferred shares of such member of the Relevant Group in an amount equal to, the requisite subscription price for such preferred shares;

(b)by a member of the Relevant Group to one of its Affiliates in circumstances where, immediately prior to or immediately after, as the case may be, the issuance of such preferred shares, such member of the Relevant Group has loaned an amount equal to the proceeds of such issuance to an Affiliate on an unsecured basis; or

(c)by a member of the Relevant Group to one of its Affiliates in circumstances where, immediately after the issuance of such preferred shares, such member of the Relevant Group has used all of the proceeds of such issuance to subscribe for preferred shares issued by an Affiliate;

in each case on terms whereby:

(i)the aggregate redemption amount applicable to the preferred shares issued to or by such member of the Relevant Group is identical:

(A)in the case of (a) above, to the principal amount of the loan made or the aggregate redemption amount of the preferred shares subscribed for by such Affiliate prior to the issuance thereof;

(B)in the case of (b) above, to the principal amount of the loan made to such Affiliate with the proceeds of the issuance thereof; or

(C)in the case of (c) above, to the aggregate redemption amount of the preferred shares issued by such Affiliate with the proceeds of the issuance thereof;

(ii)the dividend payment date applicable to the preferred shares issued to or by such member of the Relevant Group will:

(A)in the case of (a) above, be immediately prior to the interest payment date relevant to the loan made or the dividend

6.

payment date on the preferred shares subscribed for by such Affiliate immediately prior to the issuance thereof;

(B)in the case of (b) above, be immediately after the interest payment date relevant to the loan made to such Affiliate with the proceeds of the issuance thereof; or

(C)in the case of (c) above, be immediately after the dividend payment date on the preferred shares issued by such Affiliate with the proceeds of the issuance thereof;

(iii)the amount of dividends provided for on any payment date in the share conditions attaching to the preferred shares issued:

(A)to a member of the Relevant Group in the case of (a) above, will be equal to or in excess of the amount of interest payable in respect of the loan made or the amount of dividends provided for in respect of the preferred shares subscribed for by such Affiliate prior to the issuance thereof;

(B)by a member of the Relevant Group in the case of (b) above, will be equal to or less than the amount of interest payable in respect of the loan made to such Affiliate with the proceeds of the issuance thereof; or

(C)by a member of the Relevant Group in the case of (c) above, will be equal to the amount of dividends in respect of the preferred shares issued by such Affiliate with the proceeds of the issuance thereof.

Provided, for greater certainty, that in all cases, (I) the redemption of any preferred shares by a member of the Relevant Group, (II) the repayment of any Back-to-Back Debt by a member of the Relevant Group, (III) the payment of any dividends by a member of the Relevant Group in respect of its preferred shares, and (IV) the payment of any interest on Back-to-Back Debt of a member of the Relevant Group, may, in each case, be made by a member of the Relevant Group solely by delivering the relevant Back-to-Back Securities to the Affiliate in question, or by paying to the Affiliate an amount in cash not in excess of the amount already received in cash from such Affiliate.  Notwithstanding the foregoing, the requirement set out above with respect to the timing and order of events or to the effect that certain amounts stipulated in (ii) and (iii) above must be equal to or not in excess of or not less than certain other amounts stipulated thereunder shall not apply to Back-to-Back Transactions between members of the Relevant Group provided the exchange of payments relating to such transactions are completed on the same day absent administrative, technical or technological constraints.

1.1.24	~~1.1.25~~ “Back-to-Back Securities” means the Back-to-Back Preferred Shares or the Back-to-Back Debt or both, as the context requires.

7.

1.1.25	~~1.1.26~~ “Back-to-Back Transactions” means any of the transactions described under the definition of Back-to-Back Preferred Shares.
1.1.26

~~1.1.27~~ “Bankers' Acceptance” means a non-interest bearing draft or bill of exchange in Canadian Dollars drawn and endorsed by the Borrower and accepted by a Lender in accordance with the provisions of Article 6, and includes a Discount Note where the context permits.  In cases where the Lenders elect to use a clearing house as contemplated by the Depository Bills and Notes Act (S.C. 1998 c. 13) (the “Act”), “Bankers' Acceptance” shall mean a depository bill (as defined in the Act) in Canadian Dollars signed by the Borrower and accepted by a Lender.  Drafts or bills of exchange that become depository bills may nevertheless be referred to herein as “drafts”.

1.1.27

~~1.1.28~~ “Bankers' Acceptance Discount Rate” means (a) in respect of Bankers’ Acceptances to be purchased by the Lenders which are Schedule I banks under the Bank Act (Canada), the average rate for Canadian Dollar bankers' acceptances having Designated Periods of 1, 2~~,~~ or 3~~, or 6~~ months quoted on ~~Reuters Service, page CDOR “Canadian Interbank Bid BA Rates”~~Refinitiv Benchmark Services (UK) Limited Canadian Dollar Offered Rate (CDOR) page (or such other page as is a replacement page for such Bankers' Acceptances) (the “CDOR Page”) at 10:00 a.m. (Toronto time) (the “CDOR Rate”), having an identical Designated Period to that of the Bankers’ Acceptance to be issued on such day, and (b) in respect of Bankers’ Acceptances to be purchased by the Lenders which are Schedule II or Schedule III banks under the Bank Act (Canada) and in respect of Discount Notes, the lesser of (i) the arithmetic average (rounded upward to the nearest one hundredth of one percent (.01%)) of the discount rates for Canadian Dollar bankers’ acceptances quoted by the BA Schedule II Reference Lenders, and (ii)  the rate specified in (a) above plus 10 basis points (.10%) (in each of cases (a) and (b), the “Discount Rates”).  In all cases, the Discount Rates shall be quoted at approximately 10:00 a.m. (Montreal time) on the Acceptance Date calculated on the basis of a year of 365 days.

In the absence of any such quote, the Bankers’ Acceptance Discount Rate which would have been determined in accordance with paragraph (a) or paragraph (b) above, respectively, shall be equal to the rate determined from time to time by the Agent as the discount rates for bankers' acceptances of:

(A)in the case of paragraph (a), the BA Schedule I Reference Lender; and

(B)in the case of paragraph (b), the BA Schedule I Reference Lender plus 10 basis points (.10%);

established in accordance with its normal practices in amounts equal to the Selected Amount, having an identical Designated Period to that of the proposed Bankers' Acceptances to be issued on such day. For greater certainty, if the CDOR Rate as determined above shall ever

8.

be less than the Floor, then the CDOR Rate shall be deemed to be the Floor;

1.1.28

~~1.1.29~~ “Banking Day” means any day which is at the same time a Business Day and a day on which banking institutions are not authorized by law or by local proclamation to close for business in New York (USA~~) and in London (England~~).

1.1.29	~~1.1.30~~ “Branch” means the branch of Royal Bank of Canada located at 1 Place Ville Marie, or any other branch designated by the Agent from time to time by notice to the Borrower.
1.1.30

~~1.1.31~~ “Business Day” means any day, except Saturdays, Sundays and other days which in Montreal or Toronto (Canada) are holidays or a day upon which banking institutions are not authorized or required by law or by local proclamation to close, provided that where such term is used in the context of a Term SOFR Advance, such day must also be a US Government Securities Business Day.

1.1.31	~~1.1.32~~ “Canadian Dollars”, “Cdn. $” or “$” means the lawful currency of Canada.
1.1.32

~~1.1.33~~ “Capital Expenditures” means the aggregate amount actually paid in cash in any period by the Relevant Group for or in connection with the acquisition or maintenance of assets required to be capitalized, including expenditures of the type described in the last sentence of Section 13.8, determined in accordance with GAAP, other than, for greater certainty, expenditures for Acquisitions permitted by Section 13.6.

1.1.33	~~1.1.34~~ “Capital Lease” means any lease which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
1.1.34	~~1.1.35~~ “Cash Equivalents” means, as of the date of any determination thereof, instruments of the following types:
1.1.34.1

~~1.1.35.1~~ obligations of or unconditionally guaranteed by the governments of Canada or the United States of America (“USA”), or any agency of any of them backed by the full faith and credit of the governments of Canada or the USA, respectively, maturing within 364 days of acquisition;

1.1.34.2

~~1.1.35.2~~ marketable direct obligations of the governments of one of the provinces of Canada, one of the states of the USA, or any agency thereof, or of any county, department, municipality or other political subdivision of Canada or the USA, the payment or guarantee of which constitutes a full faith and credit obligation of such province, state, municipality or other political subdivision, which matures within 364 days of acquisition and which is currently accorded a short-term credit rating of at least A-1 by Standard & Poor’s Rating Services, a division of The McGraw-Hill

9.

Companies, Inc. (“S & P”) or at least Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or the equivalent thereof from Dominion Bond Rating Service Inc. (“DBRS”);

1.1.34.3

~~1.1.35.3~~ commercial paper, bonds, notes, debentures and bankers’ acceptances issued by a Person residing in Canada or the USA and not referred to in subsections 1.1.3~~5~~4.1, 1.1.3~~5~~4.2 or 1.1.3~~5~~4.4, and maturing within 364 days from the date of issuance which, at the time of acquisition, is accorded a short-term credit rating of at least A-1 by S & P or at least Prime-1 by Moody’s or the equivalent thereof from DBRS;

1.1.34.4

~~1.1.35.4~~ (a) certificates of deposit maturing within 364 days from the date of issuance thereof, issued by a bank or trust company organized under the laws of the USA, any state thereof, or Canada or any province thereof, or (b) US Dollar certificates of deposit maturing within 364 days of acquisition and issued by a bank in western Europe or the United Kingdom, in all cases having capital, surplus and undivided profits aggregating at least US $500,000,000 (or its equivalent in Canadian Dollars) and whose short-term credit rating is, at the time of acquisition thereof, rated A-1 or better by S & P or Prime-1 or better by Moody’s (or the equivalent thereof from DBRS).

1.1.35	“CDOR Page” has the meaning ascribed to it in subsection 1.1.27.
1.1.36	“CDOR Rate” has the meaning ascribed to it in subsection 1.1.27.
1.1.37

~~1.1.36~~ “Change in Control” means (a) the acquisition by any Person or group of Persons acting in concert (other than Quebecor Inc. or any of its subsidiaries or the Péladeau Group) of a majority of the votes attached to the outstanding Equity Interests of the Borrower or any other member of the VL Group (unless, in the case of a member of the VL Group, resulting from a permitted Asset Disposition), or (b) any event which results in more than a majority of the votes attached to the outstanding Equity Interests of Quebecor Media Inc. being held by a Person other than Quebecor Inc. or any of its subsidiaries or the Péladeau Group.

1.1.38

~~1.1.37~~ “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority, including any such change resulting from any quashing by a Governmental Authority of an interpretation of any Applicable Law, (c) the making or issuance of any Applicable Law by any Governmental Authority, or (d) the implementation of the recommendations of the

10.

Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar entity).

1.1.39

~~1.1.38~~ “Charge” means, in respect of any Person, any mortgage, debenture, pledge, hypothec, lien, prior claim, charge, assignment by way of security, hypothecation, or security interest granted or permitted by such Person or arising by operation of law, in respect of any of such Person’s property (including any servitude, usufruct or other real right encumbering such property), or any consignment of property by such Person as consignee or lessee or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation.  Solely for the purposes of determining whether a Charge exists for the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease, Synthetic Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Charge.

1.1.40	~~1.1.39~~ “Closing Date” means July 20, 2011.
1.1.41	“CME” means CME Group Benchmark Administration Limited.
1.1.42

~~1.1.40~~ “Commitment” means the portion of the Credit for which a Lender is responsible, as set out in Schedule “A” hereof (as same may be increased or cancelled from time to time pursuant to terms of this Agreement, including under Sections 2.~~3, 2.~~4 or 8.2).

1.1.43	~~1.1.41~~ “Compliance Certificate” has the meaning ascribed to it in subsection 12.15.1.
1.1.44

"Conforming Changes (CAD)" means, with respect to the use, administration of or any conventions associated with any proposed Successor Rate (CAD), any conforming changes to the definitions of "Bankers’ Acceptance Discount Rate", "CDOR Rate", "CDOR Page" and "Designated Period", Section 6.1.1, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of "Business Day" and  timing of drawing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

11.

1.1.45

"Conforming Changes (USD)" means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate (USD) or Term SOFR, as applicable, any conforming changes to the definitions of "SOFR", "Term SOFR" and "Designated Period", Section 4.11, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of "Business Day" and "US Government Securities Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

1.1.46	~~1.1.42~~ “Contingent Obligation” of any Person means all contingent liabilities required to be included in the financial statements of such Person in accordance with GAAP, excluding any notes thereto.

~~1.1.43“Conversion Date-Partial” has the meaning ascribed to it in Section 2.3.~~

~~1.1.44“Conversion Date-Total” has the meaning ascribed to it in Section 2.3.~~

~~1.1.45“Conversion Notice-Partial” has the meaning ascribed to it in Section 2.3.~~

~~1.1.46“Conversion Notice-Total” has the meaning ascribed to it in Section 2.3.~~

1.1.47“Core Business” means the business described in Section 11.4.

1.1.48“Credit” means the aggregate amount available to the Borrower under all of the Facilities, or under any particular Facility, depending on the context.

1.1.49“CRTC” means the Canadian Radio-television and Telecommunications Commission, or a successor regulatory body, commission or agency.

1.1.50	“Daily Simple SOFR” with respect to any applicable determination date means SOFR published on such date on the Federal Reserve Bank of New York's website (or any successor source).
1.1.51	~~1.1.50~~ “Debentures” means the Debentures issued by the Borrower and the Guarantors in favour of a collateral agent designated by the Agent in accordance with the provisions of subsection 9.1.3.

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1.1.52	~~1.1.51~~ “Debenture Pledge” means the pledge of the Debenture in favour of the Agent or any designated collateral agent by the Borrower and the Guarantors.
1.1.53	~~1.1.52~~ “Debt” includes, for any Person or with respect to the Relevant Group,
1.1.53.1	~~1.1.52.1~~ obligations in respect of borrowed money, whether or not evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person;
1.1.53.2

~~1.1.52.2~~ obligations in respect of borrowed money and the Hedging Exposure, but without duplication of any underlying Debt that may be hedged by same, and, in particular, without taking into account the currency hedging in respect of the US$ denominated Debt referred to in the final paragraph of this definition;

1.1.53.3

~~1.1.52.3~~ obligations representing the deferred purchase price of goods and services, other than such obligations incurred in the ordinary course of business of the Relevant Group and payable within a period not exceeding 150 days from the date of their incurrence;

1.1.53.4	~~1.1.52.4~~ the obligations, whether or not assumed, which are secured by Charges on the property belonging to such Person or payable out of the proceeds flowing therefrom;
1.1.53.5	~~1.1.52.5~~ Contingent Obligations;
1.1.53.6	~~1.1.52.6~~ obligations under Capital Leases and Synthetic Leases; and
1.1.53.7	~~1.1.52.7~~ obligations under letters of credit, letters of guarantee, bankers’ acceptances or Guarantees;

but shall not include Debt under the Back-to-Back Securities.  In addition, any Debt denominated in US$ which is validly and effectively hedged through the use of one or more Derivative Instruments will be calculated at the exchange rate applicable to such US$ Debt under the applicable Derivative Instrument.  Finally, for the purpose of calculating the Leverage Ratio only, the amount of cash and Cash Equivalents of the Relevant Group on the date of determination shall be deducted from the amount of any Debt (for greater certainty, other than Debt under the Revolving Facility~~, the Unsecured Facility,~~ or any other revolving facility not resulting in a permanent reduction of such Debt) required to be repaid following the issuance of an irrevocable repayment notice, if and only to the extent that such Debt would have been included in the computation of the Leverage Ratio.

13.

1.1.54

~~1.1.53~~ “Default” means an event or circumstances, the occurrence or non-occurrence of which would, with the giving of a notice, lapse of time or combination thereof, constitute an Event of Default unless remedied within the prescribed delays or renounced to in writing by the Agent, as authorized by the Lenders.

1.1.55

~~1.1.54~~ “Defaulting Lender” means any Lender, as determined by the Agent (with respect to the Revolving ~~Facility or the Unsecured~~ Facility) or the Finnvera Facility Agent (with respect to the Finnvera Term Facility), that:

1.1.55.1	~~1.1.54.1~~ has failed to fully fund its share of any Advance or fulfill its obligations under Section 4.2 or 4.3 within 2 Banking Days of the date it is required to do so under this Agreement;
1.1.55.2

~~1.1.54.2~~ has notified the Borrower, the Agent (or in the case of a Defaulting Lender under the Finnvera Term Facility, the Finnvera Facility Agent) or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement (including Sections 4.2 and 4.3), has issued financial statements containing a "going concern" or similar qualification or indicating a potential inability to comply with funding obligations generally, or has made a public statement to the effect that it does not intend or is unable to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit;

1.1.55.3

~~1.1.54.3~~ has failed, within 2 Banking Days after request by the Agent (or in the case of a Defaulting Lender under the Finnvera Term Facility, the Finnvera Facility Agent), to confirm that it will comply with its funding obligations under this Agreement (including Sections 4.2 and 4.3);

1.1.55.4

~~1.1.54.4~~ has otherwise failed to pay over to the Agent (or in the case of a Defaulting Lender under the Finnvera Term Facility, the Finnvera Facility Agent) or any other Lender any other amount required to be paid by it under this Agreement within 3 Banking Days of the date when due, unless payment is the subject of a good faith dispute;

1.1.55.5	~~1.1.54.5~~ has become or is insolvent, is deemed to be insolvent, or is controlled by a Person that has become or is insolvent or deemed to be insolvent; or
1.1.55.6	~~1.1.54.6~~ has itself or is controlled by a Person that has (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee, administrator,

14.

assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment;

provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership, control or acquisition of any Equity Interest in or control of such Lender by a Governmental Authority.

1.1.56

~~1.1.55~~ “Derivative Instrument” means an agreement entered into from time to time by a Person in order to control, fix or regulate currency exchange fluctuations, or the rate of interest payable on borrowings, including a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or index equity swap, equity or index equity option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions and any combination of these transactions).

1.1.57	~~1.1.56~~ “Derivative Obligations” means the Hedging Exposure and all other obligations of the Borrower to one or more Revolving Facility Lenders under Derivative Instruments.
1.1.58	~~1.1.57~~ “Designated Period” means, with respect to a ~~Libor~~Term SOFR Advance or a BA Advance, a period designated by the Borrower in accordance with Sections 4.11, 6.1 and 6.4.
1.1.59

~~1.1.58~~ “Disbursement Period” means, with respect to (a) the Revolving Facility, the period from the Original Closing Date until the expiry of the Term, subject to satisfying the applicable conditions precedent set out in Article 10, ~~(b) the Unsecured Facility, the period from the Third Amendment Closing Date until the expiry of the Term, subject to satisfying the applicable conditions precedent set out in Article 10,~~ and (~~c~~b) the Finnvera Term Facility, the “Availability Period” as defined in Schedule “P” hereof.

1.1.60

~~1.1.59~~ “Discount Note” means a non-interest bearing promissory note denominated in Canadian Dollars issued by the Borrower to a Revolving Facility Lender~~, an Unsecured Facility Lender~~ or a sub-participant which is a Non-BA Lender (as defined in subsection 6.1.2(b)), such note to be in the form normally used by such Lender or sub-participant.

1.1.61

~~1.1.60~~ “EBITDA” means, with respect to any Person or the Relevant Group during a financial period, earnings before non-controlling interests, earnings from equity-accounted investments, extraordinary items, non-recurring gains or losses on debt extinguishment and asset sales and restructuring, Interest Expense, Taxes (to the

15.

extent taken into account for the purposes of determining net income), depreciation and amortization, foreign exchange translation gains or losses not involving the payment of cash, other non-cash financial charges, reconnection costs, subscribers’ subsidies revenues net of related costs, deferred installation revenues net of related costs without taking into account any goodwill adjustments, and amortization of contract assets and contract acquisition costs, calculated in accordance with GAAP; for greater certainty, there shall be excluded from the calculation of EBITDA, to the extent included in such calculation, (a) the amount of any income or expense relating to Back-to-Back Securities, and (b) the EBITDA from any Subsidiary that is not a member of the Relevant Group except to the extent of the cash dividends or other distributions received from such Subsidiary that is not a member of the Relevant Group, net of any reinvestments by the Relevant Group in such Subsidiary.

EBITDA shall (A) exclude the EBITDA of (a) any Person and (b) every division, line of business or group of operating assets used in carrying on a distinct business (collectively called an "Operating Business") that (in the case of either (a) or (b) above) no longer belong to a member of the Relevant Group (a "Former Contributor") on the last day of such period which would otherwise be included in such results of operations of the Borrower because such Former Contributor or Operating Business, as the case may be, has been disposed of during such period; and (B) include the EBITDA for such period of each Person and of every Operating Business that, during such period, became (or, in the case of an Operating Business, became part of) a member of the Relevant Group and which is (or is comprised within) a member of the Relevant Group on the last day of such period on a pro forma basis for such period, based on audited historical results of operations, or, if unavailable, reasonable projections satisfactory to the Agent.

1.1.62

~~1.1.61~~ “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person), in respect of each of which the consent of any party whose consent is required by Section 16.2.1 has been obtained; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any member of the VL Group or any Affiliate thereof.

1.1.63

~~1.1.62~~ “Environmental Laws” means all applicable Canadian and other applicable jurisdictions’ federal, state, provincial, local and other foreign statutes and codes or regulations, rules or ordinances issued, promulgated or approved thereunder, as well as all other Applicable Laws, and all common laws under which environmental liabilities can arise, now or hereafter in effect (including those with respect to asbestos or asbestos-containing material or exposure to asbestos or asbestos-containing material, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas), to the extent relating to pollution or protection of the environment and public health and relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or

16.

hazardous constituents, substances or wastes (including any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any such statute, codes, regulations, rules or ordinances) into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any such statute, codes, regulations, rules or ordinances, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom.

1.1.64

~~1.1.63~~ “Equity Interests” means, with respect to any Person, all shares, interests, units, participations or other equivalent equity interests (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, trust units, or any other equivalent of such ownership interests.

1.1.65	~~1.1.64~~ “Equivalent Amount” has the meaning ascribed to it in Section 15.2.
1.1.66	“Erroneous Payment” has the meaning ascribed to it in Section 18.21.1.
1.1.67	“Erroneous Payment Deficiency Assignment” has the meaning ascribed to it in Section 18.21.4.
1.1.68	“Erroneous Payment Impacted Class” has the meaning ascribed to it in Section 18.21.4.
1.1.69	“Erroneous Payment Return Deficiency” has the meaning ascribed to it in Section 18.21.4.
1.1.70	“Erroneous Payment Subrogation Rights” has the meaning ascribed to it in Section 18.21.4.
1.1.71	~~1.1.65~~ “Event of Default” means one or more of the events described in Section 14.1, as well as one or more of the Events of Default as described in Section 9 of Schedule “P”.
1.1.72

~~1.1.66~~ “Excess Cash Flow” means, with respect to the Relevant Group, the EBITDA calculated as at the end of each financial quarter, plus an amount equal to any spread paid to a member of the Relevant Group resulting from Back-to-Back Securities, to the extent not previously included in EBITDA, and less:

1.1.72.1	~~1.1.66.1~~ the amount of Taxes paid or otherwise due during the period in question;

17.

1.1.72.2

~~1.1.66.2~~ the amount of any Interest Expense paid in cash (and not accrued); however, for the purposes of this definition alone, “Interest Expense” shall include all fees and expenses relating to any Offering and premiums paid to retire Debt, except to the extent that the fees and expenses in question are paid for out of the proceeds of such Offering and not out of the Relevant Group’s cash flow;

1.1.72.3

~~1.1.66.3~~ the amount of all voluntary prepayments of Debt, other than (a) payments under the Revolving ~~Facility and under the Unsecured~~ Facility, (b) voluntary prepayments using the proceeds of Asset Dispositions and Offerings, and (c) voluntary prepayments of the QMI Subordinated Debt made in accordance with Section 13.9 hereof;

1.1.72.4	~~1.1.66.4~~ the amount of extraordinary items not included in earnings but which required the payment of cash;
1.1.72.5	~~1.1.66.5~~ the amount of any mandatory principal repayment of Debt that is permitted hereunder; and
1.1.72.6

~~1.1.66.6~~ the amount of Capital Expenditures (adjusted for the inclusion of reconnection costs, video rental inventories, deferred charges in connection with subscriber subsidies, reclassification of telephony modems and the proceeds from disposal of subscriber equipment) made during such period that has not been financed separately out of (i) the proceeds of Debt permitted hereunder; (ii) equity obtained after the date hereof; or (iii) the Net Proceeds arising out of Asset Dispositions made during the period;

provided, however, that no amount will be so deducted if such amount has already been deducted from EBITDA.

1.1.73

~~1.1.67~~ “Excluded Taxes” means, with respect to the Agent, any Lender (which term, for the avoidance of doubt, shall include the Issuing Lender and the Swing Line Lender when used in this definition of “Excluded Taxes”) or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar Tax imposed by any jurisdiction in which the Agent or such Lender is located and (c) in the case of a Foreign Lender (other than (i) a Foreign Lender that is a party hereto on the Closing Date, (ii) an Assignee pursuant to a request by the Borrower under Section 7.5.2, (iii) an Assignee pursuant to an

18.

Assignment made when an Event of Default has occurred and has not been waived or (iv)  any other Assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 7.3.5, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 7.3.  For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.

1.1.74	~~1.1.68~~ “Facility” means the Revolving Facility, ~~the Unsecured Facility,~~ the Finnvera Term Facility or a New Facility, and “Facilities” means all of them.
1.1.75

~~1.1.69~~ “Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or, for any day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.  If for any reason the Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, Royal Bank of Canada’s announced US Base Rate will apply.

1.1.76	~~1.1.70~~ “Fees” means the Revolving Facility Fees~~, the Unsecured Facility Fees~~ and the Finnvera Fees.
1.1.77	~~1.1.71~~ “Finnvera Facility Agent” has the meaning ascribed to it in Schedule “P”.
1.1.78	~~1.1.72~~ “Finnvera Facility Lender” means a “Tranche A Lender”, as such term is defined in Schedule “P”.
1.1.79	~~1.1.73~~ “Finnvera Fees” means the “Tranche A Fees”, the Commitment Fees and the Finnvera Handling Fee, as such terms are defined in Schedule “P”.
1.1.80	~~1.1.74~~ “Finnvera Term Facility” means the Facility under which the portion of the Credit described in subsection 2.1.~~3~~2 is available, which Facility is more fully described in Schedule “P”.
1.1.81	~~1.1.75~~ “First Currency” has the meaning ascribed to it pursuant to Section 15.1.

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1.1.82	“Floor” means a rate of interest per annum equal to 0%;
1.1.83

~~1.1.76~~ “Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which the Borrower is resident for tax purposes and that is not otherwise considered or deemed to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction.  For purposes of this definition, Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

1.1.84	“Fourth Amending Agreement” means the fourth amending agreement to this Agreement dated as of May 20, 2022 entered into among the parties hereto;
1.1.85	“Fourth Amendment Closing Date” has the meaning ascribed to “Amendment Effective Date” in the Fourth Amending Agreement;
1.1.86

~~1.1.77~~ “Generally Accepted Accounting Principles” or “GAAP” means the generally accepted accounting principles in effect in Canada from time to time, consistently applied, and including for greater certainty IFRS as and from its implementation in Canada effective January 1, 2011.

1.1.87

~~1.1.78~~ “Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union, the Bank for International Settlements or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

1.1.88

~~1.1.79~~ “Guarantees” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation against loss, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the Primary Obligor against loss in respect thereof.  For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money, and a Guarantee in respect of any

20.

other obligation or liability or any dividend, shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend, unless the Guarantee is limited in amount, in which case such limit shall be used for such computation.

1.1.89

~~1.1.80~~ “Guarantors” means subject to the provisions of Section 9.3, ~~9293-6707 Quebec Inc., 9227-2590 Quebec Inc., 9230-7677 Quebec Inc., 8487782 Canada Inc. (formerly known as Jobboom Inc.), Videotron G.P., Videotron L.P., Vidéotron Infrastructures Inc., 4Degrés Colocation Inc. / 4Degrees Colocation Inc. and~~ all of the wholly-owned Subsidiaries of the Borrower and the Guarantors ~~created or acquired after the Closing Date~~.  A list of the Guarantors and of all of the members of the VL Group as of the ~~Third~~Fourth Amendment Closing Date is provided in Schedule “L” hereto.

1.1.90

~~1.1.81~~ “Hazardous Substances” shall mean any (a) substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma and organic or inorganic matter which may alter and diminish or deteriorate the quality of the environment, or which by reason of its qualities is a hazard to health or to the environment, or is or is deemed to be, alone or in any combination, hazardous, hazardous waste, hazardous material, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any applicable Environmental Laws; and (b) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

1.1.91

~~1.1.82~~ “Hedging Exposure” means the aggregate amount that would be payable to all Persons by the Relevant Group on the date of determination pursuant to (a) Section 6(e)(i)(3) of each ISDA Master Agreement entered into using the 1992 ISDA Master Agreement and (b) Section 6(e)(i) of each ISDA Master Agreement entered into using the 2002 ISDA Master Agreement, between the Borrower and such Persons as if all Derivative Instruments under such ISDA Master Agreements were being terminated on that day; provided that, for the purpose of such determination, with respect to the Derivative Instruments between each Lender and the Borrower entered into using (w) the 1992 ISDA Master Agreement, each Lender will be deemed to be the Non-defaulting Party (as such term is defined in the ISDA Master Agreement) and will determine Market Quotation (as such term is defined in the ISDA Master Agreement) using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as such term is defined in the 1992 ISDA Master Agreement), and (x) the 2002 ISDA Master Agreement, each Lender will be deemed to be the Non-defaulting Party (as such term is defined in the ISDA Master Agreement) and will determine the Close-Out Amount (as such term is defined in the ISDA Master Agreement).

1.1.92

~~1.1.83~~ “IFRS” means the International Financial Reporting Standards (formerly known as the International Accounting Standards), as set and promoted by the International Accounting Standards Board (formerly known as the International Accounting Standards Committee) and implemented in Canada through the

21.

Accounting Recommendations in the Handbook of the Canadian Institute of Chartered Accountants.

1.1.93

~~1.1.84~~ “Immaterial Subsidiary” means any wholly-owned Subsidiary of the Borrower that holds less than 1.5% of (a) the Adjusted Consolidated EBITDA on a rolling four-quarter basis, and (b) the Adjusted Consolidated assets, of the VL Group, provided that the aggregate EBITDA, on a rolling four-quarter basis, and assets held by all of the Immaterial Subsidiaries cannot at any time exceed 3% of the (i) Adjusted Consolidated EBITDA on a rolling four-quarter basis, or (ii) Adjusted Consolidated assets of, in each case, the VL Group.

1.1.94

~~1.1.85~~ “Indebtedness” of any Person means (without duplication) all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event includes all Debt of such Person.

1.1.95	~~1.1.86~~ “Indemnified Taxes” means all Taxes other than Excluded Taxes.
1.1.96	~~1.1.87~~ “Interest Coverage Ratio” means, for any period, the ratio of EBITDA to Interest Expense for such period.
1.1.97

~~1.1.88~~ “Interest Expense” for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made in respect of the Relevant Group, excluding (a) fees and expenses relating to any Offering of Debt and premiums paid to retire Debt, (b) interest on the Back-to-Back Debt to the extent offset by an equal amount of dividends on the Back-to-Back Preferred Shares, (c) interest not paid in cash or other assets of the Relevant Group on the QMI Subordinated Debt, including the interest component of Capital Leases, and discounts and fees payable in respect of bankers’ acceptances or accounts receivable sold in connection with any asset securitization program approved by the Lenders.

In circumstances where the proceeds of disposition of a Former Contributor (as defined in the definition of "EBITDA") or its property, or of an Operating Business, (as defined in the definition of "EBITDA") have been used to permanently repay Debt during such period, for the purpose of calculating Interest Expense, the amounts so repaid shall be deducted from the Debt of the Relevant Group on which the calculation of Interest Expense for such period would otherwise have been made, and Interest Expense shall be reduced accordingly on a pro forma basis.  Similarly, in circumstances where Debt of the Relevant Group was incurred or assumed in connection with the acquisition of a Person or Operating Business (as defined in the definition of "EBITDA"), the amounts so incurred or assumed shall be added to the Debt of the Relevant Group on which the calculation of Interest Expense for such period would otherwise have

22.

been made, and Interest Expense shall be increased accordingly on a pro forma basis.

1.1.98

~~1.1.89~~ “Investments” means all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that “Investments” shall not mean or include investments in cash or Cash Equivalents or routine investments in inventory, equipment and supplies to be used or consumed, or trade credit granted, in the ordinary course of business.

1.1.99

~~1.1.90~~ “ISDA Master Agreement” means either the ISDA Master Agreement (Multi-Currency - Cross Border - 1992) (the “1992 ISDA Master Agreement”) or the ISDA 2002 Master Agreement (the “2002 ISDA Master Agreement”), each as published by the International Swaps and Derivatives Association, Inc. and, where the context permits or requires, includes all schedules, supplements, annexes and confirmations attached thereto or incorporated therein, as such agreement may be amended, supplemented or replaced from time to time.

1.1.100

~~1.1.91~~ “Issuing Lender” means each or all of (a) the Lender(s) selected by the Borrower and accepted by such Lender(s), for which the Agent has been advised that such Lender(s) will be the issuer of Letters of Credit (in that capacity) under the Revolving Facility ~~or under the Unsecured Facility, as applicable~~, and (b) the Swing Line Lender as the issuer of Letters of Credit under the Swing Line Commitment (in that capacity), or any successor issuers of Letters of Credit.  For greater certainty, where the context permits, references to “Lenders” herein include the Issuing Lender.

1.1.101	~~1.1.92~~ “Joinder Agreement” means an agreement substantially in the form of Schedule “O”.
1.1.102	~~1.1.93~~ “LC Fees” has the meaning ascribed to such term in subsection 4.2.2.
1.1.103

~~1.1.94~~ “Lender” or “Lenders” means the Revolving Facility Lenders, ~~the Unsecured Facility Lenders, and~~ the Lenders under the Finnvera Term Facility~~,~~ (all of which are listed in Schedule “A”) and the Lenders under any New Facility, together with any Assignee(s) and Tranche A Assignee(s) (as such term is defined in Schedule “P”), or, as the context permits, any of them alone.  When used in connection with “Derivative Instruments”, the term “Lender” shall include any Affiliate of a Revolving Facility Lender.  When used in connection with the Security, the term “Lender” shall include any counterparty to a Derivative Instrument, provided that the counterparty was a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender at the time any such Derivative Instrument was entered into.

1.1.104	~~1.1.95~~ “Letter of Credit” means any stand-by letter of credit or letter of guarantee issued by the Issuing Lender in accordance with the provisions hereof, and includes

23.

any stand-by letter of credit or letter of guarantee issued by the Issuing Lender in connection with the Spectrum Auction and Purchase in accordance with the provisions hereof.

1.1.105

~~1.1.96~~ “Leverage Ratio” means, as of any date of determination, the ratio of Debt (excluding the QMI Subordinated Debt) of the Relevant Group as of such date to EBITDA for the preceding four quarters ending on such date.

~~1.1.96A“LIBOR” means, with respect to any Designated Period of 1, 2, 3 or 6 months relating to a Libor Advance under the Revolving  Facility or the Unsecured Facility, the average rate for deposits in US$ for a period comparable to the Designated Period which is quoted on Reuters Screen Libor01 Page, at or about 11:00 a.m. (London, England time), determined two Banking Days prior to the date on which a Libor Advance is to be made in accordance with Section 5.5, provided that if such rate is negative, it shall be deemed to be nil; if such quote is unavailable, then LIBOR shall be determined by the Agent as the average of the rate at which deposits in US$ for a period similar to the Designated Period and in amounts comparable to the amount of such Libor Advance are offered by the Libor Reference Lenders to prime banks in the London inter-bank market at or about 11:00 a.m. London, England time on the date of such determination.~~

~~In any event, the rate determined in accordance with the above-mentioned Reuter’s page or inter-bank offered rate (the “Quoted Rate”) shall be adjusted for reserve requirements of any affected Lender in accordance with the following formula to obtain the applicable LIBOR:~~

~~LIBOR=            Quoted Rate~~

~~1.00 - Reserve Percentage~~

~~where “Reserve Percentage” means the rate (expressed as a decimal) applicable to the Agent, during the relevant Designated Period under regulations, directives or guidelines issued from time to time by the Board of Governors of the Federal Reserve System (in the USA), by the Office of the Superintendent of Financial Institutions (in Canada) or by any other applicable regulatory agency, for determining the reserve requirement applicable to the Facilities or to facilities similar thereto (including any basic, supplemental, emergency or marginal reserve requirement) of the Agent, respectively, with respect to “Eurocurrency liabilities”, as that term is defined under such regulations or for the purposes of complying with such directives or guidelines.  All adjustments to the Quoted Rate shall occur and be effective as of the effective date of any change in the Reserve Percentage (to the extent that the Lenders claiming entitlement to such adjustment are affected thereby), and the Agent will use reasonable efforts to advise the Borrower of any such change as soon as practicable (provided that the Agent shall not be liable if it fails to do so).~~

24.

~~1.1.96B“Libor Advance” means, at any time, the part of the Advances with respect to which the Borrower has chosen to pay interest on the Libor Basis.~~

~~1.1.96C“Libor Basis” means the basis of calculation of interest on Libor Advances, or any part thereof, made in accordance with the provisions of Sections 5.3 and 5.4.~~

~~1.1.96D“Libor Reference Lenders” means Royal Bank of Canada, The Toronto-Dominion Bank and Bank of America, N.A., Canada Branch, or such other Lender(s) appointed by the Agent with the consent of the Borrower in replacement of the said Lender(s).~~

1.1.106

~~1.1.97~~ “Licences” means all licences, permits and authorizations issued to the VL Group by the CRTC pursuant to the Broadcasting Act (Canada) and the orders, rules, regulations and directions promulgated pursuant to such Act.

1.1.107

~~1.1.98~~ “Loan Documents” means this Agreement, the Security Documents, any Derivative Instruments entered into with one or more Revolving Facility Lenders or any of their respective Affiliates, and any undertaking or other agreement executed in connection with this Agreement.

1.1.108

~~1.1.99~~ “Loan Obligations” means all obligations of the VL Group to the Agents and Lenders under or in connection with the Loan Documents (provided that “Loan Obligations” shall not include “Derivative Obligations”), including the aggregate of Advances outstanding under this Agreement (and further including the face amount of any Bankers' Acceptances and all reimbursement obligations under subsection 4.2.3 in respect of Letters of Credit issued in accordance with the provisions hereof), together with interest thereon (including, without limitation, interest accruing after the maturity of the Advances due under any Facility hereunder and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a member of the VL Group, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the VL Group to the Agents and Lenders in any currency under or in connection with the Loan Documents, and all interest, Fees, fees, commissions, legal and other costs, charges and expenses incurred under or in connection with the Loan Documents, and includes the Erroneous Payment Subrogation Rights.  In this definition, “the Agents and Lenders” means “the Agents and Lenders, or any of them”.

1.1.109

~~1.1.100~~ “Majority Lenders” means (i) with respect to matters that relate to all Facilities, Lenders holding at least 51% of the combined Commitments~~;~~ under all Facilities, provided that if the Commitments under the Revolving ~~Facility and the Unsecured~~ Facility have expired, “Majority Lenders” shall mean Revolving Facility Lenders, ~~Unsecured Facility Lenders and~~ Finnvera Facility Lenders and Lenders under any New Facility to whom are owed at least 51% of the combined Loan Obligations under ~~the Revolving~~all Facilities, and (ii) with respect to matters that

25.

relate solely to a particular Facility, Lenders holding at least 51% of the Commitments under such Facility, provided that if the ~~Unsecured~~Commitments under such Facility ~~and the Finnvera Term~~have expired, “Majority Lenders” shall mean Lenders under such Facility to whom are owed at least 51% of the Loan Obligations under such Facility.

1.1.110

~~1.1.101~~ “Margin” means, ~~(a)~~ under the Revolving Facility, for Prime Rate Advances, US Base Rate Advances, ~~, Libor~~Term SOFR Advances, Stamping Fees, LC Fees and Standby Fees, the following annual percentages depending on the then-applicable Leverage Ratio (“x” in the table below), determined at the times and in the manner set out below the tables:

Revolving Facility

Leverage Ratio	Standby Fee	Prime Rate/US Base Rate plus	Stamping Fees / LC Fees / ~~LIBOR~~Term SOFR plus
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]

~~and (b), under the Unsecured Facility, for Prime Rate Advances, US Base Rate Advances, Libor Advances, Stamping Fees, LC Fees and Standby Fees, the following annual percentages depending on the then-applicable Leverage Ratio (“x” in the table below), determined at the times and in the manner set out below the table:~~

~~Unsecured Facility~~

~~Leverage Ratio~~	~~Standby Fee~~	~~Prime Rate/US Base Rate plus~~	~~Stamping Fees / LC Fees / LIBOR~~
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]
[Redacted]	[Redacted]	[Redacted]	[Redacted]

Each change resulting from a change in the Leverage Ratio shall be effective with respect to all outstanding Loan Obligations retroactively from the first day of each fiscal quarter of the Borrower, and shall be based on the financial statements and Compliance Certificates required by subsections 12.15.1 and 12.15.2, as applicable, and the Leverage Ratio derived from such financial statements. Thus,

26.

the financial statements and Compliance Certificates which shall be delivered 60 days after quarter-end and 90 days after year-end (based on unaudited results and subject to readjustment upon delivery of a second Compliance Certificate in accordance with the provisions of subsection 12.15.2(b)) will be used to calculate the Leverage Ratio applicable from the first day of the quarter in which such financial statements and Compliance Certificates were to be delivered.  For example, the financial statements and Compliance Certificates to be delivered in respect of the quarter ending May 31 of any year of the Term shall be delivered by July 30 of that year, and shall be used to calculate the Leverage Ratio for the period from June 1 of that year to August 31 of that year.  If, as a result of an increase in the Leverage Ratio, the Margin has increased, the Agent will advise the Borrower and the Revolving Facility Lenders and the Borrower will pay all additional amounts that may be due to the Revolving Facility Lenders within 2 Business Days of being advised of the amount due.  If, as a result of a reduction in the Leverage Ratio, the Margin has been reduced, the Agent shall advise the Borrower and the Lenders and the amounts owed to the Borrower (a) will be deducted from the Stamping Fees otherwise payable in the case of a BA Advance, on the next Rollover Date of the relevant BA Advance, or (b) in the case of Prime Rate Advances, US Base Rate Advances or ~~Libor~~Term SOFR Advances, will be deducted from the interest otherwise payable by the Borrower on the next interest payment date contemplated by Section 5.2 or Section 4.11, or (c) in the case of Letters of Credit, will be deducted from the LC Fees otherwise payable by the Borrower on the next LC Fee payment date contemplated by subsection 4.2.2, and (d) if no interest or Stamping Fees are payable during that period, the Lenders shall remit the necessary amounts to the Agent for payment to the Borrower.

1.1.111	~~1.1.102~~ “Market Disruption Event” has the meaning ascribed to it in Section 7.6.
1.1.112

~~1.1.103~~ “Market Disruption Prime Rate” means the average of the Prime Rates of the Market Disruption Reference Lenders, calculated as set out in the definition of “Prime Rate” as if each such Market Disruption Reference Lender was the bank referred to in such definition; provided that such Market Disruption Prime Rate shall not exceed the Prime Rate (as defined herein) at such time by more than 0.50%.

1.1.113	~~1.1.104~~ “Market Disruption Reference Lenders” means, for the purposes of Section 7.6, Royal Bank of Canada, The Toronto-Dominion Bank and Bank of America, N.A., Canada Branch.
1.1.114

~~1.1.105~~ “Market Disruption US Base Rate” means the average of the US Base Rates of the Market Disruption Reference Lenders, calculated as set out in the definition of “US Base Rate” as if each such Market Disruption Reference Lender was the bank referred to in such definition; provided that such Market Disruption US Base Rate shall not exceed the US Base Rate (as defined herein) at such time by more than 0.50%.

1.1.115

~~1.1.106~~ “Material Adverse Change” means (i) a material adverse change in the business, assets, liabilities, financial position, operating results or business prospects of the VL Group, taken as a whole, or (ii) a material adverse change in the ability of the Borrower and the Guarantors to perform any of their material obligations hereunder or under the Security Documents, or (iii) the impairment, in any material respect, of the validity or enforceability of this Agreement or the Security Documents or of the rights and remedies of the Agents or the Lenders hereunder or under the Security Documents.

1.1.116

~~1.1.107~~ “Net Proceeds” means the gross amount of proceeds payable in cash or Cash Equivalents arising from any Asset Disposition, less (a) amounts payable to discharge or radiate Permitted Charges on the assets being disposed of, (b) the amount of Taxes arising from each such Asset Disposition and which cannot be offset against losses, depreciation or otherwise such that same must actually be paid in cash, and (c) reasonable out-of-pocket costs, fees and expenses incurred in connection with such Asset Disposition, including commissions but excluding any amounts paid to Affiliates.

1.1.117	~~1.1.108~~ “New Facility” means one or more credit facilities created from time to time as permitted under Section 2.4 and benefitting from the Security.

27.

1.1.118

~~1.1.109~~ “Notice of Borrowing” means, (i) with respect to the Revolving ~~Facility or the Unsecured~~ Facility, a notice substantially in the form of Schedule “B” transmitted to the Agent by the Borrower in accordance with the provisions of Section 4.1, 4.2 or 4.11, or of subsection 6.1.1, and (ii) with respect to the Finnvera Term Facility, a Tranche A Notice of Borrowing, as defined in Schedule “P”.

1.1.119	“OFAC” means The Office of Foreign Assets Control of the US Department of Treasury.
1.1.120	~~1.1.110~~ “Offering” means any public or private offering of Equity Interests or Debt permitted hereunder.
1.1.121	~~1.1.111~~ “Original Closing Date” means November 28, 2000.
1.1.122

~~1.1.112~~ “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

1.1.123	“Payment Recipient” has the meaning ascribed to it in Section 18.21.1.
1.1.124

~~1.1.113~~ “Péladeau Group” means any (i) individual who is related by blood, adoption or marriage to the late Pierre Péladeau; (ii) any trust (whether testamentary or otherwise) the beneficiaries of which are all individuals described in (i); or (iii) any corporation or partnership which is controlled, directly or indirectly, by one or more individuals referred to in (i) or a trust referred to in (ii), or any combination thereof.

1.1.125	~~1.1.114~~ “Permitted Charges” means the Charges created by the Security Documents and, with respect to any Person:
1.1.125.1

~~1.1.114.1~~ any Charge created by law that is assumed in the ordinary course of business and in order to exercise same, which, in the case of construction Charges in favour of contractors, sub-contractors, workmen, suppliers of materials, engineers and architects, has not at such date been registered in accordance with Applicable Law against such Person, which relates to obligations which are not yet due or delinquent, which is not related to any loan of money or obtaining of credit and which, in the aggregate, do not affect in a material way the use, the income or the benefits flowing from the property so charged in the conduct of the business of such Person; any Charge resulting from judgments or decisions which such Person has, at such date, appealed or in respect of which it has sought revision and obtained a suspension of execution pending the appeal or the revision; any Charge for Taxes, assessments or governmental claims or

28.

other impositions not yet due or matured or in respect of which the validity at such date has been contested in good faith by such Person before a Governmental Authority in accordance with the provisions of Section 12.7; or which relates to a deposit of monies or securities in the ordinary course of business with respect to any Charge referred to in this paragraph, or to secure workmen's compensation, surety or appeal bonds or security for costs of litigation; or any Charge in favour of a landlord on movable or personal property to secure the payment of rent and other amounts owing under leases for immovable or real property, provided the Charge is limited to property situated on the leased premises;

1.1.125.2

~~1.1.114.2~~ any right of a municipality or other Governmental Authority pursuant to any lease, license, franchise, grant or permit obtained by such Person, or any right resulting from a legislative provision, to terminate such lease, license, franchise, grant or permit, or requiring an annual or periodic payment as a condition of its extension;

1.1.125.3

~~1.1.114.3~~ Charges in favour of a municipality, public utility or other Governmental Authority, or which may be imposed by one or the other, when required by such body or authority with respect to the operations of such Person or in the ordinary course of its business;

1.1.125.4

~~1.1.114.4~~ Charges granted in favour of municipal authorities or public utilities on immovables acquired from time to time by such Person which do not adversely affect the value or marketability of such Person's immovable property in any material respect;

1.1.125.5

~~1.1.114.5~~ title defects, homologated lines, zoning and building by-laws, ordinances, regulations and other governmental restrictions on the use of property, or servitudes, easements or other similar encumbrances, provided that none of the foregoing adversely affect the value or marketability of such Person's immovable property in any material respect;

1.1.125.6

~~1.1.114.6~~ Charges (i) under any Capital Lease or Synthetic Lease, and (ii) to secure the payment of the purchase price incurred in connection with the acquisition of assets, in each case to be used in carrying on the Core Business, including Charges existing on such assets at the time of the acquisition thereof or at the time of the acquisition by a member of the

29.

VL Group of any business entity then owning such assets, whether or not such existing Charges were given to secure the payment of the purchase price of the assets to which they attach, provided that such Charges are limited to the assets purchased and that the amount guaranteed by such Charges does not exceed 100% of the acquisition price of the assets so acquired, and, in the aggregate for (i) and (ii) above, shall not exceed, at the time of incurrence, the greater of (a) 7.5% of Shareholders Equity and (b) $~~7~~500,000,000, outstanding at any time;

1.1.125.7	~~1.1.114.7~~ bankers’ liens, rights of set-off or similar rights to deposit accounts or the funds maintained with a credit or deposit-taking institution; and
1.1.125.8

~~1.1.114.8~~ other Charges, not ranking in priority to the Security, incurred in the ordinary course of the Core Business, in an aggregate amount not at any time exceeding, the greater of (a) 7.5% of Shareholders Equity and (b) $75,000,000.

1.1.126

~~1.1.115~~ “Person” means a legal person, a natural person, a joint venture, a partnership, a trust, an entity without juridical personality, a Governmental Authority or any ministry, organization or intermediary of such Governmental Authority.

1.1.127

~~1.1.116~~ “Prime Rate” means, on any day, the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by the Lender then acting as Agent (or, in the case of Swing Line Advances, the Swing Line Lender) as being its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in Canadian Dollars to its clients (whether or not any such loans are actually made); provided that in the event that the Prime Rate is, at any time, less than the average one month Bankers' Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. on such day plus 1% (the “BA Rate”), “Prime Rate” shall be equal to the BA Rate. For greater certainty, if the Prime Rate as determined above shall ever be less than the Floor, then the Prime Rate shall be deemed to be the Floor;

1.1.128

~~1.1.117~~ “Prime Rate Advance” means, at any time, the portion of the Advances in Canadian Dollars with respect to which the Borrower has chosen, or, in accordance with the provisions hereof, is obliged, to pay interest on the Prime Rate Basis.

1.1.129	~~1.1.118~~ “Prime Rate Basis” means the basis of calculation of interest on the Prime Rate Advances, or any part thereof, made in accordance with the provisions of Sections 5.1 and 5.2.

30.

1.1.130	~~1.1.119~~ “Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder.
1.1.131	~~1.1.120~~ “QMI Subordinated Debt” has the meaning ascribed to it in Section 13.7.
1.1.132	~~1.1.121~~ “Relevant Group” means:
(a)

when used for the purposes of Article 12 (other than Section 12.11 and subsection 12.15.3(b)), Article 13 (other than Section 13.4) and Article 14, including to the extent used in any defined term used therein (or any defined term used within such definitions or any component thereof), the VL Group, and

(b)

when used for the purposes of Section 12.11, subsection 12.15.3(b) or Section 13.4, including to the extent used in any defined term used therein (or any defined term used within such definitions or any component thereof),

i)

the VL Group on an Adjusted Consolidated basis if, at the relevant time, (x) the Adjusted Consolidated (A) EBITDA on a rolling four-quarter basis, or (B) assets (excluding Back-to-Back Securities), or (C) Debt, in each case, of the VL Group, is less than ~~9~~85% of, as applicable, (y) the EBITDA on a rolling four-quarter basis, or the assets (excluding Back-to-Back Securities), or the Debt, in each case of the Borrower on a consolidated basis, or

ii)	otherwise, the Borrower on a consolidated basis.

Accordingly, assets, EBITDA, Debt, and Excess Cash Flow shall be calculated on an Adjusted Consolidated basis when such terms apply to the VL Group and on a consolidated basis when such terms apply to the Borrower.

1.1.133

~~1.1.122~~ “Required Lenders-Acceleration” means no less than three (3) Lenders holding at least 51% of the combined Loan Obligations under all Facilities, unless there are two or less Lenders, in which case, “Required Lenders-Acceleration” means all Lenders.

1.1.134

~~1.1.123~~ “Requisite Disruption Lenders” means, at any time, Revolving Facility Lenders representing at such time more than 35% of the total Commitments under the Revolving ~~Facility and the Unsecured~~ Facility at such time.

1.1.135	~~1.1.124~~ “Revolving Facility” means the Facility under which the portion of the Credit described in subsection 2.1.1 is available.

31.

1.1.136	~~1.1.125~~ “Revolving Facility Fees” means the fees payable to the Agent and to the Revolving Facility Lenders, as set out in Section 5.10.
1.1.137	~~1.1.126~~ “Revolving Facility Lender” means a Lender having a Commitment under the Revolving Facility.
1.1.138	~~1.1.127~~ “Rollover Date” means, with respect to a ~~Libor~~Term SOFR Advance or a BA Advance, the date of any such Advance, or the first day of any Designated Period.
1.1.139	“Sanctioned Person” means a Person named on the list of “Specially Designated Nationals” maintained by OFAC or otherwise designated under Sanctions Laws.
1.1.140	“Sanctions Event” is used with the defined meaning assigned in Section 11.20.
1.1.141

“Sanctions Laws” means any economic, trade or financial sanctions or trade embargoes imposed, administered or enforced from time to time under laws and executive orders of the Canadian government (including without limitation under the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) and the Criminal Code (Canada) and, in each case, the regulations promulgated thereunder), the United States government, or any other relevant sanctions authority.

1.1.142	“Scheduled Unavailability Date-CDOR” has the meaning specified in clause (b) of Section 6.14.2.
1.1.143	“Scheduled Unavailability Date-Term SOFR” has the meaning specified in clause (b) of Section 5.13.2.
1.1.144	~~1.1.128~~ “Second Currency” has the meaning ascribed to it pursuant to Section 15.1.
1.1.145

~~1.1.129~~ “Secured Applicable Percentage” means, with respect to (a) any Revolving Facility Lender, the percentage of the total Commitments under the Revolving Facility represented by such Lender’s Revolving Facility Commitment, ~~or~~ (b) any Finnvera Facility Lender, the percentage of the total Commitments under the Finnvera Term Facility represented by such Lender’s Commitment under the Finnvera Term Facility, or (c) any Lender under a New Facility, the percentage of the total Commitments under such New Facility represented by such Lender’s Commitment under such New Facility.  If the Revolving Facility Commitments have been cancelled, terminated or expired, or if the calculation is required under the provisions of Section 18.8, the Secured Applicable Percentage of a Revolving Facility Lender ~~or~~, a Finnvera Facility Lender or a Lender under a New Facility shall be calculated by dividing (a) (i) the portion of the Loan Obligations under the Revolving Facility owed to such Revolving Facility Lender plus the amount owed to such Revolving Facility Lender on account of Derivative Obligations, ~~or~~ (ii) the portion of the Loan Obligations under the Finnvera Term Facility owed to such Finnvera Facility Lender or (iii) the portion of the Loan Obligations under such New

32.

Facility owed to such Lender under such New Facility, by (b) the aggregate amount of the Secured Obligations, giving effect to any Assignments pursuant to the provisions of Article 16 or Section 10 of Schedule “P”.  If there is a Defaulting Lender, the “Secured Applicable Percentage” shall be adjusted in accordance with the provisions of Section 18.17 without increasing the Commitment of any Lender.

1.1.146	~~1.1.130~~ “Secured Obligations” means, collectively, all of the Loan Obligations under the Revolving Facility ~~and~~, the Finnvera Term Facility and any New Facility, and all of the Derivative Obligations.
1.1.147	~~1.1.131~~ “Security Documents” means all of the guarantees and security documents described in Article 9, and “Security” means the security created thereby.
1.1.148

~~1.1.132~~ “Selected Amount” means, with respect to a BA Advance, the amount of the Advances in Canadian Dollars which the Borrower has asked to obtain by the issuance of Bankers' Acceptances in accordance with Section 6.1, and with respect to a ~~Libor~~Term SOFR Advance, the amount of the Advances in US Dollars in respect of which the Borrower has asked, in accordance with Section 4.11, that the interest payable thereon be calculated on the ~~Libor~~Term SOFR Basis.

~~1.1.133“Senior Note Indentures” means the indentures governing the Senior Notes issued by the Borrower.~~

~~1.1.134“Senior Notes” means the 91/8% Senior Notes due 2018, the 71/8% Senior Notes due 2020, and the 67/8% Senior Notes due 2021.~~

1.1.149

~~1.1.135~~ “Shareholders Equity” means, with respect to the VL Group at any time and calculated on an Adjusted Consolidated basis, the amount of paid-up capital in respect of all issued and fully-paid and non-assessable shares of share capital, together with the contributed surplus, retained earnings and translation adjustment (if applicable), all as otherwise calculated in accordance with GAAP.

1.1.150	~~1.1.136~~ “Share Pledge” has the meaning ascribed to it in subsection 9.1.2.
1.1.151	"SOFR" means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
1.1.152	"SOFR Adjustment" means

(a)with respect to Daily Simple SOFR, 0.10% (10 basis points); and

(b)with respect to Term SOFR, 0.10% (10 basis points) for a Designated Period of one-month's duration, 0.15% (15 basis points) for a Designated Period of three-months’ duration, and 0.25% (25 basis points) for a Designated Period of six-months' duration.

1.1.153	~~1.1.137~~ “Solvency Certificate” means a certificate attesting that a Person is Solvent, delivered in accordance with the provisions of Section 13.6.

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1.1.154

~~1.1.138~~ “Solvent” means, with respect to any Person, as of any date of determination, that such Person is not an “insolvent person”, as defined in the Bankruptcy and Insolvency Act (Canada), a “debtor company”, as defined in the Companies’ Creditors Arrangement Act (Canada), and is not insolvent under any analogous defined term as used in any other Applicable Laws.

1.1.155

~~1.1.139~~ “Spectrum Auction and Purchase” means any process by Industry Canada, the CRTC or another Governmental Authority in connection with the auction of spectrum licences for advanced wireless services and other spectrum to be used in the Core Business.

1.1.156

~~1.1.140~~ “Stamping Fees” means, with respect to BA Advances, including BA Advances made by way of Discount Notes, the fee calculated by (a) multiplying the percentage referred to in the definition of “Margin” by the face amount of the Bankers’ Acceptances being issued and stamped in connection with the BA Advance being made, (b) dividing the product so obtained by 365 or, in a leap year, 366, and (c) multiplying the result so obtained by the number of days in the relevant Designated Period.

1.1.157	~~1.1.141~~ “Standby Fee” has the meaning ascribed to it in subsection 5.10.1.
1.1.158

~~1.1.142~~ “Subordinated Debt” means, in respect of any Person, unsecured Debt of such Person that has no required redemption provisions and matures at least 6 months after the expiry of the Term hereof and that has been subordinated in right of payment to the obligations of the VL Group hereunder and under the Security Documents in form and substance acceptable to the Lenders and their counsel.

1.1.159

~~1.1.143~~ “Subsidiary” means any Person in respect of which the majority of the issued and outstanding capital stock (including securities convertible into voting shares and options to purchase voting shares) granting a right to vote in all circumstances is at the relevant time owned by the Borrower or one or more of its Subsidiaries, and includes any partnership and limited partnership that would be an Affiliate if it was a corporation.

1.1.160	"Successor Rate (CAD)" has the meaning specified in Section 6.14.2.
1.1.161	"Successor Rate (USD)" has the meaning specified in Section 5.13.2.
1.1.162

~~1.1.144~~ “Swing Line Advances” means a Prime Rate Advance, a US Base Rate Advance or the issuance of a Letter of Credit (in the latter case, subject to prior notice as required by the Swing Line Lender in accordance with its normal practice) under the Revolving Facility by the Swing Line Lender to the Borrower in an aggregate principal amount outstanding at any time not exceeding the Swing Line Commitment.  All Swing Line Advances are available only by way of Prime Rate Advances, US Base Rate Advances or the issuance of Letters of Credit, and may not be converted into any other form of borrowing.

1.1.163	~~1.1.145~~ “Swing Line Commitment” means $55,000,000.

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1.1.164

~~1.1.146~~ “Swing Line Lender” means The Toronto-Dominion Bank and any successor thereof appointed pursuant to Section 4.3.  For greater certainty, where the context permits, references to “Lenders” herein include the Swing Line Lender.

1.1.165

~~1.1.147~~ “Swing Line Loan” means, at any time, the aggregate of the Swing Line Advances outstanding at any time in accordance with the provisions hereof, together with any other amount in interest and accessory costs payable to the Swing Line Lender by the Borrower pursuant hereto.

1.1.166

~~1.1.148~~ “Synthetic Lease” means any synthetic lease or similar off-balance sheet financing product where such transaction is considered borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.1.167

~~1.1.149~~ “Tax Benefit Transaction” means, for so long as the Borrower is a direct or indirect subsidiary of Quebecor Inc. (“Quebecor”), any transaction between a member of the VL Group and Quebecor or any of its Affiliates, the primary purpose of which is to create tax benefits for any member of the VL Group or for Quebecor or any of its Affiliates; provided, however, that (1) the member of the VL Group involved in the transaction obtains a favourable tax ruling from a competent tax authority or a favourable tax opinion from a nationally recognized Canadian law or accounting firm having a tax practice of national standing as to the tax efficiency of the transaction for such member of the VL Group (except that such ruling or opinion shall not be required in respect of a transaction with substantially similar tax and transactional attributes as a previous Tax Benefit Transaction in respect of which such a tax ruling or opinion was obtained as certified by the Vice President Taxation of the Borrower (or any officer having similar functions)); (2) the Borrower delivers to the Agent a resolution of the board of directors of the Borrower to the effect the transaction will not prejudice the Lenders and certifying that such transaction has been approved by a majority of the disinterested members of such board of directors; (3) such transaction is set forth in writing; (4) such transaction either (a) causes all of the Security creating a Charge on any transferred assets to remain in full force and effect, or (b) provides for the replacement of such assets by different assets of a value, nature and kind acceptable to each of the Lenders, and which shall in any event be subject to the Security (and the assets so transferred that were previously Charged shall be released); and (5) the EBITDA is not reduced after giving pro forma effect to the transaction as if the same had occurred at the beginning of the most recently ended four fiscal quarter period of the Borrower for which internal financial statements are available; provided, however, that if such transaction shall thereafter cease to satisfy the preceding requirements as a Tax Benefit Transaction, it shall thereafter cease to be a Tax Benefit Transaction for purposes of this Agreement and shall be deemed to have been effected as of such date and, if the transaction is not otherwise permitted by this Agreement as of such date, the Borrower will be in Default hereunder if such transaction does not comply with the preceding requirements or is not otherwise unwound within 30 days of that date.

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1.1.168

~~1.1.150~~ “Tax Consolidation Transaction” means a transaction in which (i) a member of the VL Group (the “Initiator”) borrows an amount by way of a daylight loan, (ii) the same amount is then used to lend to another member of the VL Group (“Lossco”) by way of an interest bearing loan (the “Lossco Loan”), (iii) Lossco subscribes to an equivalent amount of preferred shares of another VL Group member (“Newco”), (iv)  Newco lends the same amount by way of an interest free loan to the Initiator (the “Newco Loan”), and (v) the Initiator reimburses the daylight loan.  Subject to the last sentence of this paragraph, interest on the Lossco Loan would accrue on a daily basis and be payable periodically and at the maturity of the Lossco Loan along with the principal of such loan.  Such interest payments and principal repayments would be funded from periodic preferred dividend payments, the redemption of preferred shares and a preferred dividend payment at the maturity of the Lossco Loan, in each case received from Newco.  To fund Newco’s aforesaid dividend payments and share redemptions, the Initiator would make periodic cash contributions to Newco’s contributed surplus and, at maturity of the Lossco Loan, would make a cash contribution to Newco’s contributed surplus and reimburse the Newco Loan.  For the purposes of the foregoing, the Initiator would borrow by way of daylight loans the required amounts to pay each contribution and to reimburse the Newco Loan and would reimburse each daylight loan using the proceeds of the interest and principal paid to it under the Lossco Loan. Any lender who is not the Borrower or a Guarantor shall execute a subordination agreement in favour of the Agent in substantially the form attached hereto as Schedule “N” if at all times during the Tax Consolidation Transaction such lender is an operating entity or has Debt other than Debt contemplated by the Tax Consolidation Transaction.

1.1.169

~~1.1.151~~ “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

1.1.170

~~1.1.152~~ “Term” means~~,~~ (i) with respect to the Revolving Facility, the period commencing on the Closing Date and terminating on July 20, 202~~3~~6, ~~with respect to the Unsecured Facility, the period commencing on the Third Amendment Closing Date and terminating on the earlier of the Conversion Date-Total and July 20, 2021, and~~and (ii) with respect to the Finnvera Term Facility, the period commencing on November 13, 2009 and terminating on the “Maturity Date” as defined in Schedule “P”.

1.1.171

“Term SOFR” means, for any Designated Period with respect to a Term SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two US Government Securities Business Days prior to the commencement of such Designated Period with a term equivalent to such Designated Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first US Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Designated Period; and provided that if the Term SOFR determined in

36.

accordance with the foregoing would otherwise be less than the Floor, the Term SOFR shall be deemed to be the Floor for purposes of this Agreement.

1.1.172	“Term SOFR Advance” means, at any time, the part of the Advances with respect to which the Borrower has chosen to pay interest on the Term SOFR Basis.
1.1.173	“Term SOFR Basis” means the basis of calculation of interest on Term SOFR Advances, or any part thereof, made in accordance with the provisions of Sections 5.3 and 5.4.
1.1.174	“Term SOFR Replacement Date” has the meaning specified in Section 5.13.2.
1.1.175

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published by CME (or any successor administrator satisfactory to the Agent) or such other commercially available source providing such quotations as may be designated by the Agent from time to time.

1.1.176	~~1.1.153~~ “Third Amendment Closing Date” means June 16, 2015.

~~1.1.154“Threshold Amount” means, at any time prior to the Conversion Date-Total, an amount equal to (a) the amount of the total Commitments under the Revolving Facility (as increased or cancelled pursuant to the terms of this Agreement, including pursuant to Sections 2.3, 2.4 and 8.2) at such time, less (b) the amount of the Swing Line Commitment at such time, less (c) the minimum Selected Amount of $5,000,000 set forth in subsection 6.1.1.~~

1.1.177	~~1.1.155~~ “Tranche A Advance” has the meaning ascribed to it in Schedule “P”.
1.1.178	~~1.1.156~~ “Tranche A CDOR Advance” has the meaning ascribed to it in Schedule “P”.
1.1.179	~~1.1.157~~ “Tranche A Designated Period” has the meaning ascribed to it in Schedule “P”.

~~1.1.158“Unsecured Applicable Percentage” means, with respect to any Unsecured Facility Lender, the percentage of the total Commitments under the Unsecured Facility represented by such Lender’s Commitment under the Unsecured Facility.  If there is a Defaulting Lender, the “Unsecured Applicable Percentage” shall be adjusted in accordance with the provisions of Section 18.17 without increasing the Commitment of any Lender.~~

~~1.1.159“Unsecured Facility” means the Facility under which the portion of the Credit described in subsection 2.1.2 is available.~~

~~1.1.160“Unsecured Facility Fees” means the fees payable to the Agent and to the Unsecured Facility Lenders, as set out in Section 5.10.~~

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~~1.1.161“Unsecured Facility Lender” means a Lender having a Commitment under the Unsecured Facility.~~

1.1.180

~~1.1.162~~ “US Base Rate” means, on any day, the greater of (a) the rate of interest, expressed as an annual rate, publicly announced or posted from time to time by the Swing Line Lender as being its reference rate then in effect for determining interest rates on demand commercial loans granted in Canada in US Dollars to its clients (whether or not such loans are actually made); and (b) the Federal Funds Effective Rate plus .50% per annum. For greater certainty, if the US Base Rate as determined above shall ever be less than the Floor, then the US Base Rate shall be deemed to be the Floor;

1.1.181

~~1.1.163~~ “US Base Rate Advance” means, at any time, the part of the Advances in US Dollars with respect to which the Borrower has chosen, or, in accordance with the provisions hereof, is obliged, to pay interest on the US Base Rate Basis.

1.1.182

~~1.1.164~~ “US Base Rate Basis” means the basis of calculation of interest on the US Base Rate Advances, or any part thereof, made using the US Base Rate, plus the Margin applicable to Prime Rate Advances.

1.1.183

~~1.1.165~~ “US Dollars” or “US $” means the lawful currency of the United States of America in same day immediately available funds or, if such funds are not available, the currency of the United States of America which is ordinarily used in the settlement of international banking operations on the day on which any payment or any calculation must be made pursuant to this Agreement.

1.1.184

“US Government Securities Business Day” means any business day on any day of the year, other than a Saturday, Sunday, except any business day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

1.1.185

~~1.1.166~~ “VL Group” means, collectively, the Borrower and all of its wholly-owned Subsidiaries, and a reference to a “member of the VL Group” means any of them; a list of the members of the VL Group as of the ~~Third~~Fourth Amendment Closing Date is provided in Schedule “L” hereto.

1.2	Interpretation

Unless stipulated to the contrary, the words used herein which indicate the singular include the plural and vice versa and the words indicating masculine include the feminine and vice versa.  In addition, the word “includes” (or “including”) shall be interpreted to mean “includes (or including) without limitation”.  Finally, any reference to a time shall mean local time in the City of Montreal, Province of Quebec.

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1.3	Currency

Unless the contrary is indicated, all amounts referred to herein are expressed in Canadian Dollars.

1.4	Generally Accepted Accounting Principles

Unless the Lenders and the Borrower shall otherwise expressly agree or unless otherwise expressly provided herein (for example, in connection with the definition of “Adjusted Consolidated”), all of the terms of this Agreement which are defined under the rules constituting Generally Accepted Accounting Principles shall be interpreted, and all financial statements and reports to be prepared hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles in effect from time to time.

If at any time any change in GAAP would affect any requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement with the intent of having the respective positions of the Borrower and the Lenders after the coming into force of such change in GAAP conform as nearly as possible to their respective positions under the Credit Agreement immediately prior to January 1, 20~~11~~22; provided that (A) until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP, and (B) no fees (other than reasonable legal fees incurred by the Lenders to amend any such Loan Document to evidence any such amendment), premiums, increases in pricing or other costs shall be charged to, or borne by, the Borrower in connection with any such amendment. For greater certainty, it is hereby understood and agreed that any reconciliation between calculations of such requirement before and after giving effect to such change in GAAP made by or on behalf of the Borrower for purposes of determining compliance with any such requirement set forth in any Loan Document shall be unaudited.  However, if it so requires, the Agent shall be entitled to obtain, at the expense of the Borrower, a confirmation in form and substance acceptable to the Agent, acting reasonably, from the Borrower’s auditors or another expert confirming the substance of the reconciliation so provided.

1.5	Division and Titles

The division of this Agreement into Articles, Sections and subsections and the insertion of titles are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

1.6	~~Termination of LIBOR~~Rates

~~In the event that the LIBOR ceases to be made available or the supervisor for the administrator of the LIBOR or a Governmental Authority having jurisdiction over~~

39.

~~the Agent has made a public statement identifying a specific date after which the LIBOR shall no longer be used for determining interest rates for loans, then the Borrower and the Agent shall enter into discussions with a view to determining a comparable successor or alternative interbank rate for deposits in US Dollars that is, at such time, broadly accepted as the prevailing market practice for syndicated leveraged loans of this type; provided that, if such alternative rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Upon the Borrower and the Agent agreeing on such a rate, the Borrower and the Lenders party hereto shall enter into documentation to amend the provisions of this Agreement to refer to such rate and make all other adjustments incidental thereto, provided that no fee shall then be payable by the Borrower to the Agent and the Lenders in connection with such amendment.  The parties hereto agree that such amendment shall require the consent of the Majority Lenders, notwithstanding anything contrary set forth in Sections 18.14 and 18.15.~~

~~Until an alternative rate of interest shall be determined in accordance with this Section 1.6, any Notice of Borrowing or notice of conversion requesting to convert or continue any Advance as a Libor Advance shall be ineffective and the Borrower shall be deemed to have chosen to have the interest on the amount of such Advance calculated on the US Base Rate Basis~~

The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate (USD) or Successor Rate (CAD)) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes (USD) or Conforming Changes (CAD).  The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate (USD) or Successor rate (CAD)) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate (USD) or Successor rate (CAD)) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

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2.	THE CREDIT
2.1	Credit Facilities

Subject to the provisions hereof, and in particular, to the provisions of Article 3, each Lender agrees to make available to the Borrower, individually and not jointly and severally or solidarily, its Commitment in the Credit, which Credit consists of:

2.1.1

the Revolving Facility, in a maximum amount equal to $1,500,000,000 (subject to increases in accordance with ~~Sections 2.3 and~~Section 2.4), including the Swing Line Commitment which forms part of the Revolving Facility;

~~2.1.2the Unsecured Facility, in a maximum amount equal to $350,000,000;~~ and

2.1.2	~~2.1.3~~ the Finnvera Term Facility, in a maximum amount as at the Third Amendment Closing Date equal to $32,142,857.16.

Irrespective of whether or not any Swing Line Advances have been made or remain outstanding, the amount available under the Revolving Facility (other than for the purposes of the calculation under subsection 5.10.1) shall be deemed to be reduced by an amount equal to the Swing Line Commitment.

2.2	The Revolving Facility ~~and the Unsecured Facility~~

All Advances under the Revolving Facility and the Swing Line Advances shall be in Canadian Dollars or US$ and may be repaid and re-borrowed by the Borrower at all times during the Term. ~~All Advances under the Unsecured Facility shall be in Canadian Dollars or US$ and, subject to the provisions of Sections 4.1, 4.2, 4.10, 4.11, 6.1, and 6.13, may be repaid and re-borrowed by the Borrower at all times during the Term.~~

2.3	~~The Unsecured Facility Generally, and Transfers of Credit and Commitments in Certain Circumstances~~Intentionally deleted.

~~2.3.1Intention of the Parties.  The Unsecured Facility is intended to be used to supplement the Credit available under the Revolving Facility, which is limited due to the restrictions described in the first sentence of subsection 2.3.2.  Accordingly, as noted in Sections 4.1, 4.2, 4.10, 4.11, 6.1, and 6.13, the Revolving Facility is intended to be drawn up to the Threshold Amount at all times prior to any utilization of the Unsecured Facility, provided, however, that notwithstanding said intention and the aforementioned Sections, the Lenders and the Agents hereby acknowledge and agree that if at any time prior to the occurrence of a Default that is continuing or an Event of Default that has not been waived, the aggregate principal amount of the Advances outstanding under the Revolving Facility is less than the Threshold Amount, the Borrower shall not be required to repay, cash collateralize or cancel, as the case may be, any Bankers Acceptances, Libor Advances or Letters of Credit outstanding under the Unsecured Facility prior to their respective maturity or expiry dates.~~

41.

~~2.3.2Total Conversion of Credit Under Unsecured Facility.  The Borrower has advised that the amount of Debt of the VL Group that can be subject to Charges (subject to permitted liens) is limited by the provisions of the Senior Note Indentures.  Within fifteen (15) days following the date on which the Senior Notes have been repaid in full and the Senior Note Indentures cancelled, the Borrower shall provide 3 Business Days’ prior notice to the Agent for the Lenders in the form set out in Schedule “B-2” (a “Conversion Notice-Total”) pursuant to which the entire amount of the Credit under the Unsecured Facility shall be added to the amount of the Credit under the Revolving Facility on the third Business Day following such notice (such date being the “Conversion Date-Total”), and the Commitments of the Unsecured Facility Lenders shall be transferred into the Revolving Facility and shall be converted into Commitments under the Revolving Facility, such that the Unsecured Facility Lenders will become Revolving Facility Lenders, and all of the Loan Obligations under the Unsecured Facility shall become Loan Obligations under the Revolving Facility.  If the Borrower fails to provide such Conversion Notice-Total within the aforesaid fifteen (15) day period, the Borrower will be deemed to have provided such Conversion Notice-Total on the Business Day immediately following the expiry of the fifteen (15) day period, and the Conversion Date-Total shall occur 3 Business Days from the date on which such Conversion Notice-Total was deemed to have been sent.~~

~~2.3.3Partial Conversion of Credit Under Unsecured Facility.  In addition, if the Borrower is permitted to do so under the Senior Note Indentures prior to repayment and cancellation thereof (which fact shall be certified by the Borrower to the Agent with any requested explanations provided), the Borrower may voluntarily convert a portion of the Commitments under the Unsecured Facility to Commitments under the Revolving Facility upon 3 Business Days’ prior written notice to the Agent in the form set out in Schedule “B-2” (a “Conversion Notice-Partial”), and the amount of such portion of the Credit under the Unsecured Facility shall be added to the amount of the Credit under the Revolving Facility on the third Business Day following such notice (such date being the “Conversion Date-Partial”).~~

2.4	Incremental Commitments and Facilities

The Borrower may, ~~on up to three occasions~~at any time (with a minimum of $25,000,000 of New Commitments each time, but without any minimum for a New Facility) during the Term of the Revolving Facility, by written notice to the Agent, elect to request an increase to the existing Commitments under the Revolving Facility (any such increase, the “New Commitments”) or elect to create a New Facility, in accordance with the provisions of this Section.

2.4.1The aggregate amount of any such New Commitments and available commitments under any New Facility shall not exceed an amount equal to $~~5~~1,000,000,000 minus the amount of any ~~previous~~ New Commitments and New Facility (in each case, drawn and undrawn) made after the Fourth Amendment Closing Date that remain in effect.  The notice shall specify the date (the “Increased Amount Date”) on which the Borrower proposes that the New Commitments or New Facility shall be effective, which shall be a date not less than 15 Business Days after the date on which such notice is delivered to the Agent.  The notice in respect of New Commitments shall provide that the Borrower is first offering the

42.

opportunity to provide each New Commitment to the then-existing Revolving Facility Lenders, who may accept same on a pro rata basis or as they may otherwise agree.  Any Revolving Facility Lender approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment.

2.4.2The existing Revolving Facility Lenders shall advise the Agent within 10 Business Days following receipt of the Borrower~~s~~’s request for New Commitments as to the extent, if any, to which they wish to provide the New Commitments, and the Agent shall so advise the Borrower.  The Borrower shall then identify each Person that is an Eligible Assignee (each, a “New Lender”) to whom the Borrower proposes any portion of such New Commitments not accepted by an existing Revolving Facility Lender be allocated and the amounts of such allocations, within 2 Business Days from receipt of the Agent’s notice referred to in the preceding sentence.

2.4.3The New Commitments and any New Facility shall become effective as of the Increased Amount Date, provided that (a) no Default or Event of Default shall exist on the Increased Amount Date before or after giving effect to such New Commitments or New Facility; (b) the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 12.11 as of the last day of the most recently ended fiscal quarter after giving effect to such New Commitments or New Facility; (c) the New Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Guarantors, the New Lenders and the Agent, each of which shall be recorded in the Register (as defined in Section 16.3), and each New Lender shall be subject to the requirements set forth in Section 7.3; (d) the New Facility shall be effected pursuant to one or more amendments referred to in subsection 2.4.7; (e) the Borrower shall make any payments required pursuant to Section 7.4 in connection with the New Commitments; and (f) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Agent in connection with any such transaction.

2.4.4On or before the Increased Amount Date (with effect as of the Increased Amount Date), subject to the satisfaction of the foregoing terms and conditions, (a) with respect to all New Commitments, each of the Revolving Facility Lenders shall assign to each of the New Lenders, who shall purchase same, at the principal amount thereof (together with accrued interest), such interests in the Loan Obligations under the Revolving Facility outstanding on the Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loan Obligations under the relevant Facility will be held by existing Revolving Facility Lenders and New Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Commitments, (b) each New Commitment and commitment under a New Facility shall be deemed for all purposes a Commitment and each Advance made thereunder (a “New Advance”) shall be deemed, for all purposes, a Loan Obligation under the Facilities, (c) each New Lender shall become a Lender with respect to the New Commitment and all matters relating thereto, and (d) each Lender under a New Facility shall become a Lender with respect to the New Facility and all matters relating thereto.

2.4.5The Agent shall notify the Lenders, promptly upon receipt, of the Borrower’s notice of the Increased Amount Date, the New Commitments and New Lenders in respect thereof,

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and any New Facility, as well as the effect of same as contemplated by the preceding paragraph.

2.4.6The terms and provisions of the New Commitments under the Revolving Facility and New Advances thereunder shall be identical to the terms and provisions of the Loan Obligations, except in respect of any upfront fees or other similar fees to be paid in respect of New Commitments under the Revolving Facility.  The terms and provisions of the New Commitments and New Advances not intended to simply be increases in the amount of the Revolving Facility shall be identical to the terms and provisions of the Loan Obligations, except as they relate to pricing, term, and amortization and repayment.  For greater certainty, in respect of any increase contemplated in the first two sentences above, no additional Fees shall be payable in respect of any then-existing Commitments.  Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to give effect to the provisions of this Section 2.4.

2.4.7With respect to any New Facility and notwithstanding any other provision of this Agreement to the contrary, only the Borrower, the applicable lenders and agents under such New Facility and the Agent shall enter into an amendment to this Agreement to reflect all changes necessary or appropriate, in the opinion of the Agent, as a result of such New Facility, without the need to obtain the signatures of each of the existing Lenders to such amendment.

2.4.8Notwithstanding anything to the contrary in this Section 2.4, no request for New Commitments or a New Facility may be made by the Borrower unless the Security contemplated in Section 1.3 of Article IV of the Fourth Amending Agreement shall have been granted in favour of the Agent and the Lenders and registered wheresoever required under Applicable Laws, and the documents ancillary thereto (including the applicable legal opinions and the Quebec land registry sub-search reports contemplated in Section 4 or Article VI of the Fourth Amending Agreement) shall have been delivered to the Agent.

2.5	Extension of Term - Revolving ~~and Unsecured Facilities~~Facility

By notice in writing to the Agent for delivery to the Revolving Facility Lenders ~~and the Unsecured Facility Lenders (in this Section, the “Facility Lenders”)~~ given at any time during ~~the period commencing April 21 and terminating on May 21 of each year after 2016~~any financial year of the Borrower (but not more often than once in every financial year and no later than 90 days prior to the end of the then current Term), the Borrower may request (a “Renewal Request”) that the Revolving Facility Lenders extend the Term of the Revolving Facility ~~and the Unsecured Facility (the “Relevant Facilities”)~~ for ~~an additional~~a period ~~of one year~~no greater than four years from the date ~~on~~upon which the ~~Term of the Relevant Facilities would otherwise have expired.  Each Renewal Request must be made in respect of both of the Relevant Facilities, and any Facility Lender that responds to the Renewal Request shall be required to give the same decision (consent or no consent) in respect of both of the Relevant Facilities~~requested extension takes effect.

The Revolving Facility Lenders undertake to respond to the Renewal Request not more than 30 days from receipt.  If any Revolving Facility Lender fails to so respond, such Revolving

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Facility Lender shall be deemed to be ~~a~~an Extension Non-Consenting Lender, as defined below.  Each Renewal Request must be consented to by Revolving Facility Lenders holding not less than ⅔ of the Commitments under ~~each of~~ the Revol~~e~~v~~a~~in~~t~~g  Facilit~~ies~~y (herein the “Special Majority Lenders”), failing which it will be deemed to have been refused.

At the option and expense of the Borrower (including the fee payable under subsection 16.2.2(f) hereof), and provided the Special Majority Lenders have consented to the Renewal Request, any Revolving Facility Lender not consenting thereto (~~a~~an “Extension Non-Consenting Lender”) may be replaced, in whole or in part, by one or more Revolving Facility Lenders, or by a new Revolving Facility Lender satisfactory to the Borrower, the Agent, the Issuing Lenders and the Swing Line Lenders, in each case acting reasonably.  In such case, such Extension Non-Consenting Lender shall promptly assign its rights, benefits and obligations as a Revolving Facility Lender to such other or new Revolving Facility Lender in accordance with the provisions of Section 16.2.2.  If, and to the extent that, the full amount of the Commitments of any Extension Non-Consenting Lender is not so assumed, (a) all Loan Obligations owed to such Extension Non-Consenting Lender shall be fully repaid (together with interest and fees related thereto) by the Borrower to such Extension Non-Consenting Lender on, and (b) the Commitments of such Extension Non-Consenting Lender will terminate on, the then-applicable expiry date of the Term, without regard to the extension sought in the Renewal Request, and the Credit under the Revol~~e~~v~~a~~in~~t~~g  Facilit~~ies~~y shall be reduced accordingly on that date.

2.6	Finnvera Term Facility

All Advances under the Finnvera Term Facility shall be in the currencies and shall be made and repaid in the manner described in Schedule “P”.

3.	PURPOSE
3.1	Purpose of the Advances

All Advances made by the Revolving Facility Lenders to the Borrower under the Revolving Facility in accordance with the provisions hereof from and after the Closing Date~~, and all Advances made by the Unsecured Facility Lenders to the Borrower under the Unsecured Facility in accordance with the provisions hereof from and after the Third Amendment Closing Date,~~ shall be used by the Borrower for general corporate purposes, including, without limitation, to issue Letters of Credit and to pay dividends to QMI from time to time, subject to and in accordance with the terms and conditions of this Agreement.  All Advances made under the Finnvera Term Facility shall be for the purposes described in Section 2 of Schedule “P”.

4.	ADVANCES, CONVERSIONS AND OPERATION OF ACCOUNTS

None of the provisions of Article 4 shall apply to the Finnvera Facility Lenders or the Finnvera Term Facility, in respect of which the relevant provisions are set out in Section 3 of Schedule “P”.

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4.1	Notice of Borrowing - Direct Advances

Subject to the applicable provisions of this Agreement, ~~including Section 4.10,~~ on any Business Day during the Disbursement Period, the Borrower shall be entitled to request Advances under the Revolving Facility, ~~and/or, if the aggregate principal amount of the Advances outstanding under the Revolving Facility will not be less than the Threshold Amount (on the date said requested Advances under the Unsecured Facility are made), under the Unsecured Facility,~~ on one or more occasions, up to the maximum amount of the Credit under the Revolving Facility ~~and/or under the Unsecured Facility, as applicable,~~ by way of Prime Rate Advances and US Base Rate Advances in minimum amounts of Canadian $1,000,000 or US$1,000,000 respectively, and whole multiples thereof, provided that at least one (1) Business Day prior to the day on which any Prime Rate Advance or US Base Rate Advance is required (other than a Swing Line Advance, which shall be made in accordance with the provisions of Section 4.3), the Borrower shall have provided to the Agent an irrevocable telephone notice at or before 12:00 p.m. on any Business Day, followed by the immediate delivery of a written Notice of Borrowing.  Notices of Borrowing in respect of Letters of Credit, Swing Line Advances, ~~Libor~~Term SOFR Advances and BA Advances shall be given in accordance with the provisions of Sections 4.2, 4.3, 4.11, and 6.1, respectively.

4.2	Letters of Credit

4.2.9Issuance.  Subject to the applicable provisions of this Agreement, ~~including Section 4.10,~~ on any Business Day during the Disbursement Period, as part of the Credit available under the Revolving Facility, ~~and/or, if the aggregate principal amount of the Advances outstanding under the Revolving Facility will not be less than the Threshold Amount (on the date said requested Advances under the Unsecured Facility are made), as part of the Credit available under the Unsecured Facility,~~ upon three (3) Business Days’ prior written Notice of Borrowing to the Agent, the Borrower may cause to be issued by the Issuing Lender on behalf of the Revolving Facility Lenders ~~under the relevant Facility~~ one or more Letters of Credit in a maximum aggregate amount outstanding at any time not exceeding the available Credit under the Revolving Facility (minus the Swing Line Commitment) ~~and the Unsecured Facility~~ to support a bid in the Spectrum Auction and Purchase, provided that the Security will extend to the property of the entity that will own the auctioned spectrum if it is a member of the VL Group (subject to the provisions of Section 9.3) and to its Equity Interests if held by a member of the VL Group (subject to the provisions of Section 9.3 and if not so held, the provisions of Section 13.10 shall apply), unless, with respect to such Equity Interests, such owner is the Borrower.  Letters of Credit issued for other purposes hereunder shall not exceed a maximum amount outstanding at any time of $50,000,000.  Each Letter of Credit shall be issued in Canadian Dollars (although Letters of Credit issued under the Swing Line may also be in US Dollars).  Concurrently with the delivery of a Notice of Borrowing requesting a Letter of Credit under the Revolving Facility ~~or the Unsecured Facility, as the case may be~~, the Borrower shall execute and deliver to the Issuing Lender the documents required by the Issuing Lender in respect of the requested type of Letter of Credit, including a Letter of Credit application and indemnity on the Issuing Lender’s standard forms.  In the event of any conflict between the provisions of this Agreement and the provisions of any document relating to a Letter of Credit, the provisions

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of this Agreement shall govern and prevail.  The term of each Letter of Credit shall expire prior to the end of the Term and shall not be more than 364 days and shall otherwise be in form and substance satisfactory to the Issuing Lender.  If the Borrower wishes to cause the issuance of a Letter of Credit that has a maturity date expiring after the expiry of the Term, the Borrower undertakes to provide the Agent with LC Escrowed Funds (as defined in Section 4.2.5) no later than one (1) Business Day prior to the expiry of the Term.

4.2.10Fee.  The Borrower shall pay fees in respect of any such Letters of Credit (“LC Fees”) issued or renewed equal to the aggregate of: (i) for the Lenders under the relevant Facility under which the Letter of Credit was issued, an amount equal to (A) the face amount of the Letter of Credit on the date that the fee is payable multiplied by (B) a fraction (1) the numerator of which shall equal the product resulting from multiplying the applicable LC Fee percentage provided for in the table contained in the definition of “Margin” by the number of days in the term of the Letter of Credit selected by the Borrower, and (2) the denominator of which shall consist of 365 days or 366 days (as the case may be), which fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter and (ii) for the Issuing Lender (other than the Swing Line Lender), the percentage per annum agreed upon by the Issuing Lender and the Borrower of the face amount thereof and for the number of days in the term of the Letter of Credit selected by the Borrower, payable quarterly in arrears on the last Business Day of each calendar quarter, or on such other date as the Agent may determine from time to time.

4.2.11Reimbursement Obligations.  In the event of any drawing under a Letter of Credit, the Issuing Lender shall promptly notify the Borrower who shall immediately reimburse the amount to the Issuing Lender in same day funds.  In the event that the Borrower fails to reimburse the Issuing Lender immediately upon a drawing and fails to provide a Notice of Borrowing with a different option, the Borrower shall be deemed to have requested from the Agent a Prime Rate Advance under the relevant Facility under which the Letter of Credit was issued on the date and in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations of the Borrower to the Lenders under such Facility in respect of the drawing.  The reimbursement obligations of the Borrower hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

4.2.11.1	any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein or herein;
4.2.11.2

the existence of any claim, set-off, compensation, defence or other right that the Borrower, any member of the VL Group or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Lender, the Agents, any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

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4.2.11.3	any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
4.2.11.4

any dispute between or among the members of the VL Group and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the members of the VL Group against any beneficiary of such Letter of Credit or any such transferee; and

4.2.11.5

the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason.

The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions that result directly from the intentional or gross fault of the Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

In furtherance and extension and not in limitation of the specific provisions of this Section 4.2, (A) any action taken or omitted by the Issuing Lender or any of its respective correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith and without gross or intentional fault, as determined by a final judgment of a court of competent jurisdiction, shall be binding upon the Borrower and shall not put the Issuing Lender or its respective correspondents under any resulting liability to the Borrower and (B) the Issuing Lender may, without gross or intentional fault as determined by a final judgment of a court of competent jurisdiction, accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary (other than an injunction granted by a court of competent jurisdiction during the period for which such injunction is enforced), and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, provided that the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

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4.2.12Indemnification.

4.2.12.1

The Borrower agrees to indemnify and hold harmless the Issuing Lender and each of its officers, directors, affiliates, employees, advisors and agents (the “Indemnitees”) from and against any and all losses, claims, damages and liabilities which the Indemnitees may incur (or which may be claimed against any Indemnitee) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit, provided that the foregoing indemnity will not, as to an Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the gross or intentional fault of such Indemnitee.

4.2.12.2	The Borrower agrees, as between the Borrower and the Issuing Lender, that the Borrower shall assume all risks of the acts, omissions or misuse by the beneficiary of any Letter of Credit.
4.2.12.3

Neither the Issuing Lender nor the Agent or any other Lender shall, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any action by any governmental authority or any other cause beyond the control of the Issuing Lender.

4.2.12.4

The obligations of the Borrower under this Section 4.2 shall survive the termination of this Agreement.  No acts or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

4.2.13LC Escrowed Funds.  Upon the occurrence of an Event of Default, the Borrower will forthwith, upon request from the Issuing Lender under ~~either~~ the Revolving ~~Facility or the Unsecured~~ Facility or the Agent, pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent, an amount equal to the Issuing Lender’s maximum potential exposure under the then outstanding Letters of Credit (the “LC Escrowed Funds”).  The LC Escrowed Funds will be held by the Agent for compensation or set-off against future Indebtedness owing by the Borrower to the Issuing Lender in respect of such Letters of Credit and pending such application will bear interest at the rate declared by the Agent from time to time as that payable by it in respect of deposits for such amount and for the period from the date of deposit to the maturity date of the Letters of Credit.  If such Event of Default is waived in compliance with the terms of this Agreement, then the remaining LC Escrowed Funds, if any, together with any accrued interest to the date of release, will be released to the Borrower.  The deposit of the LC Escrowed Funds by the Borrower with the Agent as herein provided will not operate as a repayment on account of the Loan Obligations until such time as the LC Escrowed Funds are actually paid to the Issuing Lender as a repayment of principal hereunder.  The Borrower shall sign and remit as

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Security with regard thereto all appropriate documents that the Agent or the Issuing Lender might judge necessary or desirable.

4.2.14Resignation.  The Issuing Lender may resign as such (a “Resigning Issuing Lender”) upon 15 days' prior written notice to the Agent and the Borrower, in which event the Borrower shall designate another Lender under the relevant Facility as Issuing Lender.  Upon acceptance by such other Lender of the appointment as Issuing Lender (the “Successor Issuing Lender”), the Successor Issuing Lender shall succeed to the rights, powers and duties of the Resigning Issuing Lender and shall have all the rights and obligations of the Resigning Issuing Lender under this Agreement and the other Loan Documents.  Upon request by any of the Resigning Issuing Lender, the Successor Issuing Lender, the Agent or the Borrower, each of the Resigning Issuing Lender, the Agent, the Borrower and the Successor Issuing Lender shall enter into an agreement evidencing the appointment of the Successor Issuing Lender and dealing with such other matters as the parties may agree including any reallocation of fees paid in relation to outstanding Letters of Credit which may be necessary.  Following the resignation of the Resigning Issuing Lender, the Resigning Issuing Lender shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but the Resigning Issuing Lender shall not be required to issue additional Letters of Credit.  For avoidance of doubt, the provisions of this Agreement relating to the Issuing Lender shall inure to the benefit of the Resigning Issuing Lender as to any actions taken or omitted to be taken by it (a) while it was the Issuing Lender under this Agreement or (b) at any time with respect to Letters of Credit issued by the Issuing Lender.

4.3	Swing Line Advances

4.3.15Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make Swing Line Advances to the Borrower on any Business Day from time to time prior to the expiry of the Term.  Swing Line Advances (other than by Letters of Credit) may be made or drawn by way of overdrafts on the Borrower’s account with the Swing Line Lender or by way of irrevocable same Business Day telephone notice at or before 12:00 p.m. followed by the delivery on the same day of a written notice of confirmation.  Swing Line Advances by Letter of Credit shall be subject to the prior notice as required by the Swing Line Lender in accordance with its normal practices and shall not exceed $1,000,000 in the aggregate outstanding at any time.

4.3.16The proceeds of Swing Line Advances may be used by the Borrower for any purpose for which other Advances under the Revolving Facility may be used.

4.3.17The Swing Line Loan shall be immediately repaid by the Borrower if at any time (and to the extent) it exceeds the maximum of the Swing Line Advances permitted hereunder, either by the Borrower submitting a Notice of Borrowing to request a new Advance or by the Agent advising the Lenders of a deemed Notice of Borrowing for the same purpose, which Notice of Borrowing the Agent is hereby expressly authorized (but in no way obliged unless requested to do so by the Swing Line Lender) to issue.

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4.3.18If the Swing Line Lender no longer wishes to act as such, it shall notify the Borrower, the other Revolving Facility Lenders and the Agent not less than 15 days prior to the date on which it proposes to cease acting as a Swing Line Lender.  In such event, the Borrower may designate a different Swing Line Lender by sending a notice to (a) the Swing Line Lender who will no longer act as such (the “Retiring Swing Line Lender”), (b) the new Swing Line Lender who has agreed to act as such and (c) the Agent, not less than five (5) days prior to the date on which the replacement is to occur. The new Swing Line Lender shall make a Prime Rate Advance or US Base Rate Advance, as applicable, available to the Agent for the purpose of repaying the Swing Line Loan owed to the Retiring Swing Line Lender on the date such replacement is to occur.

4.3.19If an Event of Default shall have occurred, other than an Event of Default under subsection 14.1.4, or if no Revolving Facility Lender wishes to act as a replacement for the Retiring Swing Line Lender (in such case, the Swing Line Lender is herein referred to as the “Former Swing Line Lender”), the Borrower shall be deemed to have made a request for, and each Revolving Facility Lender shall make, a Prime Rate Advance or US Base Rate Advance, as applicable, available to the Agent for the purpose of repaying the principal amount of the Swing Line Loan owed to the Former Swing Line Lender, in the amount of such Revolving Facility Lender’s Secured Applicable Percentage multiplied by the amount of the outstanding Swing Line Loan owing to the Former Swing Line Lender (the "Lender Swing Line Repayments").  In such event, the Borrower’s right to obtain Swing Line Advances will cease, the amount of the Swing Line Commitment shall be nil, and the amounts outstanding thereunder will continue to form part of the Secured Obligations.  However, if an Event of Default under subsection 14.1.4 shall have occurred, the Revolving Facility Lenders shall not make such Lender Swing Line Repayments and the provisions of subsection 4.3.6 shall apply.

4.3.20If, before the making of a Lender Swing Line Repayment under subsection 4.3.5, a Default under subsection 14.1.4 shall have occurred and be continuing or an Event of Default under subsection 14.1.4 shall have occurred, each Revolving Facility Lender will, on the date such Lender Swing Line Repayment was to have been made, purchase from the Former Swing Line Lender an undivided participating interest in the Swing Line Loans to be repaid, in an amount equal to its Secured Applicable Percentage multiplied by the amount of the outstanding Swing Line Loans, and immediately transfer such amount to the Agent for the benefit of the Former Swing Line Lender, in immediately available funds.  In such event, the Borrower’s right to obtain Swing Line Advances will cease and the amounts outstanding thereunder will continue to form part of the Secured Obligations.  If at any time after any Lender Swing Line Repayment has been made, the Former Swing Line Lender receives any payment on account of the Swing Line Loans in respect of which such Lender Swing Line Repayment has been made, the Former Swing Line Lender will distribute to the Agent for the benefit of each Revolving Facility Lender an amount equal to such Revolving Facility Lender’s Secured Applicable Percentage multiplied by such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Facility Lender’s portion was outstanding and funded) in like funds as received; provided, however, that if such payment received by the Former Swing Line Lender is required to be returned, such Revolving Facility Lender will return to the Agent for the benefit of the Former Swing Line Lender any portion thereof previously distributed by the

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Former Swing Line Lender to the Agent for the benefit of such Revolving Facility Lender in like funds as such payment is required to be returned by such Former Swing Line Lender.

4.3.21Each Revolving Facility Lender’s obligation to make Lender Swing Line Repayments or to purchase a participating interest in accordance with subsections 4.3.5 and 4.3.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, compensation, counterclaim, recoupment, defense or other right which such Revolving Facility Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (4) any breach of this Agreement by the Borrower or any other Person; (5) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Prime Rate Advance is to be made or participating interest is to be purchased or (6) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Facility Lender does not make available the amount required under subsection 4.3.5 or 4.3.6, as the case may be, the Former Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Facility Lender, together with interest thereon at the Prime Rate Basis or the US Base Rate Basis, as the case may be, from the date of non-payment until such amount is paid in full.

4.4	Operation of Accounts

The Agent shall maintain in its books at the Agency Branch a record of the Loan Obligations, including the Bankers' Acceptances issued by the Borrower, attesting as to the total of the Borrower's indebtedness to the Lenders in accordance with the provisions hereof and with the provisions of the Security Documents.  These accounts or registers shall constitute, in the absence of manifest error, prima facie proof of the total amount of the indebtedness of the Borrower to the Lenders in accordance with the provisions hereof and of the Security Documents, of the date of any Advance made to the Borrower and of the total of all amounts paid by the Borrower from time to time with respect to principal and interest owing on the Loan Obligations and the fees and other sums payable in accordance with the provisions hereof or of the Security Documents.

4.5	Apportionment of Advances

The amount of each Advance will be apportioned among the relevant Lenders by the Agent by reference to the relevant Secured Applicable Percentage of each such Lender, as such Secured Applicable Percentage shall be immediately prior to the making of any Advance, subject to the provisions of subsections 4.3.5 and 4.3.6 hereof with respect to Swing Line Advances, and of Section 6.8 hereof with respect to BA Advances.  If any amount is not in fact made available to the Agent by a Lender, the Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Agent for such amount on demand, from the Borrower.

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4.6	Limitations on Advances

The undrawn Credit available under the Revolving ~~Facility and under the Unsecured~~ Facility shall cease to be available at the expiry of the Disbursement Period.

4.7	Notices Irrevocable

Any notice given to the Agent in accordance with Articles 4 or 6 may not be revoked or withdrawn.

4.8	Limits on BA Advances and Letters of Credit

Nothing in this Agreement shall be interpreted as authorizing the Borrower to issue Bankers' Acceptances or borrow by way of ~~Libor~~Term SOFR Advances for a Designated Period expiring or, subject to subsection 4.2.1, to cause to be issued Letters of Credit maturing, on a date which is after the expiry of the Term.

4.9	Excess Resulting From Exchange Rate Change

Any time that, following one or more fluctuations in the exchange rate of the US Dollar against the Canadian Dollar, the sum of:

4.9.1	the Equivalent Amount in Canadian Dollars of Loan Obligations under the Revolving Facility ~~or the Unsecured Facility~~ in US Dollars; and
4.9.2	the Loan Obligations under the Revolving ~~Facility or the Unsecured~~ Facility in Canadian Dollars;

exceeds the amount of the Credit under the Revolving ~~Facility or the Unsecured~~ Facility then available, the Borrower shall promptly either (i) make the necessary payments or repayments to the Agent to reduce the Loan Obligations under the Revolving Facility ~~or the Unsecured Facility, as applicable,~~ to an amount equal to or less than the available amount of the Credit under the Revolving Facility ~~or the Unsecured Facility, as the case may be~~, or (ii) maintain or cause to be maintained with the Agent, deposits of Canadian Dollars in an amount equal to or greater than the amount by which the Loan Obligations under the Revolving Facility ~~or the Unsecured Facility, as the case may be,~~ exceed the available amount of the Credit under the Revolving Facility ~~or the Unsecured Facility, as the case may be~~, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent.  Without in any way limiting the foregoing provisions, the Agent shall, on the date of each request for an Advance or on the date of any interest payment or on each Acceptance Date or Rollover Date, make the necessary exchange rate calculations to determine whether any such excess exists on such date and, if there is an excess, it shall so notify the Borrower.

~~4.10~~	~~Advances and Repayments – Revolving Facility and Unsecured Facility~~

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~~The Borrower agrees that if, at any time when the aggregate principal amount of the Advances outstanding under the Revolving Facility is less than the Threshold Amount:~~

~~4.10.1a Letter of Credit under the Unsecured Facility remains outstanding on the last Business Day of a calendar quarter; or~~

~~4.10.2there are Prime Rate Advances or US Base Rate Advances outstanding under the Unsecured Facility;~~

~~the Borrower shall cause the portion of the Advances under the Unsecured Facility equal to the amount by which the Threshold Amount exceeds the aggregate principal amount of Advances under the Revolving Facility, to become Advances under the Revolving Facility.  If the Borrower does not do so, the Agent, may, in its discretion, upon notice to the Borrower, transfer any portion of the principal amount of the Advances under the Unsecured Facility to the Revolving Facility, provided that in any such case the principal amount of the Advances then outstanding under the Revolving Facility does not exceed the Threshold Amount.~~

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4.10	Intentionally deleted.
4.11	~~Libor~~Term SOFR Advances and Conversions

Subject to the applicable provisions of this Agreement, ~~including Section 4.10,~~ on any Business Day during the Disbursement Period, upon an irrevocable telephone notice to the Agent given prior to 12:00 p.m., at least three Business Days prior to the date of a proposed ~~Libor~~Term SOFR Advance, followed by the immediate delivery of a written Notice of Borrowing, the Borrower may request that (a) a ~~Libor~~Term SOFR Advance be made, (b) that one or more US Base Rate Advances not borrowed as ~~Libor~~Term SOFR Advances be converted into one or more ~~Libor~~Term SOFR Advances, or (c) that a ~~Libor~~Term SOFR Advance or any part thereof be extended, as the case may be, in each case, under the Revolving Facility.  ~~If the aggregate principal amount of the Advances outstanding under the Revolving Facility will not be less than the Threshold Amount on the date of a requested Libor Advance under the Unsecured Facility, the Borrower may also make such request under the Unsecured Facility.~~  Each Selected Amount with respect to each Designated Period shall be in an amount of not less than US$1,000,000, and shall be in whole multiples of US$1,000,000.  The Agent shall determine the ~~LIBOR~~Term SOFR which will be in effect on the Rollover Date (which in such case must be a ~~Banking~~Business Day), with respect to the Selected Amount or to each of the Selected Amounts, as the case may be, having a Designated Period of 1~~0 to 180 days~~, 3 or 6 months (or such other period as may be available and acceptable to the Agent) from the Rollover Date.  However, if the Borrower has not delivered a notice to the Agent in a timely manner in accordance with the provisions of this Section 4.11, the Borrower shall be deemed to have chosen to have the interest on the amount of such Advance calculated on the US Base Rate Basis. No tenor that has been removed from this Section 4.11 pursuant to Section 5.13 shall be available for specification in a Notice of Borrowing.

5.	INTEREST AND FEES

None of the provisions of Article 5 shall apply to the Finnvera Facility Lenders or the Finnvera Term Facility, in respect of which the relevant provisions are set out in Section 4 of Schedule “P”.

5.1	Interest on the Prime Rate Basis and the US Base Rate Basis

The principal amount of the Loan Obligations which at any time and from time to time remains outstanding and in respect of which the Borrower has chosen or, in accordance with the provisions hereof, is obliged to pay interest on the Prime Rate Basis or the US Base Rate Basis, shall bear interest, calculated daily, on the daily balance of such Loan Obligations, from the date of each Advance up to and including the day preceding the date of repayment thereof in full at the annual rate (calculated based on a 365 or 366 day year, as the case may be) applicable to each of such days which corresponds to the Prime Rate or the US Base Rate, respectively, at the close of business on each of such days, plus the Margin.

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5.2	Payment of Interest on the Prime Rate Basis and the US Base Rate Basis

The interest payable in accordance with Section 5.1 and calculated in the manner described therein shall be payable to the Agent monthly, in arrears, on the last day of each month or on such other date (limited to once per month) as the Agent may determine and advise the Borrower from time to time, the first payment of which shall be payable on the last day of the month in which the first Prime Rate Advance or US Base Rate Advance, respectively, was made.

5.3	Interest on the ~~Libor~~Term SOFR Basis

The principal amount of any of the ~~Libor~~Term SOFR Advances which at any time and from time to time remains outstanding shall bear interest, calculated daily, on the daily balance of such ~~Libor~~Term SOFR Advance, from the date of each ~~Libor~~Term SOFR Advance or Rollover Date, at the annual rate (calculated based on a 360-day year) applicable to each of such days which corresponds to the ~~LIBOR~~Term SOFR applicable to each Selected Amount, plus the Margin, and shall be effective as and from the date of each ~~Libor~~Term SOFR Advance or Rollover Date up to but excluding the last day of the Designated Period of such ~~Libor~~Term SOFR Advance.

5.4	Payment of Interest on the ~~Libor~~Term SOFR Basis

The interest payable in accordance with the provisions of Section 5.3 and calculated in the manner described therein on the amount outstanding from time to time is payable to the Agent for the account of the Lenders, in arrears,

5.4.1	on the last day of the applicable Designated Period when the Designated Period is 1 to 3 months,
5.4.2	when the applicable Designated Period exceeds 3 months, on the last Business Day of each period of 3 months during such Designated Period and on the last day of the applicable Designated Period.

provided that if any Designated Period would otherwise end on a day that is not a Business Day, such Designated Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Designated Period into another calendar month, in which event such Designated Period shall end on the immediately preceding Business Day.

5.5	Fixing of ~~LIBOR~~Term SOFR

~~LIBOR~~Term SOFR shall be notified to the Borrower at approximately 11:00 a.m., two ~~Banking~~US Government Securities Business Days prior to the relevant Rollover Date.

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5.6	Derivative Obligations

The Borrower agrees that any amounts due to the Agent or the Lenders on account of Derivative Obligations shall be secured by the Security.

5.7	Interest on the Loan Obligations

Where no specific provision with respect to interest on an outstanding portion of the Loan Obligations is contained in this Agreement, the interest on such portion of the Loan Obligations shall be calculated and payable on the Prime Rate Basis.

5.8	Arrears of Interest

Any arrears of interest or principal shall bear interest at a rate that is two percent (2%) per annum higher than the rate of interest payable in respect of the relevant principal amount of the Loan Obligations and shall be calculated and payable on the same basis.

5.9	Maximum Interest Rate

The amount of the interest or fees payable in applying this Agreement shall not exceed the maximum rate permitted by Applicable Law.  Where the amount of such interest or such fees is greater than the maximum rate, the amount shall be reduced to the highest rate that may be recovered in accordance with the applicable provisions of Applicable Law.

In determining whether the interest contracted for, charged or received by an Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated Term of the Loan Obligations hereunder.

5.10	Fees

The Borrower shall pay the following fees (the “Revolving ~~Facility Fees” and the “Unsecured~~ Facility Fees”) to the Agent (for the benefit of the Revolving Facility Lenders ~~and the Unsecured Facility Lenders, as applicable~~) and the Swing Line Lender, as applicable:

5.10.1

for the Revolving ~~Facility Lenders and the Unsecured~~ Facility Lenders, a standby fee (the “Standby Fee”) calculated daily by multiplying the amount of the unused Credit (calculated based on the maximum amount that could be available under the Revolving Facility ~~or the Unsecured Facility, respectively~~, irrespective of compliance with any conditions precedent or other restrictions) under the Revolving Facility (including the Swing Line Commitment) ~~or the Unsecured Facility~~ each day by the

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applicable rate set out in the definition of “Margin”, and dividing the result by 365 (or 366 in a leap year), and then multiplying that result by the number of days in the relevant quarter, payable quarterly in arrears two Business Days following the last day of each calendar quarter, or on such other date as the Agent or the Swing Line Lender, as applicable, may determine, acting reasonably; and

5.10.2	for ~~each of~~ the Revolving ~~Facility Lenders and the Unsecured~~ Facility Lenders, the upfront fees referred to in the Third Amending Agreement dated as of June 16, 2015; and
5.10.3	for the Agent, an annual agency fee in the amount and payable in accordance with the provisions of a letter agreement dated as of June 16, 2015, entered into between the Borrower and the Agent.
5.11	Interest Act
5.11.1

For the purposes of the Interest Act (Canada), any amount of interest or fees calculated herein using 360, 365 or 366 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360, 365 or 366, as the case may be.

5.11.2

The parties agree that all interest in this Agreement will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations.  In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

5.12	Term SOFR Conforming Changes

In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes (USD) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes (USD) will become effective without any further action or consent of any other party to this agreement or any other Loan Document, provided that, with respect to any such amendment effected in connection with the use or administration of Term SOFR, the Agent shall post each such amendment implementing such Conforming Changes (USD) to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

5.13	Inability to Determine Rates (Term SOFR)
5.13.1

If in connection with any request for a Term SOFR Advance or a conversion of a US Base Rate Advance to a Term SOFR Advance, as applicable, the Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate (USD) has

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been determined in accordance with Section 5.13.2, and the circumstances under clause (a) of Section 5.13.2 or the Scheduled Unavailability Date-Term SOFR has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Designated Period with respect to a proposed Term SOFR Advance, the Agent will promptly so notify the Borrower and each Lender.

Thereafter, the obligation of the Lenders to make or maintain Term SOFR Advances, or to convert US Base Rate Advances to Term SOFR Advances, shall be suspended (to the extent of the affected Term SOFR Advances or Designated Periods) until the Agent revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for an Advance of, or conversion to Term SOFR Advances (to the extent of the affected Term SOFR Advances or Designated Periods) or, failing that, will be deemed to have converted such request into a request for a US Base Rate Advances in the amount specified therein and (ii) any outstanding Term SOFR Advances shall be deemed to have been converted to US Prime Rate Advances immediately at the end of their respective applicable Designated Period.

5.13.2

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Majority Lenders notify the Agent (with, in the case of the Majority Lenders, a copy to the Borrower) that the Borrower or the Majority Lenders (as applicable) have determined, that:

(a)

adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)

CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month  interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of US Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such interest periods of

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Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the "Scheduled Unavailability Date-Term SOFR");

then, on a date and time determined by the Agent (any such date, the "Term SOFR Replacement Date"), which date shall be at the end of a Designated Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date-Term SOFR, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the "Successor Rate (USD)").

If the Successor Rate (USD) is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clause (a) of Section 5.13.2 or clause (b) of Section 5.13.2 have occurred with respect to the Successor Rate (USD) then in effect, then in each case, the Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate (USD) in accordance with this Section 5.13 at the end of any Designated Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar US Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar US Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a Successor Rate (USD). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Majority Lenders have

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delivered to the Agent written notice that such Majority Lenders object to such amendment.

The Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate (USD).

Any Successor Rate (USD) shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate (USD) shall be applied in a manner as otherwise reasonably determined by the Agent.

Notwithstanding anything else herein, if at any time any Successor Rate (USD) as so determined would otherwise be less than the Floor, the Successor Rate (USD) will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate (USD), the Agent will have the right to make Conforming Changes (USD) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes (USD) will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes (USD) to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

6.	BANKERS' ACCEPTANCES

None of the provisions of Article 6 shall apply to the Finnvera Facility Lenders or the Finnvera Term Facility, in respect of which the relevant provisions are set out in Schedule “P”.

6.1	Advances by Bankers' Acceptances and Conversions into Bankers' Acceptances
6.1.1

Subject to the applicable provisions of this Agreement, ~~including Section 6.13,~~ on any Business Day during the Disbursement Period, as part of the Credit available under the Revolving Facility, ~~and/or, if the aggregate principal amount of the Advances outstanding under the Revolving Facility will not be less than the Threshold Amount (on the date said requested Advances under the Unsecured Facility are made), as part of the Credit available under the Unsecured Facility,~~ by providing to the Agent an irrevocable telephone notice at or before 12:00 p.m. on any Business Day followed by the immediate delivery of a written Notice of Borrowing to the Agent, given at least two (2) Business Days prior to the date of the Advance or the Rollover Date (for the purposes of this Article 6 called the “Acceptance Date”), the Borrower may request that a BA Advance be made, that one or more Advances not borrowed as BA Advances be converted into one or more BA Advances or that a BA

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Advance or any part thereof be extended, as the case may be (the “BA Request”).

Bankers' Acceptances shall be issued on each Acceptance Date or Rollover Date, in a minimum Selected Amount, with respect to each Designated Period, of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, shall have a Designated Period of 1~~0 to 180 days~~, 2 or 3 months (or such other period as may be available and acceptable to the Agent), subject to availability, and shall, in no event, mature on a date after the expiry of the applicable Term.

6.1.2	Prior to making any BA Request, the Borrower shall deliver:
(a)	to the Lenders, in the name of each Lender which is a bank that accepts bankers' acceptances (a “BA Lender”), drafts in form and substance acceptable to the Agent and the Lenders; and
(b)	to the Lenders in the name of each Lender which is not a bank or does not accept bankers' acceptances (a “Non-BA Lender”), Discount Notes;

completed and executed by its authorized signatories in sufficient quantity for the Advance requested and in appropriate denominations to facilitate the sale of the Bankers' Acceptances in the financial markets.  No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance hereunder if such failure is due, in whole or in part, to the failure of the Borrower to give appropriate instructions to the Agent on a timely basis, nor shall the Agent or any Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or wilful misconduct of the Agent, such Lender, or their respective employees.  In order to facilitate issuances of Bankers’ Acceptances pursuant hereto, in accordance with the instructions given from time to time by the Borrower, the Borrower hereby authorizes each Lender, and for this purpose appoints each Lender its lawful attorney, to complete and sign Bankers' Acceptances on behalf of the Borrower, in handwritten or facsimile or mechanical signature or otherwise, and once so completed, signed and endorsed, and following acceptance of them as Bankers’ Acceptances, to purchase, discount or negotiate such Bankers’ Acceptances in accordance with the provisions of this Article 6, and to provide the Available Proceeds (as defined in subsection 6.2.4(d)) to the Agent in accordance with the provisions hereof.  Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by any Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower.  Each Lender shall maintain a record with

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respect to such instruments (i) received by it hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder and (iv) cancelled at their respective maturities.  Each Lender agrees to provide such records to the Borrower promptly upon request and, at the request of the Borrower, to cancel such instruments which have been so completed and executed and which are held by such Lender and have not yet been issued hereunder.

6.2	Acceptance Procedure

With respect to any BA Advance:

6.2.1	The Agent shall promptly notify in writing each Lender of the details of the proposed issue, specifying:

6.2.2(a)For each BA Lender, (i) the principal amount of the Bankers' Acceptances to be accepted by such Lender, and (ii) the Designated Period of such Bankers' Acceptances; and

(b)	For each Non-BA Lender, (i) the principal amount of the Discount Notes to be issued to such Lender, and (ii) the Designated Period of such Discount Notes.
6.2.3	The Agent shall establish the Bankers' Acceptance Discount Rate at or about 10:00 a.m. on the Acceptance Date, and the Agent shall promptly determine the amount of the BA Proceeds.
6.2.4	Forthwith, and in any event not later than 11:30 A.M. on the Acceptance Date, the Agent shall indicate to each Lender, in the manner set out in Section 18.5:
(a)	the Bankers' Acceptance Discount Rate;
(b)

the amount of the Stamping Fee applicable to those Bankers' Acceptances to be accepted by such Lender on the Acceptance Date, calculated by multiplying the appropriate percentage set out in the definition of “Stamping Fee” by the face amount of each Bankers' Acceptance (taking into account the number of days in the Designated Period), any such Lender being authorized by the Borrower to collect the Stamping Fee out of the BA Proceeds of those Bankers' Acceptances;

(c)	the BA Proceeds of the Bankers' Acceptances to be purchased by such Lender on such Acceptance Date; and
(d)	the amount obtained (the “Available Proceeds”) by subtracting the Stamping Fee mentioned in subsection 6.2.4(b) from the BA Proceeds mentioned in subsection 6.2.4(c).

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6.2.5	Not later than 1:00 P.M. on the Acceptance Date, each Lender shall make available to the Agent its Available Proceeds.
6.2.6

Not later than 4:00 P.M. on the Acceptance Date, the Agent shall transfer the Available Proceeds to the Borrower in accordance with Section 8.8 and shall notify the Borrower on such day either by telex, fax or telephone (if by telephone, to be confirmed subsequently in writing) of the details of the issue.

6.3	Purchase of Bankers' Acceptances and Discount Notes

Before giving value to the Borrower, the Lenders or the sub-participants which:

6.3.1

are BA Lenders shall, on the Acceptance Date, accept the Bankers' Acceptances by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto and affixing their acceptance stamps thereto, and shall purchase or sell same; and

6.3.2

are Non-BA Lenders shall, on the Acceptance Date, complete the Discount Notes by inserting the appropriate principal amount, Acceptance Date and maturity date in accordance with the BA Request relating thereto.

6.4	Maturity Date of Bankers' Acceptances

Subject to the applicable notice provisions, at or prior to the maturity date of each Bankers' Acceptance, the Borrower shall:

6.4.1

give to the Agent a notice in the form of Schedule “B” requesting that the Lenders convert all or any part of the BA Advance then outstanding by way of Bankers' Acceptances which are maturing into a Prime Rate Advance; or

6.4.2

give to the Agent a notice in the form of Schedule “B” requesting that the Lenders extend all or any part of the BA Advance outstanding by way of Bankers' Acceptances which are maturing into another BA Advance by issuing new Bankers' Acceptances, subject to compliance with the provisions of subsection 6.1.1 with respect to the minimum Selected Amount and Designated Period; or

6.4.3

at latest at 12:00 p.m. two (2) Business Days prior to the Rollover Date of each Bankers' Acceptance then outstanding and reaching maturity, notify the Agent by way of a notice substantially in the form of Schedule “B-1” (but omitting paragraphs 3) thereof) that it intends to deposit in its account for the account of the Lenders on the Rollover Date an amount equal to the principal amount of each such Bankers' Acceptance.

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6.5	Deemed Conversions on the Maturity Date

If the Borrower does not deliver to the Agent one or more of the notices contemplated by subsections 6.4.1 or 6.4.2 or does not give the notice and make the deposit contemplated by subsection 6.4.3, the Borrower shall be deemed to have requested that the part of the BA Advance then outstanding which is reaching maturity be converted into a Prime Rate Advance.

6.6	Conversion and Extension Mechanism

If under the conditions

6.6.1

of subsection 6.4.1 and of Section 6.5, the Borrower requests or is deemed to have requested, as the case may be, that the Agent convert the portion of the BA Advance which is maturing into a Prime Rate Advance, the Lenders shall pay the Bankers' Acceptances which are outstanding and maturing.  Such payments by the Lenders will constitute an Advance within the meaning of this Agreement and the interest thereon shall be calculated and payable as the Borrower may request or may be deemed to have requested;

6.6.2

of subsection 6.4.3, the Borrower makes a deposit in its account, without limiting in any way the generality of Section 17.5, the Borrower hereby expressly and irrevocably authorizes the Agent to make any debits necessary in its account in order to pay the Bankers' Acceptances which are outstanding and maturing.

6.7	Prepayment of Bankers' Acceptances

Notwithstanding any provision hereof, the Borrower may not prepay any Bankers' Acceptance other than on its maturity date; however, this provision shall not prevent the Borrower from acquiring, in its discretion but subject to the other provisions of this Agreement, any Bankers' Acceptance in circulation from time to time.

6.8	Apportionment Amongst the Lenders

The Agent is authorized by the Borrower and each Lender to allocate amongst the Lenders the Bankers' Acceptances to be issued and purchased in such manner and amounts as the Agent may, in its sole discretion, but acting reasonably, consider necessary, so as to ensure that no Lender is required to accept and purchase a Bankers' Acceptance for a fraction of $100,000, and in such event, the Lenders' respective Commitments in any such Bankers' Acceptances and repayments thereof shall be altered accordingly.  Further, the Agent is authorized by the Borrower and each Lender to cause the proportionate share of one or more Lender's Advances (calculated based on its Commitment) to be exceeded by no more than $100,000 each as a result of such allocations provided that the principal amount of outstanding Advances, including Bankers' Acceptances, shall not thereby exceed the maximum amount of the respective Commitment of each Lender.  Any resulting amount by

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which the requested face amount of any such Bankers’ Acceptance shall have been so reduced shall be advanced, converted or continued, as the case may be, as a Prime Rate Advance, to be made contemporaneously with the BA Advance.

6.9	Cash Deposits

Each Lender may, in its discretion, at any time, in the absence of any demand by the Borrower to such effect, grant an Advance to the Borrower, the amount of which shall be equivalent to the face value of all Bankers' Acceptances then in circulation which have been accepted, which Advance shall not bear interest.  The amount of the Advance shall not be taken into account in order to calculate the amount of the Credit used pursuant hereto.  The Agent shall retain the amount of the Advance in a non-interest bearing cash collateral account as security, for the benefit of the Borrower, which amount may be entirely set-off against the amount of the Advance and the amount of the Bankers' Acceptances in circulation which such Lender has accepted and may be imputed, in the Lender's discretion, to the payment of the Bankers' Acceptances at their maturity.  The Borrower shall sign and remit as security with regard thereto all appropriate documents which the Lenders might judge necessary or desirable, specifically including an assignment of the credit balance of the deposit account held as security.

6.10	Days of Grace

The Borrower shall not claim from the Lenders any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lenders pursuant to the provisions of this Agreement.  Further, the Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by any Lender in its own right at the maturity thereof.

6.11	Obligations Absolute

The obligations of the Borrower with respect to Bankers' Acceptances shall be unconditional and irrevocable and shall be paid strictly in accordance with the provisions of this Agreement under all circumstances, including the following circumstances:

6.11.1	any lack of validity or enforceability of any draft accepted by any Lender as a Bankers' Acceptance; or
6.11.2

the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, the Lenders, or any other person or entity, whether in connection with this Agreement or otherwise.

6.12	Depository Bills and Notes Act

Bankers’ Acceptances may be issued in the form of a depository bill and deposited with a clearing house, both terms as defined in the Depository Bills and Notes Act.

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The Agent and the Borrower shall agree on the procedures to be followed, acting reasonably.  The Lenders are also authorized to issue depository bills as replacements for previously issued Bankers’ Acceptances, on the same terms as those replaced, and deposit them with a clearing house against cancellation of the previously issued Bankers’ Acceptances.

6.13	~~Advances and Repayments – Revolving Facility and Unsecured Facility~~Intentionally deleted.

~~The Borrower agrees that if, at any time when the aggregate principal amount of the Advances outstanding under the Revolving Facility is less than the Threshold Amount, a Rollover Date in respect of Bankers Acceptances under the Unsecured Facility occurs, the Borrower shall cause the portion of the BA Advances (or, at the option of the Borrower, other Advances if any) under the Unsecured Facility equal to the amount by which the Threshold Amount exceeds the aggregate principal amount of Advances under the Revolving Facility to become Advances under the Revolving Facility.  If the Borrower does not do so, the Agent, may, in its discretion, upon notice to the Borrower, transfer any such portion of the principal amount of the BA Advances under the Unsecured Facility to the Revolving Facility, provided that in any such case the principal amount of the Advances then outstanding under the Revolving Facility does not exceed the Threshold Amount~~

6.14	Inability to Determine Rates (CDOR)
6.14.1

If in connection with any request for a BA Advance or a conversion of a Prime Rate Advance to a BA Advance, as applicable, the Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate (CAD) has been determined in accordance with Section 6.14.2, and the circumstances under clause (a) of Section 6.14.2 or the Scheduled Unavailability Date-CDOR has occurred, or (B) adequate and reasonable means do not otherwise exist for determining the CDOR Rate for any requested Designated Period with respect to a proposed BA Advance, the Agent will promptly so notify the Borrower and each Lender.

Thereafter, the obligation of the Lenders to make or maintain BA Advances, or to convert Prime Rate Advances to BA Advances, shall be suspended (to the extent of the affected BA Advances or Designated Periods) until the Agent revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a BA Advance of, or conversion to a BA Advance (to the extent of the affected BA Advances or Designated Periods) or, failing that, will be deemed to have converted such request into a request for a Prime Rate Advance in the amount specified therein and (ii) any outstanding BA Advances shall be deemed to have been converted to Prime Rate Advances immediately at the end of their respective applicable Designated Periods.

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6.14.2

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Majority Lenders notify the Agent (with, in the case of the Majority Lenders, a copy to the Borrower) that the Borrower or the Majority Lenders (as applicable) have determined, that:

(a)

adequate and reasonable means do not exist for ascertaining one month, two month and three month terms of the CDOR Rate, including, without limitation, because the CDOR Page is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)

Refinitiv Benchmark Services (UK) Limited or any successor administrator of CDOR Page or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of the CDOR Rate, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, two month and three month terms of the CDOR Rate or the CDOR Page shall or will no longer be made available, or permitted to be used for determining the interest rate of Canadian Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such terms of CDOR after such specific date (the latest date on which one month, two month and three month terms of the CDOR Rate or the CDOR Page are no longer available permanently or indefinitely, the "Scheduled Unavailability Date-CDOR");

then the Agent and the Borrower may amend this Agreement solely for the purpose of the CDOR Rate or any then current Successor Rate (CAD) in accordance with this Section 6.14 at the end of any Designated Period, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Canadian Dollar denominated credit facilities syndicated and agented in Canada for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Canadian Dollar denominated credit facilities syndicated and agented in Canada for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (any such proposed rate and adjustments, a "Successor Rate (CAD)").  Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Majority Lenders have delivered to the Agent written notice that such Majority Lenders object to such amendment.

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The Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate (CAD).

Any Successor Rate (CAD) shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate (CAD) shall be applied in a manner as otherwise reasonably determined by the Agent.

Notwithstanding anything else herein, if at any time any Successor Rate (CAD) as so determined would otherwise be less than the Floor, the Successor Rate (CAD) will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate (CAD), the Agent will have the right to make Conforming Changes (CAD) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes (CAD) will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes (CAD) to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

7.	ILLEGALITY, INCREASED COSTS, INDEMNIFICATION AND MARKET DISRUPTIONS
7.1	Illegality

If any Lender determines that any law (whether or not as a result of a Change in Law) has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to (a) make any Advance or maintain any Loan Obligations (or to maintain its obligation to make any Advance, including any BA Advance, Term SOFR Advance, Letter of Credit or participation in a Letter of Credit), or (b) determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent (in the case of a Revolving ~~Facility Lender or an Unsecured~~ Facility Lender) or the Finnvera Facility Agent (in the case of a Finnvera Facility Lender), any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent or the Finnvera Facility Agent, as the case may be, and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if conversion would avoid the unlawful activity, convert any affected Loan Obligations, or take any necessary steps with respect to any Letter of Credit, in order to avoid the activity that is unlawful.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different lending office if such designation will avoid the need

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for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

7.2	Increased Costs
7.2.1	General. If any Change in Law shall:
(a)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)

subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 7.3 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(c)

impose on any Lender or the applicable interbank market any other condition, cost or expense affecting this Agreement or Advances by or Loan Obligations owed to such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making any Advance or maintaining any Loan Obligations (or of maintaining its obligation to make any such Advance), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

7.2.2

Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of increasing the cost to such Lender of making or maintaining its Commitment or any Advance or Loan Obligation, or reducing any amount otherwise receivable by such Lender hereunder with respect thereto, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

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7.2.3

Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsections 7.2.1 or 7.2.2 hereof, including reasonable detail of the basis of calculation thereof, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

7.2.4

Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

7.3	Taxes
7.3.1

Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes.  If any member of the VL Group, the Agent, the Finnvera Facility Agent or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of such payments by or on account of any obligation of a member of the VL Group hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that member of the VL Group when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Agent, the Finnvera Facility Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the member of the VL Group shall make any such deductions required to be made by it under Applicable Law and (iii) the member of the VL Group shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

7.3.2

Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

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7.3.3

Indemnification by the Borrower.  The Borrower shall indemnify the Agent, the Finnvera Facility Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, the Finnvera Facility Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent or the Finnvera Facility Agent, as applicable), or by the Agent or the Finnvera Facility Agent, as applicable, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

7.3.4

Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a member of the VL Group to a Governmental Authority, such member of the VL Group shall deliver to the Agent or the Finnvera Facility Agent, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent or the Finnvera Facility Agent, as applicable.

7.3.5

Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Agent or the Finnvera Facility Agent, as applicable), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower, the Agent or the Finnvera Facility Agent, as applicable, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, (a) any Lender, if requested by the Borrower, the Agent or the Finnvera Facility Agent, as applicable, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Agent or the Finnvera Facility Agent, as applicable, as will enable the Borrower, the Agent or the Finnvera Facility Agent, as applicable, to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for the purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall, within five days thereof, notify the Borrower and the Agent or the Finnvera Facility Agent, as applicable, in writing.

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7.3.6

Treatment of Certain Refunds.  If the Agent, the Finnvera Facility Agent (as applicable) or a Lender determines, acting reasonably, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which a member of the VL Group has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or other member of the VL Group, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or other member of the VL Group under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Agent, the Finnvera Facility Agent or such Lender, as the case may be (without duplication of any such expenses if previously reimbursed), and without interest (other than an amount equal to the net after-Tax amount of any interest paid by the relevant Governmental Authority, if any, with respect to such refund).  The Borrower or the other member of the VL Group, as applicable, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower or other member of the VL Group (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, the Finnvera Facility Agent or such Lender if the Agent, the Finnvera Facility Agent or such Lender is required to repay such refund or reduction to such Governmental Authority.  This subsection shall not be construed to require the Agent, the Finnvera Facility Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

7.4	Breakage Costs, Failure to Borrow or Repay After Notice

The Borrower shall indemnify each Lender against any loss or expense (including any loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain any Advance and any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained) which such Lender may sustain or incur as a consequence of any: (a) default by the Borrower in the payment when due of the amount of or interest on any Loan Obligations or in the payment when due of any other amount hereunder, (b) default by the Borrower in obtaining an Advance after the Borrower has given notice hereunder that it desires to obtain such Advance, (c) default by the Borrower in making any voluntary reduction of the outstanding amount of any Loan Obligations after the Borrower has given notice hereunder that it desires to make such reduction, and (d) payment of any Bankers' Acceptance, ~~Libor~~Term SOFR Advance or Tranche A CDOR Advance otherwise than on the maturity date thereof (including without limitation any such payment required pursuant to Section 8.1 or upon acceleration pursuant to Section 14.2).  A certificate of the Agent or the

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Finnvera Facility Agent, as applicable providing reasonable particulars of the calculation of any such loss or expense shall be conclusive and binding in the absence of manifest error.  If any Lender becomes entitled to claim any amount pursuant to this Section 7.4, it shall promptly notify the Borrower, through the Agent or the Finnvera Facility Agent, as applicable, of the event by reason of which it has become so entitled and reasonable particulars of the related loss or expense, provided that the failure to do so promptly shall not prejudice the Lenders' right to claim hereunder.

Without prejudice to the survival or termination of any other agreement of the Borrower under this Agreement, the obligations of the Borrower under this Section 7.4 shall survive the payment of principal and interest on all Loan Obligations and the termination of the Credit.

7.5	Mitigation Obligations: Replacement of Lenders.
7.5.1

Designation of a Different Lending Office. If any Lender requests compensation under Section 7.2, or requires the Borrower to pay any additional amount to it or to any Governmental Authority for its account pursuant to Section 7.3, then such Lender shall (in the case of a Finnvera Facility Lender, subject to the consent of Finnvera, as applicable) use reasonable efforts to designate a different lending office for funding or booking its Loan Obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

7.5.2

Replacement of Lenders. If (a) any Lender requests compensation under Section 7.2, or (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.3, or (c) any Lender is a Defaulting Lender and has not remedied such default within 2 Business Days, or (d) if any Lender’s obligations are suspended under Section 7.1, then the Borrower may, at its sole expense and effort, upon 10 days’ notice to such Lender and the Agent or the Finnvera Facility Agent, as applicable, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 16 and Article 10 of Schedule “P”, as applicable), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee, a Tranche A Assignee or other assignee permitted under Schedule “P”, as applicable that shall assume

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such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such Assignment), provided that:

(a)	the Borrower pays the Agent the assignment fee specified in subsection 16.2.2(f), in the case of an Assignment;
(b)	the Borrower pays the Finnvera Facility Agent the transfer fee specified in Section 10.3 of Schedule “P”, in the case of an assignment under the Finnvera Term Facility;
(c)

the assigning Lender receives payment of an amount equal to the outstanding principal of its Loan Obligations and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(d)

in the case of any such Assignment resulting from a claim for compensation under Section 7.2 or payments required to be made pursuant to Section 7.3, such assignment will result in a reduction in such compensation or payments thereafter; and

(e)	such Assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such Assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such Assignment and delegation cease to apply.

7.6	Market Disruption

If, at any time or from time to time, the Requisite Disruption Lenders provide notice to the Agent that:

7.6.1

(a) with respect to BA Advances, there no longer exists a market for Bankers' Acceptances, or (b) with respect to ~~Libor~~Term SOFR Advances, as a result of market conditions, (i) there exists no appropriate or reasonable method to establish ~~LIBOR~~Term SOFR, for a Selected Amount or a Designated Period, or (ii) US Dollar deposits are not available to the Lenders in such market in the ordinary course of business in amounts sufficient to permit them to make a ~~Libor~~Term SOFR Advance, for a Selected Amount or a Designated Period, or (c) with respect to BA Advances or Prime Rate Advances, (i) the Bankers’ Acceptance Discount Rate is unavailable and the Agent is unable to provide the alternative rate described in the definition of “Bankers’

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Acceptance Discount Rate”, or (ii) the Bankers’ Acceptance Discount Rate does not adequately and fairly reflect the cost to each such Requisite Disruption Lender of funding such Advance as determined by each such Requisite Disruption Lender in good faith, or (iii) the Prime Rate or the US Base Rate at such time does not adequately and fairly reflect the cost to each such Requisite Disruption Lender of funding such Advance as determined by each such Requisite Disruption Lender in good faith;

any of the foregoing, a “Market Disruption Event”, then in any such case:

7.6.2

the Borrower and the Agent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing to a substitute basis for determining the applicable Bankers’ Acceptance Discount Rate or ~~LIBOR~~Term SOFR.  Any alternate basis (which may include having recourse to the Market Disruption Prime Rate and/or the Market Disruption US Base Rate) agreed upon pursuant to the foregoing sentence shall, with the prior consent of each of the Lenders affected by the Market Disruption Event and the Borrower, be binding on all of them;

7.6.3

failing such agreement, the substitute basis for determining the applicable Bankers’ Acceptance Discount Rate or ~~LIBOR~~Term SOFR shall be as notified to the Borrower by each affected Lender, accompanied by a certificate of such affected Lender setting out the appropriate substitute rate for the particular form of Advance in question, and accompanied by reasonable explanations and calculations, provided that such substitute rate shall not exceed the relevant rate of non-affected Lenders by more than 1.50%; and

7.6.4

to the extent that the Advances affected by the Market Disruption Event are (a) US Base Rate Advances, the applicable US Base Rate for all affected Lenders shall be the Market Disruption US Base Rate, and (b) Prime Rate Advances, the applicable Prime Rate for all affected Lenders shall be the Market Disruption Prime Rate.

8.	PAYMENT, REPAYMENT AND PREPAYMENT

None of the provisions of Article 8 shall apply to the Finnvera Facility Lenders or the Finnvera Term Facility, in respect of which the relevant provisions are set out in Section 5 of Schedule “P”.  However, Section 18.8 hereof shall apply to all payments made in respect of the Finnvera Term Facility.

8.1	Repayment of the Loan Obligations

The Borrower hereby agrees to repay the amount of the Loan Obligations outstanding under the Revolving ~~Facility and under the Unsecured~~ Facility on the last day of the Term.

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8.2	Voluntary Repayment and Prepayment of the Loan Obligations or Cancellation of the Credit

On any Business Day during the Term, after having given notice to the Agent substantially in the form of Schedule “B-1” of one (1) Business Day with respect to the repayment of Prime Rate Advances and US Base Rate Advances and two (2) Business Days with respect to BA Advances and ~~Libor~~Term SOFR Advances~~, and subject to Sections 4.10 and 6.13~~, the Borrower may repay in minimum amounts of $1,000,000 or US$1.000.000, or in whole multiples of such amount, all or part of the principal amount of the Loan Obligations under the Revolving Facility ~~or under the Unsecured Facility~~, for the account of the Revolving Facility Lenders ~~or the Unsecured Facility Lenders, respectively~~, provided that in respect of any ~~Libor~~Term SOFR Advance, no repayment may be made on a day other than on the maturity date of such ~~Libor~~Term SOFR Advance, save as permitted by the terms of Section 8.3, and in respect of a BA Advance, no repayment shall be made on a date other than a maturity date of the Bankers' Acceptances outstanding at that time, save as provided in Section 8.3, with, in each case, all interest accrued and unpaid on the amounts so prepaid.

In addition, the Borrower may, upon the same notice, cancel any portion of the Credit that has not been drawn by the Borrower~~, provided that the Credit under the Unsecured Facility must be cancelled in full before any cancellation of the Credit under the Revolving Facility may occur~~.  No Standby Fee shall be payable in respect of any portion of the Credit so cancelled as and from the effective date of its cancellation.  The Borrower shall not be permitted to draw Advances in respect of any portion of the Credit so cancelled.

8.3	Cash Collateralization of BA Advances and Payment of Losses Resulting From a Prepayment

If a prepayment to be made would require the repayment of outstanding Bankers’ Acceptances prior to their maturity, the Borrower shall provide to the Agent cash collateral in an amount equal to the face amount of such Bankers’ Acceptances which cash collateral shall be held by the Agent in an interest bearing account and used to repay same at maturity.

If a prepayment in respect of a ~~Libor~~Term SOFR Advance is made on a date other than its maturity date, contrary to the provisions of this Agreement, simultaneously with such prepayment the Borrower shall pay to the Lenders the losses, costs and expenses suffered or incurred by the Lenders with respect to such prepayment, which are referred to in Section 7.4.

8.4	Currency of Payments

All payments, repayments and prepayments, as the case may be:

8.4.1	of principal of the Loan Obligations, or any part thereof, shall be made in the same currency as that in which they are outstanding;

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8.4.2	of interest, shall be made in the same currency as the principal amount outstanding to which they relate;
8.4.3	of Fees, shall be made in Canadian Dollars alone; and
8.4.4	of the amounts referred to in Section 7.4, shall be made in the same currency as the losses, costs and expenses suffered or incurred by the Lenders.
8.5	Payments by the Borrower to the Agent

All payments to be made by the Borrower in connection with this Agreement shall be made in funds having same day value to the Agent, at the Agency Branch, or at any other office or account in Toronto or Montreal designated by the Agent.  Any such payment shall be made on the date upon which such payment is due, in accordance with the terms hereof, no later than 12:00 p.m.

8.6	Payment on a Business Day

Each time a payment, repayment or prepayment is due on a day that is not a Business Day, it shall be made on the following Business Day, subject to Section 5.4 with respect to interest payments on ~~Libor~~Term SOFR Advances.

8.7	Payments by the Lenders to the Agent

Any amounts payable to the Agent by a Lender shall be paid in funds having same day value to the Agent by the Lenders on a Business Day at the Agency Branch.

8.8	Payments by the Agent to the Borrower

Any payment received by the Agent for the account of the Borrower shall be paid in funds having same day value to the Borrower on the date of receipt, or if such date is not a Business Day, on the next Business Day, at the Branch.

8.9	Netting

On the date of any Advance or on a Rollover Date (a “Transaction Date”), the Agent shall be entitled to net amounts payable on such date by the Agent to a Lender against amounts payable in the same currency on such date by such Lender to the Agent, for the account of the Borrower.  Similarly, on any Transaction Date, the Borrower hereby authorizes each Lender to net amounts payable in one currency on such date by such Lender to the Agent, for the account of the Borrower, against amounts payable in the same currency on such date by the Borrower to such Lender in accordance with the Agent's calculations made in accordance with the provisions of this Agreement.

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8.10	Application of Payments
8.10.1

Except as otherwise indicated herein, all payments made to the Agent by the Borrower for the account of the Revolving ~~Facility Lenders or the Unsecured~~ Facility Lenders shall be distributed the same day by the Agent, in accordance with its normal practice, in funds having same day value, among the Revolving Facility Lenders ~~or the Unsecured Facility Lenders, as the case may be,~~ to the accounts last designated in writing by each Revolving ~~Facility Lender or Unsecured~~ Facility Lender to the Agent, pro rata in accordance with their respective Secured Applicable Percentage, and notice thereof shall be given to the Borrower by the Agent within a reasonable delay.

8.10.2

Except as otherwise indicated herein or as otherwise determined by the Revolving Facility Lenders ~~or the Unsecured Facility Lenders, as applicable~~, all payments made by the Borrower to the Agent on behalf of the Revolving Facility Lenders ~~or the Unsecured Facility Lenders~~ shall be applied by the Revolving Facility Lenders ~~or the Unsecured Facility Lenders, as the case may be,~~ as follows:

(a)	to the fees, costs, expenses and accessories contemplated by Article 7, Section 14.5 and Section 17.5 or by the Security Documents;
(b)	to all amounts due under Article 5 hereunder;
(c)	to the repayment of the principal amount of the Loan Obligations;
(d)	to any other amounts due pursuant to this Agreement.
8.11	No Set-Off or Counterclaim by Borrower

All payments by the Borrower shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

8.12	Debit Authorization

The Agent is hereby authorized to debit the Borrower's and the Guarantors’ account or accounts maintained from time to time at the Branch or elsewhere, and to set off and compensate against any and all accounts, credits and balances maintained at any time by the Borrower or the Guarantors for the amount of any interest or any other amounts due and owing hereunder from time to time payable by the Borrower, in order to obtain payment thereof.

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9.	SECURITY
9.1	Security for Advances

As general and continuing security for the performance by the Borrower of its obligations to the Agents and the Lenders hereunder, including its obligations under the Swing Line and the other Loan Documents, its obligation to perform and pay the Loan Obligations and all Derivative Obligations ~~(provided that the Loan Obligations under the Unsecured Facility shall not benefit from any Security Documents other than the Guarantees described in subsection 9.1.1)~~, as such agreements are, from time to time, amended, restated, amended and restated, extended or renewed, the Borrower shall:

9.1.1

cause to be executed by each of the Guarantors an unconditional solidary (joint and several) Guarantee in favour of the Agent on behalf of the Lenders, of the obligations of the Borrower under this Agreement, all Derivative Obligations and the Loan Documents, substantially in the form annexed as Schedule “D”;

9.1.2

execute and cause to be executed by each of the Guarantors an agreement pledging the Equity Interests of each of their respective Subsidiaries to the Agent on behalf of the Lenders, which agreement shall be substantially in form of Schedule “E” (the “Share Pledge”);

9.1.3

execute and cause to be executed by each of the Guarantors first-ranking security (subject only to Permitted Charges) in favour of the Agent on behalf of the Lenders, by way of a hypothec on the universality of all of its movable and immovable property located in the Province of Quebec (and/or, at the option of the Agent, by way of a hypothec securing Debentures granted in favour of the Agent or a collateral agent designated by the Agent as the ~~power of attorney (“fondé de pouvoir”)~~Hypothecary Representative of the Lenders within the meaning of Article 2692 of the Civil Code of Quebec, as contemplated by Section 18.16), the whole subject to the waivers contained in the letters referred to in Section 17.4. Notwithstanding the foregoing, the Borrower and the Guarantors shall only be obliged to make additional registrations of the foregoing security after the date of this Agreement against any network in the land registry of Quebec on every second anniversary of the date of ~~this Agreement~~the Fourth Amendment Closing Date;

9.1.4	execute and cause to be executed by each of the Guarantors a Debenture Pledge of the Debentures referred to in subsection 9.1.3;
9.1.5

execute first-ranking security (subject only to Permitted Charges) in favour of each Revolving Facility Lender that is a bank, within the meaning of the Bank Act (Canada), under Sections 427 and following of the Bank Act (Canada);

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9.1.6

execute and cause to be executed by each of the Guarantors in favour of the Agent on behalf of the Lenders, a first-ranking (subject only to Permitted Charges) General Security Agreement and mortgage charging all of its property and assets, personal (movable) and real (immovable), if any, located elsewhere in Canada or in the USA (and/or, at the option of the Agent, by way of a debenture or other instrument containing the same Charges);

9.1.7

execute and cause to be executed by each of the Guarantors  a first-ranking assignment, by way of collateral security, of the contracts governing or evidencing intellectual property rights (subject to Permitted Charges, and to the extent not prohibited by the terms of the agreements governing such rights) in favour of the Agent on behalf of the Lenders; and

9.1.8

cause the Agent on behalf of the Lenders to be named in all insurance policies protecting the members of the VL Group and their movable property, activities, business interruption and third party liability against any form of loss as a named insured as its interest may appear, and deliver to the Agent certificates of insurance in form and substance satisfactory to the Agent.

9.2	ECA Guarantee

Notwithstanding any provision in this Agreement to the contrary, the ECA Guarantee (as defined in Schedule “P”), any replacement guarantee or instrument delivered pursuant to the provisions of Section 8.3 of Schedule “P”, and all proceeds derived therefrom shall be for the sole benefit of the Finnvera Facility Lenders.

9.3	Guarantors – Exception

After the Closing Date, any member of the VL Group may create or acquire one or more Subsidiaries that are or are not wholly-owned by a member of the VL Group, including as a result of its participation in a joint venture with another Person.  Such Subsidiary shall not be required to provide a Guarantee pursuant to subsection 9.1.1 or to provide the Security, provided that the absence of such Guarantee does not cause the Borrower to breach the provisions of Section 12.12 at the time of the creation or Acquisition or at any time thereafter, and shall not be considered a Guarantor.  If such Subsidiary is wholly-owned, it will be a member of the VL Group.  In addition, the Borrower may at any time request to the Agent that one or more of its Subsidiaries (each, a “Released Guarantor”) shall cease to be considered a Guarantor and that its Guarantee provided pursuant to subsection 9.1.1 and its Security be discharged and terminated if the following conditions are satisfied on the effective date on which such Released Guarantor shall so cease to be considered a Guarantor (the “Release Date”): (i) the release of the Released Guarantor as a Guarantor on the Release Date shall not cause the Borrower to breach the provisions of Section 12.12, (ii) no Default or Event of Default exists on

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the Release Date, and (iii) contemporaneously with the Release Date, all existing Guarantees granted by the Released Guarantor in respect of obligations of the Borrower under Additional Offerings permitted by paragraphs (f) and (g) of Section 13.7, and unsecured Debt permitted by paragraph (i) of Section 13.7, shall also be terminated substantially contemporaneously.  In the event that a Released Guarantor ceases to be considered a Guarantor by satisfying all of the conditions of the previous sentence of this Section 9.3, the Security on the property of such Released Guarantor and the Guarantee given by it pursuant to subsection 9.1.1 shall be discharged and terminated by the Agent without any requirement to obtain the consent of the Lenders (and such Person shall thereafter cease to be considered a Guarantor).

9.4	Release of Security in Certain Circumstances

The Lenders agree to instruct the Agent to release all of the Security at the request of the Borrower if the Borrower’s senior unsecured debt rating obtained from any 2 of DBRS, S&P or Moody’s has been and remains not less than BBB(low)/BBB-/Baa3 for a period of not less than 6 months.

~~9.5~~	~~Limitation on Aggregate Principal Amount of Loan Obligations Secured by the Security Documents~~

~~Notwithstanding any terms of any Loan Documents (including all Security Documents) to the contrary, the Agents and all Lenders confirm and agree that:~~

~~9.5.1The Debt of the VL Group to the Agents and the Lenders pursuant to and arising under the Unsecured Facility shall not form part of the Loan Obligations secured by the Security Documents and the Security (other than the Guarantees described in subsection 9.1.1);~~

~~9.5.2from and after any Conversion Date-Partial, all Loan Obligations described in the relevant Conversion Notice-Partial shall be secured by the Security Documents; and~~

~~9.5.3from and after the Conversion Date-Total, all Loan Obligations shall be secured by the Security Documents~~

9.5	Intentionally deleted.
10.	CONDITIONS PRECEDENT

None of the provisions of Section 10.1 or 10.2 shall apply to the Finnvera Facility Lenders or the Finnvera Term Facility, in respect of which the relevant provisions are set out in Section 6 of Schedule “P”.

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10.1	Initial Advance Under the Revolving Facility After the Closing Date

The obligation of the Lenders to make the initial Advance under the Revolving Facility after the Closing Date is conditional upon the fulfilment of each of the conditions set out in this Section 10.1 and in Section 10.2 to the entire satisfaction of the Agent and the Lenders:

10.1.1

certified copies of all of the constating documents, borrowing by-laws and resolutions of the Borrower and of each other member of the VL Group not previously provided to the Agent shall have been provided to the Agent;

10.1.2	all Charges on the property of each member of the VL Group, other than Permitted Charges, shall have been discharged;
10.1.3

this Agreement shall have been executed and delivered, and each of the Security Documents shall have been amended, executed, delivered, issued or assigned and registered or published, as the case may be, wherever required;

10.1.4

all of the issued and outstanding Equity Interests of the Subsidiaries referred to in subsection 9.1.2 owned, directly or indirectly by the Borrower and any of its Subsidiaries at the relevant time, shall have been pledged in accordance with the Share Pledge executed by the Borrower and the relevant Subsidiaries and all of the pledged Equity Interests shall have been remitted to the Agent;

10.1.5	the Borrower shall have delivered to the Agent a certificate in the form of Schedule “F” signed by an officer stipulating and certifying that:
(a)	such officer has taken cognizance of all the terms and conditions of this Agreement and of all contracts, agreements and deeds pertaining hereto;
(b)	no Default or Event of Default has occurred or exists hereunder;
(c)	the corporate structure of the VL Group is as set out in the diagram attached to the certificate;
(d)

each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present;

(e)	all property to be charged by the Security Documents is located in the jurisdictions described in a schedule thereto;

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10.1.6

the Borrower shall have delivered to the Agent the favourable legal opinion(s) of the counsel to the VL Group, addressed to the Lenders, the Agent and its counsel, in form and substance acceptable to the Agent and its counsel, acting reasonably, including with regard to the continuing validity of all relevant Guarantees and Security; and

10.1.7	the Borrower shall have paid to each of the Revolving Facility Lenders an upfront fee in the amount and payable as set forth in the invitation letter sent to it by the Borrower dated May 30, 2011.
10.2	Conditions Precedent to any Advance

The obligation of the Lenders to make any Advance under the Credit is conditional upon each of the following conditions having been satisfied:

10.2.1	the representations and warranties contained in this Agreement shall continue to be true and correct (except where stated to be made as at a particular date);
10.2.2	except in the case of Swing Line Advances, the Borrower shall have delivered to the Agent or the Finnvera Facility Agent, as applicable, a completed Notice of Borrowing;
10.2.3	nothing shall have occurred since March 31, 2011 which would constitute a Material Adverse Change; and
10.2.4	no Default shall have occurred and be continuing and no Event of Default shall have occurred.
10.3	Waiver of Conditions Precedent

The conditions set out in Sections 10.1 and 10.2 are solely for the benefit of the Lenders, and may be waived by the Agent with the unanimous consent of the Lenders, without prejudice to the right of the Agent to assert any such condition in connection with any subsequently requested Advance.

11.	REPRESENTATIONS AND WARRANTIES

For so long as the Loan Obligations remain outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied), the Borrower hereby represents and warrants to the Lenders that:

11.1	Incorporation

Each member of the VL Group is duly incorporated or organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of incorporation or organization and of all jurisdictions in which it carries on business or is otherwise required to be so qualified.  Each member of the VL Group has the capacity and

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power, whether corporate or otherwise, to hold its assets and carry on the business presently carried on by it or which it proposes to carry on hereafter in each jurisdiction where such business is carried on.

11.2	Authorization

The Borrower and each Guarantor has the power and has taken all necessary steps under the Applicable Laws in order to be authorized to borrow hereunder, to provide the Security, as the case may be, and to execute and deliver and perform its obligations under this Agreement and each of the Security Documents to which it is a party, as the case may be, in accordance with the terms and conditions thereof and to complete the transactions contemplated in the Security Documents and herein, as the case may be.  This Agreement has been duly executed and delivered by duly authorized officers of the Borrower and is, and each of the Security Documents to which the Borrower and each Guarantor is a party is, and when executed and delivered in accordance with the terms hereof, shall be, a legal, valid and binding obligation of the Borrower and each Guarantor, respectively, enforceable in accordance with its terms.

11.3	Compliance with Applicable Law and Contracts

The execution and delivery of and performance of the obligations under this Agreement and each of the Security Documents by the Borrower and each Guarantor, as the case may be, in accordance with their respective terms and the completion of the transactions contemplated therein and herein by the Borrower and each other member of the VL Group, as the case may be, do not require any consents or approvals, do not violate any Applicable Laws, do not conflict with, violate or constitute a breach under the documents of incorporation or organization or by-laws of any member of the VL Group or under any agreements, contracts or deeds to which any member of the VL Group is a party or binding upon it or its assets and do not result in or require the creation or imposition of any Charge whatsoever on the assets of any member of the VL Group, whether presently owned or hereafter acquired, save for the Permitted Charges.

11.4	Core Business

The VL Group operates businesses in the cable, telecommunications, media and entertainment industries, including on-line internet services, telephony, wireless communications, interactive technologies, the distribution of media content, and anything related or ancillary thereto including activities that are a reasonable evolution of, and consistent with, the foregoing.

11.5	Financial Statements

The financial statements provided from time to time hereunder are prepared in accordance with GAAP applied on a consistent basis throughout the periods specified (except as noted thereon) and are an accurate representation of the financial position of the Borrower on a consolidated basis as of the respective dates

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specified and the results of their operations and cash flows for the respective periods specified.

11.6	Contingent Liabilities and Indebtedness

Neither the Borrower nor any other member of the VL Group has (a) any material Contingent Obligations or contingent liabilities known to it which are not disclosed or referred to in the most recent financial statements delivered to the Agent and the Finnvera Facility Agent in accordance with the provisions of Section 12.15 or otherwise disclosed to the Agent and the Finnvera Facility Agent in writing, or (b) incurred any Indebtedness which is not disclosed in or reflected in such financial statements, or otherwise disclosed to the Agent and the Finnvera Facility Agent in writing, other than Contingent Obligations, contingent liabilities or Indebtedness incurred in the ordinary course of business, and Debt permitted hereunder.

11.7	Title to Assets

Each member of the VL Group has good, valid and marketable title to all of its properties and assets, free and clear of any Charges other than Permitted Charges.  All of the immovable property (including any cable or telecommunications network) owned by the VL Group as of the Closing Date is listed in Schedule “I”.  All premises occupied by any member of the VL Group as of the Closing Date containing material assets belonging to such members of the VL Group are also listed in Schedule “I”.  All of the material tangible movable property of the VL Group as of the Closing Date is located in the provinces of Quebec and Ontario.  Each member of the VL Group has rights sufficient for it to use all the Licences, licences, intellectual property and patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, industrial designs, technology and other similar intellectual property rights reasonably necessary for the conduct of its business.  To the knowledge of the Borrower, neither it nor any member of the VL Group is infringing or is alleged to be infringing the intellectual property rights of any other Person, except where such infringement could not reasonably be expected to cause a Material Adverse Change.

11.8	Litigation

There are no actions, suits or legal proceedings instituted or pending or, to the knowledge of each member of the VL Group, threatened, against any of them or their property before any court or arbitrator or any governmental body or instituted by any governmental body which could reasonably be expected to result in a Material Adverse Change.

11.9	Taxes

Each member of the VL Group has filed within the prescribed delays all federal, provincial or other tax returns which it is required by Applicable Law to file and all Taxes levied with respect to each member of the VL Group have been paid when due, except to the extent that (a) payment thereof is being contested in good faith by

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such member of the VL Group in accordance with the appropriate procedures, for which adequate reserves have been established in the books of the relevant member of the VL Group, and (b) the outcome of such contestation would not reasonably be expected to result in a Material Adverse Change.

11.10	Insurance

Each member of the VL Group has contracted for the insurance coverage described in Section 12.6.

11.11	No Adverse Change

No Material Adverse Change has occurred since December 31, 2010.

11.12	Regulatory Approvals

No member of the VL Group is required to obtain any consent, approval, authorization, permit, Licence or licence from, nor to effect any filing or registration with, any federal, provincial or other regulatory authority in connection with the execution, delivery or performance, in accordance with their respective terms, of this Agreement or the Security Documents, any borrowings hereunder and the granting of the Security.

11.13	Compliance with Applicable Law and Licences

Each member of the VL Group is in full compliance in all material respects with all requirements of Applicable Law and with all of the conditions attaching to its permits, authorizations, Licences, licences, certificates and approvals, including without limitation its articles of incorporation and by-laws.

11.14	Pension and Employment Liabilities

Except for a deficit not exceeding $5,000,000 in respect of the pension plan for executives of the Borrower, no member of the VL Group has any unfunded pension liabilities (except for amounts that are not material to the Borrower on a consolidated basis and except for any such plan that does not need to be fully funded in accordance with Applicable Law), whether valued on a going concern or a wind-up basis, and all material obligations (including wages, salaries, commissions and vacation pay) to current employees and to former employees have been paid in full or duly provided for.

11.15	Priority

The Security and Charges created, evidenced or constituted by or under the Security Documents bind each member of the VL Group which is a party thereto, are valid and subject to no Charge, other than the Permitted Charges, and are enforceable, as security for the performance of the obligations secured thereunder, in accordance

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with their respective terms, against the members of the VL Group which are parties thereto.

11.16	Complete and Accurate Information

All of the information, reports and other documents and all data (other than forecasts), as well as the amendments thereto, provided to the Agent, the Finnvera Facility Agent and/or Finnvera plc by or on behalf of the VL Group were, at the time same were provided, and are at the date hereof, complete, true and accurate in all material respects.  All forecasts provided to the Agent and/or the Finnvera Facility Agent were prepared in good faith and all assumptions used therein were reasonable.

11.17	Share Capital

On the Closing Date, all of the shares of: (a) the Borrower are owned, directly or indirectly, by Quebecor Media Inc.; and (b) each of the Guarantors are owned, directly or indirectly, by the Borrower, free and clear of any Charges other than Permitted Charges.

11.18	Absence of Default

There exists no Default or Event of Default hereunder.

11.19	Agreements with Third Parties

Each member of the VL Group is in compliance in all material respects with each and every one of its obligations under agreements with third parties to which it is a party or by which it is bound, the breach of which could reasonably be expected to result in a Material Adverse Change.

11.20	Anti-Terrorism ~~and~~, Money Laundering Laws and Sanctions

No member of the VL Group or any of its Subsidiaries is a Person or entity that is:

11.20.1	referred to in section 5 of the Proceeds of Crime Act, that is subject to the obligations applicable to such persons or entities under the Proceeds of Crime Act;
11.20.2

on the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (RIUNRST) and the United Nations Al-Qaida and Taliban Regulations (UNAQTR) published by the Office of the Superintendent of Financial Institutions Canada; or

11.20.3	affiliated with a Person or entity listed above.

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The Borrower and its Subsidiaries are not in violation of, in any material respect, any of the country or list based economic and trade sanctions administered and enforced by OFAC, or any Sanctions Laws.  As of the Fourth Amendment Effective Date, none of the Borrower or any of its Subsidiaries is (i) a Sanctioned Person or (ii) a Person designated under Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 or other Sanctions Laws.  If a senior officer of the Borrower or any of its Subsidiaries receives any written notice that the Borrower or any Subsidiary of the Borrower is named on the then current OFAC SDN List or is otherwise a Sanctioned Person (such occurrence, a “Sanctions Event”), the Borrower shall promptly (i) give written notice to the Agent and the Lenders of such Sanctions Event, and (ii) comply in all material respects with all Applicable Laws with respect to such Sanctions Event (regardless of whether the Sanctioned Person is located within the jurisdiction of the United States of America or Canada).  Notwithstanding the foregoing, the representations given in this paragraph of Section 11.20 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of (y) Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) insofar as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or (z) the laws of any other jurisdiction enacting any similar or equivalent such law insofar as such representations would result in a violation of or conflict with such law.

11.21	Environment
11.21.1

There are no existing claims, demands, suits, proceedings or actions of any nature whatsoever, whether threatened or pending, arising out of the presence on any property owned or controlled by any member of the VL Group, either past or present, of any Hazardous Substances, or out of any past or present activity conducted on any property now owned by any member of the VL Group, whether or not conducted by any member of the VL Group, involving Hazardous Substances, which would reasonably be expected to result in a Material Adverse Change;

11.21.2	To the best of the knowledge of the Borrower, after due enquiry:
(a)

there is no Hazardous Substance existing on or under any property of any member of the VL Group which constitutes a material violation of any Environmental Law for which an owner, operator or person in control of a property may be held liable;

(b)	the business of each member of the VL Group is being carried on so as to comply in all material respects with all Environmental Laws and all Applicable Laws concerning health and safety matters;

89.

(c)

no Hazardous Substance has been spilled or emitted into the environment contrary to Environmental Laws from any property owned, operated or controlled by any member of the VL Group for which such member of the VL Group could have any material liability;

(d)	compliance by the members of the VL Group with all current Environmental Laws would not reasonably be expected to cause a Material Adverse Change;
(e)	no member of the VL Group is in default in filing any report or information material to its business with any Governmental Authority as required pursuant to Environmental Laws; and
(f)

each member of the VL Group has maintained, in all material respects, all material environmental and operating documents and records material to its business substantially in the manner required by all Environmental Laws.

11.22	Survival of Representations and Warranties

All of the representations and warranties made hereunder are true and correct at the Closing Date, shall be true and correct at the date of any Advance hereunder and on each Tranche A Rollover Date (as defined in Schedule “P”) (except where qualified in this Article 11 as being made as at a particular date), shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Lenders or the making of any Advance hereunder, and none of same are nor shall be waived, except in writing.

12.	COVENANTS

For so long as the Loan Obligations remain outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied) and unless the Agent shall otherwise agree in writing upon obtaining the approval of the requisite majority of Lenders, the Borrower, for itself and each member of the VL Group and with respect to itself and each member of the VL Group, agrees as follows:

12.1	Preservation of Juridical Personality

It shall do or cause to be done all things necessary to preserve and maintain its corporate existence in full force and effect, except as permitted under Sections 13.1 and 13.3.

12.2	Preservation of Licences

It shall maintain in effect and obtain, where necessary, all such authorizations, approvals, Licences, licences or consents of such governmental agencies, whether federal, provincial or local, which may be or become necessary or required for each

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member of the VL Group to carry on its businesses and to satisfy its obligations hereunder and under the Security Documents.

12.3	Compliance with Applicable Laws

It shall conduct its business in a proper and efficient manner and shall keep or cause to be kept appropriate books and records of account, in compliance with the Applicable Law, and shall record or cause to be recorded faithfully and accurately all transactions with respect to its business in accordance with GAAP applied on a consistent basis, and shall comply with all requirements of Applicable Law and with all the conditions attaching to its permits, authorizations, Licences, licences, certificates and approvals in all material respects.

12.4	Maintenance of Assets

It shall maintain or cause to be maintained in good operating condition all of its assets used or useful in the conduct of its business, as would a prudent owner of similar property, whether same are held under lease or under any agreement providing for the retention of ownership, and shall from time to time make or cause to be made thereto all necessary and appropriate repairs, renewals, replacements, additions, improvements and other works except as permitted under Section 13.3.

12.5	Business

It shall not substantially change the nature of its business activities from its Core Business.

12.6	Insurance

It shall maintain insurance coverage with responsible insurers, in amounts and against risks normally insured by owners of similar businesses or assets in areas which are generally similar to those in which the members of the VL Group are engaged.  All such policies of insurance will contain a standard “mortgage clause” acceptable to the Agent providing that no such policy may be cancelled without the insurer providing not less than 30 days' prior written notice to the Agent.  The insurance policies confirming the insurance required hereunder shall not contain any co-insurance provisions except to the extent such co-insurance provisions would normally appear in policies covering other Persons engaged in similar businesses and owning similar properties as the VL Group, and consistent with prudent business practices.

12.7	Payment of Taxes and Duties

It shall pay all Taxes which are imposed on it when due and payable, provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been

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made therefor, and (c) the outcome of such contestation would not reasonably be expected to result in a Material Adverse Change.

12.8	Access and Inspection

It shall allow the employees and representatives of the Agent, during normal business hours, to have access to and inspect the assets of the members of the VL Group, to inspect and take extracts from or copies of the books and records of the members of the VL Group and to discuss the business, assets, liabilities, financial position, operating results or business prospects of the members of the VL Group with the principal officers of the members of the VL Group and, after obtaining the approval of the Borrower which shall not be unreasonably withheld, with the auditors of the Borrower.

12.9	Maintenance of Account

It shall maintain operating accounts at the Branch or other branches of the Agent, as well as an account with the Swing Line Lender, at all times during the Term, if the Agent or the Swing Line Lender, as applicable, so requests.  In addition, the Lenders shall have the right to provide all of the auxiliary non-credit banking services to the Borrower, at fees acceptable to the relevant Lender and the Borrower, acting reasonably.

12.10	Performance of Obligations

It shall perform all obligations in the ordinary course of business, except to the extent that the non-fulfilment of same would not reasonably be expected to result in a Material Adverse Change, and except where the same are being contested in good faith, if the outcome of such contestation would not reasonably be expected to result in a Material Adverse Change.  Notwithstanding the foregoing contained in this Section 12.10, it shall punctually pay all amounts due or to become due under this Agreement.

12.11	Maintenance of Ratios

At the end of each quarter during the Term, on a rolling four-quarter basis, the Relevant Group shall maintain the following ratios:

12.11.1

Leverage Ratio.  A Leverage Ratio not exceeding 4.5:1; provided that for a period not exceeding 12 consecutive months immediately following an Acquisition permitted hereunder in an amount of not less than $100,000,000, such maximum Leverage Ratio shall be increased to, but shall not exceed, 5.0:1 (and further provided that in the event of a series of Acquisitions, the Leverage Ratio shall have reverted to 4.5:1 for at least one full quarter); and

12.11.2	Interest Coverage Ratio. An Interest Coverage Ratio of at least 2.5:1.

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12.12	Ownership by the Borrower and Guarantors

At all times during the Term, the Borrower and the Guarantors shall collectively (a) own at least 80% of the consolidated assets of the Borrower (excluding Back-to-Back Securities), and (b) generate at least 80% of the consolidated EBITDA of the Borrower on a rolling four-quarter basis.  All calculations made under this Section shall be consistent with those contained in the Borrower’s consolidated financial statements.

12.13	Maintenance of Security

Subject to Section 9.3, it shall take all necessary steps to preserve and maintain in effect the rights of the Agent and the Lenders, as well as any collateral agent designated by the Agent, pursuant to the Security Documents, together with any renewals thereof or additional documents creating Charges that may be required from time to time.  In addition, if any new Subsidiary of any member of the VL Group is created or Acquired, or if a Person otherwise becomes a member of the VL Group, then subject to Section 9.3, such Subsidiary will provide Security of the nature described in Article 9, together with such legal opinions as may be reasonably requested by the Agent.

12.14	Payment of Legal Fees and Other Expenses

Whether the transactions contemplated by this Agreement are concluded or not and whether or not any part of the Credit is actually advanced, in whole or in part, the Borrower shall pay all reasonable costs relating to the Credit, including in particular:

12.14.1

the reasonable legal fees and costs incurred by the Agent and the Lenders for the negotiation, drafting, signing, registration, publication and/or service of the commitment letter, this Agreement and the Security Documents, as well as any amendments, renunciations, consents or examinations pertaining to this Agreement and the Security Documents; and

12.14.2

the reasonable costs of syndicating and advertising, as well as all reasonable fees, including reasonable legal fees and costs, incurred by the Agent, any collateral agent designated by the Agent, and the Lenders to preserve, enforce or exercise their respective rights hereunder or under the Security Documents following an action, a Default or an omission of the Borrower or of any other member of the VL Group.

All amounts due to the Agent and the Lenders pursuant hereto shall bear interest on the Prime Rate Basis from the date of their disbursement by the Lenders or from the date of their undertaking until the Borrower has repaid same in full, with interest on unpaid interest, as in the case of the Prime Rate Advances, taking into account such modifications as may be necessary.  The obligations of the Borrower under this Section 12.14 shall subsist notwithstanding the full repayment of the Loan Obligations under the provisions hereof.

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12.15	Financial Reporting

For so long as the Loan Obligations remain outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied) and unless the Lenders shall otherwise agree in writing, the Borrower agrees to provide or cause to be provided to the Agent, with sufficient copies for the Agent, the Finnvera Facility Agent and each Lender, and so undertakes:

12.15.1	Quarterly Statements

Within 60 days after the end of each financial quarter of each financial year of the Borrower (other than the last quarter):

(a)

the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related consolidated statements of earnings and cash flows, for the period then ended, in each case with comparative figures for the same period for the immediately preceding financial year and in respect of the preceding financial year end; and

(b)

a Compliance Certificate of the Borrower signed by its chief financial officer, treasurer or another officer of the Borrower acceptable to the Agent, substantially in the form of Schedule “J” (a “Compliance Certificate”) and:

(i)setting forth the information necessary to determine whether the Borrower has complied with the covenants contained in Section 12.11;

(ii)(A) confirming that the percentage of the EBITDA on a rolling 4 quarter basis, assets (excluding Back-to-Back Securities) and Debt generated, held or owed by the VL Group, on an Adjusted Consolidated Basis, is not less than ~~9~~85% of the consolidated EBITDA on a rolling 4 quarter basis, assets (excluding Back-to-Back Securities) and Debt of the Borrower, otherwise (B) providing the accurate percentage;

(iii)(A) confirming that the percentage of the EBITDA on a rolling 4 quarter basis and assets (excluding Back-to-Back Securities) generated or held by the Borrower and the Guarantors is not less than ~~9~~85% of consolidated EBITDA on a rolling 4 quarter basis and assets (excluding Back-to-Back Securities) of the Borrower, otherwise (B) providing the percentage so as to confirm compliance with Section 12.12; and

(iv)certifying that the Borrower is in compliance with all terms and conditions of this Agreement and that no Default has

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occurred and is continuing or Event of Default has occurred or exists, or if a Default or an Event of Default has occurred, setting out the relevant particulars thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto.

12.15.2	Annual Statements
(a)

Within 120 days following the end of each financial year of the Borrower, the audited consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of earnings and cash flows for such financial year, together with comparative figures for the immediately preceding year, the whole as certified without qualification by the current auditors of the Borrower or otherwise by another reputable firm of independent chartered accountants acceptable to the Agent, and any audited statements of any Subsidiary of the Borrower that is not a member of the VL Group, if available; and

(b)	Within 90 days following the end of each financial year of the Borrower,

(i)a Compliance Certificate as described in Section 12.15.1(b); and

(ii)any information necessary to determine whether the Borrower has complied with Sections 12.11 and 12.12; provided that, to the extent that the percentage of the EBITDA on a rolling 4 quarter basis and assets (excluding Back-to-Back Securities) generated or held by the Borrower and the Guarantors is not less than ~~9~~85% of the consolidated EBITDA on a rolling 4 quarter basis and assets (excluding Back-to-Back Securities) of the Borrower, such information shall only be provided at the reasonable request of the Agent.

Such Compliance Certificate and information shall be based on unaudited financial information, to be updated and replaced by a second Compliance Certificate to be provided along with the audited financial statements referred to in Section 12.15.2(a).

12.15.3	Other Information
(a)	Within 90 days following the end of each financial year of the Borrower, the Annual Business Plan, which shall promptly be submitted to the Agent for the Lenders; and
(b)	Within 75 days following the end of each financial quarter of the Borrower (other than the 4th quarter, in respect of which the

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delay shall be 90 days) in which the Leverage Ratio exceeded 4.~~0~~5:1, a certificate of the Borrower signed by its chief financial officer or treasurer or another officer of the Borrower acceptable to the Agent, certifying a detailed calculation of Excess Cash Flow (in such form and providing such detail as the Agent may reasonably require) during such quarter (the “Excess Cash Flow Certificate”); and

(c)

from time to time and forthwith upon demand by the Agent, such data, reports, statements, documents or other additional information pertaining to the business, assets, liabilities, financial position, operating results or business prospects of the VL Group and the Borrower’s non-wholly-owned Subsidiaries (to the extent available and not subject to a confidentiality agreement, but excluding any such information which has not been provided to any partner of any such non-wholly-owned Subsidiary) as the Agent may request, acting reasonably.

12.16	Notice of Certain Events

The Borrower shall advise the Agent and the Finnvera Facility Agent forthwith upon the occurrence of any of the following events:

12.16.1

The commencement of any proceeding or investigation by or before any governmental body and any action or proceeding before any court or arbitrator against any member of the VL Group, or any of its property, assets or activities which could reasonably be expected to result in a Material Adverse Change;

12.16.2	The occurrence of any Material Adverse Change which is known to the Borrower or any other member of the VL Group, acting reasonably;
12.16.3	Any Default or Event of Default, specifying in each case the relevant details and the action contemplated in this respect.
12.17	Accuracy of Reports

All information, reports, statements and other documents and data provided to the Agent, the Finnvera Facility Agent or the Lenders, whether pursuant to this Article or any other provisions of this Agreement shall, at the time same shall be provided, be true, complete and accurate in all material respects to the extent necessary to provide the Lenders with a true and accurate understanding of their effect.

13.	NEGATIVE COVENANTS

For so long as the Loan Obligations or any other amounts payable hereunder to the Lender remain outstanding and unpaid, or the Borrower is entitled to borrow hereunder (whether or not the conditions precedent to such borrowing have been or may be satisfied), the Borrower, for itself and

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each member of the VL Group and with respect to itself and each member of the VL Group, agrees that it shall not do any of the following:

13.1	Liquidation and Amalgamation

Liquidate or dissolve or take any steps to amalgamate, consolidate or effect any restructuring or corporate or capital reorganization, or change its head or registered office, except where (i) (a) the surviving entity of any such amalgamation or merger assumes all of the obligations hereunder and (b) the transaction in question is between a member of the VL Group and its wholly-owned Subsidiaries or is among wholly-owned Subsidiaries of the same member of the VL Group; or (ii) in all other cases, the transaction in question, in the sole opinion of the Lenders, acting reasonably, does not have a detrimental effect on the financial condition of the VL Group, taken as a whole, or on the position of the Lenders and their Security under the Security Documents or otherwise.  Notwithstanding the foregoing, no member of the VL Group may become a Subsidiary of a Person who is a non-resident of Canada within the meaning of the Income Tax Act (Canada), without the prior written consent of the Lenders.

13.2	Charges

Create, assume, enter into or permit to subsist, directly or indirectly, any Charge on the property of any member of the VL Group, other than Permitted Charges.

13.3	Asset Dispositions

The VL Group shall not permit an Asset Disposition of all or any part of their property or assets (whether presently held or subsequently acquired), other than sales at fair market value (provided that any single transaction or series of transactions during the period from June 14, 2013 until the end of the Term of the Revolving Facility that involve property having an aggregate fair market value of less than $25,000,000 and a value per transaction of less than $5,000,000 shall not have to be disposed of at fair market value), and, in such case, only if at the time of the proposed Asset Disposition, (a) there is no Default or Event of Default hereunder and the proposed Asset Disposition will not cause such a Default or Event of Default, and (b) the amount of (A) EBITDA of the VL Group generated during the preceding 12 months by the assets comprised in any such Asset Disposition, plus (B) the aggregate 12-month trailing EBITDA of the VL Group generated by all other assets comprised in all previous Asset Dispositions made since the Third Amendment Closing Date (calculated as of the date of the applicable Asset Disposition), does not exceed 15% of the EBITDA of the VL Group for the 12 months ending on the last day of the month immediately preceding the date of the proposed Asset Disposition; provided that the VL Group shall be permitted to make (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of machinery, equipment, spare parts and materials, appliances or vehicles, if same are no longer necessary or useful to the operation of the business or have become obsolete, worn out, surplus, damaged or unusable, as well as the non-material assets

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listed in Schedule “I” consisting of surplus real estate of the VL Group, which are excluded from the Security and not subject to any Charge thereunder, and (iii) Asset Dispositions between members of the VL Group to the extent that the Borrower complies with the provisions of Section 12.12.  In the event of any Asset Disposition permitted under this Section 13.3 to a Person other than a member of the VL Group, (i) the Security on the assets so disposed of shall be discharged by the Agent without any requirement to obtain the consent of the Lenders, and (ii) in the case of any such Asset Disposition made in respect of 100% of the Equity Interests of a Guarantor, the Security on the property of such Guarantor and the Guarantee given by it pursuant to subsection 9.1.1 shall also be discharged and terminated by the Agent without any requirement to obtain the consent of the Lenders (and such Person shall thereafter cease to be considered a Guarantor).  In addition, any member of the VL Group shall be permitted to dispose of Back-to-Back Preferred Shares in order to repay Back-to-Back Debt, and shall also be permitted to dispose of property as part of a Tax Benefit Transaction, provided that (A) no Default or Event of Default exists at the time and (B) disposing of such Back-to-Back Preferred Shares or property as part of a Tax Benefit Transaction will not cause a Default or an Event of Default.

13.4	Preservation of Capital

Neither the Borrower nor any of the Guarantors shall: (a) return any capital to its shareholders or purchase, redeem, repurchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or subsequently issued, or any other equity security issued by it of any nature (including warrants and options), (b) declare, pay or set aside for payment any dividend or distribution whatsoever in respect of any share of the capital stock of the Borrower or any Guarantor, or (c) set aside any funds for any of the purposes described in paragraphs (a) or (b); provided that distributions by way of loans, dividends, return of capital, management fees (in excess of the 2.5% limit set out in Section 13.10), share repurchases or other transactions of the nature described in paragraphs (a) or (b) above:

13.4.1	made under Back-to-Back Transactions, Tax Benefit Transactions and, where Newco is a Guarantor, Tax Consolidation Transactions,
13.4.2	made to the Borrower or to a Guarantor that has provided an unlimited Guarantee and the Security to the Agent on behalf of the Lenders,
13.4.3	made at a time that the Leverage Ratio, calculated on a pro forma basis after taking into account the payment proposed, is less than or equal to 4.~~0~~5:1, and
13.4.4

consisting of a quarterly payment not in excess of 100% of Excess Cash Flow if the Leverage Ratio, calculated on a pro forma basis after taking into account the payment proposed, is greater than 4.~~0~~5:1;

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will be permitted, provided that (i) no Default or Event of Default exists at the time of the proposed distribution and (ii) making the payment of such amount will not cause a Default or Event of Default.

13.5	Restrictions on Subsidiaries

Without the consent of the Majority Lenders, no member of the VL Group shall assume, enter into or otherwise become bound by any agreement or undertaking (including any undertaking in any Additional Offering) that would reasonably be expected to prevent such Person from declaring or paying dividends or inter-company payments or distributions of any kind to the Borrower, except as contained herein.

13.6	Acquisitions

Make any Acquisition, in any manner whatsoever, directly or indirectly, other than an Acquisition required for the purpose of carrying on its business in the ordinary course, or permit any Subsidiary or Subsidiaries to be constituted otherwise than in accordance with the provisions of Section 13.10, except that (a) the members of the VL Group shall be permitted to make Acquisitions in the Core Business and permitted to create Subsidiaries (to the extent any such Subsidiaries are Acquired as part of any such Acquisition) if: (i) no Default or Event of Default exists at the time, (ii) paying the purchase price in respect of such Acquisition will not cause a Default or Event of Default, and (iii) any Person which is Acquired or created as a Subsidiary, if any, as a result of such Acquisition, becomes a member of the VL Group (other than in relation to a Spectrum Auction and Purchase, in which case Section 4.2.1 shall apply) and provides the Security contemplated by Section 4.2.1 or Article 9, subject to the exception contemplated by Section 9.3, as the case may be, (b) Acquisitions may be made of and between members of the VL Group to the extent that the Borrower complies with the provisions of Section 12.12, (c) any member of the VL Group shall be permitted to acquire Back-to-Back Securities in an amount not exceeding the amount of the corresponding Back-to-Back Securities, and shall also be permitted to acquire property as part of a Tax Benefit Transaction, provided that (A) no Default or Event of Default exists at the time and (B) acquiring such Back-to-Back Securities or property as part of a Tax Benefit Transaction will not cause a Default or an Event of Default, and (d) any member of the VL Group shall be permitted to acquire Equity Interests of any of its Affiliates to the extent such Equity Interests are converted in full into cash (pursuant to a redemption or other transaction by such Affiliate) either(i) substantially contemporaneously with the Acquisition, provided that (A) prior to the Acquisition, such Affiliate shall provide a Solvency Certificate from one of its senior financial officers, (B) no Default or Event of Default exists at the time and (C) acquiring such Equity Interests and the redemption or other transaction that follows will not cause a Default or an Event of Default, or (ii) within 3 Business Days after the date of the Acquisition, provided that in such case (A) prior to the Acquisition, at the request of the Agent, acting reasonably, such Affiliate shall provide a Solvency Certificate from a reputable third party acceptable to the Agent, (B) no Default or Event of Default

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exists at the time, and (C) acquiring such Equity Interests and the redemption or other transaction that follows will not cause a Default or an Event of Default.

13.7	Debt and Guarantees

Incur or assume Debt, provide Guarantees or render itself liable in any manner whatsoever, directly or indirectly, for any Indebtedness or obligation whatsoever of another Person, except (a) hereunder for the purposes set forth in Section 3.1; (b) that a member of the VL Group may provide financial assistance to another member of the VL Group to the extent that the Borrower complies with the provisions of Section 12.12; (c) unsecured Debt not exceeding $75,000,000 under the Tranche B Finnvera credit agreement entered into among the Borrower, HSBC Bank plc, The Toronto-Dominion Bank and Sumitomo Banking Corporation of Canada dated as of November 13, 2009; (d) in connection with Debt incurred or assumed that is secured by Permitted Charges, and within the limits applicable thereto; (e) in connection with Back-to-Back Transactions and Tax Benefit Transactions including by way of unsecured daylight loans; (f) that the Borrower may incur or assume unsecured Debt by way of Additional Offerings, and that a member of the VL Group may provide unsecured Guarantees in respect of obligations of the Borrower under any such Debt outstanding at any time, to the extent that the Borrower complies with the applicable Leverage Ratio calculated on a pro forma basis and, subject to the provisions of Section 9.3, such member has provided a Guarantee under subsection 9.1.1 or provides such a Guarantee contemporaneously with its Guarantee in relation to the Additional Offering; (g) unsecured Debt by way of Additional Offerings incurred by the Borrower before the Closing Date and listed in Schedule “H” and including, subject to Section 9.3, unsecured Guarantees by members of the VL Group in respect of obligations of the Borrower under such Debt outstanding at any time; (h) the Borrower may borrow Subordinated Debt from Quebecor Media Inc. in a principal amount outstanding from time to time of up to $500,000,000, with interest at a rate not exceeding the greater of (y) the three month bankers’ acceptance rate quoted on Reuter’s Services, page CDOR, as at approximately 10:00 a.m. on such day plus 3.0% per annum, or (z) 7% per annum (together with interest accrued thereon or paid in kind, the “QMI Subordinated Debt”); (i) additional unsecured Debt of up to $250,000,000; (j) in connection with other Subordinated Debt; (k) unsecured daylight loans incurred in connection with Tax Consolidation Transactions, provided that prior to incurring the daylight loan made at the initiation of any Tax Consolidation Transaction in a minimum amount of $75,000,000, the Agent shall have been informed by the Borrower of the incurrence of such daylight loan; (l) unsecured Debt in respect of daylight loans in the ordinary course of business for cash management purposes, and (m)  unsecured Debt facilities, each with a maximum maturity of 2 years, in connection with and to support the issuance of letters of credit required under any Spectrum Auction and Purchase process; provided that, with respect to any of the matters described in paragraphs (c) to (i) inclusive and (m) above, (A) no Default or Event of Default exists at the time, (B) incurring or assuming such Debt (including by way of providing such Guarantee) will not cause a Default or Event of Default, and (C) on a pro forma basis, the incurrence or assumption of such Debt would not reasonably be

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expected to cause the Borrower to breach any of its covenants under Section 12.11 hereof.

13.8	Financial Assistance by the VL Group

Make any loan or advance to any party other than (a) as contemplated by Sections 13.4 and 13.6, or (b) to another member of the VL Group to the extent that the Borrower complies with the provisions of Section 12.12, or (c) by way of Back-to-Back Transactions or Tax Benefit Transactions.  Notwithstanding the foregoing, the VL Group shall be entitled to provide financial assistance to their customers in the ordinary course of the Core Business by way of subsidizing consumer equipment purchases and leases and similar transactions.

13.9	Subordinated Debt

Repay any Debt the repayment of which is subordinated to the rights of the Lenders, or pay any interest due to the creditor of any such Debt, other than (a) interest due in respect of Subordinated Debt (including the QMI Subordinated Debt), provided (for greater certainty) that no Default has occurred or will occur as a result of such payment, and (b) any amount under or in connection with the QMI Subordinated Debt, provided that the amount so repaid, together with the amounts distributed by the Borrower in accordance with Section 13.4, do not in the aggregate exceed the amounts permitted to be distributed by the Borrower under Section 13.4, and (c) in respect of Back-to-Back Securities or Back-to-Back Transactions.  In addition, the Borrower may agree to the conversion of the QMI Subordinated Debt into additional Equity Interests of the Borrower.

13.10	Members of the VL Group, Related Party Transactions

Permit any Change in Control.  In addition, no transaction shall be entered into by any member of the VL Group with any Associate of any member of the VL Group except on fair market terms and conditions as would be contracted by Persons dealing at arms’ length, provided that this last sentence shall not apply to the transactions expressly permitted by paragraph (e) of Section 13.7; provided, however, for greater certainty, that to the extent payments made in connection with or in respect of the Back-to-Back Transactions are made to any Affiliates of the Borrower that are not members of the VL Group, all corresponding payments required to be paid by such Affiliates pursuant to the related Back-to-Back Securities are received, immediately prior to, concurrently with or immediately subsequent to any such payments, by all applicable members of the VL Group, and each such payment by a member of the VL Group shall be conditional upon receipt of an equal or greater amount from such non-member of the VL Group that is an Affiliate.  Finally, payment of a management fee or other similar expense by the Borrower to its direct or indirect parent company shall be permitted for bona fide services (including reimbursement for expenses incurred in connection with, or allocation of corporate expenses in relation to, providing such services) provided to, and directly related to the operations of, the VL Group, in an aggregate annual

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amount not to exceed 2.5% of consolidated revenues (being gross revenues of the VL Group calculated in accordance with GAAP, less any amounts derived from Persons that are not members of the VL Group except to the extent of the actual amount of dividends or distributions actually paid to a member of the VL Group by such Person) in any twelve-month period.

13.11	Derivative Instruments

Enter into any Derivative Instruments other than for the purposes of hedging interest rate, commodity or foreign exchange exposure, and not for the purpose of speculation.

13.12	Anti-Terrorism Laws

No member of the VL Group or any of its Subsidiaries shall engage in or conspire to engage in any transaction that has the purpose of evading or avoiding or any provision of the Proceeds of Crime Act that is applicable to its activities.  The Borrower shall deliver to the Agent and Lenders any certification or other evidence requested from time to time by the Agent or any Lender, in its discretion, confirming compliance with this Section by the VL Group and each of its Subsidiaries.

14.	EVENTS OF DEFAULT AND REALIZATION
14.1	Event of Default

The occurrence of any of the following events shall constitute an Event of Default unless remedied within the prescribed delays or renounced to in writing:

14.1.1	If the Borrower fails to make any payment of principal or Fees with respect to the Loan Obligations when due, or fails to pay any interest due hereunder within 3 Business Days from its due date; or
14.1.2

If the Borrower fails to respect any of the financial tests set out in Section 12.11 or 12.12 hereof at any time; provided that in the case of a breach of Section 12.12, the Borrower shall have 15 days to cure the Default as long as the Borrower and the Guarantors shall collectively (a) own at least 75% of the consolidated assets of the Borrower, and (b) generate at least 75% of the consolidated EBITDA of the Borrower on a rolling four-quarter basis.  If the ownership or EBITDA generation level of the Borrower and the Guarantors is below 75%, no cure period shall apply;

14.1.3

If the Borrower or any Guarantor (other than an Immaterial Subsidiary) fails to respect any of its other obligations and undertakings hereunder or under the Security Documents or another undertaking of the Borrower or any other Guarantor (other than an Immaterial Subsidiary) with respect to the Loan Obligations not otherwise contemplated by this Section 14.1

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and has not remedied the Default within fifteen (15) days following the date on which the Agent has given written notice to the Borrower; or

14.1.4

If (a) the Borrower or any other member of the VL Group (other than an Immaterial Subsidiary) commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act, makes an assignment in favour of its creditors, consents to the filing of a petition for a receiving order against it, files a proposal within the meaning of the Bankruptcy and Insolvency Act, or makes a motion to a tribunal to name, or consents to, approves or accepts the appointment of a trustee, receiver, liquidator or sequestrator with respect to itself or its property, commences any other proceeding with respect to itself or its property under the provisions of any law contemplating reorganizations, proposals, rectifications, compromises or liquidations in connection with insolvent Persons, in any jurisdiction whatsoever; or (b) a trustee, receiver, liquidator or sequestrator is named with respect to any member of the VL Group (other than an Immaterial Subsidiary) or its property, or any member of the VL Group (other than an Immaterial Subsidiary) is judged insolvent or bankrupt; or (c) a proceeding seeking to name a trustee, receiver, liquidator or sequestrator, or to force any member of the VL Group (other than an Immaterial Subsidiary) into bankruptcy, is commenced against any member of the VL Group (other than an Immaterial Subsidiary) or a proceeding is commenced by any other Person against any member of the VL Group (other than an Immaterial Subsidiary) under the provisions of any law contemplating reorganisations, proposals, rectifications, arrangements, compromises or liquidations in connection with insolvent Persons and is not settled or withdrawn within a delay of 30 days; or

14.1.5

If any member of the VL Group is in default with respect to any Indebtedness (other than amounts due to the Lenders hereunder) which has resulted in Indebtedness in excess of an amount of $~~2~~75,000,000 becoming payable prior to its stated maturity or scheduled repayment date; or

14.1.6

If one or more judgments is rendered by a competent tribunal against any member of the VL Group in an aggregate amount in excess of $~~2~~75,000,000 (net of applicable insurance coverage pursuant to which liability is acknowledged in writing by the insurer, with a copy promptly provided to the Agent on behalf of the Lenders) and remains undischarged or unsatisfied for a period ending on the earlier of (a) 25 days from such judgment, or (b) the 5th day prior to the date on which such judgment becomes executory; or

14.1.7

If property of any member of the VL Group having a total value in excess of $~~2~~75,000,000 is the object of one or more seizures or takings of possession or other legal proceedings by creditors, and is not released

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within 15 days in respect of movable property or 45 days in respect of immovable property, and in any event, not less than 10 days prior to the date fixed for any sale of such property; or

14.1.8

If any statement, attestation, financial statement, report, data, representation or warranty which was given by, for the account of or in the name of the Borrower or any other member of the VL Group (other than an Immaterial Subsidiary) to the Lenders, with respect to this Agreement or any Security Documents, is revealed at any time to be misleading or incorrect in any material respect when it was made, and if any event or circumstance which makes such statement, attestation, financial statement, report, data, representation or warranty misleading in any material respect is capable of being remedied, such action as may be required to remedy same shall not have been completed within 15 days of the earlier of (a) the Agent notifying the Borrower or, as the case may be, a Guarantor of such breach, or (b) the Borrower notifying the Agent of the Default in accordance with subsection 12.16.3; or

14.1.9

If in the opinion of the Lenders, acting in good faith, there occurs a Material Adverse Change and the situation has not been remedied within 15 days following the earlier of the date on which (a) the Agent gave notice thereof to the Borrower, or (b) the Borrower gave notice to the Agent in accordance with subsection 12.16.3; or

14.1.10	If a Change in Control occurs; or
14.1.11	If any Guarantee to be provided by any Guarantor (other than an Immaterial Subsidiary) hereunder is or purports to be terminated by notice given under article 2362 of the Quebec Civil Code.
14.2	Remedies

If an Event of Default occurs under subsection 14.1.4, the Loan Obligations shall immediately become due and payable, without presentation, demand, protest or other notice of any nature, to which the Borrower hereby expressly renounces.  If any other Event of Default occurs, the Agent may, at its option, and shall if required to do so by the Required Lenders-Acceleration, declare immediately due and payable, without presentation, demand, protest or other notice of any nature, to which the Borrower hereby expressly renounces, notwithstanding any provision to the contrary effect in this Agreement or in the Security Documents:

14.2.1

the entire amount of the Loan Obligations, including the amount corresponding to the principal amount of the BA Advances then outstanding, in principal and interest, notwithstanding the fact that one or more of the holders of the Bankers' Acceptances issued pursuant to the provisions hereof have not demanded payment in whole or in part or have demanded only partial payment from the Lenders, and the amount

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of the Derivative Obligations.  The Borrower shall not have the right to invoke against the Lenders any defence or right of action, indemnification or compensation of any nature or kind whatsoever that the Borrower may at any time have or have had with respect to any holder of one or more of the Derivative Instruments or Bankers' Acceptances issued in accordance with the provisions hereof; and

14.2.2	an amount equal to the amount of losses, costs and expenses assumed by the Lenders and referred to in Sections 7.2, 7.4 and 17.13; and

the Credit shall cease and as and from such time shall be cancelled, and the Lenders may exercise all of their rights and recourses under the provisions of this Agreement and of the Security Documents.  For greater certainty, from and after the occurrence of any Default or Event of Default, the Lenders shall not be obliged to make any further Advances under the Credit.

14.3	Bankruptcy and Insolvency

If the Borrower files a notice of intention to file a proposal, or files a proposal under the Bankruptcy and Insolvency Act, or if the Borrower obtains the permission of the court to file a Plan of Arrangement under the Companies' Creditors Arrangements Act, and if a stay of proceedings is obtained or ordered under the provisions of either of those statutes, without prejudice to the Lenders' rights to contest such stay of proceedings, subject to Applicable Law, the Borrower covenants and agrees to continue to pay interest on all amounts due to the Lenders in accordance with the provisions hereof.  In this regard, the Borrower acknowledges that permitting the Borrower to continue to use the proceeds of the Loan Obligations constitutes valuable consideration provided after the filing of any such proceeding in the same way that permitting the Borrower to use leased premises constitutes such valuable consideration.

14.4	Notice

Except where otherwise expressly provided herein, no notice or demand of any nature is required to be given to the Borrower by the Agent in order to put the Borrower in default, the latter being in default by the simple lapse of time granted to execute an obligation or by the simple occurrence of a Default.

14.5	Costs

If an Event of Default occurs, and within the limits contemplated by Section 12.14, the Agent may impute to the account of the Lenders and pay to other persons reasonable sums for services rendered with respect to the realization, recovery, sale, transfer, delivery and obtaining of payment with respect to the Security and may deduct the amount of such costs and payments from the proceeds which it receives therefrom.  The balance of such proceeds may be held by the Agent in the place of such Security and, when the Agent decides it is opportune, may be applied to the account of the part of the indebtedness of the Borrower to the Lenders which the

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Agent deems preferable, without prejudice to the rights of the Lenders against the Borrower for any loss of profit.

14.6	Relations with the Borrower

The Agent may grant delays, take security or renounce thereto, accept compromises, grant acquittances and releases and otherwise negotiate with the Borrower as it deems advisable without in any way diminishing the liability of the Borrower or prejudicing the rights of the Lenders with respect to the Security.

14.7	Application of Proceeds

Subject to the provisions hereof ~~(including those requiring the payment of the Secured Obligations prior to repayment of Loan Obligations under the Unsecured Facility once any Loan Obligations under the Unsecured Facility have been transferred into the Revolving Facility up to the Threshold Amount in accordance with the provisions of Sections 4.10 and 6.13)~~, and as among the Lenders, subject in particular to the provisions of Section 18.8, the Agent may apply the proceeds of realization of the property contemplated by the Security Documents and of any credit or compensating balance in reduction of the part of the Loan Obligations (principal, interest or accessories) which the Agent judges appropriate.  If any Revolving Facility Lender is owed money by the Borrower on account of Derivative Obligations, the claim of such Lender shall rank pari passu with the other amounts comprising the Secured Obligations.

15.	JUDGMENT CURRENCY
15.1	Rules of Conversion

If for the purpose of obtaining judgment in any court or for any other purpose hereunder, it is necessary to convert an amount due, advanced or to be advanced hereunder from the currency in which it is due (the "First Currency") into another currency (the "Second Currency") the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase, in the Canadian money market or the Canadian exchange market, as the case may be, the First Currency with the Second Currency on the date on which the judgment is rendered, the sum is payable or advanced or to be advanced, as the case may be.  The Borrower agrees that its obligations in respect of any First Currency due from it to the Lenders in accordance with the provisions hereof shall, notwithstanding any judgment rendered or payment made in the Second Currency, be discharged by a payment made to the Agent on account thereof in the Second Currency only to the extent that, on the Business Day following receipt of such payment in the Second Currency, the Agent or the Finnvera Facility Agent, as applicable, may, in accordance with normal banking procedures, purchase on the Canadian money market or the Canadian foreign exchange market, as the case may be, the First Currency with the amount of the Second Currency so paid or which a judgment rendered payable (the rate applicable to such purchase being in this Section called

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the “FX Rate”); and if the amount of the First Currency which may be so purchased is less than the amount originally due in the First Currency, the Borrower agrees as a separate and independent obligation and notwithstanding any such payment or judgment to indemnify the Lenders against such deficiency.

15.2	Determination of an Equivalent Currency

If, in their discretion, the Lenders, the Agent or the Finnvera Facility Agent choose or, pursuant to the terms of this Agreement, are obliged to choose the equivalent in Canadian Dollars of any securities or amounts expressed in US Dollars or the equivalent in US Dollars of any securities or amounts expressed in Canadian Dollars, the Agent or the Finnvera Facility Agent, as the case may be, in accordance with the conversion rules as stipulated in Section 15.1

15.2.1	on the date indicated in the Notice of Borrowing as the date of a request for an Advance; and
15.2.2	at any other time which in the opinion of the Lenders is desirable;

may, using the FX Rate, at such time on such date, determine the equivalent in Canadian Dollars or in US Dollars, as the case may be (the “Equivalent Amount”), of any security or amount expressed in the other currency pursuant to the terms hereof.  Immediately following such determination, the Agent or the Finnvera Facility Agent, as applicable, shall inform the Borrower of the conclusion which the Lenders have reached.

16.	ASSIGNMENT

None of the provisions of Article 16 shall apply to the Finnvera Facility Lenders or the Finnvera Term Facility, in respect of which the relevant provisions are set out in Section 10 of Schedule “P”.  However, the Finnvera Facility Agent shall advise the Agent of any Assignments under the Finnvera Term Facility and shall also provide a list of up-to-date Commitments of each Finnvera Facility Lender whenever any changes to such Commitments occur.

16.1	Assignment by the Borrower

The rights of the Borrower under the provisions hereof are purely personal and may not be transferred or assigned, and the Borrower may not transfer or assign any of its obligations, such assignment being null and of no effect opposite the Lenders and rendering any balance outstanding of the amounts referred to in Section 14.2 immediately due and payable at the option of the Lenders and further releasing the Lenders from any obligation to make any further Advances under the provisions hereof.

16.2	Assignments and Transfers by the Lenders
16.2.1	No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance

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with the provisions of subsection 16.2.2, or (ii) by way of a sale of a participation in accordance with the provisions of Section 16.5 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 16.5 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

16.2.2	Each Lender may assign or transfer to an Eligible Assignee in accordance with this Article 16 up to 100% of its rights, benefits and obligations hereunder; provided that:
(a)

except (i) if an Event of Default has occurred and has not been waived, or (ii) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loan Obligations at the time owing to it, or (iii) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loan Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving ~~Facility or the Unsecured~~ Facility, unless each of the Agent and, so long as no Event of Default has occurred and has not been waived, the Borrower, otherwise consent to a lower amount (each such consent not to be unreasonably withheld or delayed);

(b)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan Obligations or the Commitment assigned~~.  Prior to the occurrence of an Event of Default which has not been waived, no~~, except that this paragraph (b) shall not prohibit any Lender ~~may~~ from assigning all or ~~any~~a portion of its rights and obligations ~~under the Revolving Facility or the Unsecured Facility on a non-pro rata basis, and no Assignee may acquire any rights and obligations under the Revolving Facility or the Unsecured Facility~~among

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separate Facilities on a non~~-~~ pro rata basis ~~as between the two Facilities~~;

(c)

any assignment of a Commitment under ~~(i)~~ the Revolving Facility, must be approved by the Issuing Lender and the Swing Line Lender~~, and (ii) the Unsecured Facility, must be approved by the Issuing Lender.  Any such approvals are not to be unreasonably withheld or delayed~~;

(d)	any assignment must be approved by the Agent (such approval not to be unreasonably withheld or delayed).
(e)

any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed if the Eligible Assignee is funding its Commitment out of the United States of America or Canada, but may be withheld in the Borrower’s discretion if the Commitments are being funded from elsewhere) unless (i) the proposed Assignee is itself already a Lender with the same type of Commitment or (ii) a Default has occurred and is continuing or (iii) an Event of Default has occurred and not been waived; and

(f)

the parties to each Assignment shall execute and deliver to the Agent an Assignment and Assumption Agreement, together with a processing and recordation fee in an amount of $3,500, and the Eligible Assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Agent pursuant to Section 16.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 7 and Section 17.13 with respect to facts and circumstances occurring prior to the effective date of such Assignment.  Any Assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 16.5.  Any payment by an Assignee to an assigning Lender in connection with an Assignment shall not be or be deemed to be a repayment by the Borrower or a new Advance to the Borrower.

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16.3	Register

The Agent shall maintain at one of its offices in Toronto, Ontario or Montreal, Quebec, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loan Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

16.4	Electronic Execution of Assignments

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Electronic Documents (Banks and Bank Holding Companies) Regulations under the Bank Act (Canada), Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), An Act to Establish a Legal Framework for Information Technology (Quebec), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

16.5	Participations

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a member of the VL Group or any Affiliate of a member of the VL Group) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loan Obligations owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Advance to the Borrower.

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Subject to Section 16.6, the Borrower agrees that each Participant shall be entitled to the benefits of Article 7 to the same extent as if it were a Lender and had acquired its interest by Assignment pursuant to subsection 16.2.2.  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 8.11 as though it were a Lender, provided such Participant agrees to be subject to Section 18.8 as though it were a Lender.

16.6	Limitations Upon Participant Rights

A Participant shall not be entitled to receive any greater payment under Sections 7.2 and 7.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 7.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with subsection 7.3.5 as though it were a Lender.

16.7	Certain Pledges and Special Provisions

16.7.22General.  Any Lender may, at any time, pledge, hypothecate or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge, hypothec or security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or security holder for such Lender as a party hereto.

16.7.23Federal Reserve Bank.  Notwithstanding any provision of this Agreement to the contrary, any Lender governed by the Applicable Law of the United States of America may at any time assign all or a portion of its rights under this Agreement and all other documents ancillary hereto (including the other Loan Documents) to a Federal Reserve Bank in order to secure its obligations to such Federal Reserve Bank.  No such assignment shall relieve the assigning Lender from its obligations under this Agreement or such other documents.

16.7.24Promissory Notes.  Upon the request of any Lender, the Borrower will execute and deliver one or more promissory notes in form and substance acceptable to such Lender, acting reasonably, evidencing the Commitment under this Agreement and any Loan Obligations hereunder.

17.	MISCELLANEOUS
17.1	Notices

Except where otherwise specified herein, all notices, requests, demands or other communications between the parties hereto shall be in writing and shall be deemed to have been duly given or made to the party to whom such notice, request, demand or other communication is given or permitted to be given or made hereunder, when delivered to the party (by certified mail, postage prepaid, or by facsimile or by physical delivery) to the address of such party and to the attention indicated under

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the signature of such party or to any other address which the parties hereto may subsequently communicate to each other in writing.  Notwithstanding the foregoing, any notice shall be deemed to have been received by the party to whom it is addressed (a) upon receipt if sent by mail and (b) if telecopied before 3:00 p.m. on a Business Day, on that day and if telecopied after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission.  If normal postal or telecopier service is interrupted by strike, work slow-down, fortuitous event or other cause, the party sending the notice shall use such services which have not been interrupted or shall deliver such notice by messenger in order to ensure its prompt receipt by the other party.

17.2	Amendment and Waiver

The rights and recourses of the Lenders under this Agreement and the Security Documents are cumulative and do not exclude any other rights and recourses which the Lenders might have, and no omission or delay on the part of the Lenders in the exercise of any right shall have the effect of operating as a waiver of such right, and the partial or sole exercise of a right or power will not prevent the Lenders from exercising thereafter any other right or power.  The provisions of this Agreement may only be amended or waived by an instrument in writing (and not orally) in each case signed by the Agent with the approval of the requisite majority of Lenders.

17.3	Determinations Final

In the absence of any manifest error, any determinations to be made by the Lenders in accordance with the provisions hereof, when made, are final and irrevocable for all parties.

17.4	Entire Agreement

The entire agreement between the parties is expressed herein, and no variation or modification of its terms shall be valid unless expressed in writing and signed by the parties.  All previous agreements, promises, proposals, representations, understandings and negotiations between the parties hereto which relate in any way to the subject matter of this Agreement are hereby deemed to be null other than those contained in a letter by the Borrower to the Agent dated December 21, 2005 and confirmed by the Agent on March 1, 2006, and a letter by the Borrower to the Agent dated February 28, 2006 and confirmed by the Agent on the same date.

17.5	Indemnification and Compensation

In addition to the other rights now or hereafter conferred by law and those described in subsection 6.6.2 and Section 8.12, and without limiting such rights, if a Default or Event of Default should occur, each Lender, the Finnvera Facility Agent and the Agent is hereby authorized by the Borrower, at any time and from time to time, subject to the obligation to give notice to the Borrower subsequently and within a reasonable delay, to indemnify, compensate, use and allocate any deposit (general or special, term or demand, including, without limitation, any debt evidenced by

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certificates of deposit, whether or not matured) and any other debt at any time held or due by the Lenders to the Borrower or to its credit or its account, with respect to and on account of any obligation and indebtedness of the Borrower to the Lenders in accordance with the provisions hereof or the Security Documents, including, without limitation, the accounts of any nature or kind which flow from or relate to this Agreement or the Security Documents, whether or not the Agent has made demand under the terms hereof or has declared the amounts referred to in Section 14.2 as payable in accordance with the provisions of that Section and even if such obligation and Debt or either of them is a future or unmatured Debt.

17.6	Benefit of Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns.

17.7	Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute an original, but all of the separate counterparts shall constitute one single document.

17.8	Applicable Law

This Agreement, its interpretation and its application shall be governed by the Applicable Law of the Province of Quebec and the Applicable Law of Canada applicable therein.

17.9	Severability

Each provision of this Agreement is separate and distinct from the others, such that any decision of a court or tribunal to the effect that any provision of this Agreement is null or unenforceable shall in no way affect the validity of the other provisions of this Agreement or the enforceability thereof.  Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by Applicable Law, the Borrower hereby waives any provision of any Applicable Laws which renders any provision hereof prohibited or unenforceable in any respect.

17.10	Further Assurances

The Borrower covenants and agrees on its own behalf and on behalf of each member of the VL Group that, at the request of the Agent or the Finnvera Facility Agent, the Borrower and each other member of the VL Group will at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Agent or the Finnvera Facility Agent in its absolute

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discretion requires in order to evidence the indebtedness of the Borrower under this Agreement or otherwise, including under any Derivative Instruments, and to confirm and perfect, and maintain perfection of, the Security.

17.11	Good Faith and Fair Consideration

Each party hereto acknowledges and declares that it has entered into this Agreement freely and of its own will.  In particular, each party hereto acknowledges that this Agreement was freely negotiated by the Borrower and the Lenders in good faith, that this Agreement does not constitute a contract of adhesion, that there was no exploitation of the Borrower by the Lenders, and that there is no serious disproportion between the consideration provided by the Lenders and that provided by the Borrower.

17.12	Responsibility of the Lenders

Each Lender shall be solely responsible for the performance of its own obligations hereunder.  Accordingly, no Lender is in any way jointly and severally or solidarily responsible for the performance of the obligations of any other Lender.

17.13	Indemnity

The Borrower agrees to indemnify and defend each of the Agent, the Finnvera Facility Agent, each Lender, and their respective directors, officers, agents and employees from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any kind which at any time or from time to time may be asserted against or incurred or paid by any of them for or in connection with, arising directly or indirectly from or relating to: (i) the participation of the Agent, the Finnvera Facility Agent or of any of the Lenders in the transactions contemplated by this Agreement, (ii) any Advance or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honour a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the role of the Agent, the Finnvera Facility Agent or the Lenders in any investigation, litigation or other proceeding brought or threatened relating to the Credit, (iv)  the presence on or under or the release or migration from any property or into the environment of any hazardous material, and/or (v) the compliance with or enforcement of any of their rights or obligations hereunder, including without limitation:

17.13.1	the fees and disbursements of counsel;
17.13.2	the costs of defending, counterclaiming or claiming over against third parties in respect of any action or matter and any cost, liability or damage arising out of any settlement; and
17.13.3	other than losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the indemnified

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party, as determined by a final judgment of a court of competent jurisdiction.

17.14	Language

The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

17.15	Anti-Terrorism Legislation

Each Lender hereby notifies the Borrower and each member of the VL Group that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001, with respect to the USA) and the Proceeds of Crime Act (with respect to Canada) (in this Section, the "Acts"), it is required to obtain, verify and record information that identifies the Borrower and the other members of the VL Group, which information includes the names and addresses of the Borrower and the other members of the VL Group and other information that will allow such Lender to identify the Borrower and the other members of the VL Group in accordance with the Acts.

17.16	Electronic Signatures.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided by Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

17.17	Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Derivative Instrument or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit

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Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

17.17.1

In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

17.17.2	As used in this Section 12.25, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

"Covered Entity" means any of the following:  (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

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"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

18.	THE AGENT AND THE LENDERS
18.1	Authorization of Agent
18.1.1

Each Lender hereby irrevocably appoints and authorizes the Agent to act for all purposes as its agent hereunder and under the Security Documents with such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto and undertakes not to take any action on its own.  Notwithstanding the provisions of the Civil Code of Quebec relating to contracts generally and to mandate, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement.  As to any matters not expressly provided for by this Agreement, the Agent shall act hereunder or in connection herewith in accordance with the instructions of the Lenders in accordance with the provisions of this Article 18, but, in the absence of any such instructions, the Agent may (but shall not be obliged to) act as it shall deem fit in the best interests of the Lenders, and any such instructions and any action taken by the Agent in accordance herewith shall be binding upon each Lender.  The Agent shall not, by reason of this Agreement, be deemed to be a trustee for the benefit of any Lender, the Borrower or any other Person. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to, or provided for in, or received by any of them under, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or any collateral provided for hereby or for any failure by the Borrower to perform its obligations hereunder.  The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them under or in connection herewith, except for its or their own gross negligence or wilful misconduct.

18.1.2

For the purposes of creating a solidarité active between each Lender, taken individually, and the Agent in accordance with Article 1541 of the Civil Code of Québec, the Borrower and each Lender (on its own behalf) acknowledge and agree with the Agent that such Lender and the Agent are hereby conferred the legal status of solidary creditors of the Borrower and the Guarantors in respect of all amounts, liabilities and other

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obligations, present and future, owed by the Borrower to the Agent and such Lender hereunder and under Derivative Instruments (collectively, the “Lender Solidary Claim”).  Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, the Borrower and each of the Guarantors is irrevocably bound towards the Agent and each Lender in respect of the entire Lender Solidary Claim of the Agent and such Lender, such that the Agent and each Lender shall at all times have a valid and effective right of action for the entire Lender Solidary Claim of the Agent and such Lender and the right to give a full acquittance for it.  Thus, without limiting the generality of the foregoing, the Agent, as solidary creditor for itself and each Lender, shall at all times have a valid and effective right of action in respect of all amounts, liabilities and other obligations owed by the Borrower and the Guarantors to the Agent and the Lenders or any of them hereunder and under Derivative Instruments and the right to give full acquittance for same.  The parties further agree and acknowledge that the Security Documents described in Section 9.1 shall be granted to the Agent, for its own benefit and for the benefit of the Lenders, as solidary creditor as hereinabove set forth.

18.2	Agent's Responsibility
18.2.1

The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal advisers, independent accountants and other experts selected by the Agent.  The Agent may deem and treat each Lender as the holder of the Commitment in the Loan Obligations made by such Lender for all purposes hereof unless and until an Assignment has been completed in accordance with Section 16.2.

18.2.2

The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower describing such a Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default or otherwise becomes aware that a Default or Event of Default has occurred, the Agent shall promptly give notice thereof to the Lenders.  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders in accordance with the provisions of this Article 18 provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obliged to) take such action, or refrain from taking such action, with respect to such a Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

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18.2.3

The Agent shall have no responsibility, (a) to the Borrower on account of the failure of any Lender to perform its obligations hereunder, or (b) to any Lender on account of the failure of the Borrower to perform its obligations hereunder.

18.2.4

Each Lender severally represents and warrants to the Agent that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and continuation of its Commitment in the Loan Obligations hereunder and has not relied on any information provided to such Lender by the Agent in connection herewith, and each Lender represents and warrants to the Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower while the Loan Obligations are outstanding or the Lenders have any obligations hereunder.

18.3	Rights of Agent as Lender

With respect to its Commitment in the Loan Obligations, the Agent in its capacity as a Lender shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent and the term “Lender” shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender.  The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower as if it were not acting as the Agent and may accept fees and other consideration from the Borrower for customary services in connection with this Agreement and the Loan Obligations and otherwise without having to account for the same to the Lenders.

18.4	Indemnity

Each Lender agrees to indemnify the Agent, to the extent not otherwise reimbursed by the Borrower, rateably in accordance with its respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against, the Agent in any way relating to or arising out of this Agreement, the Security Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Default or Event of Default is apprehended or has occurred and is continuing, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or wilful misconduct.

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18.5	Notice by Agent to Lenders

As soon as practicable after its receipt thereof, the Agent will forward to each Lender a copy of each report, notice or other document required by this Agreement to be delivered to the Agent for such Lender.

18.6	Protection of Agent
18.6.1

The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower.  Except (in the case of the Agent) for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs or financial condition of the Borrower which may come to the attention of the Agent, except where provided to the Agent for the Lenders, provided that such information does not confer any advantage to the Agent as a Lender over the other Lenders.  Nothing in this Agreement shall oblige the Agent to disclose any information relating to the Borrower if such disclosure would or might, in the opinion of the Agent, constitute a breach of any Applicable Laws or duty of secrecy or confidence.

18.6.2

Unless the Agent shall have been notified in writing or by telegraph or telecopier by any Lender prior to the date of an Advance requested hereunder that such Lender does not intend to make available to the Agent such Lender's proportionate share of such Advance, based on its Commitment, the Agent may assume that such Lender has made such Lender's Commitment in such Advance available to the Agent on the date of such Advance and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Agent for such amount on demand, from the Borrower.

18.6.3

Unless the Agent shall have been notified in writing or by telegraph or telecopier by the Borrower prior to the date on which any payment is due hereunder that the Borrower does not intend to make such payment, the Agent may assume that the Borrower has made such payment when due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's pro rata share of such assumed payment.  If it is established that the Borrower has not in fact made such payment to the Agent, each Lender

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shall forthwith on demand repay to the Agent the amount made available to such Lender (together with interest at the rate determined by the Agent as being its cost of funds in the circumstances).

18.7	Notice by Lenders to Agent

Each Lender shall endeavour to use its best efforts to notify the Agent of the occurrence of any Default or Event of Default forthwith upon becoming aware of such event, but no Lender shall be liable if it fails to give such notice to the Agent.

18.8	Sharing Among the Lenders

~~Following the occurrence of a Default or Event of Default prior to the Conversion Date-Total, once the Revolving Facility has been drawn up to the Threshold Amount (including as a result of the Swing Line Commitment being reduced to nil, either by Advances or by transfers of Loan Obligations made in accordance with Sections 4.10 and 6.13), all of the Secured Obligations must be repaid before the repayment of any Loan Obligations under the Unsecured Facility.  Consequently, if there are Loan Obligations outstanding under the Unsecured Facility at the relevant time after completing any such transfers, any losses incurred shall be borne by the Unsecured Facility Lenders up to the full amount of the Loan Obligations then outstanding under the Unsecured Facility before any such losses are shared by the Revolving Facility Lenders or the Finnvera Facility Lenders.~~

~~Accordingly, each Revolving~~

Each Revolving Facility Lender, each Finnvera Facility Lender and each ~~Finnvera~~Lender under a New Facility ~~Lender~~ agrees as amongst themselves that except as otherwise provided for by the provisions of this Agreement ~~(including the transfers required by the first paragraph of this Section 18.8)~~, all amounts received by the Agents, in their capacity as agents of the Revolving Facility Lenders ~~or~~, the Finnvera Facility Lenders or the Lenders under any New Facility pursuant to this Agreement or any other document contemplated hereby (whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-claim, separate action or as proceeds of realization of any security, other than agency fees), and all amounts received by any such Lender in relation to this Agreement, in each case following a Default (which is not remedied subsequent to such receipt) or an Event of Default (which is not waived subsequent to such receipt), shall be shared by each such Lender pro rata, in accordance with its respective Secured Applicable Percentage, and each such Lender undertakes to do all such things as may be reasonably required to give full effect to this Section 18.8.  If any amount which is so shared is later recovered from the Lender who originally received it, each other Revolving Facility Lender ~~and~~, each Finnvera Facility Lender ~~shall restore its proportionate share of such amount to such~~or each Lender~~, without interest.~~

~~Each Unsecured Facility Lender agrees as amongst themselves that except as otherwise provided for by the provisions of this Agreement (including the principle~~

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~~that all of the Secured Obligations must be repaid before the repayment of Loan Obligations~~ under ~~the Unsecured~~any New Facility ~~after the transfers required by the first paragraph of this Section 18.8), all amounts received by the Agent, in its capacity as agent of the Unsecured Facility Lenders pursuant to this Agreement or any other document contemplated hereby (whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-claim, separate action or as proceeds of realization of any security, other than agency fees), and all amounts received by any Unsecured Facility Lender in relation to this Agreement, in each case following a Default (which is not remedied subsequent to such receipt) or an Event of Default (which is not waived subsequent to such receipt), shall be shared by each such Lender pro rata, in accordance with its respective Unsecured Applicable Percentage, and each such Lender undertakes to do all such things as may be reasonably required to give full effect to this Section 18.8.  If any amount which is so shared is later recovered from the Lender who originally received it, each other Unsecured Facility Lender~~ shall restore its proportionate share of such amount to such Lender, without interest.

As a necessary consequence of the foregoing, if the amounts realized by the Agents are not sufficient to repay the aggregate amount of the Secured Obligations, each Revolving Facility Lender ~~and~~, Finnvera Facility Lender and Lender under any New Facility shall share, in a percentage equal to its Secured Applicable Percentage, any losses incurred as a result of any Default or Event of Default by the Borrower, and shall pay to the Agent, within two (2) Business Days following a request by the Agent, any amount required to ensure that such Lender bears its pro rata share of such losses, if any, including any amounts required to be paid to any Lender in respect of any Bankers' Acceptances and, for greater certainty, amounts forming part of the Swing Line Loan (which forms part of the Revolving Facility).

~~If the amounts realized by the Agents are sufficient to repay the aggregate amount of the Secured Obligations after the transfers required by the first paragraph of this Section 18.8, but are not sufficient to repay the Loan Obligations under the Unsecured Facility, each Unsecured Facility Lender shall share, in a percentage equal to its Unsecured Applicable Percentage, any losses incurred as a result of any Default or Event of Default by the Borrower, and shall pay to the Agent, within two (2) Business Days following a request by the Agent, any amount required to ensure that such Lender bears its pro rata share of such losses, if any, including any amounts required to be paid to any Lender in respect of any Bankers' Acceptances.~~

Such obligations to share losses shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, compensation, counterclaim, recoupment, defence or other right which such Lender may have against the Agents, the Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (4) any breach of this Agreement by the Borrower or any other Person; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Lender does not make available the

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amount required hereunder, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the Prime Rate from the date of non-payment until such amount is paid in full.

18.9	Derivative Obligations
18.9.1	The Derivative Obligations shall be secured by the Security provided that the related Derivative Instruments:
(a)	are governed by an ISDA Master Agreement or other form of agreement generally accepted in the relevant market;
(b)	provide that bankruptcy or insolvency constitutes an event of default thereunder; and
(c)

provide that for the purposes of Section 6(e) of the 1992 ISDA Master Agreement or the 2002 ISDA Master Agreement, the methods of calculation set out in the definition of “Hedging Exposure” shall apply.

18.9.2

Notwithstanding the rights of the Revolving Facility Lenders to benefit from the Security in respect of Derivative Obligations, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders, the Majority Lenders or the Required Lenders-Acceleration, as the case may be, in accordance with the provisions of this Agreement, excluding the amount owed to any Lender in respect of Derivative Obligations.  No Lender holding Derivative Obligations from time to time shall have any additional right to influence the Security or the enforcement thereof as a result of holding Derivative Obligations as long as this Agreement remains in force.  No such Lender shall be able to enforce the Security unless the Lenders are at the same time enforcing the Security for the Loan Obligations.  However, the Derivative Obligations shall continue to be supported by the Security notwithstanding the termination of this Agreement by reason of payment in full and termination of the Credit, or for any other reason, and all Derivative Obligations owed to any Revolving Facility Lender (or to a Person that was a Revolving Facility Lender at the time the Derivative Obligation in question was contracted) shall continue to be supported by the Security after such Lender ceases to be an Agent or a Lender or to have an Affiliate which is an Agent or a Lender.  After the termination of this Agreement, each holder of Derivative Obligations shall be entitled, in its sole discretion, to make decisions concerning the Security.

18.9.3

Each Lender shall confirm to the Agent the details of each Derivative Instrument executed by it by or for the benefit of the Borrower, including the Hedging Exposure thereunder, within a reasonable period following request by the Agent, if any such request is made.

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18.9.4

Each Lender shall confirm to the Agent and to the Borrower, upon request, quarterly on or about the last day of each financial quarter of each financial year of the Borrower, the Hedging Exposure under Derivative Instruments to which it is a party, calculated on a net as well as on a gross basis where several Derivative Instruments are governed by the same Master Agreement.  The Agent shall then confirm to each Lender the total amount of the Hedging Exposure under Derivative Obligations with each Lender.

18.10	Procedure with respect to Advances

Subject to the provisions of this Agreement, upon receipt of a Notice of Borrowing from the Borrower, the Agent shall, without delay, advise each Lender of the receipt of such notice, of the date of such Advance, of its proportionate share of the amount of each Advance and of the relevant details of the Agent’s account(s).  Each Lender shall disburse its proportionate share of each Advance, taking into account its Commitment, and shall make it available to the Agent (no later than 10:00 A.M.) on the date of the Advance fixed by the Borrower, by depositing its proportionate share of the Advance in the Agent's account in Canadian Dollars or US Dollars, as the case may be.  Once the Borrower has fulfilled the conditions stipulated in this Agreement, the Agent will make such amounts available to the Borrower on the date of the Advance, at the Branch, and, in the absence of other arrangements made in writing between the Agent and the Borrower, by transferring or causing to be transferred an equivalent amount in the case of a direct Advance, and the Available Proceeds (as defined in subsection 6.2.4(d)) in the case of Banker's Acceptances, in accordance with the instructions of the Borrower which appear in the Notice of Borrowing with respect to each Advance; however, the obligation of the Agent with respect hereto is limited to taking the steps judged commercially reasonable in order to follow such instructions, and once undertaken, such steps shall constitute conclusive evidence that the amounts have been disbursed in accordance with the applicable provisions.  The Agent shall not be liable for damages, claims or costs imputed to the Borrower and resulting from the fact that the amount of an Advance did not arrive at its agreed-upon destination.

18.11	Accounts kept by each Lender

Each Lender shall keep in its books, in respect of its Commitment, accounts for the Prime Rate Advances, US Base Rate Advances, Bankers’ Acceptances and other amounts payable by the Borrower under this Agreement.  Each Lender shall make appropriate entries showing, as debits, the amount of the Debt of the Borrower to it in respect of the Prime Rate Advances, US Base Rate Advances and BA Advances, as the case may be, the amount of all accrued interest and any other amount due to such Lender pursuant hereto and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as any other amount paid to such Lender pursuant hereto.  These accounts shall constitute (in the absence of manifest error or of contradictory entries in the accounts of the Agent referred to in Section 4.4) prima facie evidence of their content against the Borrower.

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The accounts which are maintained by the Agent shall constitute, except in the case of manifest error, prima facie proof of the amounts advanced and the Bankers' Acceptances accepted by each Lender, the interest and other amounts due to them and the payments of principal, interest or others made to the Lenders.

18.12	Binding Determinations

The Agent shall proceed in good faith to make any determination which is required in order to apply this Agreement and, once made, such determination shall be final and binding upon all parties, except in the case of manifest error.

18.13	Amendment of Article 18

The provisions of this Article 18 relating to the rights and obligations of the Lenders and the Agent inter se may be amended or added to, from time to time, by the execution by the Agent and the Lenders of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article affecting the Lenders without requiring the execution of such instrument in writing by the Borrower.

18.14	Decisions, Amendments and Waivers of the Lenders

When the Lenders (or the Lenders under a particular Facility, as applicable) may or must consent to an action or to anything or to accomplish another act in applying this Agreement, the Agent shall request that each Lender (or each Lender under a particular Facility, as applicable) give its consent in this regard.  Subject to the provisions of Sections 18.15 and 14.2, all decisions taken by the Lenders shall be taken as follows: ~~a) if there are two Lenders, by unanimous consent; b) if~~

18.14.1

with respect to a decision to be taken by the Lenders under all of the Facilities, such decision must be taken by consent of the Majority Lenders (which majority must include at least three (3) Lenders), unless there are ~~three~~two or ~~more~~less Lenders, ~~by the Majority Lenders.~~  in which case, such decision shall be taken by unanimous consent of the Lenders under all of the Facilities;

18.14.2

with respect to a decision to be taken by the Lenders under a particular Facility, such decision must be taken by consent of the Majority Lenders under such Facility (which majority must include at least two (2) Lenders), unless there are two or less Lenders under such Facility, in which case, such decision shall be taken by unanimous consent of the Lenders under such Facility

The Agent shall confirm such consent to each Lender and to the Borrower.

125.

18.15	Authorized Waivers, Variations and Omissions

If so authorized in writing by the Lenders in accordance with the provisions of Section 18.14, the Agent, on behalf of the Lenders, may grant waivers, consents, vary the terms of this Agreement and the Security Documents and do or omit to do all acts and things in connection herewith or therewith.  Notwithstanding the foregoing, except with the prior written agreement of (a) each of the Lenders with Commitments in the Facility or Facilities being amended (or in respect of which a waiver is requested, each such Lender an “Affected Lender”), nothing in Section 18.14 or this Section 18.15 shall authorize (i) any extension of the date for, or decrease in the amount of, any payment of principal, interest or other amounts, (ii) any extension of any maturity date not applicable to all Facilities, or (iii) the release, in whole or in part, of any of the Security Documents (other than the Guarantees) or the Security constituted thereby, except as provided herein with respect to permitted Asset Dispositions (in Section 13.3) or as contemplated in Sections 9.3 and 13.1, and (b) each of the Lenders, nothing in Section 18.14 or this Section 18.15 shall authorize (i) any change (other than an extension) of the date for, increase in the amount of, or change in the currency or mode of calculation or computation of any payment of principal, interest or other amount (including the amount of the Revolving Facility, ~~the Unsecured Facility,~~ any New Facility or the Finnvera Term Facility, except as provided in ~~Sections 2.3 and~~Section 2.4), (ii) any extension of any maturity date applicable to all Facilities, (iii) any change in the terms of Article 18, (iv)  any change in the manner of making decisions among the Lenders including the definition of Majority Lenders and Required Lenders-Acceleration, (v) the release of the Borrower or any Guarantor, except as provided herein with respect to permitted Asset Dispositions or as contemplated in Sections 9.3 and 13.1, (vi) any change in or any waiver of the conditions precedent provided for in Article 10 or (vii~~i~~) any amendment to this Section 18.15.  Waivers of Events of Default not requiring the unanimous consent of the Lenders may be granted by the Majority Lenders or, for Events of Default requiring a waiver in the circumstances described in (a) above, the Affected Lenders (and not by the Required Lenders-Acceleration).

In addition, no amendment to or waiver of (A) Section 4.2 shall be made without the consent of the Issuing Lenders, (B) Section 4.3 shall be made without the consent of the Swing Line Lender, and (C) the definition of “Defaulting Lender” without the consent of the Agent, the Finnvera Agent, the Issuing Lender and the Swing Line Lender.

If any Lender is a Non-Consenting Lender, then the Borrower may, at its sole cost and expense, upon 10 days’ notice to such Non-Consenting Lender and the Agent, on the condition that at such time, no Default exists and is continuing, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 16), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such Assignment), provided that:

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(i)the Borrower pays the Agent the assignment fee specified in Section 16.2.2(f); and

(ii)the assigning Non-Consenting Lender receives payment of an amount equal to the outstanding principal of its outstanding Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment of a Lender) from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

A Non-Consenting Lender shall not be required to make any such assignment or delegation if, prior thereto, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

"Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all Affected Lenders in accordance with the terms of Section 18.15 and (b) that has been approved by the Majority Lenders.

18.16	Provisions for the Benefit of Lenders Only ~~- Power of Attorney~~– Hypothecary Representative for Quebec Purposes

~~Without limiting the powers of the Agent hereunder or under the Security Documents and to the extent applicable, each of the Lenders hereby acknowledges that the Agent (or a collateral agent designated by the Agent) shall, for~~For the purposes of holding any security granted ~~under~~by the Borrower and the Guarantors pursuant to the laws of the Province of Québec (including the hypothecs ~~described~~referred to in Section 9.1.3 ~~hereof~~), whether it be to secure payment of any bond issued by the ~~Debentures, be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of~~Borrower or a Guarantor or not, and without limiting the powers of the Agent hereunder or under the Security Documents, each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as hypothecary representative of the Lenders (in such capacity, the “Hypothecary Representative”) as contemplated under Article 2692 of the Civil Code of ~~Quebec) for all present and future~~Québec, and to enter into, to take and to hold on behalf of the Lenders, and ~~in particular~~ for their benefit, any hypothec, and to exercise all ~~present~~powers and ~~future holders of the Debentures.  Each of the Lenders hereby constitutes, to the extent necessary, the Agent (or such designated collateral agent) as the holder of such irrevocable power of attorney in order to hold security granted under such hypothecs to secure the Debentures~~duties that are conferred upon the Hypothecary Representative under any hypothec.  Each Assignee shall be deemed to have confirmed and ratified the ~~constitution~~appointment of the Agent as the ~~holder of such irrevocable power of attorney~~Hypothecary Representative by execution of the relevant ~~Transfer~~Assignment and Assumption Agreement.  ~~Notwithstanding the provisions of Section 32 of the An Act respecting the Special Powers of Legal Persons~~

127.

~~(Quebec), the Borrower, the Guarantors and the Lenders irrevocably~~The Hypothecary Representative shall (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Hypothecary Representative pursuant to any hypothec, applicable laws or otherwise, and (ii) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders.

With respect to any security granted by the Borrower or any Guarantor in favour of the Agent, acting as the person holding the power of attorney (fondé de pouvoir) of the Lenders for all purposes of the former Article 2692 of the Civil Code of Québec, under any security document governed by the laws of the province of Québec (including as security for the payment of the Debentures), the parties acknowledge and agree that the ~~Agent may acquire and be the holder of a Debenture.  By executing a Debenture, the issuer of the Debenture shall be deemed to have acknowledged that the Debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec~~provisions of the first paragraph of this Section 18.16 apply mutatis mutandis to the Agent’s authority and capacity under such security document as if “person holding the power of attorney (fondé de pouvoir)” had the same meaning as “hypothecary representative”.

18.17	Defaulting Lenders
18.17.1

Notwithstanding any other provision of this Agreement, if any Lender becomes a Defaulting Lender, then the provisions of this Section 18.17 shall apply until the Agent (or in the case of a Defaulting Lender under the Finnvera Term Facility, the Finnvera Facility Agent), the Borrower, the Issuing Lender and the Swing Line Lender all agree that the Defaulting Lender has remedied all matters that caused it to be a Defaulting Lender.

18.17.2	Any ~~s~~Standby ~~f~~Fee shall cease to accrue on the Defaulting Lender's unadvanced portion of any Advance.
18.17.3

The Defaulting Lender shall not be entitled to exercise any right of consent under Sections 18.14 or 18.15 and its Commitment shall not be included in determining whether the Lenders or the Majority Lenders have provided any consent under those Sections.  However, the Defaulting Lender shall be entitled to exercise its right of consent in respect of (a) any matter that requires its consent hereunder including, for the avoidance of doubt, any increase in the amount of the Revolving Facility, ~~the Unsecured Facility,~~ any New Facility or the Finnvera Term Facility except as provided in ~~Sections 2.3 and~~Section 2.4 or the extension of the Commitment of such Defaulting Lender, and (b) any matter that requires the consent of all Lenders, but only if it would be affected differently than the other Lenders.

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18.17.4

The Borrower’s right to receive Advances of the Defaulting Lender's unadvanced Commitment under the Facilities shall be suspended and the participation of the other Lenders in the Facilities including the Swing Line shall be re-adjusted on a pro rata basis without regard to the unadvanced Commitment of the Defaulting Lender but without increasing the overall Commitments of the other Lenders.  If (a) the unadvanced Commitments of the other Lenders would not be sufficient to cover their obligations together with the obligations of the Defaulting Lender under Section 4.2 or 4.3, or (b) an Event of Default has occurred and not been waived, then the Borrower shall repay the Swing Line Loan and shall provide LC Escrowed Funds to the Issuing Lender to secure Letters of Credit to the extent necessary to cover the deficiency.

18.17.5

If the Borrower provides LC Escrowed Funds to the Issuing Lenders to secure Letters of Credit, the Borrower shall not be required to pay LC Fees for the account of the Defaulting Lender in respect of the amount for which it has provided LC Escrowed Funds.  If the obligation of the Defaulting Lender regarding Letters of Credit under Section 4.2is borne by the other Lenders as a result of subsection 18.17.4, then the other Lenders shall be entitled to receive any LC Fee that would otherwise have been payable to the Defaulting Lender.

18.17.6

The Agent (or in the case of a Defaulting Lender under the Finnvera Term Facility, the Finnvera Facility Agent) may, without prejudice to the other rights of the Lenders, make adjustments to the payments to a Defaulting Lender under this Agreement as necessary to compensate the other Lenders and the Agent for the Defaulting Lender's failure to make any payment or fulfill any other obligation under this Agreement.

18.18	Provisions for the Benefit of Lenders Only

The provisions of this Article 18 relating to the rights and obligations of the Lenders and Agent inter se shall be operative as between the Lenders and Agent only, and the Borrower shall not have any rights or obligations under or be entitled to rely for any purposes upon such provisions.  However, the provisions of subsection 18.2.3 and 18.16 shall be applicable as between the Borrower, the Guarantors (if applicable) and the Agent.

18.19	Resignation of Agent
18.19.1

Notwithstanding the irrevocable appointment of the Agent, a majority of Lenders holding not less than 66.67% of the Commitments may (with the consent of the Borrower), upon giving the Agent thirty (30) days prior written notice to such effect, terminate the Agent's appointment hereunder provided that a successor Agent has been appointed at or prior to the expiry of such notice.

129.

18.19.2

The Agent may resign its appointment hereunder at any time without giving any reason therefor by giving written notice to such effect to each of the other parties hereto.  Such resignation shall not be effective until a successor Agent has been appointed.

18.19.3

In the event of any such termination or resignation, the Lenders shall appoint a successor Agent that is willing to accept such role and is acceptable to the Borrower within thirty (30) days therefrom, deliver copies of all accounts to such successor and the retiring Agent shall be discharged from any further obligations hereunder but shall remain entitled to the benefit of the provisions of this Article 18 and the Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as Agent.

18.20	No Novation

The parties hereto agree that the changes to the terms and conditions of the Credit Agreement and the amendments and restatement set out herein and the execution of these presents shall not constitute novation, and that all Security shall continue to apply to this Credit Agreement, as amended and restated by these presents, and all other obligations secured thereby.

18.21	Erroneous Payments
18.21.1

If the Agent notifies a Lender, an Issuing Lender (collectively with the Agent, the “Finance Parties”’ and individually, a “Finance Party”) or any Person who has received funds on behalf of a Lender or any other Finance Party under, pursuant to or in connection with any of the Loan Documents (any such Lender, other Finance Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under paragraph 18.21.2) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, any other Finance Party or other Payment Recipient on its behalf (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender or other Finance Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days

130.

thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of (x) in respect of an Erroneous Payment in U.S. Dollars, the Federal Funds Effective Rate, and in respect of an Erroneous Payment in Canadian Dollars or any other currency at a fluctuating rate per annum equal to the overnight rate at which Canadian Dollars or funds in the currency of such Erroneous Payment, as the case may be, may be borrowed by the Agent in the interbank market in an amount comparable to such Erroneous Payment (as determined by the Agent)  and (y) a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this Section 18.21.1 shall be conclusive, absent manifest error.

18.21.2

Without limiting Section 18.21.1, each Lender or other Finance Party, or any Person who has received funds on behalf of a Lender or any other Finance Party under, pursuant to or in connection with any of the Loan Documents, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other Finance Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(a)

(A) in the case of immediately preceding clauses (x) or (y) of Section 18.21.2, an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z) of Section 18.21.2), in each case, with respect to such payment, prepayment or repayment; and

(b)

such Lender or other Finance Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 18.21.2.

131.

18.21.3

Each Lender or other Finance Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Finance Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or other Finance Party from any source, against any amount due to the Agent under Section 18.21.1 or under the indemnification provisions of this Agreement.

18.21.4

In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with Section 18.21.1, from any Lender or other Finance Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent's notice to such Lender or other Finance Party at any time, (i) such Lender or other Finance Party shall be deemed to have assigned its Advances (but not any of its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not any of its Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver a Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to an approved electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or other Finance Party shall deliver any notes evidencing such Advances to the Borrower (or the applicable one thereof) or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Finance Party shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitment which shall survive as to such assigning Lender or assigning Finance Party and (iv) the Agent may reflect in the loan register it maintains its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion but subject to Section 16.2 (but excluding, in all events, (i) any assignment consent or approval requirements (whether from the

132.

Borrower, any Lender or otherwise) and (ii) any requirements as to the minimum amount of assignments)) sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or other Finance Party shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or other Finance Party (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce any of the Commitments of any Lender or other Finance Party and such Commitment shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Finance Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

18.21.5

The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Loan Obligations owed by the Borrower or any Guarantor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Guarantor for the purpose of making such Erroneous Payment.

18.21.6

To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine

18.21.7

Each party's obligations, agreements and waivers under this Section 18.21 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Loan Obligations (or any portion thereof) under any Loan Document.

133.

19.	CERTAIN PROVISIONS RELATING TO THE FINNVERA TERM FACILITY
19.1	Application of Article 18

The provisions of Article 18 shall apply to the Finnvera Facility Lenders and the Finnvera Term Facility except to the extent modified in Section 11 of Schedule “P”.

19.2	Notice by Agent to the Finnvera Facility Agent

The Agent shall have no obligation to forward a copy of any report, notice or other document to the Finnvera Facility Lenders.  The Agent shall instead forward such items to the Finnvera Facility Agent for distribution to the Finnvera Facility Lenders.

19.3	Confirmation of Sharing

For greater certainty, the sharing among the Lenders contemplated by Section 18.8 includes all of the Lenders including the Finnvera Facility Lenders.

20.	FORMAL DATE
20.1	Formal Date

For the purposes of convenience, this Amended and Restated Agreement may be referred to as bearing the Formal Date of June 16, 2015 notwithstanding its actual date of signature.

Remainder of page intentionally left blank. Signature pages follow.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

VIDÉOTRON LTÉE

Per:

Per:

Address:
612 St-Jacques Street
18 th floor
Montreal, Quebec
H3C 4M8

Attention: Vice President and Treasurer

Telephone: (514) 380-7414
Fax: (514) 380-1983

ROYAL BANK OF CANADA, as Agent

Per:

Per:

Address:
20 King Street West, 4th Floor
Toronto, Ontario,
M5H 1C4

Attention: Manager, Agency Services Group

Fax: 416-842-4023

THE LENDERS, SIGNING AS ~~BOTH~~ REVOLVING ~~FACILITY LENDERS AND UNSECURED~~ FACILITY LENDERS:

ROYAL BANK OF CANADA

Per:

Per:

Address:
1 Place Ville Marie
Suite 400
Montreal, Quebec
H3B 4R8

Attention: ~~Rod Smith~~Frédéric Yale-Leduc

Telephone: 514-878-~~281~~7054
Fax: 514-874-1349
Email:~~Rod.Smith~~frederic.yale-leduc@rbccm.com

NATIONAL BANK OF CANADA

Per:

Per:

Address:
1155 Metcalfe Street
5th Floor
Montreal, Quebec
H3B 4S9

Attention: Luc Bernier, Director

Telephone: 514-390-5639
Fax: 514-390-7860
Email: Luc.Bernier@nbfinancial.com

BANK OF AMERICA, N.A., CANADA BRANCH

Per:

Per:

Address:
181 Bay Street
Toronto, Ontario
M5J 2V8

Attention: Peter Vanderhorst, Director

Telephone: 617-434-0164
Fax: 980-233-7788
Email: peter.vanderhorst@baml.com

THE BANK OF NOVA SCOTIA

Per:

Per:

Address:
Scotia Plaza
40 King St. West
Toronto, Ontario
M5W 2X6

Attention: Rob King

Telephone: 416-933-1873
Fax: 416-866-2010
Email: rob.king@scotiabank.com

THE TORONTO-DOMINION BANK

Per:

Per:

Address:
500 St. Jacques
Montreal, Quebec
H2Y 1P1

Attention: Paul Archer / Yves Bergeron – C0000040

Telephone: 514-289-2558 / 514-289-0099
Fax: 514-289-0788
Email: paul.archer@tdsecurities.com / yves.bergeron@tdsecurities.com

BANK OF MONTREAL

Per:

Per:

Address:
234 Simcoe Street
3rd Floor
Toronto, Ontario
M5T 1T4

Attention: Frank Albernaz

Telephone: 416-598-6775
Fax: 416-598-6230
Email: Frank.albernaz@bmo.com

CAISSE CENTRALE DESJARDINS

Per:

Per:

Address:
1170 Peel Street
Suite 300
Montreal, Quebec
H3B 0A9

Attention: André Roy, Director

Telephone: 514-281-7791
Fax: 514-281-4317
Email: andre.roy@ccd.desjardins.com

CANADIAN IMPERIAL BANK OF COMMERCE

Per:

Per:

Address:
161 Bay Street
8th Floor
Toronto, Ontario
M5J 2S8

Attention: ~~Kim Yeung~~Anissa Rabia-Zerebi

Telephone: ~~4~~51~~6-5~~4~~2~~-84~~541~~
~~Fax: 416~~7-~~5~~64~~2-~~4~~525~~9
Email:~~kim.yeung~~anissa.rabia-zerebi@cibc.ca

HSBC BANK CANADA

Per:

Per:

Address:
300-2001 McGill College
Montreal, Quebec
H3A 1G1

Attention: Annie Houle, Global Relationship Manager and Director

Telephone: 514-286-4567
Fax: 514-285-8637
Email: Annie_Houle@hsbc.ca

JPMORGAN CHASE BANK, N.A.

Per:

Per:

Address:
66 Wellington Street West.
Suite 4500
Toronto, Ontario
M5K 1E7

Attention: Jeffrey S. Coleman, Executive Director

Telephone: (416) 981-9200
Fax: (416) 981-9278
Email: jeffrey.s.coleman@jpmorgan.com

BANK OF TOKYO – MITSUBISHI UFJ (CANADA)

Per:

Per:

Address:
600 de Maisonneuve Blvd. W.
Suite 2520
Montreal, Quebec
H3A 3J2

Attention: Amos Simpson, Managing Director & General Manager

Telephone: 514-875-9261
Fax: 514-875-9392
Email: asimpson@ca.mufg.jp

CITIBANK, N.A., CANADIAN BRANCH

Per:

Per:

Address:
123 Front Street West
Toronto, Ontario
M5J 2M3

Attention: Isabelle Côté, Managing Director

Telephone: 514-393-7502
Fax: 866-550-2418
Email: isabelle.f.cote@citi.com

MIZUHO BANK, LTD.

Per:

Per:

Address:
100 Yonge Street, Suite 1102
Toronto, Ontario
M5C 2W1

Attention: Bill McFarland

Telephone: 416-874-1145
Fax: 416-360-7502
Email: bill.mcfarland@mizuhocbus.com

ICICI BANK CANADA

Per:

Per:

Address:
150 Ferrand Drive, Suite 1200
Don Valley Business Park
Toronto, Ontario
M3C 3E5

Attention: Lester Fernandes, Sr. Account Manager

Telephone: 416-601-2775
Fax: 416-422-2447
Email: Lester.fernandes@icicibank.com

LAURENTIAN BANK OF CANADA

Per:

Per:

Address:
1981 McGill College Avenue
19th Floor
Montreal, Quebec
H3A 3K3

Attention: Michel Gendron

Telephone: 514-284-4500 (4523)
Fax: 514-284-9723
Email: michel.gendron@banquelaurentienne.ca

HSBC BANK PLC, as Finnvera Facility Agent

Per:

Credit Matters

Address:
Level 2, 8 Canada Square
Canary Wharf
London, E14 5HQ
United Kingdom

Attention:	Mike Bonnici

Telephone:	+44 (0) 20 7991 6256
Fax:	+44 (0) 20 7992 4428
E-mail:	mike.bonnici@hsbcib.com
Reference:	FC 1311

Operational Matters

Address:
Level 27, 8 Canada Square
Canary Wharf
London, E14 5HQ
United Kingdom

Attention:	Pete Fassam

Telephone:	+44 (0) 20 7991 2447
Fax:	+44 (0) 20 7992 4428
E-mail:	peter.a.fassam@hsbc.com
Reference:	FC 1311

-and-

Attention:	David Wilson

Telephone:	+44 (0) 7992 2569
Fax:	+44 (0) 20 7992 4428
E-mail:	David.a.wilson@hsbcib.com
Reference:	FC 1311

THE FINNVERA TERM FACILITY LENDERS:

HSBC BANK PLC

Per:

Credit Matters

Address:
Level 2, 8 Canada Square
Canary Wharf
London, E14 5HQ
United Kingdom

Attention:	Robert Hossack
Telephone:	+44 (0) 20 7992 2571
Fax:	+44 (0) 20 7991 4347
E-mail:	robert.ihossack@hsbcib.com
Reference:	FC 1311

Operational Matters

Address:
Level 27, 8 Canada Square
Canary Wharf
London, E14 5HQ
United Kingdom

Attention:	Pete Fassam
Telephone:	+44 (0) 20 7991 2447
Fax:	+44 (0) 20 7992 4428
E-mail:	peter.a.fassam@hsbc.com
Reference:	FC 1311

-and-

Attention:	David Wilson
Telephone:	+44 (0) 7991 2447
Fax:	+44 (0) 20 7992 4428
E-mail:	david.a.wilson@hsbcib.com
Reference:	FC 1311

THE TORONTO-DOMINION BANK

Per:

Per:

Credit Matters

Address:
The Toronto-Dominion Bank
77 King Street West
Royal Trust Tower, 19th Floor
Toronto, Ontario M5K 1A2

Attention:	Sumit Paliwal

Telephone:	(416) 983-2803
Fax:	(416) 982-7838
E-mail:	sumit.paliwal@tdsecurities.com

Operational Matters

Address:
TD Securities
Global Trade Finance
500 St-Jacques Street, 8th Floor
Montreal, Quebec H2Y 1S1

Attention:	Caroline Danneau

Telephone:	(514) 289-0251
Fax:	(514) 289-1469
E-mail:	caroline.danneau@tdsecurities.com

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

Per:

Per:

Credit Matters

Address:
Ernst & Young Tower, TD Centre
Suite 1400,Box 172
222 Bay St.
Toronto, Ontario M5K 1H6

Attention:	Elwood Langley, Senior Vice President

Telephone:	(416) 214-3606
Fax:	(416) 367-3565
E-mail:	elwood_langley@smbcgroup.com
-or-
Attention:	Ming Chang, Vice President
Telephone:	(416) 368-4178
Fax:	(416) 367-3565
E-mail:	Ming_Chang@smbcgroup.com

Operational Matters

Address:
Ernst & Young Tower, TD Centre
Suite 1400,Box 172
222 Bay St.
Toronto, Ontario M5K 1H6

Attention:	Heather Nakamura, Manager
Telephone:	(416) 214-3607
Fax:	(416) 367-3565
E-mail:	heather_nakamura@smbcgroup.com
-or-
Attention:	Andrew Yiu, Vice President
Telephone:	(416) 368-7570
Fax:	(416) 367-3565
E-mail:	andrew_yiu@smbcgroup.com

Intervention by the Guarantors as at the Third Amendment Closing Date

The undersigned acknowledge having taken cognizance of the provisions of the foregoing Amended and Restated Credit Agreement and agree that the Guarantees and Security executed by them (A) remain enforceable against them in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement as defined above, without any limitations:

9293-6707 QUÉBEC INC.	9227-2590 QUÉBEC INC.

Per:	Per:

9230-7677 QUÉBEC INC.	8487782 CANADA INC.

Per:	Per:

VIDEOTRON L.P., represented by its general partner	VIDEOTRON G.P.
9230-7677 QUÉBEC INC.

Per:	Per:

VIDÉOTRON INFRASTRUCTURES INC.	4DEGRÉS COLOCATION INC. / 4DEGREES COLOCATION INC.

Per:	Per:

SCHEDULE “A” - LIST OF LENDERS AND COMMITMENTS

The Revolving Facility

The Revolving Facility Lenders	Commitment ($)	Commitment (%)
Royal Bank of Canada	160,000,000	10.6666667
National Bank of Canada	160,000,000	10.6666667
The Toronto-Dominion Bank	160,000,000	10.6666667
The Bank of Nova Scotia	150,000,000	10
Bank of Montreal	150,000,000	10
Bank of America, N.A., Canada Branch	150,000,000	10
JPMorgan Chase Bank, N.A.	135,000,000	9
Canadian Imperial Bank of Commerce	1~~1~~27,500,000	~~7.8333333~~8.5
Fédération des Caisses Desjardins du Québec	1~~1~~27,500,000	~~7.8333333~~8.5
Citibank, N.A., Canadian Branch	77,500,000	5.1666667
MUFG Bank, Ltd., Canada Branch	77,500,000	5.1666667
~~JPMorgan Chase Bank, N.A.~~	~~77,500,000~~	~~5.1666667~~
~~HSBC Bank Canada~~	~~77,500,000~~	~~5.1666667~~
Laurentian Bank of Canada	25,000,000	1.6666667
Total	$1,500,000,000	100%

The Finnvera Term Facility

~~(Amounts as at the Third Amendment Closing Date per below, as such amounts were and may be further reduced pursuant to Schedule “P”.  For clarity, for the purposes of determining the amount of the Commitments of the Finnvera Facility Lenders under the Finnvera Term Facility to calculate the voting by Majority Lenders, reference will be made to the principal amount owed to the Finnvera Facility Lenders on the relevant date).~~

The Finnvera Term Facility has been repaid in full and cancelled. As such, there are currently no Commitments under the Finnvera Term Facility

Lender	Commitment ($)	Commitment (%)
~~HSBC Bank plc~~	~~$12,053,571.44~~	~~37.5%~~
~~The Toronto-Dominion Bank~~	~~$16,071,428.58~~	~~50.0%~~
~~Sumitomo Mitsui Banking Corporation of Canada~~	~~$4,017,857.14~~ 	~~12.5%~~

Total	~~$32,142,857.16~~	~~100%~~

SCHEDULE “B” - NOTICE OF BORROWING AND CERTIFICATE

TO:	ROYAL BANK OF CANADA, as Agent
FROM:	VIDÉOTRON LTÉE	DATE:

~~1)~~ 1) This Notice of Borrowing and Certificate is delivered to you pursuant to the Amended and Restated Credit Agreement dated as of June 16, 2015, and as same may have been further amended (the “Credit Agreement”).  All defined terms set forth in this Notice of Borrowing and Certificate shall have the respective meanings set forth in the Credit Agreement

~~2)~~ 2) We hereby request an Advance under the Revolving Facility~~/Unsecured Facility {select one}~~ of the Credit Agreement as follows:

(a)	Date of Advance:
(b)	Amount of Advance:
(c)	Currency of Advance ($or US$):
(d)	Type of Advance:
(e)	Designated Period(s) (if any):
(f)	Maturity Date(s) (if applicable):
(g)	Payment Instruction (if any):

~~3)~~ 3) We have understood the provisions of the Credit Agreement which are relevant to the furnishing of this Notice of Borrowing and Certificate.  To the extent that this Notice of Borrowing and Certificate evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Credit Agreement, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants or conditions have been complied with.

~~4)~~ 4) WE HEREBY CERTIFY THAT, in our opinion, as of the date hereof:

~~(a)~~ (a) All of the representations and warranties of the Borrower contained in Article 11 of the Credit Agreement (except where qualified in Article 11 as being made as at a particular date) are true and correct on and as of the date hereof as though made on and as of the date hereof.

~~(b)~~ (b) All of the covenants of the Borrower contained in Articles 12 and 13 of the Credit Agreement together with all of the conditions precedent to an Advance and all other terms and conditions contained in the Credit Agreement have been fully complied with.

~~(c)If the requested Advance is under the Unsecured Facility, we confirm that the principal amount of the Advances outstanding under the Revolving Facility will not be less than the Threshold Amount on the date the requested Advance under the Unsecured Facility is made.~~

~~(d)~~ (c) No Event of Default has occurred and no Default has occurred and is continuing.

Yours truly,

VIDÉOTRON LTÉE

Per:
Title:

SCHEDULE “B-1” - NOTICE OF REPAYMENT

- NOTICE OF REPAYMENT TO:	ROYAL BANK OF CANADA, as Agent
FROM:	VIDÉOTRON LTÉE
DATE:

1)

This notice of repayment is delivered to you pursuant to the Amended and Restated Credit Agreement dated as of June 16, 2015 entered into among VIDÉOTRON LTÉE and, inter alia, Royal Bank of Canada as Agent (as amended and restated and in effect on the date hereof, the “Credit Agreement”).  All defined terms set forth in this notice shall have the respective meanings set forth in the Credit Agreement.

2)We hereby advise you that we will be repaying the sum of Cdn.$_________ on     as follows [indicate amount payable in respect of the Revolving Facility~~/Unsecured Facility {select one}~~ as well as the type of Advance to be repaid].

3)[We hereby advise you that in accordance with the last paragraph of Section 8.2, we are cancelling the Credit under the Revolving Facility~~/Unsecured Facility {select one}~~, effective    , by $   , to a maximum of $   .]

~~4)If the cancellation of Credit is being made under the Revolving Facility, we hereby certify that there is no Credit available, and there are no Loan Obligations currently outstanding under, the Unsecured Facility.~~

Yours truly,
VIDÉOTRON LTÉE

Per:
Title:

~~SCHEDULE “B-2”- NOTICE OF CONVERSION OF COMMITMENTS~~

~~TO:~~	~~ROYAL BANK OF CANADA, as Agent~~
~~FROM:~~	~~VIDÉOTRON LTÉE~~
~~DATE:~~

~~1)This notice of conversion is delivered to you pursuant to the Amended and Restated Credit Agreement dated as of June 16, 2015 entered into among VIDÉOTRON LTÉE and, inter alia, Royal Bank of Canada as Agent (as amended and restated and in effect on the date hereof, the “Credit Agreement”).  All defined terms set forth in this notice shall have the respective meanings set forth in the Credit Agreement.~~

~~2)We hereby advise you that we are permitted to incur an additional amount of Debt secured by Charges as a result of {select one of (a) or (b)}:~~

~~(a)Conversion Notice-Partial:  one or more reductions in the amount of Loan Obligations under the Finnvera Term Facility that have not yet been converted into increased amount of Credit under the Revolving Facility, which available amounts permitted to be so converted under the Senior Note Indentures currently total $ ____________ (the “Permitted Partial Conversion Amount”).  Please increase the amount of the Credit under the Revolving Facility and reduce the amount of the Credit under the Unsecured Facility by an amount equal to $______________ (said amount being equal to or less than the Permitted Partial Conversion Amount) by converting a pro rata portion of the Commitment of each Unsecured Facility Lender into an additional Commitment of such Lender under the Revolving Facility as a Revolving Facility Lender, with effect three (3) Business Days from the date hereof.~~

~~(b)Conversion Notice-Total:  the repayment in full of all of the Senior Notes and the termination of the Senior Note Indentures.  Accordingly, please increase the amount of the Credit under the Revolving Facility by an amount equal to the entire amount of the Credit under the Unsecured Facility and reduce the amount of the Credit under the Unsecured Facility to zero by converting the Commitment of each Unsecured Facility Lender into an additional Commitment of the same Lender under the Revolving Facility as a Revolving Facility Lender, with effect three (3) Business Days days from the date hereof.  Please terminate the Unsecured Facility once the conversion has become effective.~~

~~Yours truly,~~
~~VIDÉOTRON LTÉE~~
~~Per:~~
~~Title:~~

SCHEDULE  “B-2”- INTENTIONALLY DELETED

SCHEDULE “C” – ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, Guarantees and Swing Line Advances included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.  The Assignee acknowledges and accepts that the Assignee and the Agent are solidary creditors of the Borrower and the Guarantors in respect of all amounts, liabilities and other obligations, present and future, of the Borrower and the Guarantors to each of them under the Credit Agreement and the Derivative Instruments as contemplated by Section 18.1.2 of the Credit Agreement and in accordance with Article 1541 of the Civil Code of Quebec.

1.	Assignor:
2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender] 1]

3.Borrower:VIDÉOTRON LTÉE

[1]	Select as applicable.

4.Agent: ROYAL BANK OF CANADA, as the administrative agent under the Credit Agreement

5.Credit Agreement: [The Amended and Restated Credit Agreement dated as of June 16, 2015 among VIDÉOTRON LTÉE, the Lenders parties thereto, ROYAL BANK OF CANADA, as Agent, and the other agents parties thereto (as amended and restated and in effect on the date hereof)]

6.	Assigned Interest:

Facility Assigned - Revolving Facility~~/Unsecured Facility~~	Aggregate Amount of Commitment/Loan Obligations for all Lenders[2]	Amount of Commitment/Loan Obligations Assigned[3]	Percentage Assigned of Commitment/Loan Obligations[3]	CUSIP Number

7.[Trade Date:]4

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ___________, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

ROYAL BANK OF CANADA, as Agent

By:
Title:

[Consented to:] [5]

ROYAL BANK OF CANADA, as Issuing Lender

By:
Title:

VIDÉOTRON LTÉE

By:
Title:

[5]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption

[                        ]6

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the members of the VL Group, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv)  the performance or observance by the members of the VL Group or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv)  it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 12.15 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[6]	Describe Credit Agreement at option of Agent.

2.Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

SCHEDULE “C-1” - - LOAN MARKET DATA TEMPLATE

Recommended Data Fields – At Close

The items highlighted in bold are those that Loan Pricing Corporation (LPC) deem essential.  The remaining items are those that LPC has seen become more prominent over time as transparency has increased in the U.S. Loan Market.

Company Level	Deal Specific	Facility Specific
Issuer Name	Currency/Amount	Currency/Amount
Location	Date	Type
SIC (Cdn)	Purpose	Purpose
Identification Number(s)	Sponsor	Tenor
Revenue	Financial Covenants	Term Out Option
Expiration Date
	Target Company	Facility Signing Date
*Measurement of Risk	Assignment Language	Pricing
S&P Sr. Debt	Law Firms	Base Rate(s)/Spread(s)/BA/LIBOR
S&P Issuer	MAC Clause	Initial Pricing Level
Moody’s Sr. Debt	Springing lien	Pricing Grid (tied to, levels)
Moody’s Issuer	Cash Dominion	Grid Effective Date
Fitch Sr. Debt	Mandatory Prepays	Fees
Fitch Issuer	Restrct’d Payments (Neg Covs)	Participation Fee (tiered also)
S&P Implied (internal assessment)	Other Restrictions	Commitment Fee
DBRS
Other Ratings		Annual Fee
*Industry Classification		Utilization Fee
Moody’s Industry		LC Fee(s)
S&P Industry		BA Fee
Parent		Prepayment Fee
Financial Ratios		Other Fees to Market
Security
Secured/Unsecured
Collateral and Seniority of Claim
Collateral Value
Guarantors
Lenders Names/Titles
Lender Commitment ($)
Commited/Uncommited
Distribution method
Amortization Schedule
Borrowing Base/Advance Rates
New Money Amount
Country of Syndication
Facility Rating (Loss given default)
S&P Bank Loan
Moody’s Bank Loan
Fitch Bank Loan
DBRS
Other Ratings

* These items would be considered useful to capture from an analytical perspective

SCHEDULE “D” – FORM OF GUARANTEE

GUARANTEE entered into in the City of Montreal, Quebec as of •, 20•.

BY:	•, a corporation governed by the •, having its head office at • (the “Guarantor”);
IN FAVOUR OF:

ROYAL BANK OF CANADA, a bank governed by the Bank Act (Canada), acting for itself and as Agent and solidary creditor for each present and future Lender under the Credit Agreement hereinafter described (the “Agent”)

WHEREAS pursuant to an Amended and Restated Credit Agreement dated as of June 16, 2015, among, inter alia, Vidéotron Ltée, as borrower (the “Borrower”), the financial institutions that may become parties thereto from time to time, as lenders, Royal Bank of Canada, as administrative agent (as same may be amended, supplemented, replaced, restated or otherwise modified from time to time, the “Credit Agreement”), the Guarantor is to provide the Agent with a guarantee of all of the obligations of the Borrower under the Credit Agreement, the Derivative Instruments entered into with Lenders and the Security Documents (each as defined in the Credit Agreement);

WHEREAS pursuant to subsection 18.1.2 of the Credit Agreement, the Agent and each Lender are conferred the legal status of solidary creditors of the Borrower and the Guarantors (as defined in the Credit Agreement) in respect of all amounts, liabilities and other obligations owed by the Borrower and the Guarantors (as so defined) to each of them under the Credit Agreement, the Derivative Instruments entered into with Lenders and under the Security Documents, the whole in accordance with Article 1541 of the Civil Code of Québec (the “CCQ”);

WHEREAS pursuant to subsection 18.1.1 of the Credit Agreement, the Agent has been granted the authority to hold any and all Security under the Credit Agreement;

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

~~1.~~ 1. GUARANTEE

~~1.1~~ 1.1 Guarantee

For valuable consideration, the Guarantor hereby solidarily (jointly and severally) with the Borrower and each of the Other Guarantors, as defined in Section 2.1, guarantees to the Agent and each Lender, as solidary creditors of the Guarantor’s obligations hereunder, forthwith after demand therefor made in accordance with the provisions of the Credit Agreement, due and punctual payment of all present and future debts and liabilities, and the performance of all obligations of every nature, absolute or contingent, direct, indirect or otherwise, in any currency, now or at any time and from time to time hereafter due or owing by the Borrower to the Agent and each Lender arising under or in connection with the Credit Agreement (including under the

Swing Line Facilities), the Derivative Instruments entered into with Lenders and the Security Documents (such obligations as amended, amended and restated, modified, supplemented or renewed, collectively, the “Guaranteed Obligation”).  The Guarantor expressly renounces to the benefits of division and discussion. The obligation undertaken by the Guarantor pursuant to this Section 1.1 is hereinafter referred to as the “Guarantee”.

~~1.2~~ 1.2 Guarantee Absolute

The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be affected by:

~~(a)~~ (a) any lack of validity or enforceability of any of the Guaranteed Obligation; any change in the time, manner or place of payment of the Guaranteed Obligation; or the failure on the part of the Borrower or any of the Other Guarantors to carry out any of the Guaranteed Obligation;

~~(b)~~ (b) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

~~(c)~~ (c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Borrower or any of the Other Guarantors, the Agent or the Lenders or any of them or any party to any agreement to which the Agent, the Lenders, the Borrower or the Other Guarantors or any of them is a party;

~~(d)~~ (d) any lack or limitation of power, incapacity or disability on the part of any of the Borrower or the Other Guarantors or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of any of the Borrower or the Other Guarantors in its obligations to the Agent or the Lenders or any of them;

~~(e)~~ (e) any change or changes in the name, corporate existence or structure of any of the Borrower or Guarantors;

~~(f)~~ (f) any other law, regulation or other circumstance which might otherwise constitute a defence available to, or a discharge of, any of the Borrower or the Other Guarantors in respect of any or all of the Guaranteed Obligation.

~~1.3~~ 1.3 Recovery as Principal Debtor

Any amount which may not be recoverable from the Guarantor by the Agent on the basis of a guarantee shall be recoverable by the Agent from the Guarantor as principal debtor in respect thereof and shall be paid to the Agent for the account of the Lenders forthwith after demand therefor.

~~2.~~ 2. DEALINGS WITH CREDIT PARTIES AND OTHERS

~~2.1~~ 2.1 No Release

The liability of the Guarantor hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or the Lenders or any of them in connection with any duties or liabilities of the Borrower or the other Guarantors within the meaning of the Credit Agreement (the “Other Guarantors”) or any of them to the Agent or the Lenders or any of them, or any security therefor including any loss of or in respect of any security received by the Agent or the Lenders or any of them from the Borrower, the Other Guarantors or any other Person.  Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Agent and the Lenders may:

~~(a)~~ (a) grant time, renewals, extensions, indulgences, releases and discharges to the Borrower or the Other Guarantors;

~~(b)~~ (b) take or abstain from taking or enforcing securities or collateral from the Borrower or the Other Guarantors or from perfecting securities or collateral of the Borrower or the Other Guarantors;

~~(c)~~ (c) accept compromises from the Borrower or the Other Guarantors;

~~(d)~~ (d) subject to the applicable provisions of the Credit Agreement, apply all money at any time owing from the Borrower or the Other Guarantors or from any collateral security to such part of the Guaranteed Obligation as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit; for greater certainty, the Agent or any of the Lenders may at any time and from time to time, to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or any of the Lenders to or for the credit of the Guarantor against any and all of the liabilities of the Borrower, whether or not the Agent shall have made any demand under the Guarantee.  The Agent or the Lenders, as the case may be, shall promptly notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agent and the Lenders under this paragraph are in addition to other rights and remedies (including without limitation, other rights of set-off) that the Agent and the Lenders may have; and

~~(e)~~ (e) otherwise deal with the all other Persons and securities as the Agent and the Lenders may see fit, acting reasonably.

~~2.2~~ 2.2 No Exhaustion of Remedies

The Agent and the Lenders shall not be bound or obligated to exhaust their recourse against the Borrower, the Other Guarantors, any other Person or any securities or collateral they may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

~~2.3~~ 2.3 Accounts Binding upon the Guarantor

Any account settled or stated in writing by or between the Agent and the Borrower shall be accepted by the Guarantor as conclusive evidence, absent manifest error, that the balance or amount thereby appearing due by the Borrower to the Agent or the Lenders is so due.

~~2.4~~ 2.4 No Set-off

In any claim by the Agent and the Lenders against the Guarantor, the Guarantor may not assert any set-off or counterclaim that the Guarantor or any of the Other Guarantors may have against the Agent and the Lenders or any of them.  In particular, any loss of or in respect of any securities received by the Agent and the Lenders or any of them from the Borrower or any other Person, and the failure to perfect any mortgage, hypothec, prior claim or security interest of any nature whatsoever, whether occasioned through the fault or negligence of the Agent and the Lenders or any of them or otherwise, shall not discharge, limit or lessen the liability of the Guarantor under this agreement.

~~3.~~ 3. CONTINUING GUARANTEE

The Guarantee shall be a continuing guarantee of the Guaranteed Obligation and shall apply to and secure all Guaranteed Obligation and shall not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Agent and the Lenders or any of them.  The Guarantee shall continue to be effective even if at any time any payment of any of the Guaranteed Obligation is rendered unenforceable or is rescinded or must otherwise be returned by the Agent and the Lenders or any of them upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor or otherwise, all as though such payment had not been made.  Any payments so rescinded or recovered from the Agent and the Lenders or any of them, whether as a preference, fraudulent transfer or otherwise, shall constitute Guaranteed Obligation for all purposes hereunder.  The Guarantor hereby expressly waives the provisions of Articles 2353, 2362 and 2366 of the CCQ.

~~4.~~ 4. RIGHT TO PAYMENTS

Should the Agent and the Lenders or any of them receive from the Guarantor one or more payments on account of its liability under the Guarantee, the Guarantor shall not be entitled to claim repayment against the Borrower or the Other Guarantors until the Agent’s and the Lenders’ claims against the Borrower have been paid in full.  In the event of the liquidation, winding-up or bankruptcy of the Borrower (whether voluntary or compulsory); or if the Borrower shall make a bulk sale of any of its assets within the meaning of any applicable legislation of any other province of Canada, under the Uniform Commercial Code of any state of the United States of America or under any other applicable Laws; or should the Borrower make any proposal, composition or scheme of arrangement with its creditors; then, in any of such events the Agent and the Lenders shall have the right to rank for their full claim and receive all dividends or other payments in respect thereof until their claim has been paid in full, and the Guarantor shall remain liable up to the amount guaranteed for any balance which may be owing to the Agent and the Lenders by the Borrower; and in the event of the valuation by the Agent and the Lenders or any of them of any security held in respect of the debts of the Borrower, or of the retention by the Agent and the Lenders or any of them of such security, such valuation and/or retention shall not, as between the Agent and the Lenders and the Guarantor, be considered as a purchase of such security, or as payment or satisfaction or reduction of the liabilities of the Borrower to the Agent and the Lenders, or any part thereof.

~~5.~~ 5. TAXES

All payments to be made hereunder by the Guarantor shall be made free and clear of deduction for any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) imposed by any government or other taxing authority (“Taxes”).  If any Taxes are imposed and required to be withheld from any payment hereunder, the Guarantor shall (a) increase the amount of such payment so that the Agent and the Lenders will receive a net amount (after deduction of all Taxes, including any Taxes on the amount of any such increase) equal to the amount due hereunder, (b) pay such Taxes to the appropriate taxing authority for the account of the Agent and the Lenders, and (c) as promptly as possible thereafter, send the Agent and the Lenders an original receipt showing payment thereof, together with such additional documentary evidence as the Agent and the Lenders may from time to time reasonably require. If the Guarantor fails to perform its obligations under parts (b) or (c) of the preceding sentence, the Guarantor shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent and the Lenders or any of them as a consequence of such failure.

~~6.~~ 6. POSTPONEMENT OF SUBROGATION

To the fullest extent permitted by law, the Guarantor hereby irrevocably postpones any claim or other rights that it may now or hereafter acquire against the Borrower or the Other Guarantors, or any of them, that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this agreement including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against the Borrower, the Other Guarantors, or any collateral securing any obligation of the Borrower or the Other Guarantors, or any of them, whether or not such claim, remedy or right arises under contract, including, without limitation, the right to take or receive from the Borrower or the Other Guarantors or any of them, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as the Guaranteed Obligation and all amounts payable under this agreement have been indefeasibly paid to the Agent and the Lenders in cash.  If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Guaranteed Obligation and all other amounts payable under this agreement, such amount shall be held by the Guarantor as mandatary for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligation and all other amounts payable under this agreement.

~~7.~~ 7. GENERAL

~~7.1~~ 7.1 Representations and Warranties

The Guarantor reiterates the representations and warranties made in the Credit Agreement to the Lenders on its behalf by the Borrower (which representations and warranties are hereby deemed to have been made by the Guarantor and to be and remain in effect at all times).

~~7.2~~ 7.2 Covenants

The Guarantor reiterates the covenants made in the Credit Agreement on its behalf by the Borrower (which are hereby deemed to have been made by the Guarantor).

~~7.3~~ 7.3 Payment of Guaranteed Obligation, Fees and Costs

The Guarantor agrees to pay, within two Business Days of demand therefor, any amounts payable hereunder, including without limitation all out-of-pocket expenses (including the reasonable fees and expenses of the Agent’s counsel) in any way relating to the enforcement or protection of the rights of the Agent and the Lenders or any of them hereunder.

~~7.4~~ 7.4 Currency

~~(a)~~ (a) Each payment to be made under the Guarantee will be made in the currency in which the relevant Secured Obligation is payable (the "Specified Currency"). To the fullest extent permitted by applicable law, any obligation of the Guarantor to make payments under the Guarantee in a Specified Currency will not be discharged or satisfied by any tender in any currency other than the Specified Currency.

~~(b)~~ (b) To the fullest extent permitted by applicable law, if any judgment or order expressed in a currency other than the Specified Currency is rendered (i) for any payment of any amount owing in respect of the Guarantee, or (ii) in respect of a judgment or order of another court for the payment of any amount described in (i) above, the Agent, after recovery in full of the aggregate amount to which it is entitled pursuant to the judgment or order, shall be entitled to receive immediately from the Guarantor the amount of any shortfall of the Specified Currency received by the Agent as a consequence of sums paid in such other currency, and will refund promptly to the Guarantor any excess of the Specified Currency received by the Agent as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between (i) the rate of exchange at which the Specified Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and (ii) the rate of exchange at which the Agent is able, acting in a reasonable manner and in good faith, in converting the currency received into the Specified Currency, to purchase the Specified Currency with the amount of the currency of the judgment or order actually received by the Agent.  The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Specified Currency.

~~(c)~~ (c) To the fullest extent permitted by applicable law, the indemnities in this Section 7.4 constitute separate and independent obligations of the Guarantor from the other obligations in this agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the Agent, the Lenders or any of them and will not be affected by judgment being obtained or claim or proof being made for any other sums due in respect of this agreement.

~~(d)~~ (d) For the purposes of this Section 7.4, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

~~7.5~~ 7.5 Discharge

The Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by the Agent, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement.

~~7.6~~ 7.6 Notice

Any notice permitted or required to be given hereunder shall be given, in the case of the Agent, in accordance with the relevant provisions of the Credit Agreement and, in the case of the Guarantor, to its address indicated above and otherwise in accordance with the relevant provisions of the Credit Agreement.

~~7.7~~ 7.7 Entire Agreement

Save as provided in Section 7.11, this agreement constitutes the entire agreement between the Guarantor, the Agent and the Lenders with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein. The Agent and the Lenders shall not be bound by any representations or promises made by the Borrower, the Other Guarantors or any of them to the Guarantor, and possession of this agreement by the Agent shall be conclusive evidence against the Guarantor that this agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with. This agreement shall be operative and binding notwithstanding the non-execution thereof by any proposed signatory.

~~7.8~~ 7.8 Amendments and Waivers

No amendment to this agreement will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Agent, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement.  No waiver of any breach of any provision of this agreement will be effective or binding unless made in writing and signed by the Agent, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

~~7.9~~ 7.9 Severability

Each provision of this agreement is separate and distinct from the others, such that any decision of a court or tribunal to the effect that any provision hereof is null or unenforceable shall in no way affect the validity of the other provisions hereof or the enforceability thereof.  Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable Laws, the Guarantor hereby waives any provision of any Laws which renders any provision hereof prohibited or unenforceable in any respect.

~~7.10~~ 7.10 Interpretation

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement. The words “this agreement”, “hereof”, “hereto”, etc. mean the present instrument executed by the Guarantor.

~~7.11~~ 7.11 Additional Rights

This agreement is in addition and supplemental to all other guarantees and/or postponement agreements (whether or not in the same form as this instrument) held or which may hereafter be held by the Agent, the Lenders or any of them.

~~7.12~~ 7.12 Governing Law

This agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

~~7.13~~ 7.13 Benefit of Agreement

This agreement shall extend to and enure to the benefit of the successors and assigns of the Agent and each of the Lenders and shall be binding upon the Guarantor and its successors.

~~7.14~~ 7.14 Authority of Agent

The Guarantor acknowledges and agrees that the Agent has full authority to act on behalf of the Lenders in all matters relating to this agreement, and that any Person dealing with the Agent or the Lenders or any of them in respect of any such matter need not inquire further as to the authority of the Agent to act on behalf of the Lenders.

~~7.15~~ 7.15 Language

The Guarantor acknowledges that it has required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English.  Le soussigné reconnaît avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et poursuites judiciaires intentées relativement ou à la suite de la présente convention, que ce soit directement ou indirectement.

~~7.16~~ 7.16 Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this agreement.

IN WITNESS WHEREOF the Guarantor has executed this Guarantee on the date and at the place first hereinabove mentioned.

●

Per:
Name:●
Title:●

ACCEPTED AND AGREED as of this day of :

ROYAL BANK OF CANADA,
in its aforementioned capacities

Per:

SCHEDULE “E” – FORM OF SHARE PLEDGE

[NOTE:  If Videotron Ltd. is the party granting the pledge of shares, the form needs to be amended accordingly to remove any references to a guarantee]

DEED OF MOVABLE HYPOTHEC WITH DELIVERY granted in Montreal as of this ● day of ●

BY:	●, a company governed by the laws of • (hereinafter called the “Grantor”)
IN FAVOUR OF:

ROYAL BANK OF CANADA, a bank governed by the Bank Act (Canada), acting for itself and as Agent and solidary creditor for each present and future Lender under the Credit Agreement hereafter described (the “Creditor”)

WHEREAS pursuant to the Amended and Restated Credit Agreement dated as of June 16, 2015, among, inter alia, Vidéotron Ltée, as borrower (the “Borrower”), the financial institutions that may become parties thereto from time to time, as lenders, Royal Bank of Canada, as administrative agent (as same may be amended, supplemented, replaced, restated or otherwise modified from time to time, the “Credit Agreement”), the Grantor shall provide a pledge in favour of the Creditor of all shares and units it owns in its Subsidiaries, including • (“•”);

WHEREAS pursuant to the Credit Agreement, the Grantor executed in favour of the Creditor a guarantee dated as of • (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Guarantee”);

WHEREAS pursuant to subsection 18.1.2 of the Credit Agreement, the Creditor and each Lender are conferred the legal status of solidary creditors of the Grantor in respect of all rights, liabilities and other obligations owed by the Grantor to each of them, the whole in accordance with article 1541 of the Civil Code of Quebec (the “Civil Code”);

WHEREAS the Creditor, as solidary creditor for each of the Lenders, has been granted the authority to hold any and all Security in respect of the Credit Agreement;

WHEREAS the Grantor has agreed to grant a movable hypothec with delivery on certain property;

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

~~1.~~ 1. INTERPRETATION

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

~~2.~~ 2. HYPOTHEC

As security for the Obligations, as defined in Section 5, the Grantor hereby hypothecates (the hypothec created hereby being hereinafter called the "Hypothec") the Charged Property (as defined in Section 3) in favour of the Creditor, for a principal amount of $1,587,000,000, plus an additional amount equal to twenty percent (20%) thereof to secure all costs, accessories and incidental expenses, the whole with interest from the date of this Deed at the rate of twenty-five percent (25%) per annum, calculated daily and compounded monthly, with interest on overdue interest calculated at the same rate and in the same manner.

~~3.~~ 3. DESCRIPTION OF CHARGED PROPERTY

The property charged by the Hypothec consists of the following securities (the "Securities") owned by the Grantor and which are held by the Creditor or a third Person:

Number of shares, bonds, or other instruments	Description of the Securities and names of debtors appearing on the instruments or notes
●	shares/units of ● registered in the name of the Grantor and evidenced by certificate •

together with the following present and future property, without limiting the charges, hypothecs and rights arising by operation of law:

~~a)~~ a) renewals, replacements and substitutions of, and additions to, the Securities, whether arising out of a purchase, redemption, conversion, cancellation or any other transformation of the Securities;

~~b)~~ b) the proceeds, fruits and revenues of the Securities, including (by way of example and without limitation) cash, bank accounts, notes, negotiable instruments, bills, commercial paper, securities, monies, goods, contract rights, and any other movable property, corporeal or incorporeal, received when any of the Securities is sold, exchanged, collected or otherwise disposed of;

~~c)~~ c) any right pertaining to the Securities; and

~~d)~~ d) any other property delivered at any time to the Creditor,

(collectively, the “Charged Property”).

~~4.~~ 4. ADDITIONAL PROVISIONS

~~4.1.~~ 4.1 Transfer into Creditor's Name

The Grantor authorizes the Creditor, at any time following an Event of Default, to transfer any Charged Property or any part thereof into its own name or that of its nominee(s) in its capacity as hypothecary creditor so that the Creditor or its nominee(s) may appear as the sole registered owner thereof.

~~4.2.~~ 4.2 Voting, etc.

Until the occurrence of an Event of Default which has not been waived, the Grantor shall be entitled to vote any and all Securities and to give consents, waivers, or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver, or ratification given or any action taken which would violate or be inconsistent with any of the terms of the Credit Agreement or this Deed or any other instrument or agreement relating to the Obligations or which would have the effect of materially impairing the position and interests of the Creditor. All such rights of the Grantor to vote and give consents, waivers and ratifications shall cease in case an Event of Default shall occur which has not been waived whereupon the Creditor shall be entitled, without limiting its other rights and remedies hereunder, to vote all or any part of the Securities whether or not transferred into the Creditor’s name and give all consents, waivers and ratifications in respect of the Securities and otherwise act with respect thereto as though it were the outright owner thereof.

~~4.3.~~ 4.3 Dividends and other Distributions

Subject to the applicable provisions of the Credit Agreement, if any and so long as an Event of Default has not occurred which has not been waived, the Grantor may collect all cash dividends payable in respect of the Securities, provided that all cash dividends payable in respect of the Securities which are determined by the Creditor, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital, shall be paid to the Creditor and retained by it as part of the Charged Property.

~~4.4.~~ 4.4 Standard of Care

The Creditor shall have no obligation to protest any of the Charged Property, to take any steps to interrupt prescription, to protect the Charged Property against any depreciation or reduction in value, to make any productive use of the Charged Property, or to protect the Grantor against any loss relating in any way to the Charged Property.  In addition, the Creditor shall not be obliged to vote with respect to any of the Charged Property in connection with any subscription, conversion or other right relating to the Charged Property, nor in connection with any other matters or proceedings relating to the Charged Property, except where the Creditor is specifically requested in writing to do so and is provided with an indemnity and security which the Creditor considers sufficient, acting reasonably, together with payment of a reasonable fee to be established by the Creditor.

Without prejudice to its other rights hereunder, the Creditor may, at its discretion, comply with all provisions of law with which the holder of any securities comprised within the Charged Property from time to time is required to comply.

~~5.~~ 5. SECURED OBLIGATIONS

The Hypothec shall secure the performance of all of the obligations of the Grantor to the Creditor (in its aforesaid capacities) arising under or in connection with the Guarantee and the Loan Documents to which it is a party, as from time to time heretofore or hereafter amended, supplemented, amended and restated or otherwise modified from time to time, and all of its obligations to the Creditor hereunder (collectively the "Obligations").

The Grantor shall be deemed to have once again obligated itself to perform any future obligation forming part of the Obligations in accordance with the provisions of Article 2797 of the Civil Code.

If the proceeds of realization of the Charged Property following an Event of Default are not sufficient to satisfy all Obligations, the Grantor acknowledges and agrees that the Grantor shall continue to be liable for any remaining Obligations and the Creditor shall remain entitled to full payment thereof.

~~6.~~ 6. REPRESENTATIONS AND WARRANTIES

The Grantor hereby reaffirms and renews the representations and warranties made by it in the Credit Agreement, and in addition represents and warrants as follows:

~~6.1.~~ 6.1 Shareholders' Agreement ~~-~~– Securities

There exists no restriction in the articles, other constating documents or in any agreement, including any shareholders’ agreement, that is binding upon the Grantor regarding the assignment or transfer of the Securities which has not been complied with or waived, save and except the required consent of the management committee of • with respect to the transfer of the Securities.

~~7.~~ 7. COVENANTS

The Grantor hereby reiterates the covenants made by it in the Credit Agreement and further covenants and agrees as follows:

~~7.1.~~ 7.1 Delivery

It shall immediately remit to the Creditor, or a Person designated by the Creditor, all of the Securities that it owns and shall immediately so remit any Charged Property which comes into the possession of the Grantor, together with any power of attorney, document and confirmation that the Creditor may reasonably request in order to transfer the Charged Property, at any time following an Event of Default, into the name of the Creditor or its nominee.

~~7.2.~~ 7.2 Payment of Legal Fees and Other Expenses

It shall:

~~a)~~ a) pay all costs and expenses related to the exercise of all rights created hereby.  Such costs and expenses shall include all reasonable fees and expenses of consultants, mandataries or legal counsel retained in case of default; and

~~b)~~ b) reimburse the Creditor for all costs and expenses incurred by it for the purpose of carrying out the Grantor's obligations or of exercising its rights;

provided, however, that the obligations arising from this Section ~~7~~Error! Reference source not found.~~2~~ shall not exceed 20% of the principal amount of the Hypothec.

~~7.3.~~ 7.3 Rank of Hypothec

The Hypothec shall always create a first ranking hypothec on the Charged Property (subject only to Permitted Charges).

~~8.~~ 8. EVENTS OF DEFAULT

The Grantor shall be in default hereunder upon the occurrence of an Event of Default (any such occurrence being referred to herein as an “Event of Default”).

~~9.~~ 9. CREDITOR'S RECOURSES UPON AN EVENT OF DEFAULT

~~9.1.~~ 9.1 Surrender

The Grantor shall be deemed to have voluntarily surrendered the Charged Property to the Creditor if it has not opposed the Creditor's recourse within 20 days of its receipt of a prior notice of the exercise of hypothecary rights.

~~9.2.~~ 9.2 Additional Rights

In order to protect or to realize upon the Charged Property, the Creditor shall be free, at the Grantor's expense, at any time following an Event of Default which is continuing, to do any or all of the following:

~~a)~~ a) alienate or dispose of any Charged Property which may depreciate rapidly;

~~b)~~ b) perform any of the Grantor's obligations;

~~c)~~ c) exercise any right attached to the Charged Property;

~~d)~~ d) acquire the Charged Property.

The Creditor shall not be bound to exercise the same hypothecary rights against all of the Charged Property, and may exercise different rights against different types of Charged Property or even against different elements of the Charged Property which are of the same type.

~~9.3.~~ 9.3 Good Faith

The Creditor shall exercise its rights in good faith, in a reasonable manner, taking into account all circumstances, in order to attempt to reduce the obligations of the Grantor to the Creditor.

~~9.4.~~ 9.4 Relations with the Grantor and Others

The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Grantor, with other Persons and with the Charged Property as the Creditor may see fit without diminishing the liability of the Grantor and without prejudice to the Creditor's rights pursuant to this Deed.

~~9.5.~~ 9.5 No Security by Creditor

The Creditor shall not be bound to make an inventory, to take out insurance or to furnish any security of any nature whatsoever.

~~9.6.~~ 9.6 Special Provisions - Taking in Payment

If the Creditor elects to exercise its right to take in payment and the Grantor requires that the Creditor instead sell the Charged Property on which such right is exercised, the Grantor hereby acknowledges that the Creditor shall not be bound to abandon its action in taking in payment unless, prior to the expiry of the time period allocated for surrender, the Creditor:

~~a)~~ a) has been granted security satisfactory to it to ensure that the proceeds of sale of the Charged Property will be sufficient to enable the Creditor to be paid in full;

~~b)~~ b) has been reimbursed for all costs and expenses incurred in connection with this Deed, including all fees of consultants and legal counsel; and

~~c)~~ c) has been advanced the necessary sums for the sale of the Charged Property.

The Grantor further acknowledges that the Creditor alone is entitled to select the type of sale it may wish to conduct or have conducted.

~~9.7.~~ 9.7 Sale by the Creditor

Where the Creditor sells the Charged Property itself, it shall not be required to obtain any prior valuation by a third party.  The Creditor may elect to sell the Charged Property with legal warranty given by the Grantor or with a complete or partial exclusion of such warranty.

~~10.~~ 10. MISCELLANEOUS

~~10.1.~~ 10.1 Hypothec Constitutes Additional Security

The Hypothec created hereby is in addition to and not in substitution or replacement for any other hypothec or security held by the Creditor.

~~10.2.~~ 10.2 Investment of Charged Property

The Creditor shall be free to invest any monies or instruments received or held by it in pursuance of this Deed or to deposit same in a non-interest bearing account without having to comply with any provisions of the Civil Code concerning the investment of the property of others.

~~10.3.~~ 10.3 Recourses Cumulative

The rights and recourses of the Creditor under this Deed are cumulative and do not exclude any other rights and recourses which the Creditor might have.  No omission or delay on the part of the Creditor in the exercise of any right shall have the effect of operating as a waiver of such right.  The partial or sole exercise of a right or power will not prevent the Creditor from exercising thereafter any other right or power.

~~10.4.~~ 10.4 Severability

Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be of no effect to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

~~10.5.~~ 10.5 Amendment

No amendment to this Deed will be valid or binding unless set forth in writing and duly executed by the Grantor and the Creditor, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement.  No waiver of any breach of any provision of this Deed will be effective or binding unless made in writing and signed by the Creditor, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

~~10.6.~~ 10.6 Delegation

The Creditor shall be free to delegate to any Person or Persons the exercise of its rights, actions or the performance of any covenant resulting from this Deed or law; in such case, the Creditor may supply such Person with any information it holds relating to the Grantor or to the Charged Property.

~~10.7.~~ 10.7 Performance by Creditor

At any time following the occurrence of an Event of Default and while same subsists, the Creditor shall be free to perform any of the Grantor's obligations under this Deed.  It may then immediately request payment of any expense incurred in doing so, including interest on the Prime Rate Basis.

~~10.8.~~ 10.8 Creditor as Mandatary

The Creditor is hereby designated, effective upon the occurrence of an Event of Default and while same subsists, as the irrevocable mandatary of the Grantor with full powers of substitution for the purposes of Section 10.7 or for the purpose of carrying out any and all acts and executing any and all deeds, proxies or other documents which the Creditor may deem useful in order to exercise its rights or which the Grantor neglects or refuses to execute or to carry out.

~~10.9.~~ 10.9 Liability of Creditor

The Creditor shall not be liable for material injuries resulting from its fault, unless such fault is gross or intentional.  The Creditor shall not be responsible for any loss occasioned by its taking possession of Charged Property or enforcing the terms of this Deed, nor for any neglect, failure or delay in exercising or enforcing any of its rights and recourses, nor for any act, default or misconduct of any agent, mandatary, broker, officer, employee or other Person acting for or on behalf of the Creditor.  The Creditor shall be accountable only for such monies as it shall actually receive.  The liability of the Creditor or, if applicable, the third party appointed to hold the Charged Property, shall be limited to exercising in regard to the Charged Property the same degree of care which it gives to similar property held at the same location.

~~10.10.~~ 10.10 Benefit of Agreement

The rights hereby conferred upon the Creditor shall benefit all of its successors, including any entity resulting from the merger of the Creditor with any other Person or Persons.

~~10.11.~~ 10.11 Notice

Any notice to the Grantor or the Creditor shall be delivered in the manner set forth in the Credit Agreement.

~~10.12.~~ 10.12 Understanding of Grantor

The Grantor hereby acknowledges having read this Deed and having received adequate explanations as to the nature and scope of its provisions and as to the obligations deriving therefrom.

~~10.13.~~ 10.13 Governing Law

This Deed shall be governed by and construed in accordance with the laws of the Province of Quebec.

~~10.14.~~ 10.14 Language

The parties acknowledge that they have required that the present Deed, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais du présent acte, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées à la suite de ou relativement à celui-ci, que ce soit directement ou indirectement.

SIGNED as of the date and at the place first hereinabove mentioned.

●

By:
Name:●
Title:●
ACCEPTED AND AGREED THIS _____ day of ●, 20●.

ROYAL BANK OF CANADA, in its
aforementioned capacities

By:

SCHEDULE “F” - OFFICER'S CERTIFICATE

I, the undersigned,                                    , solely in my capacity as                               of Vidéotron Ltée (the “Borrower”), and not in my personal capacity, do hereby certify as follows:

~~(a)~~ (a) I have taken cognizance of all the terms and conditions of the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of July 20, 2011, entered into, inter alia, among the Borrower, Royal Bank of Canada, as Agent and Lender, and the Lenders party thereto, as well as of all contracts, agreements and deeds pertaining thereto; and

~~(b)~~ (b) no Default or Event of Default has occurred nor exists thereunder; and

~~(c)~~ (c) the corporate structure of the VL Group is as set out in the diagram attached to this certificate;

~~(d)~~ (d) each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present; and

~~(e)~~ (e) all property to be charged by the Security Documents is located in the jurisdictions described in a schedule hereto.

All expressions referred to herein have the meanings ascribed to them in the Credit Agreement.

Executed at the City of Montreal, Province of Quebec this 20th day of July, 2011.

SCHEDULE “G” - INTENTIONALLY DELETED

SCHEDULE “H” – EXISTING DEBT FROM ADDITIONAL OFFERINGS, AT THE CLOSING DATE

Description	Amount

6 7/8% Senior Notes due 2014	US$650,000,000
6 3/8% Senior Notes due 2015	US$175,000,000
9 1/8% Senior Notes due 2018	US$715,000,000
7 1/8% Senior Notes due 2020	Cdn.$300,000,000
6 7/8% Senior Notes due 2021	Cdn.$300,000,000

SCHEDULE “I”. – PROPERTY OF THE VL GROUP

1.	List of immovable properties owned by members of the VL Group:
(i)	Vidéotron Ltée
-200, rue Claire-Fontaine ouest	Alma	Québec
-Chemin Belter, Partie du lot 8C 5ième rang, (Buckingham)	Ange-Gardien	Québec
-1015, Monseigneur de Laval	Baie Saint-Paul	Québec
-367, rue de la Briquade	Blainville	Québec
-113, rue Rivière	Bromont	Québec
-42 rue Pelletier	Cabano	Québec
-221 Boul. Springer	Chapais	Québec
-385 rue Gagnon	Chibougamau	Québec
-111 et 113 rue Vallilée	Chûte aux Outardes	Québec
-306 Chemin Bellevue	Coaticook	Québec
-Anse to Norbert, Lot 47-1 du rang 5	Colombier	Québec
-798 Chemin St-Jacques	Crabtree	Québec
-1370, rue des Érables	Dolbeau-Mistassini	Québec
-1650, rue Bernier	Drummondville	Québec
-190 rue Edmonton, arrondissement Hull	Gatineau	Québec
-407, Boul. Saint-René E	Gatineau	Québec
-210, rue St-Urbain	Granby	Québec
-27 rue Claude-Jodoin	Kirkland	Québec
-60, rue Dassylva, Ptie du lot 169, Rang Ste-Mathilde	La Malbaie	Québec
-Chemin des loisirs, Lots 602-661	La Malbaie	Québec
-88 avenue Bouchard est	La Pocatière	Québec
-137, rue Millway	Lachute	Québec
-202, route 170	L'Anse-Saint-Jean	Québec
-122 - 124 , rue Olivier	Laurier-Station	Québec
-1 rue de la Station	Laval	Québec
-3665 rue Ste-Rose	Laval	Québec
-223 route des Îles	Lévis	Québec
-1072, Boul. Taschereau	Longueuil	Québec
-3700 boul. Losch, Arrondissement St-Hubert	Longueuil	Québec
-3750 rue Richelieu, Arrondissement St-Hubert	Longueuil	Québec
-1880, boul. Industriel	Magog	Québec
-31 rue Comeau	Maniwaki	Québec
-397 Boul. St-Jean Baptiste	Mercier	Québec
-61 2e Rang ouest, (Partie du lot 45A-54 du rang), Lac to la Croix	Métabetchouan	Québec
-Chemin du Sous-bois, Lot 160-P et 166-P	Mont St-Grégoire	Québec
-207, rue Villeneuve	Mont-Laurier	Québec
-1217 Notre-Dame Est	Montréal	Québec
-14,165 rue Cherrier	Montréal	Québec
-150, rue Beaubien ouest	Montréal	Québec
-2155 Boul. Pie IX	Montréal	Québec
-2835 boul. Pitfield, arrondissement Saint-Laurent	Montréal	Québec
-4002 rue Ethel, arrondissement Verdun	Montréal	Québec
-8100, rue Edison, arrondissement Anjou	Montréal	Québec
-8101, boul. Métropolitain est, arrondissement Anjou	Montréal	Québec
-4761, avenue Desjardins	Notre-Dame de la Doré	Québec
-125, rue St-Jacques	Notre-Dame de Portneuf	Québec
-103, rue Major	Papineauville	Québec
-638 rue Principale	Pohenegamook	Québec

-2125, rue Branly, arrondissement Ste-Foy	Québec	Québec
-2200, rue Jean-Perrin	Québec	Québec
-Côte-Bédard, Lot 1338490	Québec	Québec
-53 Montée Taillardat, rang 1, Lot 31-18-21	Ragueneau	Québec
-432, rue Félix-Duclos, arrondissement Le Gardeur	Repentigny	Québec
-166, 9ième avenue	Richmond	Québec
-2830, rue Galt Ouest	Sherbrooke	Québec
-254 chemin des Patriotes	Sorel	Québec
-258 Chemin des Patriotes	Sorel	Québec
-35 Route 277 (533 Rte Bégin)	St-Anselme	Québec
-Chemin Beaudoin, (Beebe)	Stanstead	Québec
-Côte Ste-Anne, Partie du lot 223-25	Ste-Anne-de-Beaupré	Québec
-Rang Taché est, lot 27-3 Rg A, Canton de Lafontaine	Ste-Perpétue	Québec
-384, rue du Parc	St-Eustache	Québec
-1183 rue Dufresne	St-Félicien	Québec
-1258, boul. Sacré-Coeur	St-Félicien	Québec
-rue Landry, Lot 34-B6	St-Honoré	Québec
-6995, rue Picard	St-Hyacinthe	Québec
-969, Boul. St-Antoine	St-Jérôme	Québec
-Chemin de Desserte Sud	St-Louis de Blandford	Québec
-4207, rue Bernard-Pilon	St-Mathieu de Beloeil	Québec
-318 avenue Lajoie	St-Pascal de Kamouraska	Québec
-Rang 4 lot 12A-27	St-Paul-de-Montminy	Québec
-150 rue St-David	St-Siméon	Québec
-720, rang Brulé	St-Thomas	Québec
-1540 chemin St-Charles, (Lachenaie)	Terrebonne	Québec
-664 St-Désiré	Thetford Mines	Québec
-144 rue St-Laurent, (Cap-de-la-Madeleine)	Trois-Rivières	Québec
-rue des Prairies, Lots 556-13, 556-14, (Cap-de-la-Madeleine)	Trois-Rivières	Québec
-Ptie lot 272-30	Varennes	Québec
-2476, rue Henry-Ford	Vaudreuil, Dorion	Québec
-2785 chemin St-Antoine	Vaudreuil, Dorion	Québec
-290, rue Notre-Dame	Victoriaville	Québec
-298 to 300 rue Notre-Dame	Victoriaville	Québec
-Lot 981-2	Waterloo	Québec

-

The cable television networks and cable lines and systems including, without limiting the foregoing, the following land files opened at the Register of Public Service Networks and Immovables situated in the following registration divisions:

-	ARGENTEUIL	74-B-9
74-B-11
74-B-12
74-B-13
74-B-14
74-B-15
74-B-16
74-B-17

-	ARTHABASKA	34-B-179
34-B-180
34-B-181
34-B-199

-	BEAUCE	23-B-15 278

-	BEAUHARNOIS	70-B-9
70-B-10
70-B-11
70-B-12
70-B-14 to 70-B-181

-	BELLECHASSE	15-B-1
15-B-3
15-B-7
15-B-8
15-B-93 to 15-B-116

-	BERTHIER	49-B-36
49-B-37
BROME
38-B-1088
38-B-1089

-	CHAMBLY	56-B-116
56-B-117
56-B-125

-	CHAMPLAIN	32-B-18
32-B-19

-	CHARLEVOIX NO. 1	11-B-18
11-B-19
11-B-23 to 11-B-190

-	CHARLEVOIX NO. 2	12-B-13 to 12-B-120

-	CHÂTEAUGUAY	69-B-10
69-B-11

-	CHICOUTIMI	94-B-164
94-B-165
94-B-167
94-B-168
94-B-18 637 to 94-B-18 744

-	COATICOOK	59-B-497
59-B-498
59-B-499
59-B-500

-	COMPTON	25-B-1163
25-B-1164
25-B-1165
25-B-1166
25-B-1167
25-B-1168
25-B-1169
25-B-1170

-	DEUX-MONTAGNES	73-B-6

73-B-8
73-B-16
73-B-17
73-B-18
73-B-19

-	DORCHESTER	22-B-12
22-B-53
22-B-54

-	DRUMMOND	41-B-9759

-	GATINEAU	78-B-12
78-B-13
78-B-14
78-B-15
78-B-16
78-B-17
78-B-18
78-B-19

-	HULL	79-B-6
79-B-7

-	JOLIETTE	58-B-19
58-B-20

-	KAMOURASKA	10-B-8
10-B-9
10-B-12
10-B-13
10-B-14
10-B-15
10-B-16
10-B-17
10-B-18
10-B-19
10-B-344 to 10-B-391

-	LABELLE	76-B-15
76-B-16

-	LAC-ST-JEAN-EST	93-B-953 to 93-B-1090

-	LAC-ST-JEAN-OUEST	90-B-147
90-B-148
90-B-1 291 to 90-B-1 482

-	LAPRAIRIE	66-B-1053
66-B-1054

-	L’ASSOMPTION	62-B-9
62-B-10
62-B-11
62-B-12
LAVAL

64-B-6
64-B-7
64-B-8
64-B-9
LÉVIS
21-B-127
21-B-128
21-B-669 to 21-B-824

-	L’ISLET	13-B-13
13-B-14
13-B-15
13-B-16
13-B-17
13-B-18
13-B-19
13-B-20
13-B-21
13-B-22
13-B-23
13-B-24
13-B-109 to 13-B-132

-	LOTBINIÈRE	28-B-1
28-B-113
28-B-117
28-B-118

-	MASKINONGÉ	47-B-17

-	MISSISQUOI	54-B-1366
54-B-1367
54-B-1368
54-B-1369
54-B-1370
54-B-1371
54-B-1372
54-B-1373
54-B-1375

-	MONTCALM	61-B-13
61-B-16
61-B-17

-	MONTMAGNY	14-B-1
14-B-4
14-B-7
14-B-8
14-B-15
14-B-16
14-B-101 to 14-B-124

-	MONTMORENCY	17-B-29
17-B-42
17-B-43

-	MONTRÉAL	65-B-3246
65-B-3247
65-B-3248
65-B-3249
65-B-3250
65-B-3251
65-B-3252
65-B-3253
65-B-3254
65-B-3255
65-B-3256
65-B-3257

-	NICOLET (NICOLET 2)	46-B-238 and 46-B-239
46-B-226 to 46-B-237
46-B-240 to 46-B-261
46-B-370

-	PAPINEAU	75-B-15
75-B-16
75-B-17
75-B-18
75-B-19
75-B-20

-	PORTNEUF	29-B-41
29-B-42
29-B-43
29-B-44

-	QUÉBEC	20-B-120
20-B-126
20-B-127
20-B-128
20-B-129
20-B-226 to 20-B-357
20-B-10730 to 20-B-10969

-	RICHELIEU	50-B-4
50-B-6
50-B-7
50-B-8
50-B-9

-	RICHMOND	35-B-6
35-B-7
35-B-11
35-B-12
35-B-13
35-B-14

-	RIMOUSKI	07-B-8
07-B-20
07-B-42
07-B-335 to 07-B-406

-	ROUVILLE	52-B-121
52-B-122
52-B-123
52-B-124
52-B-125
52-B-126

-	SAGUENAY	97-B-41
97-B-42
97-B-43
97-B-44
97-B-45
97-B-46
97-B-47
97-B-48

-	SAINT-HYACINTHE	51-B-117
51-B-124
51-B-133
51-B-134
51-B-135
51-B-136

-	SAINT-JEAN	55-B-1135
55-B-1136

-	SHAWINIGAN	45-B-101

-	SHEFFORD	39-B-256
39-B-257
39-B-258
39-B-259
39-B-260
39-B-261

-	SHERBROOKE	36-B-1584
36-B-1585
36-B-1586
36-B-1587
36-B-1588
36-B-1589
36-B-1590
36-B-1591
36-B-1592
36-B-1593
36-B-1594
36-B-1595
36-B-1596
36-B-1597
36-B-1598
36-B-1600
36-B-1602

-	STANSTEAD	37-B-10
37-B-11

-	TÉMISCOUATA	09-B-64
09-B-65
09-B-66
09-B-67
09-B-346 to 09-B-417

-	TERREBONNE	63-B-25
63-B-26
63-B-27
63-B-28
63-B-29
63-B-30
63-B-31
63-B-32

-	THETFORD	30-B-13
30-B-14

-	TROIS-RIVIÈRES	44-B-8
44-B-9
44-B-10
44-B-33 to 44-B-34
44-B-21 to 44-B-32
44-B-35 to 56
44-B-165

-	VAUDREUIL	72-B-12
72-B-13
72-B-14
72-B-15
72-B-545 to 72-B-713

-	VERCHÈRES	57-B-114
57-B-116
57-B-117

(ii)	Vidéotron G.P.
-rue Saint-Jacques	St-Jean sur Richelieu	Québec

-

The cable television networks and cable lines and systems including, without limiting the foregoing, the land files opened at the Register of Public Service Networks and Immovables situated in all registration divisions of the Land Registry Office of Québec including the following:

-	BEAUCE	23-B-15 279

-	CHAMBLY	56-B-960

-	DEUX-MONTAGNES	73-B-978

-	DRUMMOND	41-B-9 761

-	GATINEAU	78-B-4 286

-	HULL	79-B-641

-	MISSISQUOI	54-B-1 424

-	MONTMORENCY	17-B-82

-	MONTRÉAL	65-B-56 530

-	PAPINEAU	75-B-5 552

-	QUÉBEC	20-B-12 400
20-B-12 405

-	RICHMOND	35-B-5 931

-	SHERBROOKE	36-B-8 994

-	TERREBONNE	63-B-11 499

-	VAUDREUIL	72-B-3 695

2.	List of premises occupied by members of the VL Group
(i)	Vidéotron Ltée
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
(ii)	9230-7677 Québec Inc.
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
(iii)	Vidéotron S.E.C. / Videotron L.P.
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
(iv)	9227-2590 Québec Inc.
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
(v)	Vidéotron S.E.N.C. / Videotron G.P.
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
-	Leased sites for antennas in theProvince of Québec

-	1405, Pentecostal Road	Cobourg	Ontario
-	3500, Ave Steeles	Markham	Ontario
-	3240, Rte Mavis	Mississauga	Ontario
-	6535, Blv. Millcreek	Mississauga	Ontario
-	861, Redwook Square	Mississauga	Ontario
-	1200 boul St-Laurent, (St-Laurent Shopping Centre)	Ottawa	Ontario

-	250, Albert Street	Ottawa	Ontario
-	403, Somerset Street	Ottawa	Ontario
-	100, King Street West	Toronto	Ontario
-	100, Wellington Street	Toronto	Ontario
-	101, Bloor Street	Toronto	Ontario
-	130, Adelaide St. West	Toronto	Ontario
-	130, King Street West	Toronto	Ontario
-	151, Front Street	Toronto	Ontario
-	161, Bay Street	Toronto	Ontario
-	20 Bay Street	Toronto	Ontario
-	20/40 Dundas/595 Bay Street	Toronto	Ontario
-	200, Bay Street, North Tower Royal Bank Plaza	Toronto	Ontario
-	222, Bay Street	Toronto	Ontario
-	245, Consumers	Toronto	Ontario
-	25, Adelaide Street East	Toronto	Ontario
-	250, Yonge Street	Toronto	Ontario
-	320, Bay Street	Toronto	Ontario
-	333 King Street East	Toronto	Ontario
-	333, King East	Toronto	Ontario
-	4, Banigan Blvd.	Toronto	Ontario
-	4100 Yonge Street	Toronto	Ontario
-	438, University Street	Toronto	Ontario
-	60, Adelaide Street East	Toronto	Ontario
-	60, Bloor Street	Toronto	Ontario
-	66, Wellington St. West	Toronto	Ontario
-	777, Bay Street	Toronto	Ontario
-	95, Wellington Street	Toronto	Ontario
-	7999, boul. Galeries d'Anjou, Kiosque #Z-035,	Anjou	Québec
Les Galeries d'Anjou
-	115 rue Principale	Aylmer	Québec
-	1011, rue Larue	Beauport	Québec
-	600, Sir Wilfrid Laurier, #K-9, (Mail Montenach)	Beloeil	Québec
-	650 chemin du Lac	Boucherville	Québec
-	2151, Boul. Lapinière	Brossard	Québec
-	6955, Boul. Taschereau	Brossard	Québec
-	9380, rue Leduc suite 45	Brossard	Québec
-	190 rue Fusey	Cap-de-la-Madeleine	Québec
-	1401, Boul. Talbot	Chicoutimi	Québec
-	21, rue Racine ouest	Chicoutimi	Québec
-	745, 43ième avenue, et 10,425 Côte de Liesse	Dorval	Québec
-	755 René-Lévesque, Kiosque #03060,	Drummondville	Québec
Les Promenades Drummondville
-	1100, Boul. Maloney ouest	Gatineau	Québec
-	1160, boul. St-Joseph	Gatineau	Québec
-	171-A, rue Jean-Proulx, arrondissement Hull	Gatineau	Québec
-	320, Boul. St-Joseph	Gatineau	Québec
-	500, rue Gréber	Gatineau	Québec
-	40, rue Évangeline	Granby	Québec
-	619, rue Cowie	Granby	Québec
-	1075 Firestone, Magasin #1070	Joliette	Québec
-	1075, Boul Firestone	Joliette	Québec
-	480, rue St-Pierre	Joliette	Québec
-	175, (PDLN-PDLS)	Lac Jacques Cartier	Québec
-	7077, Newman	Lasalle	Québec
-	1600, boul. Le Corbusier, Local 117, Centre Laval	Laval	Québec
-	2205, rue Francis-Hugues	Laval	Québec

-	3003, Boul. Le Carrefour,	Laval	Québec
Kiosque ZM09 & magasin A016
-	3665 boul. Ste-Rose	Laval	Québec
-	317, rue Marion	Legardeur	Québec
-	631 route 138, Longue Rive	Les Escoumins	Québec
-	1200 Alphonse-Desjardins, 3100,	Lévis	Québec
(Les Galeries Chagnon)
-	6600, Boul. de la Rive-Sud	Lévis	Québec
-	1111 rue St-Charles O., local 130, 135 et 5e étage	Longueuil	Québec
-	80, rue St-Laurent	Longueuil	Québec
-	825, rue Saint-Laurent Ouest	Longueuil	Québec
-	2305, Chemin Rockland,	Mont Royal	Québec
Kiosque K135 & Entrepôt E281
-	4480, rue Côte-de-Liesse	Mont Royal	Québec
-	1 Place Ville Marie	Montréal	Québec
-	1000, rue Gauchetière ouest	Montréal	Québec
-	1080, rue Beaver Hall	Montréal	Québec
-	1190-1192, Ste-Catherine ouest	Montréal	Québec
-	1205, rue Papineau	Montréal	Québec
-	1441, rue Carrie-Derick	Montréal	Québec
-	150, rue Beaubien ouest, Stationnement Home Depot	Montréal	Québec
-	1500, avenue Atwater, Plaza Alexis-Nihon	Montréal	Québec
-	1550, rue Metcalfe (1455 Peel)	Montréal	Québec
-	1755, Boul. René-Lévesque Est, Local 003	Montréal	Québec
-	1801 McGill College, 8e étage	Montréal	Québec
-	1981, rue McGill College	Montréal	Québec
-	2000, rue Berri	Montréal	Québec
-	2150 rue Moreau	Montréal	Québec
-	249, rue St-Antoine ouest	Montréal	Québec
-	3, Complexe-Desjardins,	Montréal	Québec
Espace N1-4, N2-23, E2-23,S2-3
-	405, rue Ogilvy	Montréal	Québec
-	4050, Boul. Rosemont	Montréal	Québec
-	4201 Saint-Denis	Montréal	Québec
-	4220, de Rouen	Montréal	Québec
-	4500 rue Hochelaga	Montréal	Québec
-	4545, rue Frontenac	Montréal	Québec
-	5, Complexe Desjardins, Niveau Promenade	Montréal	Québec
-	500, rue René-Lévesque Ouest	Montréal	Québec
-	500, rue Sherbrooke Ouest	Montréal	Québec
-	5252, rue Maisonneuve ouest	Montréal	Québec
-	5800, rue St-Denis	Montréal	Québec
-	612 Saint-Jacques	Montréal	Québec
-	6528, rue Waverly	Montréal	Québec
-	6600 rue Saint-Urbain	Montréal	Québec
-	705, rue Ste-Catherine Ouest	Montréal	Québec
-	7275 rue Sherbrooke est	Montréal	Québec
-	7355, rue Coffee	Montréal	Québec
-	740, rue Notre-Dame Ouest	Montréal	Québec
-	800, de la Gauchetière ouest, Local #1160, Niveau 1,	Montréal	Québec
Place Bonaventure
-	800, de la Gauchetière ouest, Local 1130, Niveau 1,	Montréal	Québec
Place Bonaventure
-	8147 rue Sherbrooke	Montréal	Québec
-	888 rue de Maisonneuve	Montréal	Québec
-	2305 Chemin Rockland, Kiosque #K114	Mont-Royal	Québec

-	KM 108, route 175	Parc des Laurentides	Québec
-	KM 187, route 175	Parc des Laurentides	Québec
-	237, rue Hymus	Pointe-Claire	Québec
-	6801, route Trans-Canadienne	Pointe-Claire	Québec
-	1000, Ave Myrand, arrondissement Ste-Foy	Québec	Québec
-	1050 Lous-Alexandre-Taschereau,	Québec	Québec
Adresse secondaire:, 1035, rue Chevrotière
-	150 René-Lévesque est	Québec	Québec
-	150, Boul. René Lévesque, Local 202	Québec	Québec
-	2700, Boulevard Laurier, arrondissement Ste-Foy	Québec	Québec
-	552, Wilfrid-Hamel	Québec	Québec
-	Les Galeries de la Capitale, 5401, boul. des Galeries	Québec	Québec
-	100, Boul. Brien	Repentigny	Québec
-	288, rue Pierre-Saindon	Rimouski	Québec
-	15, rue de la Chute	Rivière-du-Loup	Québec
-	401, Boul. Labelle	Rosemère	Québec
-	3103 Boul. Royal, Plaza de la Mauricie, Kiosque #K4	Shawinigan	Québec
-	3330 rue King Ouest	Sherbrooke	Québec
-	Carrefour de L'Estrie	Sherbrooke	Québec
-	262-274, boul. Fiset, Local 274	Sorel	Québec
-	Les Promenades St-Bruno, 1, boul. des Promenades,	St-Bruno	Québec
Kiosque #Z-037
-	3200, Boulevard Laframboise, Kiosque 5120,	St-Hyacinthe	Québec
Galerie St-Hyacinthe
-	145, rue Latour	St-Jean sur Richelieu	Québec
-	420, Boul. Industriel	St-Jean sur Richelieu	Québec
-	600, rue Pierre-Caisse,	St-Jean sur Richelieu	Québec
Carrefour Richelieu, Local 00442
-	900, boul. Grignon, (Carrefour du Nord)	St-Jérôme	Québec
-	3131, Boul. Côte Vertu	St-Laurent	Québec
-	3700, rue Griffith	St-Laurent	Québec
-	6315, Chemin Côte-de-Liesse	St-Laurent	Québec
-	3598, rue Bernard Pilon	St-Mathieu de Beloeil	Québec
-	840, rue de L'Église	St-Romuald	Québec
-	1185, boul. Moody, magasin 100,	Terrebonne	Québec
(Galeries de Terrebonne)
-	1075, rue Champflour	Trois-Rivières	Québec
-	Centre Commercial Les Rivières,	Trois-Rivières	Québec
4225, Boul. des Forges, Kiosque #K87
-	1000, rue St-Charles	Vaudreuil, Dorion	Québec
-	90, rue Charbonneau	Vaudreuil, Dorion	Québec
-	5, rue Commerce	Verdun	Québec

(vi)	Videotron US Inc.
-	Suite 1410, The Nemours Building, 1007 Orange Street, County of New Castle, Wilmington, Delaware, 19801, United States of America (Registered office)
(vii)	Vidéotron Infrastructures Inc.
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
-	Leased sites for antennas in the Province of Québec

(viii)	Le SuperClub Vidéotron Ltée
-	612 rue Saint-Jacques, Montréal Québec H3C4M8
-	305, rue Sherbrooke Ouest	Montréal	Québec
-	4076, rue Wellington	Verdun	Québec
-	184 Scott Street	St. Catharines	Ontario
-	1040-1096 Princess St.	Kingston	Ontario
-	125 Stewart Blvd.	Brockville	Ontario
-	Heritage Sq.,6 Speers Blvd.	Amherstview	Ontario
-	4245, rue Jean-Talon Est	Saint-Léonard	Québec
-	3101, rue Masson	Montréal	Québec
-	1747, rue Fleury Est	Montréal	Québec
-	180, boul. d'Anjou	Châteauguay	Québec
-	2930, ch. Chambly	Longueuil	Québec
-	1027, boul. St-Joseph	Drummondville	Québec
-	210, ch. d'Aylmer	Gatineau	Québec
-	2309, rue St-Hubert	Jonquière	Québec
-	12886, rue Sherbrooke Est	Pointe-aux-Trembles	Québec
-	2552, rue Beaubien Est	Montréal	Québec
-	66, boul. Jacques-Cartier Nord	Sherbrooke	Québec
-	2635, av. Van Horne	Montréal	Québec
-	5632, boul. Henri-Bourassa Est	Montréal-Nord	Québec
-	2033, rue Principale	Sainte-Julie	Québec
-	400, route 132, local 122	Saint-Constant	Québec
-	840, boul. de l’Ange-Gardien Nord	L’Assomption	Québec
-	690, ch. de St-Jean	La Prairie	Québec
-	4250, 1ère avenue, local 40A	Charlesbourg	Québec
-	1300, boul. St-Jean Baptiste	Montréal	Québec
-	3730, rue Ontario Est	Montréal	Québec
-	426, rue Principale	Lachute	Québec
-	5645, boul. Grande-Allée	Brossard	Québec
-	5144, rue Frontenac	Lac-Mégantic	Québec
-	882, boul. des Seigneurs	Terrebonne	Québec
-	1205, rue de Neuville, local 103	Gatineau	Québec
-	50 Main Street East	Hawkesbury	Ontario
-	554, boul. St-Laurent,	Louiseville	Québec
-	3343, rue Jarry Est	Montréal	Québec
-	3759, ch. d'Oka	Saint-Joseph-du-Lac	Québec
-	9770, rue Lajeunesse	Montréal	Québec
-	346 North Front Street	Belleville	Ontario
-	1080 Adelaide Street N.	London	Ontario
-	1200 rue de la Faune	Québec	Québec
-	100, boul. Brien	Repentigny	Québec
-	2350, boul. Ste-Anne	Québec	Québec
-	2236 Boul. Des Laurentides	Vimont, Laval	Québec
-	3490, boul. des Forges	Trois-Rivières	Québec
-	523, boul. Curé-Labelle	Fabreville	Québec
-	1010, boul. King Est	Sherbrooke	Québec
-	97, rue St-Germain Ouest	Rimouski	Québec
-	9115, boul. de L'Ormière	Québec	Québec
-	4073, boul. Royal	Shawinigan	Québec
-	379, boul. Bois-Francs Sud	Victoriaville	Québec
-	1330, av. du Mont-Royal Est	Montréal	Québec
-	455, boul. de Mortagne	Boucherville	Québec
-	355, boul. Gréber	Gatineau	Québec
-	855, boul. René-Lévesque Ouest	Québec	Québec

-	1, rue Dufferin	Salaberry-de-Valleyfield	Québec
-	481, boul. des Laurentides	Saint-Jérôme	Québec
-	2190, av. Larue	Beauport	Québec
-	2600, boul. Casavant Ouest	Saint-Hyacinthe	Québec
-	10750, boul. Lacroix	Saint-Georges	Québec
-	7000, av. de la Plaza	Sorel-Tracy	Québec
-	2105, boul. Curé-Labelle	Chomedey, Laval	Québec
-	1000, rue Cours Le Corbusier	Boisbriand	Québec
-	961, boul. Talbot	Chicoutimi	Québec
-	199, boul. Labelle	Rosemère	Québec
-	5780, boul. Gouin Ouest	Montréal	Québec
-	150, boul. des Laurentides	Pont-Viau, Laval	Québec
-	999, rue Pie XI	Thetford Mines	Québec
-	1866, av. Industrielle	Val-Bélair	Québec
-	803A, boul. Curé-Labelle	Blainville	Québec
-	50, Route du Président Kennedy, Local 170	Lévis	Québec
-	8256, boul. Maurice-Duplessis	Montréal	Québec
-	8285, rue Notre-Dame Est	Montréal	Québec
-	8675, boul. Viau	Saint-Léonard	Québec
-	5965, rue de Verdun	Verdun	Québec
-	6112, rue Sherbrooke Ouest	Montréal	Québec
-	215, boul. Fiset	Sorel-Tracy	Québec
-	5852, boul. Léger	Montréal-Nord	Québec
-	965, boul. d’Auteuil	Duvernay, Laval	Québec
-	84, boul. Industriel	Repentigny	Québec
-	97, rue Principale Est	Farnham	Québec
-	2815, ch. des Quatre-Bourgeois	Sainte-Foy	Québec
-	1221, rue Charles-Albanel	Sainte-Foy	Québec
-	350, rue Beaudry Nord	Joliette	Québec
-	295, boul. Armand-Thériault	Rivière-du-Loup	Québec
-	6425, rue Beaubien Est	Montréal	Québec
-	19, rue Beausoleil	Saint-Gabriel-de-Brandon	Québec
-	465, boul. du Pont	Saint-Nicolas	Québec
-	1025, boul. Curé-Poirier Ouest	Longueuil	Québec
-	6072, rue Sherbrooke Est	Montréal	Québec
-	1135, rue Décarie	Saint-Laurent	Québec
-	2700, boul. des Promenades	Deux-Montagnes	Québec
-	511, boul. Royal	Malartic	Québec
-	1258, 3e avenue	Val-d'Or	Québec
-	25, boul. Don Quichotte	L'Île-Perrot	Québec
-	203, 7e Avenue	Dolbeau-Mistassini	Québec
-	4260, rue Ste-Catherine Est	Montréal	Québec
-	299, boul. Sir Wilfrid-Laurier	Saint-Lambert	Québec
-	1950, boul. Curé-Labelle	Saint-Jérôme	Québec
-	161, 1re Avenue Ouest	Amos	Québec
-	2619 boul. Louis XIV	Beauport	Québec
-	600, boul. Jacques-Bizard	L'Île-Bizard	Québec
-	1360, boul. Montarville	Saint-Bruno	Québec
-	468, rue St-Patrice Ouest	Magog	Québec
-	30, rue Morin	Sainte-Agathe-des-Monts	Québec
-	1149, boul. de Ste-Adèle	Sainte-Adèle	Québec
-	131 chemin du lac Millette, suite 101	Saint-Sauveur	Québec
-	824, boul. Thibeau	Trois-Rivières	Québec
-	585, av. St-Charles	Vaudreuil-Dorion	Québec
-	250, boul. Sir Wilfrid-Laurier	Beloeil	Québec
-	5253, av. du Parc	Montréal	Québec

-	400, boul. du Séminaire Nord	St-Jean-sur-Richelieu	Québec
-	720, Montée Paiement	Gatineau	Québec
-	5178, ch. Queen Mary	Montréal	Québec
-	5245, boul. Cousineau	Saint-Hubert	Québec
-	2768, rue Laurier, CP 91	Rockland	Ontario
-	168, 25e Avenue	Saint-Eustache	Québec
-	354, boul. Arthur-Sauvé	Saint-Eustache	Québec
-	1450, boul. Père-Lelièvre	Duberger	Québec
-	5333, boul. Laurier, local 100	Terebonne (La plaine)	Québec
-	241, boul. Samson	Sainte-Dorothée, Laval	Québec
-	437, rue du Pont	Mont-Laurier	Québec
-	1360, rue Notre-Dame	L'Ancienne-Lorette	Québec
-	2020, boul. René-Gaultier	Varennes	Québec
-	10A, boul. Georges-Gagné	Delson	Québec
-	407, rue de St-Jovite	Mont-Tremblant	Québec
-	912, rue Commerciale	Saint-Jean-Chrysostome	Québec
-	81, boul. Taché Ouest	Montmagny	Québec
-	85, av. Plante	Vanier	Québec
-	7579, boul. Newman	LaSalle	Québec
-	541, boul. Curé-Labelle	Chomedey, Laval	Québec
-	1770, av. de L'Église	Montréal	Québec
-	8465, boul. Henri-Bourassa	Charlesbourg	Québec
-	5000, rue Wellington	Verdun	Québec
-	3698, boul. Taschereau	Greenfield Park	Québec
-	9295, rue Sherbrooke Est	Montréal	Québec
-	535, rue Villeray	Montréal	Québec
-	1264, rue Jean-Talon Est	Montréal	Québec
-	477A Boul. Ste-Anne	Sainte-Anne-des-Plaines	Québec
-	5760, boul. Jean XXIII	Trois-Rivières	Québec
-	1397, 6[e] Avenue	Grand-Mère	Québec
-	8200, boul. Taschereau	Brossard	Québec
-	1201, boul. de Périgny	Chambly	Québec
-	420, rue St-Charles Ouest	Longueuil	Québec
-	275, rue St-Antoine Nord	Lavaltrie	Québec
-	7, rue Robert	Saint-Basile-Le-Grand	Québec
-	1116, boul. Vachon Nord, cp.19	Sainte-Marie	Québec
-	746, av. Buckingham, suite A	Buckingham	Québec
-	10, rue Papineau	Joliette	Québec
-	55, rue Marie de l’Incarnation	Québec	Québec
-	2220, ch. Gascon	Terrebonne	Québec
-	685, boul. Laure	Sept-Îles	Québec
-	1001, boul. Laflèche	Baie-Comeau	Québec
-	39, boul. St-Luc, local 100	Saint-Jean-sur-Richelieu	Québec
-	199, route 138	Donnacona	Québec
-	3440, ch. des Quatre-Bourgeois	Sainte-Foy	Québec
-	18, rue du Manège	Coaticook	Québec
-	515, boul. Lacombe	Le Gardeur	Québec
	1070, Montée Masson	Mascouche	Québec
-	9, boul. de la Salette	Saint-Jérôme	Québec
-	750, av. du Phare Ouest	Matane	Québec
-	3465, boul. Dagenais Ouest	Fabreville	Québec
-	1890, av. Dollard	LaSalle	Québec
-	13425 Boul. Curé-Labelle	Mirabel	Québec
-	1305, rue des Cascades	Saint-Hyacinthe	Québec
-	211, av. du Pont Sud	Alma	Québec
-	531, rue Saint-Louis	Saint-Lin-Laurentides	Québec

-	3285, 1re Avenue	Rawdon	Québec
-	4795, boul. Bourque	Rock Forest	Québec
-	914, boul. Maloney Est	Gatineau	Québec
-	550, boul. d'Iberville	Saint-Jean-sur-Richelieu	Québec
-	4526, boul. St-Laurent	Montréal	Québec
-	83, rue Ellice	Beauharnois	Québec
-	9, boul. Montcalm Nord, porte 17	Candiac	Québec
-	179, av. St-Alphonse	Roberval	Québec
-	572, boul. Arthur-Sauvé	Saint-Eustache	Québec
-	600, Montée du Moulin, local 24	Saint-François, Laval	Québec
-	1334, boul. Sacré-Coeur	Saint-Félicien	Québec
-	15020, boul. Henri-Bourassa	Québec	Québec
-	13960-5, Montée St-Simon	Mirabel	Québec
-	277, Montée des Pionniers	Lachenaie	Québec
-	356, boul. Sir-Wilfrid-Laurier	Mont-Saint-Hilaire	Québec
-	560, rue Conrad	Granby	Québec
-	2148, boul. Lapinière	Brossard	Québec
-	75, boul. des Châteaux, local 201	Blainville	Québec
-	828, av. Gilles Villeneuve	Berthierville	Québec
-	777, boul. Lebourgneuf local 115	Québec	Québec
-	28, boul. du Mont-Bleu	Gatineau	Québec
-	63, Montée Gagnon,	Bois-des-Fillions	Québec
-	1811, Ste-Angelique	St-Lazare	Québec
-	24 rue Du Couvent, local #1	l'Épiphanie	Québec
-	1625 3[e] avenue	Val-d'Or	Québec
-	574 rue principale	Granby	Québec
-	2645 Boul. Curé-Labelle, local 105	Prévost	Québec
-	3615 Notre-Dame Ouest	St-Henri	Québec
-	281 King Street	Port Colborne	Ontario
-	1000 Gerrard Street East, Unit C13-14	Toronto	Ontario
-	12 Highland Drive.
-	Fonthill Shopping Centre, Hwy #20	Fonthill	Ontario

For information purposes, the following are premises occupied outside of Québec and Ontario (however these do not contain material assets belonging to members of the VL Group):
-	169 Dundonald St.	Fredericton	New Brunswick
-	102 Main St., Unit 5	Fredericton	New Brunswick
-	454 Granville Street	Summerside	Prince Edward Island
-	39 Commonwealth Ave. Unit 7	Mt. Pearl	Newfoundland
-	#9-2539 Main Street	Winnipeg	Manitoba
-	8 Hardy Ave.	Grand Falls-Windsor	Newfoundland
-	Mailing address: P.O. Box 21211,	St. John's	Newfoundland
-	26 Hamlyn Road, St. John's	St. John's	Newfoundland
-	30, rue de l'Église	Edmundston	New Brunswick

(ix)	Jobboom Inc.
-	612 rue Saint-Jacques, Montréal Québec H3C4M8

Part 2

List of Non-Material Real Estate (Section 13.3)

No	Address	Value
055	14165 Cherrier, Montréal	$130,867.00
062	Lot 556-13, 556-14, Cap-de-la Madeleine	$92,300.00
067	Lot 601-1-2, Notre-Dame-des-Laurentides	$86,000.00
348	Lot 981-2 canton de Shefford, Waterloo	$19,200.00
362	St-Honoré	$300.00
678	3338, Tolmies Corners, Roxboro, Ontario	$29,125.00
311	1512 Chemin St-Jean (Concession 9), Clarence-Rockland, Ontario	$61,000.00

SCHEDULE “J” - OFFICER’S COMPLIANCE CERTIFICATE

TO: ROYAL BANK OF CANADA, as Agent

We have reviewed the Amended and Restated Credit Agreement dated as of June 16, 2015 (as modified, supplemented, amended or amended and restated from time to time, the “Credit Agreement”) entered into among VIDÉOTRON LTÉE, Royal Bank of Canada, as Agent and the Lenders (as defined in the Credit Agreement), and hereby certify that:

(i)	with the exceptions listed below (if any), as of the date of this certificate, the Borrower has complied with all the terms and conditions of the Credit Agreement;
(ii)

the Adjusted Consolidated assets, EBITDA and Debt owned, generated or owed by the VL Group is not less than ~~9~~85% of the consolidated assets, EBITDA and Debt of the Borrower [if any of these elements is less than ~~9~~85%, provide an accurate percentage];

(iii)

the aggregate assets and EBITDA attributable to the Borrower and the Guarantors is [not less than ~~9~~85% of the consolidated assets and EBITDA of the Borrower] {or} [% [cannot be less than 80%] of the consolidated assets and % [cannot be less than 80%] of the consolidated EBITDA of the Borrower], such EBITDA in each case calculated on a rolling four-quarter basis;

(iv)

[For annual Compliance Certificate alone; if both assets and EBITDA attributable to the Borrower and the Guarantors represent not less than ~~9~~85% of the consolidated assets and EBITDA of the Borrower, this will be provided only at the reasonable request of the Agent] [if applicable]  annexed hereto is all of the information necessary to permit the Agent and the Lenders to calculate the EBITDA and assets attributable to (a) the Borrower and the Guarantors, and (b) the Borrower on a consolidated basis; and

(v)

no Default has occurred and is continuing and no Event of Default has occurred or exists under the Credit Agreement [or, if a Default or Event of Default exists, set out the details and proposed solutions].

We attach a Compliance Certificate demonstrating the Borrower’s compliance with the financial covenants listed in subsections 12.11.1 and 12.11.2, [as well as compliance with the covenant contained in Section 12.12 of the Credit Agreement], in each case for the latest period required under subsection {12.15.1 - quarterly} {12.15.2 - annual} {choose one}.

Name and Title

Date:

List of Defaults or Events of Default (either list or state “none”.  If any exist, set out particulars, period of existence and actions proposed)

COMPLIANCE CERTIFICATE

Maintenance of Ratios (Section 12.11)

Quarter ending___________

(Indicate if the information provided herein is provided on a consolidated or Adjusted Consolidated basis)

1.	Leverage Ratio (Debt to EBITDA)
(A)	Debt	$

(B)	EBITDA	$

Ratio of Debt to EBITDA (A/B) =

2.	Interest Coverage Ratio

(B)	EBITDA	$

(D)	Interest Expense	$

Ratio of EBITDA to Interest Expense (B/D) =

Calculation of Debt (A)

	Borrowed money (excluding QMI Subordinated Debt)	$
plus
	Hedging Exposure	$
plus
	Deferred purchase price	$
plus
	Obligations secured by Charges	$
plus
	Capital and Synthetic Leases	$
plus
	Contingent Obligations	$
plus
	B/A’s, letters of credit and Guarantees	$
equals
	DEBT (A):		$

Calculation of EBITDA (B)

	(i) Net income or loss of Borrower	$
plus
	(ii) non-controlling interests	$
plus
	(iii) extraordinary items	$
plus
	(iv) Interest Expense	$
plus
	(v) Income tax expense	$
plus
	(vi) Depreciation and amortization	$
plus or minus
	(vii) Forex translation gains / losses	$
plus
	(viii) Non-cash financial charges	$
minus
	(ix) Income or expense related to Back-to-Back Securities	$
minus
	(x) EBITDA of Subsidiaries not members of the Relevant Group	$
Equals

	EBITDA (B)		$

Covenant Compliance (Section 12.12)

(To be reported on only annually, unless requested more frequently by the Agent. However, if both assets and EBITDA attributable to the Borrower and the Guarantors represent at least ~~9~~85% of the consolidated assets and EBITDA of the Borrower, detailed calculations will be provided only at the request of the Agent

Borrower and Guarantors required to have 80% of Borrower’s consolidated EBITDA and assets (12.12)

Calculation of % of Assets

(i) Total assets of Borrower (consolidated)	$
minus (ii) Assets owned by Persons not Borrower or Guarantors	$
equals (iii) Total assets of Borrower and Guarantors	$

Ratio of assets of Borrower and Guarantors to Borrower
consolidated assets	(= (iii)/(i)) =
(must not be less than 80%)

Calculation of % of EBITDA

(i) Total EBITDA of Borrower (consolidated)	$
minus (ii) EBITDA generated by Persons other than Borrower or Guarantors	$
equals (iii) Total EBITDA of Borrower and Guarantors	$

Ratio of EBITDA of Borrower and Guarantors to Borrower
consolidated EBITDA	(= (iii)/(i)) =
(must not be less than 80%)

SCHEDULE “K” - INTENTIONALLY DELETED

SCHEDULE “L” - GUARANTORS AND MEMBERS OF THE VL GROUP AS AT THE ~~THIRD~~FOURTH AMENDMENT CLOSING DATE

MEMBERS OF THE VL GROUP

VIDÉOTRON LTÉE  (Borrower)

9293-6707 QUÉBEC INC. (Guarantor)

~~9227-2590 QUÉBEC INC. (Guarantor)~~

~~9230-7677 QUEBEC INC.  (Guarantor)~~

~~8487782 CANADA INC. (formerly JOBBOOM INC.)  (Guarantor)~~

~~VIDEOTRON G.P.  (Guarantor)~~

~~VIDEOTRON L.P.  (Guarantor)~~

VIDEOTRON INFRASTRUCTURES INC.  (Guarantor)

MOBILE & INTERNET FIZZ INC. (Guarantor)

TÉLÉDISTRIBUTION AMOS INC. (Guarantor)

VIDEOTRON US INC.

~~4DEGRÉS COLOCATION INC. / 4DEGREES COLOCATION INC. (Guarantor)~~

9176-6857 QUÉBEC INC

CABLOVISION WARWICK INC.

GUARANTORS

9293-6707 QUÉBEC INC. (Guarantor)

~~9227-2590 QUÉBEC INC. (Guarantor)~~

~~9230-7677 QUEBEC INC.  (Guarantor)~~

~~8487782 CANADA INC. (formerly JOBBOOM INC.)  (Guarantor)~~

~~VIDEOTRON G.P.  (Guarantor)~~

~~VIDEOTRON L.P.  (Guarantor)~~

VIDEOTRON INFRASTRUCTURES INC.  (Guarantor)

~~4DEGRÉS COLOCATION INC. / 4DEGREES COLOCATION~~

MOBILE & INTERNET FIZZ INC. (Guarantor)

TÉLÉDISTRIBUTION AMOS INC. (Guarantor)

SCHEDULE “M” – INTENTIONALLY DELETED

SCHEDULE “N” – FORM OF SUBORDINATION AGREEMENT FOR BACK-TO-BACK SECURITIES

This SUBORDINATION AGREEMENT is dated as of •, 20 •• (the “Agreement”).

To:Royal Bank of Canada, for itself and as Agent under the Credit Agreement (defined below) for the Lenders (the “Agent”), Videotron Ltée, a Quebec company (the “Obligor”), as obligor under the • dated as of •, and • in the principal amount of $• and $•, respectively, made by the Obligor in favour of • (the “Subordinated Notes”), and •, as holder (the “Holder”) of the Subordinated Notes, for ten dollars and other good and valuable consideration received by each of the Obligor and the Holder from the Agent and by each of the Obligor and the Holder from the other, agree as follows:

1.Interpretation.

(a)“Cash, Property or Securities”.  “Cash, Property or Securities” shall not be deemed to include securities of the Obligor or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided herein with respect to the Subordinated Notes, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) all Senior Indebtedness is assumed by the new Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

(b)“payment in full”.  “payment in full”, with respect to Senior Indebtedness, means the receipt on an irrevocable basis of cash in an amount equal to the unpaid principal amount of the Senior Indebtedness and premium, if any, and interest and any special interest thereon to the date of such payment, together with all other amounts owing with respect to such Senior Indebtedness.

(c)“Senior Indebtedness”. “Senior Indebtedness” means, at any date all indebtedness (including, without limitation, any and all amounts of principal, interest, special interest, additional amounts (including amounts owed under any Derivative Instrument entered into with a Lender, as defined in the Credit Agreement), premium, fees, penalties, indemnities and “post-petition interest” in bankruptcy and any reimbursement of expenses) under (1) the Indentures described as (i) “US$650,000,000 6 7/8% Senior Notes due 2014”, (ii) “US$175,000,000 6 3/8% Senior Notes due 2015”, (iii) “US$715,000,000 9 1/8% Senior Notes due 2018”, (iv)  “Cdn.$300,000,000 7 1/8% Senior Notes due 2020”, and (v) Cdn.$300,000,000 6 7/8% Senior Notes due 2021 including, without limitation, the “Notes”, the “Subsidiary Guarantees”, the “Exchange Notes”, the “Additional Notes” and any Guarantee of the Exchange Notes or the Additional Notes (in each case, as defined in the relevant Indenture) and (2) the Amended and Restated Credit Agreement, dated as of June 16, 2015, among the Obligor, the Lenders as defined therein, and Royal Bank of Canada, as administrative agent (the “Credit Agreement”; capitalized terms used herein without definition having the meanings set forth therein).

2.Agreement Entered into Pursuant to Credit Agreement.

The Obligor, the Agent and the Lenders are entering into this Agreement pursuant to the provisions of the Credit Agreement, pursuant to which Videotron Ltée may borrow up to Cdn. $650,000,000 on a committed basis (the “Credit”).

3.Subordination.

The indebtedness represented by the Subordinated Notes shall be subordinated as follows:

(a)Agreement to Subordinate.  The Obligor, for itself and its successors and assigns, and the Holder agree that the indebtedness evidenced by the Subordinated Notes (including, without limitation, principal, interest, premium, fees, penalties, indemnities and “post-petition interest” in bankruptcy (as same is interpreted under the US Bankruptcy Code) and any reimbursement of expenses) is subordinate and junior in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness.  The provisions of this Section 3 are for the benefit of the Agent acting on behalf of the holders from time to time of Senior Indebtedness under the Credit Agreement, including the Lenders as defined therein, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they (collectively or singly) may proceed to enforce such provisions.

(b)Liquidation, Dissolution or Bankruptcy.

(i)

Upon any distribution of assets of the Obligor to creditors or upon a liquidation or dissolution or winding-up of the Obligor or in a bankruptcy, arrangement, liquidation, reorganization, insolvency, receivership or similar case or proceeding relating to the Obligor or its property or other marshalling of assets of the Obligor:

(A)

the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before the Holder shall be entitled to receive any payment of principal of or interest on, or any other amount owing in respect of, the Subordinated Notes;

(B)

until payment in full of all Senior Indebtedness, any distribution of assets of the Obligor of any kind or character to which the Holder would be entitled but for this Section 3 is hereby assigned to the holders of Senior Indebtedness absolutely and shall be paid by the Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Persons making such payment or distribution to, the Agent on behalf of the holders of Senior Indebtedness under the Credit Agreement, as their interests may appear; and

(C)

in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Obligor of any kind or character, whether in Cash, Property or Securities, shall be received by the Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the Agent on behalf of the holders of Senior Indebtedness under the Credit Agreement, as their interests may appear, for application to the payment of all Senior Indebtedness under the Credit Agreement until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness under the Credit Agreement in respect of such Senior Indebtedness.

(ii)

If (A) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Obligor or its property (a “Reorganization Proceeding”) is commenced and is continuing and  (B) the Holder does not file proper claims or proofs of claim in the form required in a Reorganization Proceeding prior to 45 days before the expiration of the time to file such claims, then (1) upon the request of the Agent, the Holder shall file such claims and proofs of claim in respect of the Subordinated Notes and execute and deliver such powers of attorney, assignments and proofs of claim or proxies as may be directed by the Agent to enable it to exercise in the sole discretion of the Agent any and all voting rights attributable to the Subordinated Notes which are capable of being voted (whether by meeting, written resolution or otherwise) in a Reorganization Proceeding and enforce any and all claims upon or in respect of the Subordinated Notes and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Notes, and (2) whether or not the Agent shall take the action described in clause (1) above, the Agent shall nevertheless be deemed to have such powers of attorney as may be necessary to enable the Agent to exercise such voting rights, file appropriate claims and proofs of claim and otherwise exercise the powers described above for and on behalf of the Holder.

(c)Relative Rights. This Section 3 defines the relative rights of the Holder and the holders of Senior Indebtedness.  Nothing in this Section 3 shall:

(i)

impair, as between the Obligor and the Holder, the obligation of the Obligor, which is absolute and unconditional, to pay the principal of and interest on the Subordinated Notes in accordance with their terms; or

(ii)	affect the relative rights of the Holder and creditors of the Obligor other than the holders of Senior Indebtedness; or
(iii)	affect the relative rights of the holders of Senior Indebtedness among themselves or opposite the Obligor under the Loan Documents; or
(iv)

prevent the Holder from exercising its available remedies upon a default, subject to the rights of the holders of Senior Indebtedness to receive cash, property or other assets otherwise payable to the Holder.

(d)Subordination May Not Be Impaired.

(i)

No right of any holder of Senior Indebtedness to enforce the subordination of indebtedness evidenced by the Subordinated Notes shall in any way be prejudiced or impaired by any act or failure to act by the Obligor or by any such holder or the Agent, or by any non-compliance by the Obligor with the terms, provisions or covenants herein, regardless of any knowledge thereof which any such holder or the Agent may have or be otherwise charged with. Neither the subordination of the Subordinated Notes as herein provided nor the rights of the holders of Senior Indebtedness with respect hereto shall be affected by any extension, renewal or modification of the terms, or the granting of any security in respect of, any Senior Indebtedness or any exercise or non-exercise of any right, power or remedy with respect thereto.

(ii)

The Holder agrees that all indebtedness evidenced by the Subordinated Notes will be unsecured by any Charge (as defined in the Credit Agreement) or by any Lien (as defined in the Indenture) upon or with respect to any property of the Obligor.

(iii)

The Holder agrees not to exercise any offset or counterclaim or similar right in respect of the indebtedness evidenced by the Subordinated Notes except to the extent payment of such indebtedness is permitted and will not assign or otherwise dispose of the Subordinated Notes or the indebtedness which it evidences unless the assignee or acquirer, as the case may be, agrees to be bound by the terms of this Agreement.

(e)Holder Entitled to Rely.

Upon any payment or distribution pursuant to this Section 3, the Holder shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section (b) are pending, (ii) upon a certificate if the liquidating trustee or agent or other person in such proceedings making such payment or distribution to the Holder or its representative, if any, or (iii) upon a certificate of the Agent or any representative (if any) of the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3

4.Enforceability.

Each of the Obligor and the Holder represents and warrants that this Agreement has been duly authorized, executed and delivered by each of the Obligor and the Holder and constitutes a valid and legally binding obligation of each of the Obligor and the Holder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and on the date hereof, the Holder shall deliver an opinion or opinions of counsel to such effect to the Agent for the benefit of the Lenders.

5.Miscellaneous.

(a)Until payment in full of all the Senior Indebtedness, the Obligor and the Holder agree that no amendment shall be made to any of the Subordinated Notes which would affect the rights of the holders of the Senior Indebtedness.

(b)This Agreement may not be amended or modified in any respect, nor may any of the terms or provisions hereof be waived, except by an instrument signed by the Obligor, the Holder and the Agent.

(c)This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of the Agent and each and every holder of Senior Indebtedness and their respective successors and assigns.

(d)This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e)The Holder and the Obligor each hereby irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Agreement may be brought in any state or federal court sitting in The City of New York or any court in the Province of Quebec and submits and attorns to the non-exclusive jurisdiction of each such court.

(f)The Holder and the Obligor will whenever and as often as reasonably requested to do so by the Agent, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to give complete effect to this Agreement.

(g)Each of the Holder and the Obligor irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the addresses listed below, shall be deemed in every respect effective service of process upon the Holder or the Obligor, as applicable, in any such suit or proceeding.

If to the Obligor:

•

If to the Holder:

•

Each of the Holder and the Obligor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement.

IN WITNESS WHEREOF, the Obligor and the Holder each have caused this Agreement to be duly executed.

•
by
Name:■
Title:■

•
by
Name:■
Title:■

SCHEDULE “O” – JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of __________ __, 20   (this “Agreement”), by and among [NEW LENDERS] (each a “New Lender” and collectively the “New Lenders”), VIDÉOTRON LTÉE (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Royal Bank of Canada, as Agent (in such capacity, the “Agent”).

RECITALS:

WHEREAS reference is hereby made to the Amended and Restated Credit Agreement dated as of June 16, 2015 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Lenders party thereto from time to time and the Agent; and

WHEREAS subject to the terms and conditions of the Credit Agreement, the Borrower may increase the existing Commitments by obtaining New Commitments and entering into one or more Joinder Agreements with the New Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Lender party hereto hereby agrees to commit to provide its respective New Commitment as set forth on Schedule “A” annexed hereto, on the terms and subject to the conditions set forth below:

Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the Security Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Security Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv)  acknowledges and accepts that such New Lender and the Agent are solidary creditors of the Borrower and the Guarantors in respect of all amounts, liabilities and other obligations, present and future, of the Borrower and the Guarantors to each of them under the Credit Agreement and the Derivative Instruments as contemplated by Section 18.1.2 of the Credit Agreement and in accordance with Article 1541 of the Civil Code of Quebec; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Lender hereby agrees to make its Commitment on the following terms and conditions:

1.

New Lenders.  Each New Lender acknowledges and agrees that upon its execution of this Agreement, such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the Security Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2.	Credit Agreement Governs. Except as set forth in this Agreement, New Advances shall otherwise be subject to the provisions of the Credit Agreement and the Security Documents.
3.	The Borrower’s Certifications. By its execution of this Agreement, each of the undersigned officers, to the best of his or her knowledge, and the Borrower hereby certify that:
i.

The representations and warranties contained in the Credit Agreement and the Security Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.	No event has occurred and is continuing or would result from the addition of the Commitments from the New Lenders as contemplated hereby that would constitute a Default or an Event of Default;
iii.	The Borrower has performed in all material respects all agreements and satisfied all conditions required to be performed or satisfied by it under the Credit Agreement on or before the date hereof; and
iv.

After giving effect to this Joinder Agreement and the aggregate new Commitments, the Borrower is (and will be on a pro forma basis) in compliance with the financial tests described in Section 12.11 of the Credit Agreement.

4.	The Borrower’s Covenants. By its execution of this Agreement, the Borrower hereby covenants that:
i.	The Borrower shall make all payments required pursuant to the Credit Agreement in connection with the New Commitments, including the payment of any fees in respect of such New Commitment; and
ii.	The Borrower shall deliver or cause to be delivered the legal opinions and documents required pursuant to subsection 2.4.3 of the Credit Agreement.
5.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.

6.	Recording of the New Loans. Upon execution and delivery hereof, the Agent will record the New Advances made by New Lenders in the Register.
7.

Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.

Entire Agreement.  This Agreement, the Credit Agreement and the Security Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the province of Quebec.
10.

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

11.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [_____________, ______].

[NAME OF NEW LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

VIDÉOTRON LTÉE

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA as Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[___________________]	New Commitment	$_________________

Total: $_________________

SCHEDULE “P”– FINNVERA TERM FACILITY

None of the provisions of this Schedule “P” shall apply to the Revolving Facility Lenders~~, the Unsecured Facility Lenders,~~ or the Revolving ~~Facility or the Unsecured~~ Facility.

1.	TRANCHE A CREDIT

Subject to the provisions of the Credit Agreement, and in particular, to the provisions of Article 2 of this Schedule “P”, each Tranche A Lender agrees to make available to the Borrower, individually and not jointly and severally or solidarily, its Tranche A Commitment in the Tranche A Credit, which Tranche A Credit consists of the Finnvera Term Facility in a maximum amount equal to Cdn.$75,000,000. All Tranche A Advances under the Finnvera Term Facility shall be in Canadian Dollars alone. The Finnvera Term Facility will not revolve and any amount prepaid or repaid may not be reborrowed.

2.	PURPOSE

All Tranche A Advances made by the Tranche A Lenders to the Borrower under the Finnvera Term Facility in accordance with the provisions of this Schedule “P” shall be used to, without duplication, (i) finance up to the CAD Equivalent of (x) 85% of the Purchase Price and (y) costs for local services up to a maximum of 30% of the Purchase Price by way of reimbursement to the Borrower for eligible payments made by the Borrower to NSN under the NSN Contract; (ii) pay up to 100% of the upfront portion of the ECA Premium A from the proceeds of the first Tranche A Advance; and (iii) pay all other amounts approved by Finnvera and owed in connection with the NSN Contract, the whole subject to and in accordance with the terms and conditions of this Schedule “P”.

3.	ADVANCES AND OPERATION OF ACCOUNTS
3.1	Tranche A Notice of Borrowing

Subject to the applicable provisions of this Schedule “P” but not more than once per calendar month, the Borrower shall be entitled to request multiple Tranche A Advances under the Finnvera Term Facility, to be made on any Business Day during the Availability Period and in accordance with the payment program set forth in the NSN Contract, up to the maximum amount of the Tranche A Credit, upon delivery of an irrevocable written Tranche A Notice of Borrowing to the Finnvera Facility Agent at or before 3:00 P.M. (London, England time) at least four (4) Business Days prior to the date of the proposed Tranche A Advance.

3.2	Type of Tranche A Advance

Tranche A Advances made by a Domestic Tranche A Lender or a Foreign Tranche A Lender in accordance with Section 3.6 of this Schedule “P” shall be in the form of Tranche A CDOR Advances.

3.3	Notice of New Tranche A Designated Period

Upon the expiration of any Tranche A Designated Period applicable to any Tranche A CDOR Advance, the Borrower shall have the option to request the continuation of all or any portion (in minimum amounts of Cdn.$1,000,000 or such smaller amount corresponding to the Tranche A CDOR Advance Amount of such Tranche A Advance on the Tranche A Rollover Date upon delivery of an irrevocable written Notice of New Tranche A Designated Period to the Finnvera Facility Agent at or before 3:00 P.M. (London, England time) at least four (4) Business Days prior to the date of the Tranche A Rollover Date. Except in respect of the whole or a portion of the Tranche A Advance Amount for which the Borrower has delivered a Notice of Repayment in accordance with the provisions of Section 5.2 of this Schedule “P”, if the Borrower has not delivered a Notice of New Tranche A Designated Period in a timely manner in accordance with the provisions of this Section 3.3, the Borrower shall be deemed to have chosen a new Tranche A Designated Period of 6 months (or such shorter period expiring on the next Repayment Date). For greater certainty, if only a portion of a Tranche A Advance is continued under this Section 3.3, the portion not so continued shall be prepaid and cancelled.

3.4	Determination of Interest

The Finnvera Facility Agent shall determine the CDOR Rate which will be in effect on the date of the Tranche A Advance or the Tranche A Rollover Date, as the case may be (which, in each case, must be a Business Day), with respect to the Tranche A CDOR Advance Amount, having a maturity of 30 to 183 days (during the Availability Period) or 1, 3 or 6 months (during the period of 24 months from the Signing Date) or 3 or 6 months (thereafter), as requested by the Borrower and subject to availability, from the date of the Tranche A Advance or the Tranche A Rollover Date, as the case may be. However, if the Borrower has not delivered a notice to the Finnvera Facility Agent in a timely manner in accordance with the provisions of Section 3.1or 3.3 of this Schedule “P”, as the case may be, the Borrower shall be deemed to have chosen a Tranche A Designated Period of 6 months (or such shorter period expiring on the next Repayment Date).

Notwithstanding the foregoing, each Tranche A Advance other than the initial Tranche A Advance shall have a Tranche A Designated Period expiring on the next Tranche A Rollover Date.

3.5	Operation of Accounts

The Finnvera Facility Agent shall maintain in its books at the Finnvera Facility Agency Branch a record of the Term Loan attesting as to the total of the Borrower's indebtedness to the Tranche A Lenders. These accounts or registers shall constitute, in the absence of manifest error, prima facie proof of the total amount of the indebtedness of the Borrower to the Tranche A Lenders, of the date of any Tranche A Advance made to the Borrower and of the total of all amounts paid by the Borrower from time to time with respect to principal and interest owing on the Term Loan and the fees and other sums payable in connection with the Finnvera Term Facility.

3.6	Apportionment of Tranche A Advances

The amount of each Tranche A Advance will be apportioned among the Tranche A Lenders by the Finnvera Facility Agent by reference to the Tranche A Commitment of each Tranche A Lender, as such Tranche A Commitment shall be immediately prior to the making of any Tranche A Advance. If any amount disbursed by the Finnvera Facility Agent to the Borrower is not in fact made available to the Finnvera Facility Agent by a Tranche A Lender, the Finnvera Facility Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Finnvera Facility Agent as being its cost of funds in the circumstances) on demand from such Tranche A Lender or, if such Tranche A Lender fails to reimburse the Finnvera Facility Agent for such amount, on demand from the Borrower.

3.7	Limitations on Advances
3.7.1	The undrawn Tranche A Credit available under the Finnvera Term Facility shall cease to be available at the expiry of the Availability Period.
3.7.2

The aggregate principal amount of each Tranche A Advance (other than the initial Tranche A Advance) shall not exceed the CAD Equivalent (determined as of the date of the Tranche A Notice of Borrowing issued in connection with such Tranche A Advance) of (i) 85% of the portion of the Purchase Price for which such Tranche A Advance is made and (ii) costs for local services up to a maximum amount which, when combined with all amounts previously disbursed by the Tranche A Lenders in reimbursement of costs for local services, does not exceed 30% of the portion of the Purchase Price paid to date (collectively, the "Maximum Amount") and, in the case of the initial Tranche A Advance only, the sum of the Maximum Amount and up to 100% of the upfront portion of the ECA Premium A.

3.8	Notices Irrevocable

Any notice given to the Finnvera Facility Agent in accordance with Article 3 of this Schedule “P” may not be revoked or withdrawn.

3.9	Market for Tranche A CDOR Advances
3.9.1

If at any time or from time to time as a result of market conditions, (i) there exists no appropriate or reasonable method to establish the CDOR Rate for a Tranche A CDOR Advance Amount, or a Tranche A Designated Period, or (ii) the Finnvera Facility Agent receives notification from two or more Tranche A Lenders whose Tranche A Commitments exceed, in the aggregate, 20% of the Tranche A Credit, that the CDOR Rate does not accurately reflect its Cost of Funds, then the relevant Tranche A Lenders shall, prior to the date of a Tranche A

Advance or the Tranche A Rollover Date, so advise the Finnvera Facility Agent and shall thereupon not be obliged to honor any Tranche A Notices of Borrowing or any Notices of New Tranche A Designated Period and the Borrower's option to request Tranche A CDOR Advances or any rollovers thereof, as the case may be, shall thereupon be suspended upon notice by the Finnvera Facility Agent to the Borrower, and, until such time as the Finnvera Facility Agent has determined that the circumstances having given rise to such suspension no longer exist, in respect of which determination the Finnvera Facility Agent shall advise the Borrower within a reasonable delay, the rate of interest applicable to such Tranche A Lenders' portion of any Tranche A Advance shall be calculated and payable on a Cost of Funds Basis plus a margin of 0.875%, in the case of rollovers of Tranche A Advances which were originally Tranche A CDOR Advances or in the case of new Tranche A Advances which would otherwise have been Tranche A CDOR Advances in accordance with the provisions of Section 3.6 of this Schedule “P”. For the purposes of paragraph ~~(ii)~~Error! Reference source not found. of this Section 3.9, a Tranche A Lender shall notify the Finnvera Facility Agent of its Cost of Funds as soon as practicable and in any event before interest is due to be paid in respect of the relevant Tranche A Advance.

3.9.2

If the events described in clause (i) or (ii) of subsection 3.9.1 above occur and the Finnvera Facility Agent or the Borrower so requires, the Finnvera Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing on a substitute basis for determining the rate of interest payable to each Tranche A Lender affected by such above-mentioned events. Any alternative basis agreed upon pursuant to the above shall, with the prior consent of all of the Tranche A Lenders, be binding on all parties, it being agreed that such alternative basis shall apply only to the Tranche A Lenders affected by the relevant events described in such clause (i) or (ii).

3.9.3	For greater certainty, if no such agreement on an alternative basis is reached in accordance with the provisions of subsection 3.9.2 above, the provisions of 3.9.1 shall apply.
3.10	Suspension of Tranche A CDOR Advances

If Canadian Dollar deposits are not available to the Foreign Tranche A Lenders in the ordinary course of business in amounts sufficient to permit them to make or continue a Tranche A Advance for a Tranche A Designated Period, the Foreign Tranche A Lenders shall, prior to the date of a Tranche A Advance or the Tranche A Rollover Date, so advise the Finnvera Facility Agent and thereupon be relieved from their obligation to make or continue a Tranche A Advance until such time as such funds become available in sufficient amounts, but they shall comply with the provisions of Section 3.11 of this Schedule “P”.

3.11	Specific Clause with Regard to Foreign Tranche A Lenders

In the event of a suspension of the Borrower’s right to request Tranche A Advances (including conversions and extensions thereof) from one or more Foreign Tranche A Lenders under Section 3.10 of this Schedule “P” (each a "Tranche A Affected Lender"), each Tranche A Affected Lender shall, concurrently with the notice described in Section 3.10 of this Schedule “P”, seek alternative sources of funding the Tranche A Advances and, if sufficient funds are obtained, shall notify the Borrower as to when such funds will be available for Tranche A Advances. On the date indicated in such latter notice, the Tranche A Affected Lender shall be deemed to have made a Tranche A Advance with interest payable on a Cost of Funds Basis.

If within 5 Business Days following the notice described in Section 3.10 of this Schedule “P”, there remain one or more Tranche A Affected Lenders who have not been deemed to have made a Tranche A Advance on a Cost of Funds Basis under the preceding paragraph, such Tranche A Affected Lender (a "Tranche A Incapable Lender") shall (i) provide an additional notice to the Finnvera Facility Agent and the Borrower of such fact and (ii) the parties will negotiate such amendments to this Schedule “P” as may be required to give full effect to such intention, it being understood that the Borrower alone will bear all foreign exchange risks.

3.12	Limits on Tranche A CDOR Advances

Nothing in this Agreement shall be interpreted as authorizing the Borrower to borrow by way of Tranche A CDOR Advances for a Tranche A Designated Period expiring on a date which is after the expiry of the next Repayment Date.

3.13	Exclusion of Finnvera Facility Agent, the Security Agent and Tranche A Lenders Liability in respect of NSN Contract

It is expressly understood and agreed by the Borrower, the Finnvera Facility Agent, the Security Agent and the Tranche A Lenders that there is no contractual relationship, either express or implied, between the Finnvera Facility Agent, the Security Agent and the Tranche A Lenders, on the one hand, and the Borrower, NSN or any other Person supplying any work, services or material in connection with the NSN Contract, on the other hand, and that the Finnvera Facility Agent, the Security Agent and the Tranche A Lenders shall not be liable to the Borrower, NSN or any such other Person in connection with the NSN Contract. The Borrower is not and shall not be the agent of the Finnvera Facility Agent, the Security Agent or the Tranche A Lenders for any purpose. There shall be no third party beneficiary of this Schedule “P”, express or implied, other than Finnvera.

4.	INTEREST AND FEES
4.1	Interest at the CDOR Rate

The principal amount of the Tranche A CDOR Advances, which at any time and from time to time remains outstanding, shall bear interest, calculated daily, on the daily balance of such Tranche A CDOR Advances, from each Tranche A Rollover Date, at the annual rate (calculated based on a 365-day year) applicable to each of such days which corresponds to the CDOR Rate applicable to each Tranche A CDOR Advance Amount, plus a margin of 0.875%, and shall be effective from each Tranche A Rollover Date up to and including the date prior to the next Tranche A Rollover Date.

4.2	Intentionally Deleted
4.3	Payment of Interest

The interest payable in accordance with the provisions of Sections 4.1 and 4.2 of this Schedule “P” and calculated in the manner hereinabove set forth on the amount outstanding from time to time is payable to the Finnvera Facility Agent, for the account of the relevant Tranche A Lenders, in arrears on the last day of the Tranche A Designated Period.

If the relevant Tranche A Designated Period is not equal to 1, 2, 3 or 6 months, then the CDOR Rate, shall be determined by the application of straight line interpolation (rounding upwards, if necessary, to the nearest multiple of 0.01%) by reference to two CDOR Rates, one of which shall be the rate per annum for the period shorter than the stated term by the least number of days, and the other of which shall be the rate per annum for the period which is longer than the stated term by the least number of days.

4.4	Fixing of CDOR Rate

The CDOR Rate shall be transmitted to the Borrower at approximately 3:00 P.M. (London, England time) on the same Business Day as:

4.4.1	the date on which the Tranche A CDOR Advance is to be made; or
4.4.2	the relevant Tranche A Rollover Date.
4.5	Arrears of Interest

Any arrears of interest or principal payable by the Borrower to the Finnvera Facility Agent or the Tranche A Lenders in connection with the Term Loan shall bear interest at the Default Rate.

4.6	Maximum Interest

The amount of the interest or fees payable in applying this Schedule “P” shall not exceed the maximum rate permitted by Applicable Law. Where the amount of such interest or such fees is greater than such maximum rate, the amount shall be reduced to the highest rate which may be recovered in accordance with the applicable provisions of Applicable Law.

4.7	Commitment Fee

The Borrower shall pay to the Finnvera Facility Agent, for the account of the Tranche A Lenders, a commitment fee (the "Commitment Fee") in accordance with the terms and conditions of the Commitment Fee Letter attached hereto as Exhibit “P-6” to this Schedule “P”.

4.8	Finnvera Closing Fee

On the later of (i) the Closing Date and (ii) the date on which the conditions set forth in subsection 6.2.1 have been met, the Borrower shall pay to the Finnvera Facility Agent, for the account of Finnvera, and to each Tranche A Lender a closing Fee of Cdn$7,500 each. Notwithstanding any other terms of this Schedule “P”, the foregoing closing Fee shall be the only Fee payable to the Tranche A Lenders and to Finnvera for the approval of and entry into the amendments made to the Credit Agreement on the Closing Date.

4.9	ECA Premium A

If all or any part of the upfront portion of the ECA Premium A is not paid by the Borrower to the Finnvera Facility Agent, for the account of Finnvera, prior to the requested date of the initial Tranche A Advance after the Closing Date (the "Outstanding ECA Premium A"), the Finnvera Facility Agent shall deduct the Outstanding ECA Premium A from the proceeds of the initial Tranche A Advance after the Closing Date and remit same to Finnvera concurrently therewith.

4.10	Interest Act

For the purposes of the Interest Act (Canada), any amount of interest or fees calculated herein using 360 or 365 days per year and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360 or 365, as the case may be. The parties agree that all interest in this Schedule “P” will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations. In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

5.	PAYMENT, REPAYMENT AND PREPAYMENT
5.1	Repayment of the Term Loan

If the Tranche A Credit is fully drawn prior to the First Repayment Date, the Borrower hereby agrees to repay the principal amount outstanding under the Finnvera Term Facility in seventeen (17) equal and consecutive semi-annual instalments to be made on each Repayment Date. If the Tranche A Credit is not fully drawn prior to the First Repayment Date, the Borrower hereby agrees to repay (i) on the First Repayment Date, 1/17th of the principal amount outstanding under the Finnvera Term Facility on such First Repayment Date, and (ii) on each succeeding Repayment Date up to and including the Maturity Date, a fraction of the principal amount outstanding under the Finnvera Term Facility on such Repayment Date, the numerator of which is 1 and the denominator of which is 17 minus the number of Repayment Dates then past.

5.2	Voluntary Repayment and Prepayment of the Term Loan or Cancellation of the Tranche A Credit

On any Business Day, after having given ten (10) Business Days prior written notice to the Finnvera Facility Agent substantially in the form of Exhibit “P-2” to this Schedule “P”, the Borrower may repay or prepay, in minimum amounts of Cdn.$1,000,000 (or the remaining amount of principal under the Term Loan) or in whole multiples of Cdn.$1,000,000 (or the remaining amount of principal under the Term Loan), all or part of the principal amount of the Term Loan under the Finnvera Term Facility for the account of the Tranche A Lenders, provided that (i) in respect of the Tranche A CDOR Advances, no repayment may be made on a day other than a Tranche A Rollover Date, save as provided in Section 7.4 of the Credit Agreement and in Section 5.3 of this Schedule “P”, with all interest accrued and unpaid on the amounts so prepaid; and (ii) if any prepayment of principal is made prior to the Eighth Repayment Date, a fee equal to 1.00% of the principal amount so prepaid shall be due and payable to the Tranche A Lenders; provided further that the cumulative amount of any and all such prepayment fee(s) (including any such fees due and payable in connection with the Tranche B Loan) shall not exceed Cdn.$750,000. All repayments and prepayments under this Section 5.2 shall be applied against the instalments contemplated by Section 5.1 of this Schedule “P” in the inverse order of maturity of such instalments.

In addition, the Borrower may, upon the same notice, cancel any portion of the Tranche A Credit that has not been drawn by the Borrower. No Commitment Fee shall be payable in respect of any portion of the Tranche A Credit so cancelled as and from the effective date of its cancellation. The Borrower shall not be permitted to draw Tranche A Advances in respect of any portion of the Tranche A Credit so cancelled.

Notwithstanding the foregoing, the Term Loan may not be voluntarily repaid or prepaid, in whole or in part, and the Tranche A Credit may not be cancelled in whole or in part unless and until such time as the Tranche B Loan has been fully repaid and/or cancelled.

5.3	Cash Collateralization or Payment of Losses Resulting from a Prepayment

If a prepayment to be made (whether under this Schedule “P” or otherwise) would require the repayment of a Tranche A CDOR Advance on a day other than the last day of the Tranche A Designated Period, the Borrower (i) shall provide to the Finnvera Facility Agent cash collateral in an amount equal to the principal amount of such Tranche A CDOR Advance, which cash collateral shall be deemed a repayment of such Tranche A Advance and shall be held by the Finnvera Facility Agent in an interest bearing account and used to repay same at maturity or on the next Tranche A Rollover Date; or (ii) may elect to prepay such Tranche A CDOR Advance and pay to the Finnvera Facility Agent for the account of the Tranche A Lenders the amount of the losses, costs and expenses suffered or incurred by the Tranche A Lenders with respect thereto which are referred to in Section 7.4 of the Credit Agreement.

5.4	Currency of Payments

All payments, repayments and prepayments, as the case may be, of principal and interest under the Term Loan, all other amounts owed under this Schedule “P” and, except as otherwise indicated in the Fee Letter and the Commitment Fee Letter as being payable in US Dollars or Euros, all Tranche A Fees, shall be made in Canadian Dollars alone.

5.5	Payments by the Borrower to the Finnvera Facility Agent

All payments to be made by the Borrower in connection with this Schedule “P” shall be made in funds having same day value to the Finnvera Facility Agent, at the Finnvera Facility Agency Branch, or at any other office or account designated by the Finnvera Facility Agent. Any such payment shall be made on the date upon which such payment is due, in accordance with the terms hereof, no later than 3:00 P.M. (London, England time).

5.6	Payment on a Business Day

Each time a payment, repayment or prepayment is due (whether under this Schedule “P” or otherwise) on a day that is not a Business Day, it shall be made on the following Business Day.

5.7	Payments by the Tranche A Lenders to the Finnvera Facility Agent

Any amounts payable to the Finnvera Facility Agent by a Tranche A Lender shall be paid in funds having same day value to the Finnvera Facility Agent by such Tranche A Lender on a Business Day at the Finnvera Facility Agency Branch.

5.8	Payments by the Finnvera Facility Agent to the Borrower

Any payment received by the Finnvera Facility Agent for the account of the Borrower shall be paid in funds having same day value to the Borrower on the date of receipt, or if such date is not a Business Day, on the next Business Day.

5.9	Application of Payments
5.9.1

Except as otherwise indicated herein, all payments made to the Finnvera Facility Agent by the Borrower for the account of the Tranche A Lenders shall be distributed the same day by the Finnvera Facility Agent, in accordance with its normal practice, in funds having same day value, among the Tranche A Lenders to the accounts last designated in writing by each Tranche A Lender to the Finnvera Facility Agent, pro rata in accordance with their respective Tranche A Commitments, and notice thereof shall be given to the Borrower by the Finnvera Facility Agent within a reasonable delay.

5.9.2

Except as otherwise indicated herein or as otherwise determined by the Tranche A Lenders, all payments made by the Borrower to the Finnvera Facility Agent on behalf of the Tranche A Lenders shall be applied by the Tranche A Lenders as follows:

(a)

to the fees, costs, expenses and accessories of the Finnvera Facility Agent and the Security Agent contemplated by Article 7 and Section 17.5 of the Credit Agreement and subsection 8.1.1 (iii) of this Schedule “P” or by the Security Documents;

(b)	to the fees, costs, expenses and accessories of the Tranche A Lenders contemplated by Article 7 and Section 17.5 of the Credit Agreement or by the Security Documents;
(c)	to all amounts due under Article 4 of this Schedule “P”;
(d)	to the repayment of the principal amount of the Term Loan in the inverse order of maturity of the instalments contemplated by Section 5.1 of this Schedule “P”;
(e)	to any other amounts due pursuant to this Schedule “P”.
5.10	No Set-Off or Counterclaim by Borrower

All payments by the Borrower shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

5.11	Obligations Absolute

The obligation of the Borrower to make payments and perform its other obligations under this Schedule “P” are, subject to the terms and conditions of this Schedule “P”, unconditional and irrevocable and shall not be in any way affected, released or discharged by reason of any matter or circumstance whatsoever affecting or relating to or arising in connection with NSN and/or the NSN Contract.

6.	CONDITIONS PRECEDENT
6.1	Initial Tranche A Advance under the Finnvera Term Facility

The terms and conditions of this Schedule “P” and all rights and obligations of any of the Borrower, the Finnvera Facility Agent and the Tranche A Lenders under this Schedule “P” shall not come into force or effect and, for greater certainty, the Tranche A Lenders shall have no obligation to make an initial Tranche A Advance under the Finnvera Term Facility, until such time as each of the conditions set out in this Section 6.1 of this Schedule “P” have been fulfilled (either prior to or concurrently with the making of any such initial Tranche A Advance) to the entire satisfaction of the Finnvera Facility Agent and the Tranche A Lenders:

6.1.1

certified copies of all of the constating documents, borrowing by-laws and resolutions of and certificates of incumbency of the Borrower and the Guarantors shall have been provided to the Finnvera Facility Agent and the Security Agent;

6.1.2

the Tranche A Lenders and the Tranche B Lenders shall have been provided with satisfactory evidence that the Borrower and the Guarantors are duly constituted, validly existing and in good standing under the laws of their jurisdiction of organization and each other jurisdiction where they are qualified to do business and that each of them has the necessary power and capacity to carry on business in the Province of Québec and to be a party to the Amending Agreement, the Tranche B Loan Agreement and/or the Security Documents (as applicable) and to be bound by them;

6.1.3	the Amending Agreement shall have been duly executed and delivered;
6.1.4	the Tranche B Loan Agreement shall have been duly executed and delivered;
6.1.5	the Commitment Fee Letter shall have been duly executed and delivered;
6.1.6

the Finnvera Facility Agent shall have received copies of all closing documentation previously delivered to the Agent by or on behalf of the Borrower in connection with the Credit Agreement and relating to the Borrower or any of the Guarantors or their respective property including, without limitation, the Security Documents and copies of all existing title and search reports prepared by lawyers or notaries with respect to any immovable property charged by the Security Documents, together with all existing updates of same;

6.1.7	the Borrower shall have delivered to the Finnvera Facility Agent a certificate in the form of Exhibit “P-3” signed by an officer stipulating and certifying:
(a)	that such officer has taken cognizance of all the terms and conditions of the Amending Agreement and of all contracts, agreements and deeds pertaining to the Amending Agreement;
(b)	that no Default or Event of Default has occurred or exists under this Schedule “P”;
(c)	that the corporate structure of Quebecor Media Inc. and the VL Group is as set out in the diagram attached to the certificate;
(d)	as to the location of the movable property owned by the VL Group as of the Signing Date;
(e)

that each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present; and

(f)

that the execution and delivery of and performance by the Borrower of its obligations under the NSN Contract in accordance with its terms and the completion of the transactions contemplated therein do not require any consents or approvals, do not violate any Laws, and do not conflict with, violate or constitute a breach under the documents of incorporation or by-laws of the Borrower;

6.1.8	Finnvera shall have delivered to the Finnvera Facility Agent and the Finnvera Facility B Agent the ECA Guarantee in form and substance satisfactory to the Tranche A Lenders and the Tranche B Lenders;
6.1.9	the Tranche A Lenders and the Tranche B Lenders shall have received a certified copy of the NSN Contract;
6.1.10

the Finnvera Facility Agent shall have received and reviewed, to its entire satisfaction, acting reasonably, copies of all movable and personal property and other searches undertaken against the Borrower and each Guarantor and each of their respective predecessors and dated a date reasonably close to the Signing Date;

6.1.11	the Finnvera Facility Agent shall have received a copy of any certificates of insurance delivered to the Agent relating to policies protecting the members of the VL Group and their movable property, activities, business interruption and third party liability against any form of loss;

6.1.12

the Borrower shall have delivered any other document, declaration, certificate, agreement, instrument or notice reasonably required by and in form and substance acceptable to the Finnvera Facility Agent, the Finnvera Facility B Agent, the Security Agent and the Finnvera Facility B Security Agent;

6.1.13	the Finnvera Facility Agent shall have received a certificate of incumbency of NSN and evidence that the persons listed therein are authorized signatories of NSN;
6.1.14

the Finnvera Facility Agent, the Tranche A Lenders, the Security Agent, the Finnvera Facility B Agent, the Tranche B Lenders, the Finnvera Facility B Security Agent, Finnvera and their respective counsel shall have received the entire amount of all fees, costs, premiums and expenses owed to them as of the Signing Date in connection with the Finnvera Term Facility, the Tranche B Loan, the Amending Agreement, the Tranche B Loan Agreement and the Security Documents (as applicable) including, without limitation, the Finnvera Handling Fee, the ECA Premium A (as applicable) and all Tranche A Fees that are due and payable as at the Signing Date;

6.1.15

the Borrower shall have delivered to the Finnvera Facility Agent the favourable legal opinion of counsel to the Borrower and the Guarantors, addressed to the Finnvera Facility Agent, the Security Agent, the Tranche A Lenders and their respective counsel, in form and substance acceptable to the Finnvera Facility Agent, the Security Agent, and their counsel, acting reasonably, including, with regard to the continued legality, validity, enforceability and opposability of all relevant Guarantees and Security;

6.1.16

the Borrower shall have delivered to the Finnvera Facility B Agent the favourable legal opinion of counsel to the Borrower and the Guarantors, addressed to the Finnvera Facility B Agent, the Finnvera Facility B Security Agent, the Tranche B Lenders and their respective counsel, in form and substance acceptable to the Finnvera Facility B Agent, the Finnvera Facility B Security Agent and their counsel, acting reasonably;

6.1.17

the Finnvera Facility Agent shall have received the favourable legal opinion of each of their Canadian and Finnish counsel addressed to the Finnvera Facility Agent, the Security Agent, the Tranche A Lenders and their respective counsel, in form and substance acceptable to the Finnvera Facility Agent, the Security Agent, and their counsel, acting reasonably, including, with respect to the opinion of Finnish counsel only, with regard to the legality, validity and enforceability of the ECA Guarantee; and

6.1.18

the Finnvera Facility B Agent shall have received the favourable legal opinion of each of their Canadian and Finnish counsel addressed to the Finnvera Facility B Agent, the Finnvera Facility B Security Agent, the Tranche B Lenders and their respective counsel, in form and substance acceptable to the Finnvera Facility B Agent, the Finnvera Facility B Security Agent, and their counsel, acting reasonably, including, with respect to the opinion of Finnish counsel only, with regard to the legality, validity and enforceability of the ECA Guarantee.

6.2	Initial Tranche A Advance under the Finnvera Term Facility after the Closing Date

The terms and conditions of this Schedule “P”, as amended on the Closing Date, and all rights and obligations of any of the Borrower, the Finnvera Facility Agent and the Tranche A Lenders under this Schedule “P”, as amended on the Closing Date, shall not come into force or effect and, for greater certainty, the Tranche A Lenders shall have no obligation to make an initial Tranche A Advance under the Finnvera Term Facility after the Closing Date until such time as:

6.2.1	the Finnvera Facility Agent has received, to its entire satisfaction, an amendment to the ECA Guarantee; and
6.2.2

the Finnvera Facility B Agent has received, to its entire satisfaction, an irrevocable written notice from the Borrower requesting the cancellation of the Tranche B Credit and termination of the Tranche B Loan Agreement.

6.3	Conditions Precedent to any Tranche A Advance

The obligation of the Tranche A Lenders to make any Tranche A Advance under the Finnvera Term Facility is conditional upon each of the following conditions having been satisfied (provided however, for greater certainty, that, except for the condition set forth in subsection 6.3.1, none of the following conditions shall apply in respect of any continuation of a Tranche A Advance on a Tranche A Rollover Date pursuant to Section 3.3 of this Schedule “P”):

6.3.1	the representations and warranties contained in the Credit Agreement shall continue to be true and correct (except where stated to be made as at a particular date);
6.3.2	the Borrower shall have delivered to the Finnvera Facility Agent a completed Tranche A Notice of Borrowing;
6.3.3	nothing shall have occurred which would constitute a Material Adverse Change; and

6.3.4	no Default shall have occurred and be continuing and no Event of Default shall have occurred.
6.4	Waiver of Conditions Precedent

The conditions set out in Section 6.3 of this Schedule “P” are solely for the benefit of the Tranche A Lenders and may be waived by the Finnvera Facility Agent with the unanimous consent of all Tranche A Lenders without prejudice to the right of the Finnvera Facility Agent to assert any such condition in connection with any subsequently requested Tranche A Advance.

6.5	Discretionary Requirements to any Tranche A Advance

The obligation of the Tranche A Lenders to make any Tranche A Advance under the Finnvera Term Facility may, in the sole and exclusive discretion of the Tranche A Lenders, be subject to the Finnvera Facility Agent and/or the Tranche A Lenders requesting satisfaction of the following requirements, which requirements shall, in the case of requirements 6.5.1 to 6.5.3 only, be attested to by way of a Tranche A Borrowing Certificate to be delivered concurrently with the delivery of the Tranche A Notice of Borrowing relating to such Tranche A Advance:

6.5.1

that the Borrower has delivered to the Finnvera Facility Agent a completed Tranche A Borrowing Certificate with copies of all Required Documents annexed thereto, which Tranche A Borrowing Certificate and Required Documents shall reflect that (a) the aggregate principal amount of all Tranche A Advances made to date, together with the principal amount of the proposed Tranche A Advance, does not exceed the sum of (i) the CAD Equivalent of (x) 85% of the portion of the Purchase Price paid to date and (y) costs for local services up to a maximum of 30% of such portion of the Purchase Price paid to date and (ii) up to 100% of the upfront portion of the ECA Premium A; and (b) all invoices which have been issued to the Borrower to date under the NSN Contract and in respect of which the Tranche A Notice of Borrowing referred to in subsection 6.3.2 above has been delivered by the Borrower have been paid in full;

6.5.2

that all of the information, reports and other documents and all data, as well as the amendments thereto, provided to the Finnvera Facility Agent or to Finnvera, by or on behalf of the Borrower in connection with the NSN Contract, have been, at the time same were provided, complete, true and accurate in all material respects;

6.5.3	that the NSN Contract has not been terminated and has been in full force and effect as of the date of any invoice of NSN which is the object of such requested Tranche A Advance;
6.5.4	that the ECA Guarantee has not been terminated and is in full force and effect; and

6.5.5	that the Finnvera Facility Agent has not received any request from Finnvera that the Tranche A Advances be suspended unless any such request has since been withdrawn.

The provisions of this Section 6.5 may not be amended or added to, at any time or from time to time, without the written consent and agreement of the Finnvera Facility Agent and the Tranche A Lenders.

7.	INTENTIONALLY OMITTED
8.	ADDITIONAL COVENANTS

In addition to the affirmative covenants and negative covenants set forth in Articles 12 and 13 of the Credit Agreement, respectively, the Borrower, for itself and each member of the VL Group and with respect to itself and each member of the VL Group, agrees as follows:

8.1	Payment of Fees and Other Expenses

Without duplication with Section 12.14 of the Credit Agreement and whether the transactions contemplated by this Schedule “P” are concluded or not and whether or not any part of the Tranche A Credit is actually advanced, in whole or in part, the Borrower shall pay all fees, premiums and reasonable costs and expenses relating to the Tranche A Credit (in each case, subject to providing the Borrower with supporting documentation in relation thereto), including in particular:

8.1.1

the reasonable legal fees, costs and expenses incurred by Finnvera, the Finnvera Facility Agent, the Security Agent and the Tranche A Lenders for (i) the negotiation, drafting, signing and/or service of the Commitment Fee Letter, the Credit Agreement, the Security Documents, the ECA Guarantee and all documents accessory thereto, (ii) any amendments, renunciations, consents or examinations pertaining to the Commitment Fee Letter, the Credit Agreement, the Security Documents, the ECA Guarantee and such accessory documents, and (iii) any enforcement of or the making of any claim under the ECA Guarantee, provided that the payment pursuant to this subsection 8.1.1 of fees, costs and expenses incurred by Finnvera shall be subject to and limited to what is permitted by the terms of Section 8.2 of this Schedule “P”; and

8.1.2	without duplication with subsection 8.1.1 of this Schedule “P”, all Tranche A Fees.

All amounts due to the Finnvera Facility Agent, the Security Agent and the Tranche A Lenders pursuant to this Schedule “P” shall bear interest at the Default Rate from the date of their disbursement or undertaking or, in the case of the Commitment Fee, the Finnvera Handling Fee and the Tranche A Fees, from the date on which they become due and payable, until the Borrower has repaid same in full, with interest on unpaid interest at the

Default Rate. The obligations of the Borrower under this Section 8.1 shall subsist notwithstanding the full repayment of the Term Loan under the provisions hereof.

8.2	Waiver Fees
8.2.1

The Borrower shall pay to the Finnvera Facility Agent, for the account of Finnvera, all fees owed to the Tranche A Lenders in connection with any decisions taken, amendments consented to and waivers and consents granted to the Borrower (further to the request of the Borrower for same) by the Tranche A Lenders pursuant to Section 18.14 of the Credit Agreement with respect to any provisions of the Credit Agreement which are either applicable only to the Finnvera Term Facility or are shared between and applicable to both the Revolving Facility and the Finnvera Term Facility (in which latter case, such fees shall only be paid to the Finnvera Facility Agent, for the account of Finnvera, if they are otherwise payable to any other Lenders), the whole only to the extent either (a) such decisions, amendments, consents and waivers are taken, consented to or granted by the Tranche A Lenders in the last six (6) months of the Term of the Revolving Facility and in accordance with the request made by the Borrower, or (b) such decisions, amendments, consents and waivers are taken, consented to or granted by the Tranche A Lenders during the Availability Period strictly in connection with a Default or an Event of Default and in accordance with the request made by the Borrower.

8.2.2

The Borrower shall also pay to the Finnvera Facility Agent, for the account of Finnvera, all fees owed to the Tranche A Lenders in connection with any decisions taken, amendments consented to and waivers and consents granted to the Borrower (further to the request of the Borrower for same) by the Tranche A Lenders pursuant to Section 18.15 of the Credit Agreement but, to the extent there are Lenders other than the Tranche A Lenders, only if such fees are otherwise payable to such other Lenders.

8.3	ECA Guarantee

If (i) the ECA Guarantee is illegal or becomes illegal or is terminated or no longer in full force and effect or (ii) Finnvera is released from any liability thereunder, and the events in (i) or (ii) above in any way restrict the rights or remedies of the Finnvera Facility Agent under the ECA Guarantee in respect of any amounts already disbursed to the Borrower by way of Tranche A Advances and any interest accrued thereon, the Borrower shall, within 10 days following the date on which the Finnvera Facility Agent makes a written demand therefor, find a replacement guarantee or other instrument satisfactory to all Tranche A Lenders, unless within such 10 day period all Tranche A Lenders confirm in writing that the Borrower is released from its obligations under this covenant, it being understood and agreed that any such replacement guarantee or instrument and any proceeds derived therefrom shall be for the sole and exclusive benefit of the Tranche A Lenders, provided that the Borrower shall not be obligated or liable under this Section 8.3 to the extent the events in (i) or (ii) above are a direct consequence of any act of fraud or bad faith or any gross negligence or wiful misconduct of or on the part of the Finnvera Facility Agent or the Tranche A Lenders.

8.4	Cancellation of Tranche B Credit

The Borrower shall have sent to the Finnvera Facility B Agent by no later than the Closing Date an irrevocable written notice requesting the cancellation of the Tranche B Credit and termination of the Tranche B Loan Agreement.

9.	EVENTS OF DEFAULT

In addition to the events of default set forth in Article 14 of the Credit Agreement, the occurrence of any of the following events shall constitute an Event of Default unless remedied within the prescribed delays or renounced in writing:

9.1	if the Borrower fails to pay the ECA Premium A or make any payment of interest or principal with respect to the Term Loan when due, or
9.2	if the Borrower fails to respect its obligations and undertakings under Section 8.3, or
9.3

if the Borrower or any Guarantor fails to respect any of its obligations and undertakings under this Schedule “P” or another undertaking of the Borrower or any Guarantor with respect to the Term Loan not otherwise contemplated by this Section 9.3 or by Section 14.1 of the Credit Agreement and has not remedied the Default within 15 days following the date on which the Finnvera Facility Agent has given written notice to the Borrower.

10.	ASSIGNMENT
10.1	Assignment by the Borrower

The rights of the Borrower under the provisions of the Credit Agreement are purely personal and may not be transferred or assigned, and the Borrower may not transfer or assign any of its obligations, such assignment being null and of no effect opposite the Tranche A Lenders and rendering any balance outstanding of the amounts referred to in Section 14.2 of the Credit Agreement immediately due and payable at the option of the Tranche A Lenders and further releasing the Tranche A Lenders from any obligation to make any further Tranche A Advances under the provisions of this Schedule “P”.

10.2	Assignments and Transfers by the Tranche A Lenders
10.2.1

Subject to the written approval of Finnvera, each Tranche A Lender may, at its own cost, assign or transfer to a Person entitled to lend money in Canada (the "Tranche A Assignee") in accordance with this

Article 10 of this Schedule “P” up to 100% of its rights, benefits and obligations under the Credit Agreement with the prior written consent of the Borrower, which shall not be unreasonably withheld or delayed. After the occurrence of an Event of Default, any Tranche A Lender may transfer all or any part of its rights, benefits and obligations under the Credit Agreement to any Person, without the consent of the Borrower, but upon notice to the Finnvera Facility Agent and the Borrower and subject to the consent of Finnvera.

10.2.2

Notwithstanding subsection 10.2.2 of this Schedule “P”, each Tranche A Lender shall be entitled to assign or transfer, at its own cost and without the consent of the Borrower, in accordance with the other provisions of this Article 10 of this Schedule “P”, its rights, benefits and obligations under the Credit Agreement, in whole or in part, (i) to Finnvera; (ii) subject to the written approval of Finnvera, after the Availability Period; or (iii) subject to the written approval of Finnvera, to a parent or subsidiary corporation or an Affiliate of such Tranche A Lender or to an Approved Fund.

10.2.3

Notwithstanding anything in this Article 10, a Tranche A Lender may not assign or transfer any of its rights, benefits and obligations under the Credit Agreement, in whole or in part, unless such Tranche A Lender also assigns and transfers, in its capacity as Tranche B Lender and concurrently therewith, the same portion of its rights, benefits and obligations with respect to the Tranche B Loan to the same assignee.

10.3	Transfer Agreement

If a Tranche A Lender wishes to assign or transfer all or any of its rights, benefits and obligations under the Credit Agreement in accordance with Section 10.2 of this Schedule “P”, then such assignment or transfer shall be effected by the execution and delivery of a duly completed and executed Finnvera Transfer Agreement by such Tranche A Lender to the Finnvera Facility Agent together with a transfer fee of Cdn.$3,500 (except where the Tranche A Assignee is Finnvera in which case no such transfer fee shall be payable), at least 5 Business Days prior to the effective date of such transfer, whereupon, to the extent that in such Finnvera Transfer Agreement such Tranche A Lender seeks to assign or transfer its rights and obligations under the Credit Agreement:

10.3.1

such Tranche A Lender shall be released from further obligations to the Borrower with respect to the portion of the obligations of such Tranche A Lender assumed by the Tranche A Assignee under the Credit Agreement;

10.3.2

the Tranche A Assignee shall assume the obligations of such Tranche A Lender under the Credit Agreement and acquire the rights of such Tranche A Lender in respect of the Borrower, without novation of the Borrower's obligations;

10.3.3

the Finnvera Facility Agent, such Tranche A Lender and the Tranche A Assignee shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Tranche A Assignee been an original party to the Credit Agreement with the obligations under the Credit Agreement assumed and the rights acquired by it as a result of such assignment or transfer; and

10.3.4	the Borrower, the Finnvera Facility Agent and such Tranche A Lender shall all execute such documents and perform such acts as may be required to give effect to the transfer or assignment.
10.4	Notice

The Finnvera Facility Agent shall promptly deliver an executed copy of any Finnvera Transfer Agreement to each party thereto.

10.5	Sub-Participations

A Tranche A Lender may, at its own cost, grant one or more sub-participations in its rights, benefits and obligations under the Credit Agreement, provided that, notwithstanding any such sub-participation, such Tranche A Lender shall remain, insofar as the Borrower and the Finnvera Facility Agent are concerned, as the Tranche A Lender responsible under the Credit Agreement, and the Borrower shall not be obliged to recognize any such sub-participant as having the rights against it which it would have if it had been a party to the Credit Agreement.

10.6	General

Notwithstanding anything contained in this Article:

10.6.1

The Finnvera Facility Agent shall act as agent for each Tranche A Assignee and, in this connection, with respect to all decisions, notices and other matters relating to anything referred to in this Schedule “P” or in the Credit Agreement relating to the Finnvera Term Facility, the Borrower shall only be obliged to give notice to or request consents from the Finnvera Facility Agent; and

10.6.2

the amounts payable by the Borrower under this Schedule “P” shall not increase, whether in respect of withholding on account of taxes or otherwise, as a result of any such assignment or transfer to a Tranche A Assignee which is a non-resident of Canada as defined in the Income Tax Act (Canada).

11.	THE FINNVERA FACILITY AGENT AND THE TRANCHE A LENDERS
11.1	Authorization of Finnvera Facility Agent
11.1.1

Each Tranche A Lender hereby irrevocably appoints and authorizes the Finnvera Facility Agent to act for all purposes as its agent under and in connection with the Finnvera Term Facility (including, without limitation, its role as guarantee holder of the ECA Guarantee for and on behalf of the Tranche A Lenders pursuant to the ECA Guarantee) with such powers as are expressly delegated to the Finnvera Facility Agent by the terms of the Credit Agreement and/or the ECA Guarantee, together with such other powers as are reasonably incidental thereto and undertakes not to take any action on its own. Notwithstanding the provisions of the Civil Code of Quebec relating to contracts generally and to mandate, the Finnvera Facility Agent shall have no duties or responsibilities except those expressly set forth in this Schedule “P”. As to any matters not expressly provided for by this Schedule “P”, the Finnvera Facility Agent shall act under or in connection with this Schedule “P” in accordance with the instructions of the Tranche A Lenders in accordance with the provisions of this Article 11, but, in the absence of any such instructions, the Finnvera Facility Agent may (but shall not be obliged to) act as it shall deem fit in the best interests of the Tranche A Lenders, and any such instructions and any action taken by the Finnvera Facility Agent in accordance with this Article 11 shall be binding upon each Tranche A Lender. The Finnvera Facility Agent shall not, by reason of the Credit Agreement and/or the ECA Guarantee, be deemed to be a trustee for the benefit of any Tranche A Lender, the Borrower or any other Person and the Finnvera Facility Agent's duties under this Schedule “P” and/or the ECA Guarantee are solely mechanical and administrative in nature. Neither the Finnvera Facility Agent nor any of its directors, officers, employees or agents shall be responsible to the Tranche A Lenders for any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to, or provided for in (including, without limitation, the ECA Guarantee), or received by any of them under, the Credit Agreement and/or the ECA Guarantee, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Agreement, or any other document referred to or provided for in the Credit Agreement (including, without limitation, the ECA Guarantee) or any collateral provided for by the Credit Agreement or for any failure by the Borrower to perform its obligations under the Credit Agreement. The Finnvera Facility Agent may employ agents and attorneys-in-fact to assist the Finnvera Facility Agent and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Finnvera Facility Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them under or in connection with the Credit Agreement (including, without limitation, the ECA Guarantee), except for its or their own gross negligence or wilful misconduct.

11.2	Finnvera Facility Agent's Responsibility
11.2.1

The Finnvera Facility Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal advisers, independent accountants and other experts selected by the Finnvera Facility Agent. The Finnvera Facility Agent may deem and treat each Tranche A Lender as the holder of the Tranche A Commitment in the Term Loan made by such Tranche A Lender for all purposes hereof unless and until a Tranche A Assignment has been completed in accordance with Section 10.2 of this Schedule “P”.

11.2.2

The Finnvera Facility Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Finnvera Facility Agent has received notice from the Agent, a Tranche A Lender or the Borrower describing such a Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Finnvera Facility Agent receives such a notice of the occurrence of a Default or Event of Default or otherwise becomes aware that a Default or Event of Default has occurred, the Finnvera Facility Agent shall promptly give notice thereof to the Tranche A Lenders.

11.2.3

The Finnvera Facility Agent shall have no responsibility, (a) to the Borrower on account of the failure of any Tranche A Lender to perform its obligations under the Credit Agreement, or (b) to any Tranche A Lender on account of the failure of (i) the Borrower to perform its obligations under the Credit Agreement or (ii) Finnvera to perform its obligations under the ECA Guarantee.

11.2.4

Each Tranche A Lender severally represents and warrants to the Finnvera Facility Agent that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and continuation of its Tranche A Commitment in the Term Loan under this Schedule “P” and has not relied on any information provided to such Tranche A Lender by the Finnvera Facility Agent in connection with the Credit Agreement (including, without limitation, the ECA Guarantee), and each Tranche A Lender represents and warrants to the Finnvera Facility Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower while the Term Loan is outstanding or the Tranche A Lenders have any obligations under the Credit Agreement.

11.3	Rights of Finnvera Facility Agent as Tranche A Lender

With respect to its Tranche A Commitment in the Term Loan, the Finnvera Facility Agent in its capacity as a Tranche A Lender shall have the same rights and powers under the Credit Agreement as any other Tranche A Lender and may exercise the same as though it were not acting as the Finnvera Facility Agent and the term "Tranche A Lender" shall, unless the context otherwise indicates, include the Finnvera Facility Agent in its capacity as a Tranche A Lender. The Finnvera Facility Agent may (without having to account therefor to any Tranche A Lender) accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower as if it were not acting as the Finnvera Facility Agent and may accept fees and other consideration from the Borrower for customary services in connection with the Credit Agreement and the Term Loan and otherwise without having to account for the same to the Tranche A Lenders.

11.4	Indemnity

Each Tranche A Lender agrees to indemnify the Finnvera Facility Agent, to the extent not otherwise reimbursed by the Borrower, rateably in accordance with its respective Tranche A Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against, the Finnvera Facility Agent in any way relating to or arising out of the Credit Agreement, the Security Documents or any other documents contemplated by or referred to in the Credit Agreement, the Security Documents or such other documents or the transactions contemplated by the Credit Agreement (including, without limitation, the ECA Guarantee), the Security Documents or such other documents (excluding, unless a Default or Event of Default is apprehended or has occurred and is continuing, normal administrative costs and expenses incidental to the performance of its agency duties under the Credit Agreement) or the enforcement of any of the terms of the Credit Agreement, the Security Documents or such other documents (including, without limitation, the ECA Guarantee), provided that no Tranche A Lender shall be liable for any of the foregoing to the extent they arise from the Finnvera Facility Agent's gross negligence or wilful misconduct.

11.5	Notice by Finnvera Facility Agent to Tranche A Lenders

As soon as practicable after its receipt thereof, the Finnvera Facility Agent will forward to each Tranche A Lender a copy of each report, notice or other document required by the Credit Agreement to be delivered to the Finnvera Facility Agent for such Tranche A Lender.

11.6	Protection of Finnvera Facility Agent
11.6.1

The Finnvera Facility Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Credit Agreement or any other document referred to or provided for in the Credit Agreement or such other document or to inspect the properties or books of the Borrower. Except (in the case of the Finnvera Facility Agent) for notices, reports and other documents and information expressly required to be furnished to the Tranche A Lenders by the Finnvera Facility Agent under the Credit Agreement, the Finnvera Facility Agent shall have no duty or responsibility to provide any Tranche A Lender with any credit or other information concerning the affairs or financial condition of the Borrower which may come to the attention of the Finnvera Facility Agent, except where provided to the Finnvera Facility Agent for the Tranche A Lenders, provided that such information does not confer any advantage to the Finnvera Facility Agent as a Tranche A Lender over the other Tranche A Lenders. Nothing in the Credit Agreement shall oblige the Finnvera Facility Agent to disclose any information relating to the Borrower if such disclosure would or might, in the opinion of the Finnvera Facility Agent, constitute a breach of any Applicable Laws or duty of secrecy or confidence.

11.6.2

Unless the Finnvera Facility Agent shall have been notified in writing or by telegraph, telex or facsimile by any Tranche A Lender, prior to the date of a Tranche A Advance requested under this Schedule “P” or the Tranche A Rollover Date, that such Tranche A Lender does not intend to make available to the Finnvera Facility Agent such Tranche A Lender's proportionate share of such Tranche A Advance, based on its Tranche A Commitment, the Finnvera Facility Agent may assume that such Tranche A Lender has made such Tranche A Lender's Tranche A Commitment in such Tranche A Advance available to the Finnvera Facility Agent on the date of such Tranche A Advance and the Finnvera Facility Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Finnvera Facility Agent by such Tranche A Lender (and such amount was disbursed by the Finnvera Facility Agent to the Borrower), the Finnvera Facility Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Finnvera Facility Agent as being its cost of funds in the circumstances) on demand from such Tranche A Lender or, if such Tranche A Lender fails to reimburse the Finnvera Facility Agent for such amount on demand, from the Borrower.

11.6.3	Unless the Finnvera Facility Agent shall have been notified in writing or by telegraph, telex or facsimile by the Borrower, prior to the date on which any payment is due, to the Finnvera Facility Agent or the Tranche A Lenders under the Credit Agreement that the Borrower does not intend to make such payment, the Finnvera Facility Agent may assume that the Borrower has made such payment when due and the Finnvera Facility Agent may, in reliance upon such assumption, make available to each Tranche A Lender on such payment date an amount equal to such Tranche A Lender's pro rata share of such assumed payment. If it is established that the Borrower has not in fact made such payment to the Finnvera Facility Agent, each Tranche A Lender shall forthwith on demand repay to the Finnvera Facility Agent the amount made available to such Tranche A Lender (together with interest at the rate determined by the Finnvera Facility Agent as being its cost of funds in the circumstances).

11.7	Notice by Tranche A Lenders to Finnvera Facility Agent

Each Tranche A Lender shall endeavour to use its best efforts to notify the Finnvera Facility Agent of the occurrence of any Default or Event of Default forthwith upon becoming aware of such event, but no Tranche A Lender shall be liable if it fails to give such notice to the Finnvera Facility Agent.

11.8	Sharing Among the Tranche A Lenders

Without duplication with Section 18.8 of the Credit Agreement:

11.8.1

Each Tranche A Lender agrees that as amongst themselves, except as otherwise provided for by the provisions of the Credit Agreement, all amounts received by the Finnvera Facility Agent, in its capacity as agent of the Tranche A Lenders, pursuant to the Credit Agreement or any other document contemplated by the Credit Agreement (including, without limitation, in its role as guarantee holder for and on behalf of the Tranche A Lenders pursuant to the ECA Guarantee) (whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-claim, separate action or as proceeds of realization of any security, other than agency fees), and all amounts received by any Tranche A Lender in relation to the Credit Agreement (including, without limitation, the ECA Guarantee) shall be shared by each Tranche A Lender pro rata, in accordance with their respective Tranche A Commitment and each Tranche A Lender undertakes to do all such things as may be reasonably required to give full effect to this Section 11.8. If any amount which is so shared is later recovered from the Tranche A Lender who originally received it, each other Tranche A Lender shall restore its proportionate share of such amount to such Tranche A Lender, without interest. The Finnvera Facility Agent shall not be bound to account to any Tranche A Lender for any sum or the profit element of any sum received by it for its own account.

11.8.2

As a necessary consequence of the foregoing, each Tranche A Lender shall share, in a percentage equal to its Tranche A Commitment, any losses incurred as a result of any Default or Event of Default by the Borrower, and shall pay to the Finnvera Facility Agent, within two (2) Business Days following a request by the Finnvera Facility Agent, any amount required to ensure that such Tranche A Lender bears its pro rata share of such losses, if any. Such obligation to share losses shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, compensation, counterclaim, recoupment, defence or other right which such Tranche A Lender may have against the Finnvera Facility Agent, the Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (4) any breach of the Credit Agreement by the Borrower or any other Person; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Tranche A Lender does not make available the amount required under this Section 11.8, the Finnvera Facility Agent shall be entitled to recover such amount on demand from such Tranche A Lender, together with interest thereon at the rate determined by the Finnvera Facility Agent as being its cost of funds in the circumstances from the date of non-payment until such amount is paid in full.

11.9	Procedure with respect to Tranche A Advances

Subject to the provisions of this Schedule “P”, upon receipt of a Tranche A Notice of Borrowing or a Notice of New Tranche A Designated Period from the Borrower and no later than three (3) Business Days prior to the date of the proposed Tranche A Advance or the Tranche A Rollover Date, the Finnvera Facility Agent shall, without delay, advise each Tranche A Lender of the receipt of such notice, of the date of such Tranche A Advance or the Tranche A Rollover Date, of its proportionate share of the amount of each Tranche A Advance or continuation thereof and of the relevant details of the Finnvera Facility Agent's account(s). Each Tranche A Lender shall disburse its proportionate share of each Tranche A Advance, taking into account its Tranche A Commitment, and shall make it available to the Finnvera Facility Agent on the date of the Tranche A Advance fixed by the Borrower, by depositing its proportionate share of the Tranche A Advance in the Finnvera Facility Agent's account in Canadian Dollars or US Dollars, as the case may be. Once the Borrower has fulfilled the conditions stipulated in this Schedule “P”, the Finnvera Facility Agent will make such amounts available to the Borrower on the date of the Tranche A Advance, at the Finnvera Facility Agency Branch, and, in the absence of other arrangements made in writing between the Finnvera Facility Agent and the Borrower, by transferring or causing to be transferred an equivalent amount in accordance with the instructions of the Borrower which appear in the Tranche A Notice of Borrowing with respect to each Tranche A Advance; however, the obligation of the Finnvera Facility Agent with respect to this Section 11.9 is limited to taking the steps judged commercially reasonable in order to follow such instructions, and once undertaken, such steps shall constitute conclusive evidence that the amounts have been disbursed in accordance with the applicable provisions. The Finnvera Facility Agent shall not be liable for damages, claims or costs imputed to the Borrower and resulting from the fact that the amount of a Tranche A Advance did not arrive at its agreed-upon destination.

11.10	Accounts kept by each Tranche A Lender

Each Tranche A Lender shall keep in its books, in respect of its Tranche A Commitment, accounts for the Tranche A CDOR Advances and other amounts payable by the Borrower to such Tranche A Lender under the Credit Agreement. Each Tranche A Lender shall make appropriate entries showing, as debits, the amount of the Debt of the Borrower to it in respect of the Tranche A CDOR Advances, the amount of all accrued interest and any other amount due to such Tranche A Lender pursuant to the Credit Agreement and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as any other amount paid to such Tranche A Lender pursuant to the Credit Agreement. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the accounts of the Finnvera Facility Agent referred to in Section 3.5 of this Schedule “P”) prima facie evidence of their content against the Borrower.

The accounts which are maintained by the Finnvera Facility Agent shall constitute, except in the case of manifest error, prima facie proof of the amounts advanced by the Tranche A Lenders, the interest and other amounts due to them and the payments of principal, interest or others made to the Tranche A Lenders.

11.11	Binding Determinations

The Finnvera Facility Agent shall proceed in good faith to make any determination which is required in order to apply the Credit Agreement and, once made, such determination shall be final and binding upon all parties, except in the case of manifest error.

11.12	Amendment of Article 11

The provisions of this Article 11 relating to the rights and obligations of the Tranche A Lenders and the Finnvera Facility Agent inter se may not be amended or added to, at any time or from time to time, without the consent and agreement of the Finnvera Facility Agent and the Tranche A Lenders by way of an instrument in writing, which instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article affecting the Tranche A Lenders without requiring the execution of such instrument in writing by the Borrower.

11.13	Provisions for the Benefit of Tranche A Lenders Only

The provisions of this Article 11 relating to the rights and obligations of the Tranche A Lenders and Finnvera Facility Agent inter se shall be operative as between the Tranche A Lenders and Finnvera Facility Agent only, and the Borrower shall not have any rights or obligations under or be entitled to rely for any purposes upon such provisions. However, the provisions of subsection 11.2.3 of this Schedule “P” shall be applicable as between the Borrower, the Guarantors (if applicable) and the Finnvera Facility Agent.

11.14	Resignation of Finnvera Facility Agent
11.14.1

Notwithstanding the irrevocable appointment of the Finnvera Facility Agent, the Majority Tranche A Lenders and the Majority Tranche B Lenders (as defined in the Tranche B Loan Agreement) may collectively (with the consent of the Borrower), upon giving the Finnvera Facility Agent thirty (30) days prior written notice to such effect, terminate the Finnvera Facility Agent's appointment under this Schedule “P” provided that a successor Finnvera Facility Agent has been appointed at or prior to the expiry of such notice.

11.14.2

The Finnvera Facility Agent may resign its appointment under this Schedule “P” at any time without giving any reason therefor by giving written notice to such effect to each of the Borrower and the Tranche A Lenders. Such resignation shall not be effective until a successor Finnvera Facility Agent has been appointed.

11.14.3

In the event of any such notice of termination or resignation, the Majority Tranche A Lenders and the Majority Tranche B Lenders (as defined in the Tranche B Loan Agreement) shall collectively appoint a successor Finnvera Facility Agent that is willing to accept such role and is acceptable to the Borrower within thirty (30) days therefrom, deliver copies of all accounts to such successor and the retiring Finnvera Facility Agent shall be discharged from any further obligations under the Credit Agreement but shall remain entitled to the benefit of the provisions of this Article 11 and the Finnvera Facility Agent's successor and each of the Borrower and the Tranche A Lenders shall have the same rights and obligations among themselves as they would have had if such successor had originally acted as agent under the Finnvera Term Facility. If the Majority Tranche A Lenders and the Majority Tranche B Lenders have not collectively appointed a successor Finnvera Facility Agent within thirty (30) days of the delivery of any notice of termination or resignation as set forth above, the Finnvera Facility Agent (with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed) may appoint a successor Finnvera Facility Agent.

12.	NOTICES

Except where otherwise specified in this Schedule “P”, all notices, requests, demands or other communications between the Finnvera Facility Agent, the Tranche A Lenders and the Borrower shall be in writing and shall be deemed to have been duly given or made to the party to whom such notice, request, demand or other communication is given or permitted to be given or made, when delivered to the party (by certified mail, postage prepaid, or electronic mail or by facsimile or by physical delivery) to the address of such party and to the attention indicated under the signature of such party to the Amending Agreement or to any other address which said parties may subsequently communicate to each other in writing. Notwithstanding the foregoing, any notice shall be deemed to have been received by the party to whom it is addressed (a) upon receipt if sent by mail and (b) if e-mailed or telecopied before 3:00 P.M. (time of recipient) on a Business Day, on that day and if telecopied after 3:00 P.M. (time of recipient) on a Business Day, on the Business Day next following the date of transmission. If normal postal or electronic mail or telecopier service is interrupted by strike, work slow-down, fortuitous event or other cause, the party sending the notice shall use such services which have not been interrupted or shall deliver such notice by messenger in order to ensure its prompt receipt by the other party.

13.	REVERSAL OF DECISIONS, AMENDMENTS AND WAIVERS

Upon the expiry of the Term (as such Term may be further extended from time to time) of and the cancellation of the Revolving ~~Facility and the Unsecured~~ Facility, the Tranche A Lenders shall have the option but not the obligation to, in their sole discretion and with the prior written consent of the Majority Tranche A Lenders, reverse any decisions taken, amendments made and waivers and consents granted to the Borrower (further to the request of the Borrower for same) by the Majority Lenders at any time during the last six (6) months of the Term of the Revolving Facility ~~and the Unsecured Facility~~ with respect to any provisions of the Credit Agreement which are shared between and applicable to the Revolving Facility~~, the Unsecured Facility~~ and the Finnvera Term Facility, the whole to the extent that the Majority Tranche A Lenders did not vote in favour of such decision, amendment, waiver or consent.

14.	DECISIONS, AMENDMENTS AND WAIVERS

The Borrower agrees and acknowledges that in connection with any request made by it for any material amendment, consent or waiver under the Loan Documents, the Finnvera Facility Agent shall seek the consent of Finnvera and comply with the written instructions and notices of Finnvera in respect of any such request.

15.	CONFIDENTIALITY

Each of the Finnvera Facility Agent and the Tranche A Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need to know basis, to its Affiliates and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (to the extent necessary to administer or enforce the Credit Agreement) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be bound and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority); (c) to the extent required by Applicable Law or other legal process; (d) to any other party to the Credit Agreement; (e) to the extent reasonable, in connection with the exercise of any remedies under the Credit

Agreement or any action or proceeding relating to the Credit Agreement or the enforcement of rights under the Credit Agreement; (f) subject to an agreement containing provisions substantially the same as those of this Article, to (x) any Tranche A Assignee or participant in, or any prospective Tranche A Assignee of or participant in, any of its rights or obligations under this Schedule “P” and (y) any actual or prospective counterparty (or its advisors) to any swap, hedge, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations; (g) to any Person with the consent of the Borrower; (h) to any Person to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Article or (y) becomes available to the Finnvera Facility Agent or any Tranche A Lender on a non-confidential basis from a source other than the Borrower and provided such source has not, to the knowledge of the Finnvera Facility Agent or such Tranche A Lender, breached a duty of confidentiality owed to the Borrower, the Finnvera Facility Agent or the Tranche A Lenders; (i) to Finnvera; or (j) to NSN, to the extent necessary in the reasonable opinion of the Finnvera Facility Agent and only in respect of the mechanics of the disbursement of Tranche A Advances. For purposes of this Article, "Information" means all information relating to the Borrower or any of its Affiliates or any of their respective businesses including all information relating to the transactions contemplated by this Schedule “P”, other than any such information that is available to the Finnvera Facility Agent or any Tranche A Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Article shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Finnvera Facility Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Schedule “P”), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers. In addition, and notwithstanding anything in this Schedule “P” to the contrary, the Finnvera Facility Agent and the Tranche A Lenders may disclose the existence of the credit facilities established under this Schedule “P” and non-sensitive information relating to same to Finnvera (who may publish same on their website), market data collectors, recognized trade publishers and similar service providers for general circulation in the loan market and/or for general advertising purposes.

EXHIBIT “P-1” - LIST OF TRANCHE A LENDERS AND TRANCHE A COMMITMENTS

Tranche A Lender	Tranche A Commitment (Cdn.$)	Tranche A Commitment (%)
The Toronto-Dominion Bank	$37,500,000	50.0%
HSBC Bank plc	$28,125,000	37.5%
Sumitomo Mitsui Banking Corporation of Canada	$9,375,000	12.5%
Total	$75,000,000	100%

EXHIBIT “P-1A” - TRANCHE A NOTICE OF BORROWING

TO:	HSBC BANK PLC, as Finnvera Facility Agent
FROM:	VIDÉOTRON LTÉE	DATE:

EXHIBIT "P-1B"~~1)~~

1) This Tranche A Notice of Borrowing is delivered to you pursuant to Section 3.1 of Schedule “P” to the Credit Agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, and as same may be further amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise indicated herein, all defined terms set forth in this Tranche A Notice of Borrowing shall have the respective meanings set forth in Exhibit “P-5” to Schedule “P” to the Credit Agreement.

~~2)~~ 2) We hereby request a Cdn.$ _____________________ (representing the CAD Equivalent of US$_________________) Tranche A Advance under the Finnvera Facility A of the Credit Agreement as follows:

~~(a)~~ (a) Date of Tranche A Advance: ____________________

~~(b)~~ (b) Amount of Tranche A Advance: ____________________

~~(c)~~ (c) Tranche A Designated Period: ______________________

~~(d)~~ (d) Payment instruction (if any): ____________________

~~3)~~ 3) We have understood the provisions of Schedule “P” to the Credit Agreement which are relevant to the furnishing of this Tranche A Notice of Borrowing. To the extent that this Tranche A Notice of Borrowing evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Credit Agreement (including, without limitation, those set forth in Schedule “P” to the Credit Agreement), we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants or conditions have been complied with.

~~4)~~ 4) WE HEREBY CERTIFY THAT, as of the date hereof:

~~(a)~~ (a) All of the representations and warranties of the Borrower contained in Article 11 of the Credit Agreement (except where qualified in such Article 11 as being made as at a particular date), are true and correct on and as of the date hereof as though made on and as of the date hereof.

~~(b)~~ (b) All of the covenants of the Borrower contained in Articles 12 and 13 of the Credit Agreement, as supplemented by Article 8 of Schedule “P” to the Credit Agreement, together with all of the conditions precedent to a Tranche A Advance and all other terms and conditions contained in the Credit Agreement have been fully complied with.

~~(c)~~ (c) No Event of Default (as defined in the Credit Agreement) has occurred and no Default (as defined in the Credit Agreement) has occurred and is continuing.

Yours truly,

VIDÉOTRON LTÉE

Per:

EXHIBIT “P-1C” – NOTICE OF NEW TRANCHE A DESIGNATED PERIOD AND CERTIFICATE

TO:	HSBC BANK PLC, as Finnvera Facility Agent
FROM:	VIDÉOTRON LTÉE	DATE:

EXHIBIT "P-1D"~~1)~~

1) This Notice of New Tranche A Designated Period and Certificate is delivered to you pursuant to Section 3.3 of Schedule “P” to the Credit Agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, and as same may be further amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise indicated herein, all defined terms set forth in this Notice of New Tranche A Designated Period and Certificate shall have the respective meanings set forth in ~~Exhibit~~EXHIBIT “P-5” to Schedule “P” to the Credit Agreement.

~~2)~~ 2) We hereby request that you continue the Tranche A Advances made under the Finnvera Facility A of the Credit Agreement as follows:

(A)	Tranche A Rollover Date:
(b)

Amount of Tranche A Advances to be rolled over (minimum Cdn.$1,000,000 or such smaller amount corresponding to the Tranche A CDOR Advance Amount, as applicable, of the Tranche A Advances to be continued hereunder):

(c)	New Tranche A Designated Period:
(d)	Payment instruction (if any)

~~3)~~

3) We have understood the provisions of Schedule “P” to the Credit Agreement which are relevant to the furnishing of this Notice of New Tranche A Designated Period and Certificate. To the extent that this Notice of New Tranche A Designated Period and Certificate evidences, attests or confirms compliance with any covenants provided for in the Credit Agreement (including, without limitation, those set forth in Schedule “P” to the Credit Agreement), we have made such examination or investigation as was, in our opinion, necessary to enable us to express an informed opinion as to whether such covenants have been complied with. For greater certainty, none of the conditions precedent provided for in the Credit Agreement (other than that set forth in subsection 6.2.1 of Schedule “P” to the Credit Agreement) shall apply in respect of this Notice of New

Tranche A Designated Period and Certificate and the continuation of the Tranche A Advances requested hereunder.

~~4)~~ 4) WE HEREBY CERTIFY THAT, as of the date hereof:

~~(a)~~ (a) All of the representations and warranties of the Borrower contained in Article 11 of the Credit Agreement (except where qualified in such Article 11 as being made as at a particular date), are true and correct on and as of the date hereof as though made on and as of the date hereof.

~~(b)~~ (b) All of the covenants of the Borrower contained in Articles 12 and 13 of the Credit Agreement, as supplemented by Article 8 of Schedule “P” to the Credit Agreement and all other terms and conditions contained in the Credit Agreement have been fully complied with.

~~(c)~~ (c) No Event of Default (as defined in the Credit Agreement) has occurred and no Default (as defined in the Credit Agreement) has occurred and is continuing.

Yours truly,

VIDÉOTRON LTÉE

Per:

EXHIBIT “P-2” - NOTICE OF REPAYMENT

TO:	HSBC BANK PLC, as Finnvera Facility Agent
FROM:	VIDÉOTRON LTÉE	DATE:

1)

This notice of repayment is delivered to you pursuant to Section 5.2 of Schedule “P” to the Credit Agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, and as same may be further amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). All defined terms set forth in this notice shall have the respective meanings set forth in Schedule “P” to the Credit Agreement.

2)

We hereby advise you that we will be repaying the sum of Cdn.$____________________ on ____________________ as follows [indicate amount payable in respect of the Finnvera Facility A as well as the type of Tranche A Advance to be repaid].

3)

As to an amount of Cdn. $____________________, the above-mentioned payment should be treated as a [voluntary repayment/prepayment] under Section 5.2 of Schedule “P” to the Credit Agreement, which we understand will have the effect of reducing the amount of the Finnvera Facility A by an equal amount (or by an equivalent amount, if in US$).

Yours truly,

VIDÉOTRON LTÉE
Per:
Name:
Title:

EXHIBIT “P-3” – OFFICER’S CERTIFICATE

I, the undersigned, ____________________, the ____________________, of Vidéotron Ltée (the "Borrower"), do hereby certify as follows:

~~(a)~~ (a) I have taken cognizance of all the terms and conditions of the Credit Agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, as well as of all contracts, agreements and deeds pertaining thereto; and

~~(b)~~ (b) no Default or Event of Default has occurred nor exists thereunder; and

~~(c)~~ (c) the corporate structure of the VL Group is as set out in the diagram attached to this certificate; and

~~(d)~~ (d) all of the movable property owned by the VL Group as of the date hereof is located in the province of Québec and in Ontario and, with respect to Videotron US Inc. only, in the United States;

~~(e)~~ (e) each member of the VL Group holds the permits, Licences, licences and authorizations required in order to permit it to possess its property and its real estate and to carry on its business in the manner in which it is being carried on at present; and

~~(f)~~ (f) the performance by the Borrower of its obligations under the NSN Contract in accordance with its terms and the completion of the transactions contemplated therein do not require any consents or approvals, do not violate any Applicable Laws, and do not conflict with, violate or constitute a breach under the documents of incorporation or by-laws of the Borrower.

All expressions referred to herein have the meanings ascribed to them in the Credit Agreement.

Executed at the City of Montreal, Province of Quebec this _____ day of___________, 2011.

Encl.

EXHIBIT “P-4” – FINNVERA TRANSFER AGREEMENT

TO:HSBC BANK PLC (the "Finnvera Facility Agent"); and

VIDÉOTRON LTÉE (the "Borrower")

WHEREAS the Borrower entered into a Credit Agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, and as same may have been further amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"), with the Finnvera Facility Agent, as Finnvera Facility agent and Tranche A Lender, and with other Tranche A Lenders, whereby the Tranche A Lenders agreed to provide the Borrower with certain credit facilities; and

WHEREAS pursuant to and in accordance with Article 10 of Schedule “P” to the Credit Agreement, a Tranche A Lender may, [with the prior consent of and/or notice to the Borrower/the Finnvera Facility Agent/Finnvera (include as applicable in the circumstances)] assign or transfer all or any of its rights, benefits and obligations under the Credit Agreement by duly completing, executing and delivering to the Finnvera Facility Agent and to the Borrower this Finnvera Transfer Agreement; and

WHEREAS ______________________ (the "Transferor") wishes to assign or transfer to ___________________ (the "Assignee") the rights, benefits and obligations of the Transferor under the Credit Agreement specified herein;

WHEREAS [the Borrower/the Finnvera Facility Agent/Finnvera (include as applicable in the circumstances)] have [consented/been notified (include as applicable in the circumstances)] in writing to such assignment or transfer pursuant to the provisions of Article 10 of Schedule “P” to the Credit Agreement [and have reiterated their consent hereby (include as applicable in the circumstances)];

NOW THEREFORE in consideration of the foregoing and of one dollar ($l.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the signatories hereto agree as follows:

1.

Unless otherwise indicated herein, all capitalized terms defined in Exhibit “P-5” of Schedule “P” to the Credit Agreement and not otherwise defined herein have the same meaning as in Exhibit “P-5” of Schedule “P” to the Credit Agreement.

2.	The Transferor assigns and transfers to the Assignee the following rights, benefits and obligations, without warranty (the "Transfer"):

(description of the transferred rights, benefits and obligations, indicating retained interest or fees, if applicable, extent of the Assignee's interest and any applicable arrangements if any Tranche A CDOR Advances are outstanding at the time of the Assignment)

(the "Transferred Rights" and the "Transferred Obligations", as applicable). The Transfer shall be effective as of _____________, _____.

3.

If the Tranche A Advances made by the Assignee are less than the proportionate share of all Tranche A Advances based on the Tranche A Commitment of the Assignee in the Tranche A Credit, the Assignee shall, on demand, indemnify the Transferor in respect of the principal amount of the corresponding Tranche A Advances made by the Transferor in excess of the Transferor's Tranche A Commitment. The Tranche A Advances in respect of which the Assignee is bound to indemnify the Transferor are set out in Schedule “B” hereto. On the effective date of the Transfer, the Transferor shall pay to the Assignee the indemnity fees in respect of [Tranche A CDOR Advances] in the amounts specified in Schedule “B” during the period in which the Assignee is to indemnify the Transferor.

4.

The Assignee accepts the Transfer and assumes the Transferred Obligations without novation and without warranty (the "Assumption"). The Assignee acknowledges and accepts that the Assignee and the Agent (as defined in the Credit Agreement) are solidary creditors of the Borrower and the Guarantors (as defined in the Credit Agreement) in respect of all amounts, liabilities and other obligations, present and future, of the Borrower and the Guarantors (as defined in the Credit Agreement) to each of them under the Credit Agreement as contemplated by Section 18.1.2 of the Credit Agreement and in accordance with Article 1541 of the Civil Code of Quebec.

5.	The Transfer and the Assumption are governed by and subject to Article 10 of Schedule “P” to the Credit Agreement.
6.

The Transferor and the Assignee acknowledge that arrangements have been made between them as to the portion, if any, of Tranche A Fees and interest received or to be received by the Transferor pursuant to Schedule “P” to the Credit Agreement and to be paid by the Transferor to the Assignee.

7.

The Assignee acknowledges and confirms that it has not relied upon and that neither the Transferor nor the Finnvera Facility Agent has made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement or any other documentation or information delivered by the Transferor or the Finnvera Facility Agent to the Assignee in connection therewith or for the performance thereof by any party thereto or for the performance of any obligation by any Subsidiary (as defined in the Credit Agreement) or for the financial condition of the Borrower or of any Subsidiary. All representations, warranties and conditions expressed or implied by law or otherwise are hereby excluded.

8.

The Assignee represents and warrants that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and has not relied and will not hereafter rely on the Transferor and/or the Finnvera Facility Agent to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower. The Assignee acknowledges and agrees that it has no right to obtain any non-public information directly from the Borrower and that it will request any information it requires solely from the Finnvera Facility Agent.

9.

Each of the Transferor and the Assignee represents and warrants to the other and to the Finnvera Facility Agent, the other Tranche A Lenders and the Borrower, that it has the right, capacity and power to enter into the Transfer and the Assumption in accordance with the terms hereof and to perform its obligations arising therefrom, and all action required to authorize the execution and delivery hereof and the performance of such obligations has been duly taken.

10.	This Finnvera Transfer Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, Canada.
11.	The parties confirm having requested that this document be drafted in the English language. Les parties confirment avoir requis que ce document soit rédigé en langue anglaise.

Following the Transfer and Assumption, Exhibit “P-1” to Schedule “P” to the Credit Agreement will be replaced by Schedule “A” annexed hereto.

AND THE PARTIES HAVE SIGNED AS OF _______________, 20__ .

	,		,

as Transferor		as Assignee

Per:		Per:

Per:		Per:

[CONSENTED TO AND ACKNOWLEDGED:] (include and adjust signatories as applicable in the circumstances)

FINNVERA PLC	VIDÉOTRON LTÉE

Per:	Per:

Per:	Per:

EXHIBIT “P-5” – INTERPRETATION AND DEFINITIONS

Definitions

Capitalized terms used and not otherwise defined in this Schedule “P” have the meanings ascribed thereto in the Credit Agreement. The following words and expressions, when used in Schedule “P” or in any agreement supplementary to the Credit Agreement, unless the contrary is stipulated, have the following meaning:

"Amending Agreement" means the Tenth Amending Agreement to the Credit Agreement dated as of November 13, 2009 between, inter alia, the Borrower, the Agent, the Finnvera Facility Agent, and certain lenders;

"Availability Period" means, with respect to the Finnvera Term Facility, the period from the Signing Date (subject to satisfying the conditions precedent set forth in Article 6 of Schedule “P”) until the earlier of (i) the date falling 24 months after the Signing Date and (ii) the full utilization, cancellation or termination of the Finnvera Term Facility;

"Business Day" means any day, except Saturdays, Sundays and other days which in Montreal or Toronto (Canada) or London (England) or, to the extent Finnvera becomes a Tranche A Assignee under Schedule “P” or is subrogated into the rights of any Tranche A Lender, Helsinki (Finland), are holidays or days on which banking institutions are not authorized to be open or required by law or by local proclamation to close;

"CAD Equivalent" means the equivalent in Canadian Dollars of any value or sum denominated in US Dollars using the rate of exchange quoted by the Bank of Canada as the noon mid-market spot rate for such conversion on the day preceding the Business Day on which such determination is made;

"CDOR Rate" means, with respect to any Tranche A Designated Period of 30 to 183 days relating to a Tranche A CDOR Advance, the annual rate of discount or interest which is the arithmetic average of the discount rates (rounded upwards to the nearest multiple of 0.01%) for bankers' acceptances denominated in Canadian Dollars for such term and face amount identified as such on the Reuters Screen CDOR Page at approximately 10:00 A.M. (Montreal time) on the date on which such Tranche A CDOR Advance is to be made or on the Tranche A Rollover Date, as the case may be, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Finnvera Facility Agent after 10:00 A.M. (Montreal time) to reflect any error in any posted rate or in the posted average annual rate). If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated by the Finnvera Facility Agent at the arithmetic average of the discount rates (rounded upwards to the nearest multiple of 0.01%) for bankers' acceptances denominated in Canadian Dollars for such term comparable to the Tranche A Designated Period and such face amount comparable to the Tranche A CDOR Advance Amount of, and as quoted by, the Schedule “I” Reference Banks, as of 10:00 A.M. (Montreal time) on that day, or if that day is not a Business Day, then on the immediately preceding Business Day. Each calculation by the Finnvera Facility Agent of the CDOR Rate shall be binding and conclusive for all purposes, absent manifest error;

"Commitment Fee Letter" means the letter agreement dated November 13, 2009 entered into between the Borrower and the Finnvera Facility Agent, as same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time;

"Cost of Funds" means a Tranche A Lender's cost of funds as determined by it and expressed as an annual rate to borrow Canadian dollars for a Tranche A Designated Period including, inter alia, as the case may be, the cost of keeping base, excess or emergency reserves (as may be required from time to time by Law and competent authorities), the cost of Canada deposit insurance and any tax or assessment that must be deducted or withheld by such Tranche A Lender, as applicable, and as described by such Tranche A Lender to the Borrower by way of a statement which sets forth the calculations used in determining such cost of funds;

"Cost of Funds Basis" means the basis of calculation of interest on the Tranche A Advances, or any part thereof, made or deemed to have been made in accordance with the provisions of Sections 3.9 and 3.11 of Schedule “P”, respectively;

"Credit Agreement" means the credit agreement dated as of November 28, 2000 entered into among, inter alia, the Borrower, the financial institutions party thereto from time to time and Royal Bank of Canada, as administrative agent (as amended and restated as of July 20, 2011, and as same may be further amended, restated, supplemented, amended and restated or otherwise modified from time to time);

"Default Rate" means, for any day, the CDOR Rate which would apply to bankers' acceptances with a period of one month, plus 4%;

"Domestic Tranche A Lender" means a Tranche A Lender who is a resident of Canada (within the meaning of the Income Tax Act (Canada)) and any other Tranche A Lender who has the ability to fund via the CDOR Rate;

"ECA Guarantee" means the Buyer Credit Guarantee Agreement Bc 112-08 dated November 13, 2009 (and the General Conditions for Buyer Credit Guarantees dated March 1, 2004 annexed thereto) granted by ECA to and in favour of, among others, the Tranche A Lenders, in connection with, inter alia, the Finnvera Term Facility, as same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time;

"ECA Premium A" means the premiums payable by the Borrower to or for the account of ECA in respect of the ECA Guarantee;

"Eighth Repayment Date" means the date that falls 42 months after the First Repayment Date;

"Euros or "€" means the lawful currency of the member states of the European Union;

"Fee Letter" means the letter agreement dated as of March 5, 2009 entered into between the Borrower, HSBC Bank plc and TD Securities, as amended on November 13, 2009 and as same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time;

"Finnvera" or "ECA" means Finnvera plc;

"Finnvera Facility Agency Branch" means the branch of the Finnvera Facility Agent located at 8 Canada Square, Canary Wharf, London, UK, E14 5HQ, or such other address which the Finnvera Facility Agent may notify the Borrower from time to time;

"Finnvera Facility Agent" means HSBC Bank plc, in its capacity as facility agent for all of the Tranche A Lenders;

"Finnvera Facility B Agent" means HSBC Bank plc, in its capacity as facility agent for all of the Tranche B Lenders;

"Finnvera Facility B Security Agent" means The Toronto-Dominion Bank, in its capacity as security agent for all the Tranche B Lenders;

"Finnvera Term Facility" means the facility under which the Tranche A Credit is made available pursuant to Section 1 of Schedule “P”;

"Finnvera Transfer Agreement" means a transfer agreement substantially in the form annexed to this Schedule “P” as Exhibit “P-4”;

"First Repayment Date" means June 15, 2010;

"Foreign Tranche A Lender" means a Tranche A Lender who is a non-resident of Canada (within the meaning of the Income Tax Act (Canada)) and who is authorized by law to lend money in Canada;

"LIBOR Reference Banks" means HSBC Bank plc, Barclays Bank plc and UBS AG and any other leading banks in the London inter-bank market as may be agreed to from time to time by the Finnvera Facility Agent and the Borrower;

"Majority Tranche A Lenders" means Tranche A Lenders having at least 51% of the Tranche A Commitments;

"Maturity Date" means June 15, 2018;

"Notice of New Tranche A Designated Period" means a notice substantially in the form of Exhibit "P-1B" to Schedule “P” delivered to the Finnvera Facility Agent by the Borrower in accordance with the provisions of Section 3.3 of Schedule “P”;

"Notice of Repayment" means a notice substantially in the form of Exhibit “P-2” to Schedule “P” delivered to the Finnvera Facility Agent by the Borrower in accordance with the provisions of Section 5.2 of Schedule “P”;

"NSN" means Nokia Siemens Networks Oy and any affiliates thereof;

"NSN Contract" means, collectively, the Master Purchase Agreement and the Care Agreement, each dated October 21, 2008 between the Borrower, as purchaser, and NSN, as supplier, as amended, restated, supplemented or otherwise modified from time to time;

"Purchase Price" means the purchase price for telecommunications equipment, software and related goods and services not being equipment, software, goods and services of Canadian origin purchased or to be purchased by the Borrower from NSN pursuant to and as more fully set out in the NSN Contract;

"Regulatory Approval" means the receipt of all material consents and approvals of all governmental bodies having jurisdiction which are required to be obtained in connection with the consummation of the NSN Contract including, without limitation, the approval of the CRTC;

"Repayment Date" means the First Repayment Date and each date that falls at the end of each 6-month period thereafter up to and including the Maturity Date;

"Required Documents" means the documents listed in and annexed to each Tranche A Notice of Borrowing;

"Schedule I Reference Banks" means The Toronto-Dominion Bank and any other bank or banks named in Schedule I to the Bank Act (Canada) as may be agreed from time to time by the Finnvera Facility Agent and the Borrower;

"Security Agent" means The Toronto-Dominion Bank, in its capacity as security agent for all the Tranche A Lenders;

"Signing Date" means the date of execution of the Amending Agreement;

"Term Loan" means, at any time, the aggregate of the Tranche A Advances outstanding in accordance with the provisions of Schedule “P”, together with all unpaid interest thereon and any other amount in principal, interest and accessory fees, costs and expenses payable to the Finnvera Facility Agent or the Tranche A Lenders by the Borrower pursuant to the Credit Agreement including, without limitation, the Tranche A Fees, the Commitment Fee and the Finnvera Handling Fee;

"Tranche A Advance" means any advance by a Tranche A Lender under Schedule “P”, including a Tranche A CDOR Advance;

"Tranche A Advance Amount" means a Tranche A CDOR Advance Amount;

"Tranche A Assignee" has the meaning ascribed to it in subsection 16.2.1 of Schedule “P” and shall be deemed to include Finnvera if an assignment and transfer is made to it in accordance with the provisions of Article 10 of Schedule “P”;

"Tranche A Assignment" means an assignment of all or a portion of a Tranche A Lender's rights and obligations under Schedule “P” in accordance with Sections 10.2 and 10.3 of Schedule “P”;

"Tranche A Borrowing Certificate" means a certificate substantially in the form of Exhibit “P-7” to Schedule “P” delivered to the Finnvera Facility Agent by the Borrower in accordance with the provisions of Section 6.5 of Schedule “P”;

"Tranche A CDOR Advance Amount" means the amount of any given Tranche A CDOR Advance or any continuation (in whole or in part) thereof;

"Tranche A CDOR Advances" means, at any time, any Cdn.$ Tranche A Advances made by a Domestic Tranche A Lender bearing interest at the CDOR Rate;

"Tranche A Commitment" means the portion of the Tranche A Credit for which a Tranche A Lender is responsible, as set out in Exhibit “P-1” to Schedule “P”;

"Tranche A Credit" means the aggregate amount available to the Borrower under the Finnvera Term Facility;

"Tranche A Designated Period" means, with respect to a Tranche A Advance, a period designated by the Borrower in accordance with Section 3.4 of Schedule “P”;

"Tranche A Fees" means the fees, premiums and other charges payable to the Finnvera Facility Agent, the Security Agent, Finnvera and the Tranche A Lenders in accordance with the provisions of the Fee Letter;

"Tranche A Lender" or "Tranche A Lenders" means the lenders listed in Exhibit “P-1” to Schedule “P”, together with any Tranche A Assignee(s), or, as the context permits, any of them alone, which, in each case, has not ceased to be a lender in accordance with the provisions of Schedule “P”;

"Tranche A Notice of Borrowing" means a notice substantially in the form of Exhibit "P-1A" to Schedule “P” delivered to the Finnvera Facility Agent by the Borrower in accordance with the provisions of Section 3.1 of Schedule “P”;

"Tranche A Rollover Date" means, with respect to a Tranche A Advance, the date of any such Tranche A Advance, or the first day of any Tranche A Designated Period;

"Tranche B Lenders" means the lenders from time to time party to the Tranche B Loan Agreement, including their successors and permitted assigns;

"Tranche B Loan" means the term loan granted to the Borrower by HSBC Bank plc, The Toronto-Dominion Bank and each other Tranche B Lender pursuant to the Tranche B Loan Agreement;

"Tranche B Loan Agreement" means the credit agreement dated November 13, 2009 pursuant to which the Tranche B Loan is made available to the Borrower, as same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

EXHIBIT “P-6” – COMMITMENT FEE LETTER

HSBC Bank plc

Level 18

8 Canada Square

London E14 5HQ

November 13, 2009

Vidéotron Ltée

612 Saint-Jacques Street, 13 Floor

Montreal,Quebec

H3C 4M8

Attention: Mr. Jean-François Pruneau, Vice President, Finance

Dear Mr. Pruneau:

This letter is delivered to you in connection with (i) Schedule “P” to that certain Credit Agreement dated as of November 28, 2000, as amended by a First Amending Agreement dated as of January 5, 2001, a Second Amending Agreement dated as of June 29, 2001, a Third Amending Agreement dated December 12, 2001 and accepted by the lenders party thereto as of December 21, 2001, a Fourth Amending Agreement dated as of December 23, 2002, a Fifth Amending Agreement dated as of March 24, 2003, a Sixth Amending Agreement dated as of October 8, 2003, a Seventh Amending Agreement dated as of November 19, 2004, an Eighth Amending Agreement dated as of March 6, 2008, a Ninth Amending Agreement dated as of April 7, 2008, and a Tenth Amending Agreement dated as of November 13, 2009 entered into between Vidéotron Ltée ("Vidéotron"), as borrower, the financial institutions party thereto from time to time, as lenders, Royal Bank of Canada, as administrative agent, and HSBC Bank plc, as agent (the "Finnvera Term Facility Agent") to certain lenders from time to time (the "Tranche A Lenders") providing credit facilities guaranteed by Finnvera plc (the "Finnvera Term Facility") in an aggregate principal amount of Cdn.75,000,000 (as so amended and as same may be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"); and (ii) the Finnvera Facility B Credit Agreement dated as of November 13, 2009 between Vidéotron, as borrower, the financial institutions party thereto from time to time, as lenders (the "Tranche B Lenders"), HSBC Bank plc, as agent (the "Finnvera Facility B Agent"), and The Toronto-Dominion

Bank, as security agent, pursuant to which credit facilities guaranteed by Finnvera plc (the "Finnvera Facility B") are made available to Vidéotron in an aggregate principal amount of the CAD Equivalent (as defined therein) of the difference between US$100,000,000 and the aggregate of the USD Equivalent (as defined therein) of each drawing made under the Finnvera Term Facility (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the "Finnvera Facility B Credit Agreement").

The fees set forth below shall be non-refundable and deemed to be fully earned on the date on which they are respectively due and shall be in addition to, and not creditable against, any other fees, premiums, costs, expenses and other charges payable pursuant to or in connection with the Credit Agreement, the Finnvera Facility B Credit Agreement or otherwise. Your obligation to pay such fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have, and all such fees shall be paid free and clear of deductions, taxes or withholdings of any kind.

In connection with and in consideration for the agreements contained in the Credit Agreement and the Finnvera Facility B Credit Agreement, you agree with the Finnvera Term Facility Agent and the Finnvera Facility B Agent, respectively, as follows:

COMMITMENT FEE. You will pay to HSBC Bank plc, as Finnvera Term Facility Agent and Finnvera Facility B Agent, for the account of the Tranche A Lenders and the Tranche B Lenders, respectively, a commitment fee (the "Commitment Fee") in US Dollars of 0.375% per annum calculated from and as of November 13, 2009 on the day to day undrawn portion of USD 100,000,000, representing the aggregate principal amount available under the Finnvera Term Facility and the Finnvera Facility B, collectively. The Commitment Fee shall be payable semi-annually in arrears on December 10th and June 10th of each year up to and including the last day of the Availability Period (as defined in the Finnvera Facility B Credit Agreement).

No party to this commitment fee letter is authorized to show or circulate this letter or disclose the contents of this letter to any person or entity (other than its legal and financial advisors in connection with its evaluation of this letter), except (i) as required by law, (ii) to any other party to the Credit Agreement, and (iii) by the Finnvera Term Facility Agent and the Finnvera Facility B Agent to potential Tranche A Lenders and Tranche B Lenders, respectively.

This letter shall enure to the benefit of the Finnvera Term Facility Agent and the Finnvera Facility B Agent and their successors and assigns and shall be binding on you and your successors and assigns.

This letter will be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable in such Province.

This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter (whether by delivery of an original of the same or by facsimile transmission) shall be as effective as delivery of a manually executed counterpart of this letter.

The parties hereto have expressly required that this letter be drafted in the English language. Les parties aux présentes ont expressément exigé que les présentes soient rédigées en langue anglaise.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

Yours truly,

HSBC BANK PLC
By:
Name:
Title:

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST WRITTEN ABOVE:

VIDÉOTRON LTÉE

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT “P-7” – TRANCHE A BORROWING CERTIFICATE

TO:HSBC BANK PLC, as Finnvera Facility Agent

FROM:VIDÉOTRON LTÉE

DATED:________________________

~~1)~~ 1) This Tranche A Borrowing Certificate is delivered to you pursuant to Section 6.4 of Schedule “P” to the Credit Agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, and as same may be further amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise indicated herein, all defined terms set forth in this Tranche A Borrowing Certificate shall have the respective meanings set forth in Exhibit “P-5” to Schedule “P” to the Credit Agreement.

~~2)~~ 2) Attached hereto are true and complete copies of: [invoices, evidence of payment, receipts].

~~3)~~ 3) We have already paid the amount of US$_____________ (the "Purchase Price Portion") to NSN in accordance with the NSN Contract for the goods and services of non-Canadian origin covered by the aforementioned documents. Amounts invoiced and paid relate to the value of such goods manufactured and supplied to date and of such services rendered to date.

~~4)~~ 4) We have already paid the amount of US$_____________ to NSN in accordance with the NSN Contract for the local services covered by the aforementioned documents. Amounts invoiced and paid relate to the value of such local services rendered to date.

~~5)~~ 5) WE FURTHER WARRANT THAT:

~~(a)~~ (a) The amount claimed in paragraph 2)(b) of the Tranche A Notice of Borrowing (the "Requested Tranche A Advance Amount") of even date herewith executed and delivered by the Borrower to the Finnvera Facility Agent is [less than or] equal to the CAD Equivalent of (x) 85% of the Purchase Price Portion and (y) costs for local services up to a maximum amount which, when combined with all amounts previously disbursed by the Tranche A Lenders in reimbursement of costs for local services, does not exceed 30% of the portion of the Purchase Price paid to date, [(in initial Tranche A Notice of Borrowing only, as applicable) plus Cdn.$___________ which represents all or part of the upfront portion of the ECA Premium A].

~~(b)~~ (b) The Requested Tranche A Advance Amount does not include any amounts which have already been claimed under any other Tranche A Notice of Borrowing.

~~(c)~~ (c) The Requested Tranche A Advance Amount, when added to the principal amounts of all other Tranche A Advances made prior to the date hereof, does not exceed (i) the sum of (x) the CAD Equivalent of 85% of the portion of the Purchase Price paid to date, (y) the CAD Equivalent of costs for local services up to a maximum of 30% of such portion of the Purchase Price paid to date, and (z) 100% of the upfront portion of the ECA Premium A or (ii) Cdn.$75,000,000.

~~(d)~~ (d) The NSN Contract has not been terminated and has been in full force and effect as of the date of the invoice(s) to be financed under the Tranche A Notice of Borrowing of even date herewith.

~~6)~~ 6) We enclose a true and complete copy of a certificate of NSN relating to the invoices to be financed under the Tranche A Notice of Borrowing of even date herewith.

~~7)~~ 7) We undertake to supply you with such additional information and documentation and clarification as reasonably necessary in connection with the ECA Guarantee and agree not to hold you responsible for any delay in meeting the request for reimbursement under the Tranche A Notice of Borrowing of even date herewith occasioned by such request for information.

Yours truly,

VIDÉOTRON LTÉE
Per:

FORM OF SUPPLIER'S CERTIFICATE

FROM:	NOKIA SIEMENS NETWORKS CANADA INC., as the supplier under the NSN Contract

TO:	VIDÉOTRON LTÉE, as the purchaser under the NSN Contract

AND TO:	HSBC BANK PLC, as Finnvera Facility Agent

DATED:

Re:

Term loan facility in the maximum principal amount of Cdn.$75,000,000 (the "Finnvera Facility A") made available to Vidéotron Ltée (the "Borrower") by HSBC Bank plc, The Toronto-Dominion Bank, Credit Suisse AG, Sumitomo Mitsui Banking Corporation of Canada and any other lenders from time to time (the "Tranche A Lenders"), guaranteed by Finnvera plc (the "ECA Guarantee"), and administered by HSBC Bank plc, as agent to the Tranche A Lenders (the "Finnvera Facility Agent"), the whole in connection with the Master Purchase Agreement and the Care Agreement dated October 21, 2008 between the Borrower, as purchaser, and Nokia Siemens Networks Canada Inc., as supplier (collectively, and as amended, restated, supplemented or otherwise modified from time to time, the "NSN Contract")

Dear Sirs:

1.

We refer to the "Tranche A Borrowing Certificate" dated ____________________ (the "Reimbursement Request Certificate"), which has been made available to us. We understand that the Borrower has requested a drawing under the Finnvera Facility A in order to reimburse a payment made in respect of the NSN Contract and we give this certificate in connection with such requested drawing.

2.	We confirm that:

~~(i)~~ (i) the NSN Contract has been in full force and effect and has not been terminated as of the date of the invoices to which the Reimbursement Request Certificate relates;

~~(ii)~~ (ii) the statements in paragraphs 3 and 4 of the Reimbursement Request Certificate are true and accurate in all respects;

~~(iii)~~ (iii) the amount claimed by the Borrower for reimbursement in connection with the Reimbursement Request Certificate to which this certificate relates does not include any amount for which we have received a disbursement under the Finnvera Facility A or for which the Borrower has previously received a reimbursement under any document of which we have notice; and

~~(iv)~~ (iv) we have received from the Borrower 100% of the amount of the relevant invoice(s) to which the Reimbursement Request Certificate relates.

~~By:~~

~~__________________________~~

~~Authorized Signatory~~

By:
Authorized Signatory